As filed with the Securities and Exchange Commission on January 30, 1998.

                                                Registration No. 333-41949

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ----------------------------------

                  SALOMON BROTHERS VEHICLE SECURITIES INC.
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
             Delaware                                   Not Yet Available
(State or Other Jurisdiction of Incorporation or Organization)
                                         (I.R.S. Employer Identification No.)

                           Seven World Trade Center
                           New York, New York 10048
                                (212) 783-7000
 (Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                 Zachary Snow
                                  Secretary
                   Salomon Brothers Vehicle Securities Inc.
                           Seven World Trade Center
                           New York, New York 10048
                                (212) 783-7000
   (Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent for Service)
                                  Copies to:
                         Jack M. Costello, Jr., Esq.
                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048
                                (212) 839-5816

                   -------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ----------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

 Title of Securities       Amount to Be        Proposed Maximum Offering     Proposed
                                                                             Maximum
                                                                            Aggregate            Amount
 to Be Registered          Registered(1)       Price Per Unit (2)            Offering            Price(3)
                                                                             Fee(2)            Registration
Asset Backed Securities      $1,000,000                100%                 $1,000,000           $304


(1)       This  Registration Statement relates  to the initial  offering from
          time  to  time  of   the  Asset  Backed  Notes  and   Asset  Backed
          Certificates and to any resales thereof in market making transactions by an underwriter to the extent required.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(3)       Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                              INTRODUCTORY NOTE

     This Registration Statement contains a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Trusts created from time to time by Salomon Brothers Vehicle Securities Inc. and two forms of Prospectus Supplement relating to the offering by a Trust of the particular series of Asset Backed Notes and Asset Backed Certificates or of Asset Backed Certificates, as applicable, described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by the Registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Subject to completion, dated (                )
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED            , 199__)

$(                   )

(________________________) TRUST 199 -(  )

(FLOATING RATE) ASSET BACKED NOTES, CLASS (  )
(FLOATING RATE) ASSET BACKED NOTES, CLASS (  )



(  %) ASSET BACKED CERTIFICATES

SALOMON BROTHERS VEHICLE SECURITIES INC.
DEPOSITOR

(________________________________)
SERVICER
                             ____________________

(________________) Trust 199 (  ) (the "TRUST") will be governed  pursuant to
a  Trust Agreement to be dated as of                  , 199 , between Salomon
Brothers Vehicle Securities Inc. (the "DEPOSITOR") and (
           ), as (Owner) Trustee.  The  Trust will issue $
aggregate principal amount of (Floating Rate) Asset  Backed Notes, Class (  )
(the "CLASS (  ) NOTES") and $                  aggregate principal amount of
(Floating Rate) Asset Backed Notes, Class ( ) (the "CLASS ( ) NOTES" and, together with the Class ( ) Notes, the "NOTES") pursuant to an Indenture to
be dated as of              , 199  , between the Trust and
   , as Indenture Trustee. (No principal payments shall be made on the Class ( ) Notes until the Class ( ) Notes have been paid in full and, to that extent, the rights of the holders of the Class ( ) Notes to receive distributions with respect to the Receivables are subordinated to the rights
of the holders of the Class (   ) Notes, as more fully described herein.
                                          (Cover continued on following page)


PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-11 HEREOF AND BEGINNING ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.


THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN SALOMON BROTHERS VEHICLE SECURITIES INC., THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                         ORIGINAL
                                         PRINCIPAL                 PRICE TO         UNDERWRITING          PROCEEDS TO THE
                                          AMOUNT                   PUBLIC(1)        DISCOUNT              DEPOSITOR (1)(2)



Per Class (  ) Note . . . . . .        $                                     %                  %                         %
Per Class (  ) Note . . . . . .                                              %                  %                         %
Per Certificate . . . . . . . .                                              %                  %                         %
     Total                             $                            $                 $                    $


(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .

The Notes and the Certificates are offered by Salomon Brothers Inc (the "UNDERWRITER") subject to prior sale when, as and if issued and accepted by the Underwriter, and subject to the Underwriter's right to reject any order
in whole or  in part.   It is  expected that  delivery of the  Notes and  the
Certificates will be made in book-entry form only through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in
immediately available funds, on or about              , 199  .

                             SALOMON SMITH BARNEY
          , 199

(Continued from previous page)


The Trust will also issue $                    aggregate principal  amount of
( %) Asset Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES"). The assets of the Trust will include a pool of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "RECEIVABLES"), secured by security interests in new or used automobiles, light duty trucks, recreational vehicles and motorcycles (the "FINANCED VEHICLES") and certain monies due or received
thereunder on or after               , 199  , transferred to the Trust by the
Seller on the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture.


Interest on the Class ( ) and Class ( ) Notes will accrue at the respective (floating) interest rates specified above. Interest on the Notes
will generally be payable on the           day of each month or, if  any such
day is  not a  Business Day,  on the  next succeeding  Business Day  (each, a
"DISTRIBUTION DATE"), commencing          , 199 . Principal of the Notes will
be payable on each Distribution Date to the extent described herein; however, no principal payments will be made on the Class ( ) Notes until the Class (
 ) Notes have been paid in full.

The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Distributions of interest on, and principal of, the Certificates will be subordinated in priority of payment to interest due and payable on the Notes. No distributions of principal on the Certificates will be made until all the Notes have been paid in full.


Each class of Securities will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein. The rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Each class of Notes or Certificates will differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. (Each class of Securities may be entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.) The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein.

Each class of Securities will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to % or less of the initial aggregate principal balance of the Receivables purchased by the Trust.


THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY
STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Such transactions may include stabilizing and the purchase of Securities. Such transactions may include stabilizing and the purchase of Securities to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.


     (This Prospectus Supplement may be used by the Underwriter, an affiliate of the Depositor, in connection with offers and sales related to market making transactions in the Securities.)



                          REPORTS TO SECURITYHOLDERS

Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Description of the Notes -- General", "Description of the Certificates -- General" and "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "PROSPECTUS"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS


     The following summary is qualified by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


  Issuer  . . . . . . . . . . . . .       (_____________________)  Trust  199
                                          -(   )   (the    "TRUST"   or   the
                                          "ISSUER"),     a      (___________)
                                          business   trust  to   be  governed
                                          pursuant   to  a   Trust  Agreement
                                          dated as of              , 199  (as
                                          amended and supplemented from  time
                                          to  time,  the "TRUST  AGREEMENT"),
                                          between   the  Depositor   and  the
                                          Owner Trustee.

  Depositor . . . . . . . . . . . .       Salomon      Brothers       Vehicle
                                          Securities Inc. (the "DEPOSITOR").

  Servicer  . . . . . . . . . . . .       (_______________________________)
                                          (in     such      capacity,     the
                                          "SERVICER").

  Indenture Trustee . . . . . . . .                               ,        as
                                          trustee  under  the Indenture  (the
                                          "INDENTURE TRUSTEE").

  Owner Trustee . . . . . . . . . .                               ,        as
                                          trustee  under the  Trust Agreement
                                          (the "OWNER TRUSTEE").

  The Notes . . . . . . . . . . . .       The Trust  will issue  Asset Backed
                                          Notes pursuant  to an  Indenture to
                                          be dated as  of               , 199
                                           (as amended and supplemented  from
                                          time  to  time,  the  "INDENTURE"),
                                          between    the   Trust    and   the
                                          Indenture   Trustee,   as  follows:
                                          (i) (Floating  Rate)  Asset  Backed
                                          Notes, Class  (    ) (the  "CLASS (
                                          ) NOTES") in  the aggregate initial
                                          principal amount of $
                                           ;  and (ii) (Floating  Rate) Asset
                                          Backed  Notes,  Class (      ) (the
                                          "CLASS   (     )  NOTES")   in  the
                                          aggregate initial  principal amount
                                          of $                   .  The Class
                                          (   )  Notes  and the  Class  (   )
                                          Notes are collectively referred  to
                                          herein as the "NOTES".

                                          The Notes  will be  secured by  the
                                          assets  of  the Trust  pursuant  to
                                          the Indenture.

  The Certificates  . . . . . . . .       The Trust  will issue  (  %)  Asset
                                          Backed      Certificates       (the
                                          "CERTIFICATES"  and, together  with
                                          the  Notes, the  "SECURITIES") with
                                          an  aggregate  initial  Certificate
                                          Balance of $
                                          .  The  Certificates will represent
                                          fractional  undivided interests  in
                                          the  Trust   and  will   be  issued
                                          pursuant to the Trust Agreement.


  The Receivables . . . . . . . . .       On                             (the
                                          "CLOSING  DATE"),  the  Trust  will
                                          purchase   Receivables  having   an
                                          aggregate   principal  balance   of
                                          approximately
                                          $                              (the
                                          "INITIAL POOL BALANCE") as of
                                                            ,   199      (the
                                          "CUT-OFF DATE") from the  Depositor
                                          pursuant  to a  Sale and  Servicing
                                          Agreement to be dated as of
                                                   ,  199   (as  amended  and
                                          supplemented  from  time  to  time,
                                          the     "SALE     AND     SERVICING
                                          AGREEMENT"),  among the  Trust, the
                                          Depositor  and the  Servicer.   See
                                          "Description  of  the Transfer  and
                                          Servicing  Agreements --  Sale  and
                                          Assignment  of Receivables"  herein
                                          and   in  the   Prospectus.     The
                                          Receivables will consist of  retail
                                          installment sale  contracts, retail
                                          installment  loans,  purchase money
                                          notes   or   other  notes   between
                                          Obligors  and  Dealers  secured  by
                                          new  or  used  automobiles,  light-
                                          duty trucks,  recreational vehicles
                                          and   motorcycles  (the   "FINANCED
                                          VEHICLES").   The  Receivables were
                                          purchased   by    __________   (the
                                          "SELLER").    The Receivables  will
                                          be transferred by  the Depositor to
                                          the  Trust, based  on the  criteria
                                          specified    in   the    Sale   and
                                          Servicing  Agreement  and described
                                          herein and  in the Prospectus.   As
                                          of the  Cut-off Date,  the weighted
                                          average annual percentage  interest
                                          rate   of   the   Receivables   was
                                          approximately      %,  the weighted
                                          average  remaining maturity  of the
                                          Receivables was  approximately
                                          months,  and  the weighted  average
                                          original     maturity     of    the
                                          Receivables was  approximately
                                          months.     No  Receivable   has  a
                                          scheduled maturity  later than
                                                  ,    20__    (the    "FINAL
                                          SCHEDULED  MATURITY  DATE").    See
                                          "The Receivables Pool" herein.


                                          The  "POOL  BALANCE"  at  any  time
                                          will   represent   the    aggregate
                                          principal     balance    of     the
                                          Receivables  at  the   end  of  the
                                          preceding Collection Period,  after
                                          giving   effect  to   all  payments
                                          (other  than   Payaheads)  received
                                          from    Obligors,    Advances   and
                                          Purchase Amounts to  be remitted by
                                          the Servicer  or the  Depositor, as
                                          the  case  may  be,  all  for  such
                                          Collection  Period, and  all losses
                                          realized on  Receivables liquidated
                                          during such Collection Period.

  Terms of the Notes  . . . . . . .       The  principal terms  of the  Notes
                                          will be as described below:
       A.  Distribution Dates . . .
                                          Payments   of   interest   on   and
                                          principal  of  the  Notes  will  be
                                          made  on the           day  of each
                                          month or,  if any such day is not a
                                          Business    Day,   on    the   next
                                          succeeding  Business  Day (each,  a
                                          "DISTRIBUTION  DATE"),   commencing
                                          in                    199  .   Each
                                          reference  to a  "PAYMENT DATE"  in
                                          the  Prospectus  shall refer  to  a
                                          Distribution      Date      herein.
                                          Payments  will be  made to  holders
                                          of   record  of   the  Notes   (the
                                          "NOTEHOLDERS")   as   of  the   day
                                          immediately     preceding      such
                                          Distribution     Date    or,     if
                                          Definitive Notes are  issued, as of
                                          the          day  of the  preceding
                                          month (each,  a "RECORD DATE").   A
                                          "BUSINESS DAY" is a day  other than
                                          a Saturday, a  Sunday or  a day  on
                                          which   banking   institutions   or
                                          trust  companies in  the States  of
                                          (_________) are authorized by  law,
                                          regulation  or  executive order  to
                                          be closed.


       B.  Interest Rates . . . . .       The  Class (     ) Notes  will bear
                                          interest  at a  (Floating Rate)  of
                                          interest  per annum  (the "CLASS  (
                                          ) RATE") and the  Class (  )  Notes
                                          will bear  interest at  a (Floating
                                          Rate)  of interest  per annum  (the
                                          "CLASS (  )  RATE").  (The rate  of
                                          interest per annum  with respect to
                                          the Class  (     )  Notes for  each
                                          Interest  Reset Period  (the "CLASS
                                          (   ) RATE")  will equal LIBOR  (as
                                          defined  in  the  Prospectus)   for
                                          such  Interest  Reset  Period  plus
                                             %; provided  that the Class (  )
                                          Rate  shall  not   exceed    %  per
                                          annum.)

                                          The interest rates  for the various
                                          classes  of Notes  are referred  to
                                          herein  collectively  as  "INTEREST
                                          RATES".

       C.  Interest . . . . . . . .       Interest    on   the    outstanding
                                          principal   amount  of   the  Notes
                                          (other than  the Class (   ) Notes)
                                          will   accrue  at   the  applicable
                                          Interest  Rate  from  the   Closing
                                          Date  (in  the  case of  the  first
                                          Distribution Date)  or from the
                                           day  of  the month  preceding  the
                                          month  of  a Distribution  Date  to
                                          and including  the           day of
                                          the  month  of  such   Distribution
                                          Date  (each  an  "INTEREST  ACCRUAL
                                          PERIOD").      (Interest   on   the
                                          outstanding  principal   amount  of
                                          the Class  (   ) Notes will  accrue
                                          at the  Class (    ) Rate  from the
                                          Closing Date  (in the  case of  the
                                          first  Distribution  Date) or  from
                                          the  most recent  Distribution Date
                                          on which interest has  been paid to
                                          but    excluding    the   following
                                          Distribution    Date    (each,    a
                                          "FLOATING  RATE   INTEREST  ACCRUAL
                                          PERIOD").)   Interest on  the Class
                                          (   ) Notes  will be  calculated on
                                          the   basis  of   a  360-day   year
                                          consisting    of    twelve   30-day
                                          months.   Interest  on the  Class (
                                          ) Notes  will be calculated  on the
                                          basis of the actual number  of days
                                          in  each  Floating  Rate   Interest
                                          Accrual  Period  divided  by   360.
                                          See  "Description  of the  Notes --
                                          Payments of Interest" herein.


       D.  Principal  . . . . . . .       Principal  of  the  Notes  will  be
                                          payable  on each  Distribution Date
                                          in   an   amount   equal   to   the
                                          Noteholders'              Principal
                                          Distributable   Amount    for   the
                                          calendar  month  (the   "COLLECTION
                                          PERIOD")       preceding       such
                                          Distribution Date  (in the  case of
                                          the  first  Distribution Date,  the
                                          period from and including
                                          , 199   to and including          ,
                                          199   (exclusive  of the  scheduled
                                          payments  of principal  due on  the
                                          Precomputed   Receivables    during
                                          that  period))  to  the  extent  of
                                          funds  available  therefor.     The
                                          "NOTEHOLDERS'             PRINCIPAL
                                          DISTRIBUTABLE  AMOUNT"  will  equal
                                          the   sum   of   (i) the    Regular
                                          Principal Distribution  Amount plus
                                          (ii) the   Accelerated    Principal
                                          Distribution Amount.  The  "REGULAR
                                          PRINCIPAL   DISTRIBUTION    AMOUNT"
                                          with  respect  to any  Distribution
                                          Date  will  equal   the  amount  of
                                          principal   paid  or,   in  certain
                                          circumstances,   scheduled   to  be
                                          paid    with    respect   to    the
                                          Receivables      (exclusive      of
                                          Payaheads  allocable  to  principal
                                          that  have  not   been  applied  as
                                          payments    under    the    related
                                          Receivables    in    the    related
                                          Collection Period and inclusive  of
                                          Payaheads  allocable  to  principal
                                          that have been  applied as payments
                                          under  the  related Receivables  in
                                          such  Collection  Period) plus,  in
                                          certain     circumstances,      the
                                          principal   balance  of   defaulted
                                          Receivables,  as calculated  by the
                                          Servicer    as    described   under
                                          "Description  of  the Transfer  and
                                          Servicing             Agreements --
                                          Distributions"    herein.       The
                                          "Accelerated              Principal
                                          Distribution  Amount" with  respect
                                          to a  Distribution Date  will equal
                                          the portion,  if any, of  the Total
                                          Distribution    Amount   for    the
                                          related   Collection   Period  that
                                          remains  after  payment of  (a) the
                                          Servicing  Fee  (together with  any
                                          portion of  the Servicing  Fee that
                                          remains    unpaid     from    prior
                                          Distribution    Dates),     (b) the
                                          interest due on  the Notes, (c) the
                                          Regular   Principal    Distribution
                                          Amount,  (d) the  interest  due  on
                                          the   Certificates   and    (e) the
                                          amount,  if  any,  required  to  be
                                          deposited  in  the Reserve  Account
                                          on such Distribution Date.

                                          On  the  Business  Day  immediately
                                          preceding  each  Distribution  Date
                                          (each,  a   "DETERMINATION  DATE"),
                                          the    Indenture   Trustee    shall
                                          determine   the   amount   in   the
                                          Collection  Account  available  for
                                          distribution    on   the    related
                                          Distribution  Date.    Payments  to
                                          Securityholders  will  be  made  on
                                          each    Distribution     Date    in
                                          accordance        with         such
                                          determination.   The  Servicing Fee
                                          in respect  of a  Collection Period
                                          (together with  any portion  of the
                                          Servicing  Fee that  remains unpaid
                                          from   prior  Distribution   Dates)
                                          will  be paid  at the  beginning of
                                          such   Collection  Period   out  of
                                          collections  for   such  Collection
                                          Period.

                                          No principal payments  will be made
                                          on the Class (   ) Notes until  the
                                          Class (   ) Notes have been paid in
                                          full.

                                          The  outstanding  principal  amount
                                          of  the Class  (   ) Notes,  to the
                                          extent  not  previously paid,  will
                                          be  payable on the
                                          (199  )(20    )  Distribution  Date
                                          (the  "CLASS (   )  FINAL SCHEDULED
                                          DISTRIBUTION   DATE");    and   the
                                          outstanding  principal   amount  of
                                          the  Class  (    )  Notes,  to  the
                                          extent  not  previously paid,  will
                                          be  payable on the             (199
                                          )(20    )   Distribution  Date (the
                                          "CLASS   (     )  FINAL   SCHEDULED
                                          DISTRIBUTION DATE").

       E.  Optional Redemption  . .       The  Notes  will   be  redeemed  in
                                          whole,  but  not in  part,  on  any
                                          Distribution  Date  on  which   the
                                          Servicer  exercises  its option  to
                                          purchase  the  Receivables.     The
                                          Servicer  will have  the option  to
                                          purchase  all,  but not  less  then
                                          all,  of  the  Receivables  on  any
                                          Distribution Date  on or  after the
                                          Distribution  Date  on  which   the
                                          Pool Balance has declined  to (   )
                                          %  or  less  of  the  Initial  Pool
                                          Balance.   The  price at  which the
                                          Servicer   will   be  required   to
                                          purchase  the Receivables  in order
                                          to  exercise  such option  will  be
                                          equal  to  the   aggregate  of  the
                                          Purchase     Amounts     of     the
                                          Receivables  as of  the end  of the
                                          related  Collection  Period.    The
                                          Servicer will  be required  to give
                                          not less  than (  ) days' notice to
                                          the  Trustee  of its  intention  to
                                          exercise    such   option.       In
                                          addition, the Servicer  will not be
                                          permitted  to exercise  such option
                                          unless  the  resulting distribution
                                          would be  sufficient to  retire the
                                          Notes at  a redemption  price equal
                                          to the  unpaid principal  amount of
                                          the Notes  plus accrued  and unpaid
                                          interest thereon.  See "Description
                                          of     the     Notes --    Optional
                                          Redemption" herein.

  Terms of the Certificates . . . .       The   principal   terms   of    the
                                          Certificates  will be  as described
                                          below:

       A.  Distribution Dates . . .       Distributions  with respect  to the
                                          Certificates will  be made  on each
                                          Distribution Date,  commencing
                                                 , 199 .   Distributions will
                                          be  made to  holders  of record  of
                                          the        Certificates        (the
                                          "CERTIFICATEHOLDERS" and,  together
                                          with    the     Noteholders,    the
                                          "SECURITYHOLDERS")   as   of    the
                                          related Record Date  (which will be
                                          the          day  of the  preceding
                                          month  if  Definitive  Certificates
                                          are issued).

       B.  Pass Through Rate              (       )%  per  annum  (the  "PASS
                                          THROUGH RATE").

       C.  Interest . . . . . . . .       On  each  Distribution  Date,   the
                                          Owner  Trustee will  distribute pro
                                          rata to Certificateholders 30  days
                                          of  accrued  interest at  the  Pass
                                          Through  Rate  on  the  outstanding
                                          Certificate  Balance  generally  to
                                          the   extent  of   funds  available
                                          following payment of the  Servicing
                                          Fee  and  distributions in  respect
                                          of   the  Notes   from  the   Total
                                          Distribution    Amount   and    the
                                          Reserve Account.   Interest will be
                                          calculated  on   the  basis   of  a
                                          360-day  year consisting  of twelve
                                          30-day   months.      Interest   in
                                          respect  of  a  Distribution   Date
                                          will accrue  from the  Closing Date
                                          (in   the   case   of   the   first
                                          Distribution Date)  or from the
                                              day of the  month preceding the
                                          month of  the Distribution  Date to
                                          and  including the       day of the
                                          month of such Distribution Date.

       D.  Principal  . . . . . . .       No  distributions  of principal  on
                                          the   Certificates  will   be  made
                                          until all  of the  Notes have  been
                                          paid    in   full.       On    each
                                          Distribution  Date   commencing  on
                                          the Distribution Date  on which the
                                          Class  (     )  Notes  are paid  in
                                          full,     principal      of     the
                                          Certificates will be  payable in an
                                          amount   generally  equal   to  the
                                          Certificateholders'       Principal
                                          Distributable   Amount    for   the
                                          Collection  Period  preceding  such
                                          Distribution  Date,  to the  extent
                                          of    funds   available    therefor
                                          following payment of the  Servicing
                                          Fee,   payments  of   interest  and
                                          principal, if  any, due  in respect
                                          of the  Notes and  the distribution
                                          of  interest  in   respect  of  the
                                          Certificates.                   The
                                          Certificateholders'       Principal
                                          Distributable  Amount  will be  the
                                          Regular   Principal    Distribution
                                          Amount  (less, on  the Distribution
                                          Date  on which  the Notes  are paid
                                          in   full,   the  portion   thereof
                                          payable on the  Notes) and will  be
                                          calculated by  the Servicer  in the
                                          manner       described        under
                                          "Description  of  the Transfer  and
                                          Servicing             Agreements --
                                          Distributions".

       E.  Optional Prepayment  . .       If   the  Servicer   exercises  its
                                          option to purchase the  Receivables
                                          (the  terms  of  which  option  are
                                          summarized  above  under "--  Terms
                                          of   the  Notes   --  E.   Optional
                                          Redemption"),   the    Certificates
                                          will be retired.  The Servicer will
                                          not be  permitted to  exercise such
                                          option    unless    the   resulting
                                          distribution to  Certificateholders
                                          would    equal   the    outstanding
                                          Certificate  Balance  together with
                                          accrued  interest  thereon  at  the
                                          Pass   Through   Rate.          See
                                          "Description         of         the
                                          Certificates --            Optional
                                          Prepayment" herein.

  Reserve Account . . . . . . . . .       (DESCRIBE RESERVE ACCOUNT FORMULA)

  Collection Account; Priority of
  Payments  . . . . . . . . . . . .       Except  under   certain  conditions
                                          described  herein  or as  otherwise
                                          acceptable  to each  Rating Agency,
                                          the  Servicer will  be required  to
                                          remit  collections   received  with
                                          respect to the  Receivables within
                                             Business   Days  after   receipt
                                          thereof to one or  more accounts in
                                          the name  of the  Indenture Trustee
                                          (together,     the      "COLLECTION
                                          ACCOUNT").    At the  beginning  of
                                          each    Collection    Period,   the
                                          Indenture   Trustee    will   apply
                                          collections   in   the   Collection
                                          Account to pay to the  Servicer the
                                          Servicing  Fee for  such Collection
                                          Period  and  any overdue  Servicing
                                          Fees.    Pursuant to  the  Sale and
                                          Servicing  Agreement, the  Servicer
                                          will  have the  revocable power  to
                                          instruct  the Indenture  Trustee to
                                          withdraw  funds on  deposit in  the
                                          Collection  Account  and  to  apply
                                          such  funds  on  each  Distribution
                                          Date  to  the   following  (in  the
                                          priority   indicated):      (i) the
                                          Servicing  Fee,  together with  any
                                          unpaid  Servicing  Fees from  prior
                                          Distribution  Dates  (if  for   any
                                          reason such amount was not  paid at
                                          the  beginning  of  the  Collection
                                          Period as described  above), to the
                                          Servicer,   (ii) the   Noteholders'
                                          Interest  Distributable Amount  and
                                          the     Noteholders'      Principal
                                          Distributable Amount into the  Note
                                          Distribution   Account,   (iii) the
                                          Certificateholders'        Interest
                                          Distributable  Amount  and,   after
                                          the Notes  have been paid  in full,
                                          the  Certificateholders'  Principal
                                          Distributable   Amount   into   the
                                          Certificate  Distribution   Account
                                          and (iv) the remaining balance,  if
                                          any, to the Reserve Account.


  Tax Status  . . . . . . . . . . .       In  the  opinion of  Brown  &  Wood
                                          LLP,  counsel  to the  Trust  ("TAX
                                          COUNSEL"),  for federal  income tax
                                          purposes,   the   Notes   will   be
                                          characterized  as  debt,  and   the
                                          Trust will not  be characterized as
                                          an   association  (or   a  publicly
                                          traded  partnership)  taxable as  a
                                          corporation.   Each  Noteholder, by
                                          the  acceptance  of  a  Note,  will
                                          agree   to  treat   the  Notes   as
                                          indebtedness,       and        each
                                          Certificateholder,      by      the
                                          acceptance  of a  Certificate, will
                                          agree  to  treat  the  Trust  as  a
                                          partnership     in    which     the
                                          Certificateholders   are   partners
                                          for   federal   income  and   state
                                          income  tax purposes.   Alternative
                                          characterizations of the Trust  and
                                          the Certificates are possible,  but
                                          would  not  result  in   materially
                                          adverse    tax    consequences   to
                                          Certificateholders.   See "Material
                                          Federal  Income  Tax  Consequences"
                                          and   "State   Tax    Consequences"
                                          herein  and in  the Prospectus  for
                                          additional  information  concerning
                                          the  application of  federal income
                                          and  state tax  laws  to the  Trust
                                          and the Securities.


  ERISA Considerations  . . . . . .       Subject   to   the   considerations
                                          discussed       under        "ERISA
                                          Considerations"  herein and  in the
                                          Prospectus, the Notes are  eligible
                                          for  purchase  by employee  benefit
                                          plans.   The  Certificates may  not
                                          be   acquired   by   any   employee
                                          benefit   plan   subject   to   the
                                          Employee     Retirement      Income
                                          Security  Act of  1974, as  amended
                                          ("ERISA"), or  Section 4975  of the
                                          Internal Revenue  Code of  1986, as
                                          amended  (the  "CODE"),  or  by  an
                                          individual   retirement    account.
                                          See  "ERISA  Considerations" herein
                                          and in the Prospectus.

  Rating of the Notes . . . . . . .       It is a  condition to the  issuance
                                          of the  Notes that they be rated "
                                          "  by   at  least   one  nationally
                                          recognized    rating    agency   (a
                                          "RATING  AGENCY").   The rating  of
                                          the  Notes  by   at  Rating  Agency
                                          reflects   such   Rating   Agency's
                                          assessment  of the  likelihood that
                                          the   Noteholders    will   receive
                                          payments of principal and  interest
                                          but  it does not address the timing
                                          of  distributions  of principal  of
                                          the  Notes   prior  to   the  Final
                                          Scheduled  Distribution  Date.    A
                                          rating is  not a  recommendation to
                                          buy,  sell or  hold securities  and
                                          may  be  subject   to  revision  or
                                          withdrawal  at  any   time  by  the
                                          assigning  Rating  Agency.     Each
                                          rating    should    be    evaluated
                                          independently of any other  rating.
                                          See  "Risk  Factors --  Ratings  of
                                          the  Securities" herein.  There can
                                          be no assurance that  a rating will
                                          not  be lowered  or withdrawn  by a
                                          Rating  Agency if  circumstances so
                                          warrant.

  Rating of the Certificates  . . .       It is  a condition to  the issuance
                                          of  the Certificates  that they  be
                                          rated  at  least  in  the  "      "
                                          category  or its  equivalent by  at
                                          least  one  Rating   Agency.    The
                                          rating  of  the Certificates  by  a
                                          Rating Agency reflects such  Rating
                                          Agency's    assessment    of    the
                                          likelihood         that         the
                                          Certificateholders   will   receive
                                          payments of principal and  interest
                                          but it does not address  the timing
                                          of  distributions  of principal  of
                                          the   Certificates  prior   to  the
                                          Final Scheduled Distribution  Date.
                                          A  rating is  not a  recommendation
                                          to  buy,  sell or  hold  securities
                                          and may be  subject to revision  or
                                          withdrawal  at  any   time  by  the
                                          assigning  Rating  Agency.     Each
                                          rating    should    be    evaluated
                                          independently of any other  rating.
                                          See  "Risk  Factors --  Ratings  of
                                          the Securities" herein.


                                 RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Notes and/or Certificates.

     LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.


     (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables were located in (__________________) at the Cut-off Date. As a result, economic conditions in such states may have a disproportionate effect on prepayments and/or defaults in respect of the Receivables and thus on amounts available for distribution to Securityholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool" herein.)


     SUBORDINATION OF THE CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes due on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which all of the Notes have been paid in full.

     LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest on and principal of the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

     RATINGS OF THE SECURITIES. It is a condition to the issuance of the Securities that each class of the Notes be rated in the highest investment rating category, and that the Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "RATING AGENCY"). A rating is not a recommendation to buy, sell or hold securities inasmuch as it does not address market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal of, and interest on, the Securities pursuant to their terms but not the timing of the distributions of principal prior to the Final Scheduled Distribution Date of the Securities. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if it judges future circumstances to so warrant.

                                  THE TRUST

GENERAL

     The  Issuer, (____________________________________) Trust 199 -( ), is a
business trust formed under the laws of the State of (________) pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The  Trust will initially be capitalized  with equity in an amount equal
to the Certificate Balance  of $                         ,  excluding amounts
deposited in the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement.


     If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.


     The Trust's principal offices  are in                    ,             ,
in care of (                             ), as Owner Trustee, at  the address
listed below under "-- The Owner Trustee".


                         CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:


Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               $



                              THE OWNER TRUSTEE

                                 is  the   Owner  Trustee  under   the  Trust
Agreement.                                        is a        (state) banking
corporation and its principal offices are located at                    ,
     ,                              .   The Depositor and its  affiliates may
maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

     The pool of Receivables (the "RECEIVABLES POOL") will include only the Receivables purchased on the Closing Date. The Receivables (will be)(have been) purchased by the Depositor from the Seller which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, certain of which are set forth in the Prospectus under "The Receivables Pools", as well as in accordance with the requirement that, as of the Cut-off Date, each Receivable
(i) had an  outstanding gross balance of  at least $         and (ii) was not
more than 60 days past due (an account not being considered past due, however, if the amount past due is less than % of the scheduled monthly payment). As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Securityholders were used in selecting the Receivables.

     Set  forth  in  the  following  tables  is  information  concerning  the
composition,  distribution  by   annual  percentage  rate  ("APR")   and  the
geographic distribution of the Receivables Pool as of the Cut-off Date.


                (                            ) TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL


      Weighted                                                      Weighted             Weighted
       Average            Aggregate                                 Average              Average              Average
       APR of             Principal           Number of            Remaining             Original            Principal
     Receivables           Balance           Receivables             Term                  Term               Balance

      _____%       $________________           __________          ____ months           ____ months         $__________



                   (______________________) TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL



                                                                                                                Percent of
                                                                                                                Aggregate
                                                        Number of                 Aggregate                      Principal
APR Range                                              Receivables            Principal Balance                 Balance(1)


 0.00% -  5.00% . . . . . . . . . . . . . . . . .                              $                                          %
 5.01% -  6.00% . . . . . . . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . . . . . . . .
Greater than 18.00% . . . . . . . . . . . . . . .


_______________
(1) Percentages may not add to 100.0% because of rounding.



                   (______________________) TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

                     PERCENTAGE AGGREGATE
STATE(2)             PRINCIPAL BALANCE(1)

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors at the Cut-off Date.


     Approximately         %  of  the  aggregate  principal  balance  of  the
Receivables, constituting      % of the number of the Receivables,  represent
previously titled vehicles.

     By aggregate principal balance, approximately % of the receivables are Precomputed Receivables and % of the Receivables are Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.


                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES


  Set forth below is certain information concerning the experience of the Seller pertaining to (i) retail new and used (automobile and light-duty truck) (recreational vehicle) (motorcycle) receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.


                          DELINQUENCY EXPERIENCE(1)

                                       AT DECEMBER 31,                                   AT ____________________,
                           199                          199                         199                             199

                           NUMBER OF                 NUMBER OF                  NUMBER OF                  NUMBER OF
                           CONTRACTS      AMOUNT     CONTRACTS      AMOUNT      CONTRACTS      AMOUNT      CONTRACTS    AMOUNT
                           ---------      ------     ---------      ------      ---------      ------      ---------    ------
Portfolio . . . . . . .                    $                         $                         $                        $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
Total Delinquencies . .                    $                         $                         $

Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .           %             %              %          %              %           %             %         %


                                                                          AT DECEMBER 31,
                                             199                               199                               199
                                             -----                             ----                              ----
                                    NUMBER OF                        NUMBER OF                         NUMBER OF
                                    CONTRACTS         AMOUNT         CONTRACTS         AMOUNT          CONTRACTS         AMOUNT
                                   -----------        -------        ---------         ------          ---------         ------
                                                                       (DOLLARS IN MILLIONS)
Portfolio . . . . . . . . . .                        $                                   $                                $
Period of Delinquency
  31-60 Days  . . . . . . . .
  61 Days or More . . . . . .
Total Delinquencies . . . . .                        $                                   $                                $

Total Delinquencies
  as a Percent of the
  Portfolio . . . . . . . . .                   %             %                  %               %                 %               %

    _______________
    (1)   All  amounts       and      percentages       are      based
          on      the       gross      amount       scheduled
          to      be       paid       on      each       contract,
          including      unearned       finance       and       other
          c h a r g e s .      T h e   i n f o r m a t i o n   i n   t h e
          t a b l e   i n c l u d e s   a n   i m m a t e r i a l
          amount        of       retail       installment       sale
          contracts        on       vehicles       other       than
          a u t o m o b i l e s   a n d  l i g h t   d u t y   t r u c k s
          a n d   i n c l u d e s   p r e v i o u s l y   s o l d
          contracts which the Servicer continues to service.


                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                  _____________ ENDED
                                                 March     ,                                    YEAR ENDED DECEMBER 31,


                                                 199         199        199           199         199        199       199

                                                                           (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . . . . . . . . . .     $           $           $            $           $          $         $
Average Number of Contracts
  Outstanding During the Period . . . . . .
Percent of Contracts Acquired During the
  Period with Recourse to the Dealer  . . .          %           %           %           %          %           %           %
Repossessions as a Percent of Average
  Number of Contracts Outstanding . . . . .          %           %           %           %          %           %           %
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . . . . . . .          %           %           %           %          %           %           %
Net Losses as a Percent of Average
  Amount Outstanding(2)(3)  . . . . . . . .          %           %           %           %          %           %           %

   ____________________
   (1)    (Except       as      indicated,       all      amounts       and
          percentages      are       based      on       the
          g r o s s    a m o u n t   s c h e d u l e d   t o   b e   p a i d
          o n   e a c h   c o n t r a c t ,   i n c l u d i n g
          unearned      finance       and       other      charges.
          The      information       in       the       table
          i n c l u d e s   p r e v i o u s l y  s o l d  c o n t r a c t s
          t h a t t h e S e r v i c e r c o n t i n u e s t o service.)

   (2)    P e r c e n t a g e s    h a v e   b e e n    a n n u a l i z e d
          f o r    t h e    _ _ _ _ _   m o n t h s    e n d e d
          ____________,     199                and     199
          and     are     not      necessarily     indicative     of
          the experience for the year.

   (3)    ( N e t   l o s s e s   a r e   e q u a l   t o   t h e
          a g g r e g a t e   o f   t h e   b a l a n c e s    o f   a l l
          contracts       which       are        determined       to       be
          uncollectible       in       the        period,
          less      any      recoveries      on      contracts      charged
          off      in      the      period      or       any
          p r i o r   p e r i o d s ,   i n c l u d i n g   a n y  l o s s e s
          r e s u l t i n g   f r o m   d i s p o s i t i o n
          e x p e n s e s   a n d   a n y   l o s s e s   r e s u l t i n g
          f r o m   t h e   f a i l u r e   t o    r e c o v e r
          commissions       to        dealers       with       respect
          to       contracts       that        are       prepaid
          or charged off.)

   (4)    L i q u i d a t i o n s   r e p r e s e n t  a  r e d u c t i o n
          i n t h e o u t s t a n d i n g b a l a n c e s o f the contracts as a result of monthly cash payments and charge-offs.


     (The      net     loss      figures     above      reflect      the
fact      that     Seller      had      recourse     to
Dealers      on      a     portion      of      its     retail
installment      sale     contracts.            By     aggregate
principal      balance,       approximately
      %      of      the       Receivables      represent
c o n t r a c t s   w i t h  r e c o u r s e   t o  D e a l e r s .
T h e   S e l l e r  a p p l i e s   u n d e r w r i t i n g
standards      to      the      purchase      of      contracts
without      regard      to       whether      recourse      to
Dealers      is      provided.             However,      the      net
loss       experience      of      contracts      without
recourse      to     Dealers      is     higher      than      that     of
contracts     with      recourse      to     Dealers
because,       under       its       recourse       obligation,       the
Dealer       is       responsible       to       the
Seller      for      payment      of     the      unpaid      balance
of     the      contract,      provided      that     the
Seller      repossesses      the     vehicle      from      the      retail
buyer      and     returns      it      to      the
Dealer      within     a      specified      time.           In     the
event     of      a     Dealer's      bankruptcy,     a
bankruptcy       trustee       might       attempt        to
characterize       recourse       sales       of        contracts
as  loans  to the  Dealer secured  by  the contracts.   Such  an  attempt, if
successful,  could  result  in  payment  delays or  losses  on  the  affected
Receivables.)


                                  THE SELLER

     (DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS)

                                THE DEPOSITOR

                          (DESCRIPTION OF DEPOSITOR)

                                 THE SERVICER

            (DESCRIPTION OF SERVICER AND ITS SERVICING STANDARDS)


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class ( ) Notes until all Class ( ) Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balances of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective Final Scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments of the Securities at yields at least equal to the yields on their respective Securities.


                           DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes and the Indenture. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.
            , a                    , will be the Indenture Trustee  under the
Indenture.

PAYMENTS OF INTEREST

     The Notes will constitute Floating Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Floating Rate Securities" in the Prospectus. The Base Rate with respect to the Notes will be ( ). Interest on the principal balances of the classes of the Notes will accrue at their respective Interest Rates per annum and will be payable to the Noteholders monthly on each Distribution Date, commencing
, 199 . Interest on the outstanding principal amount of the Notes (other than the Class ( ) Notes) will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the day  of  the  month preceding  the  month  of a  Distribution  Date  to and
including the            day of the month of the Distribution Date  (each, an
"INTEREST ACCRUAL PERIOD"). Interest on the outstanding principal amount of the Class ( ) Notes will accrue at the Class ( ) Rate from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, a "FLOATING RATE INTEREST ACCRUAL PERIOD"). Interest on the Notes (other than the Class ( ) Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class ( ) Notes will be calculated on the basis of the actual number of days in each applicable Floating Rate Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount. The "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) plus the principal balances of defaulted Receivables written off in respect of such Collection Period, subject to certain limitations. The "ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, (d) the Certificateholders' Interest Distributable Amount, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the Certificateholders' Interest Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the Business Day immediately preceding each Distribution Date (a "DETERMINATION DATE"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Securityholders on the following Distribution Date will be based on such allocation.

     On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero; and (ii) to the principal balance of the Class ( ) Notes until the principal balance of the Class ( ) Notes is reduced to zero. The principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date; and the principal balance of the Class ( ) Notes, to the extent not previously paid, will be due on the Class ( ) Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

     The Class ( ) Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all of the Receivables on or after any Distribution Date on which the Pool Balance shall have declined to ( )% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days' notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "REDEMPTION PRICE"). See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing               , (199 )(20  ) , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the
first Distribution Date) or from the               day of the month preceding
the month of the Distribution Date  to and including the          day  of the
month of such Distribution Date. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account".

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables (the terms of which option are described under "Description of the Notes -- Optional Redemption" herein), the Certificates will be retired. The Servicer shall not be permitted to exercise such option unless the resulting distribution to the Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements and, to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be % per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "TOTAL DISTRIBUTION AMOUNT" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "REALIZED LOSSES" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "INTEREST DISTRIBUTION AMOUNT" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads) allocable to interest plus that portion of Payaheads allocable to principal (less an amount equal to Payaheads, if any, that have been returned to the related Obligors during such Collection Period);
(ii) all proceeds of the liquidation of defaulted Receivables ("LIQUIDATED RECEIVABLES"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("LIQUIDATION PROCEEDS"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Depositor and simultaneously repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "FINAL SCHEDULED DISTRIBUTION DATE"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii)     all   payments   and  proceeds   (including   Liquidation
     Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

     DEPOSITS TO THE DISTRIBUTION ACCOUNTS. At the beginning of each Collection Period, the Indenture Trustee will apply funds available in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, to the extent, if any, such amounts shall not have been paid at the beginning of the related Collection Period;

          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

          (iii)     to  the  Note  Distribution   Account,  from  the   Total
     Distribution  Amount remaining after the application  of clauses (i) and
     (ii), the Noteholders' Principal Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

          (v) after all of the Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

          (vi) the remaining balance, if any, to the Reserve Account.

     For purposes hereof, the following terms shall have the following meanings:

          "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable, on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

          "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable.

          "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero; and
     (ii) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero.

          "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

          "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

          "CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

          "CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

          "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

          "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Distribution Date and (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

          "CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

          "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

          "CERTIFICATE BALANCE" equals, initially, $                     and,
     thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     On  each  Distribution  Date,  all   amounts  on  deposit  in  the  Note
Distribution Account (other than Investment Earnings) will generally be paid in the following order of priority:

          (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) the  Noteholders'   Principal  Distributable  Amount   in  the
     following order of priority:

               (a) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes is reduced to zero; and

               (b)  to the Class  (  ) Noteholders in  reduction of principal
          until the  principal balance of the Class (   ) Notes is reduced to
          zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables will generally be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the (________) on the Closing Date of cash or Eligible Investments in the amount of $
            .

                               (DESCRIBE RESERVE ACCOUNT FORMULA)

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating shall have been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the
Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the
Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.

     "AVAILABLE AMOUNT" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

     "CERTIFICATE INTEREST RESERVE AMOUNT" means the lesser of (i) $
       less the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribution Date and
(ii) % of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than " " or its equivalent, or withdrawal by any Rating Agency, of its rating of any class of Notes, unless such rating shall have been restored.

     If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions other than those, if any, in respect of interest made from the Certificate Interest Reserve Amount.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.


                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Notes, including the Class ( ) Notes, will not be issued with original issue discount ("OID"). (The Class ( ) Notes provide for stated interest at a floating rate based on __________, subject to a cap of % per year.) Under Treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualifying objective rate. The stated interest on the Class ( ) Notes represents interest payable at a qualified floating rate and thus will be taxable to holders of Class ( ) Notes as interest and not as OID or contingent interest. For additional information regarding federal income tax
consequences,  see  "Material   Federal  Income  Tax  Consequences"   in  the
Prospectus.


                             ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "PLAN") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of an Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock
                                                               ------------
Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993).  In John
-------------------------------------------
Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Notes and the Certificates.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of % per Class ( ) Note and % per Class ( ) Note. The Underwriter may allow and such dealers may reallow a concession not in excess
of    % per Class (  ) Note and        % per Class (  ) Note to certain other
dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the price set forth herein and to certain dealers at such price less the initial concession not in excess of % per Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of % per Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

     Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     If the Underwriter creates a short position in the Notes and Certificates in connection with the offering, i.e., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus
Supplement, the Underwriter may reduce that short position by purchasing Notes and Certificates in the open market.

     In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and Certificates. In addition, Neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has
complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL OPINIONS

     Certain legal matters relating to the Notes and the Certificates and certain federal income tax matters and certain state tax matters will be passed upon for the Depositor by Brown & Wood LLP New York, New York.
(Certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)


                                INDEX OF TERMS

Accelerated Principal Distribution Amount . . . . . . . . . . . . . .    S-17
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-13
Available Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-24
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Certificateholders' Distributable Amount  . . . . . . . . . . . . . .    S-22
Certificateholders' Interest Carryover Shortfall  . . . . . . . . . .    S-23
Certificateholders' Interest Distributable Amount . . . . . . . . . .    S-22
Certificateholders' Monthly Interest Distributable Amount . . . . . .    S-22
Certificateholders' Monthly Principal Distributable Amount  . . . . .    S-23
Certificateholders' Principal Carryover Shortfall . . . . . . . . . .    S-23
Certificateholders' Principal Distributable Amount  . . . . . . . . .    S-23
Certificate Interest Reserve Amount . . . . . . . . . . . . . . . . .    S-24
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,3
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . .   S-6
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . .   S-6
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-8
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1,3
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .    S-6,17
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,4
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . .    S-20
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .   S-4
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,4
Floating Rate Interest Accrual Period   . . . . . . . . . . . . . .    S-5,17
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . .    S-5,17
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . .    S-20
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . .    S-20
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .    S-20
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . .    S-21
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . .    S-22
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . .    S-21
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . .    S-21
Noteholders' Monthly Principal Distributable Amount . . . . . . . . .    S-22
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . .    S-22
Noteholders' Principal Distributable Amount . . . . . . . . . . . .    S-5,22
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1,3
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-25
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-25
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-9,11
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-20
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-12
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-18
Regular Principal Distribution Amount . . . . . . . . . . . . . .   S-5,17,20
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . .   S-4
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,3
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . .    S-20
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . .    S-19
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1,3
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-26


              (BACK COVER OF PROSPECTUS SUPPLEMENT)                           $(                            )
NO DEALER,  SALESPERSON OR  OTHER PERSON  HAS BEEN  AUTHORIZED TO
GIVE ANY INFORMATION OR  TO MAKE ANY REPRESENTATIONS,  OTHER THAN
THOSE  CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS,             (________________) TRUST
AND, IF  GIVEN OR  MADE, SUCH INFORMATION OR  REPRESENTATION MUST             199 -( )
NOT  BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR             $
BY  THE  UNDERWRITER.     THIS  PROSPECTUS  SUPPLEMENT   AND  THE
PROSPECTUS DO NOT CONSTITUTE  AN OFFER TO SELL, OR A SOLICITATION
OF AN OFFER TO  BUY, THE SECURITIES OFFERED  HEREBY TO ANYONE  IN             (FLOATING RATE)( %)
ANY  JURISDICTION  IN  WHICH  THE PERSON  MAKING  SUCH  OFFER  OR             ASSET BACKED NOTES, CLASS (  )
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO  MAKE ANY  SUCH OFFER  OR SOLICITATION.   NEITHER THE
DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY             $
SALE MADE  HEREUNDER SHALL,  UNDER ANY  CIRCUMSTANCES, CREATE  AN             (FLOATING RATE)( %)
IMPLICATION THAT  INFORMATION HEREIN OR THEREIN  IS CORRECT AS OF             ASSET BACKED NOTES, CLASS (  )
ANY TIME SUBSEQUENT TO  THE DATE OF THIS PROSPECTUS SUPPLEMENT OR
PROSPECTUS.
                       ___________________                                    $
                                                                              (FLOATING RATE)( %)
                        TABLE OF CONTENTS                                     ASSET BACKED CERTIFICATES
                                                             PAGE
                      PROSPECTUS SUPPLEMENT
Reports to Securityholders  . . . . . . . . . . . . . . . . . S-2             SALOMON BROTHERS VEHICLE SECURITIES INC.
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . S-3             Depositor
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . .  S-11
The Trust . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
The Seller  . . . . . . . . . . . . . . . . . . . . . . . .  S-16
The Depositor . . . . . . . . . . . . . . . . . . . . . . .  S-16
The Servicer  . . . . . . . . . . . . . . . . . . . . . . .  S-16
Weighted Average Life of the Securities . . . . . . . . . .  S-16
Description of the Notes  . . . . . . . . . . . . . . . . .  S-16
Description of the Certificates . . . . . . . . . . . . . .  S-18
Description of the Transfer and Servicing Agreements  . . .  S-19
Material Federal Income Tax Consequences  . . . . . . . . .  S-25
ERISA Considerations  . . . . . . . . . . . . . . . . . . .  S-25
Underwriting  . . . . . . . . . . . . . . . . . . . . . . .  S-26
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . .  S-27
Index of Terms  . . . . . . . . . . . . . . . . . . . . . .  S-28

                            PROSPECTUS
                            PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference . . . . . . .   2
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . .   3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . .  12
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . .  17
The Receivables Pools . . . . . . . . . . . . . . . . . . . .  19                             Prospectus Supplement
Weighted Average Life of the Securities . . . . . . . . . . .  21
Pool Factors and Trading Information  . . . . . . . . . . . .  21                                          , 199__
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  22
The Company . . . . . . . . . . . . . . . . . . . . . . . . .  22



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Subject to completion, dated (               )
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED            , 199__)

$(                   )

__________________ TRUST 199 -(  )

( %) ASSET BACKED CERTIFICATES, CLASS A
( %) ASSET BACKED CERTIFICATES, CLASS B

SALOMON BROTHERS VEHICLE SECURITIES INC.

DEPOSITOR
__________________________________
SERVICER
____________________

The Asset Backed Certificates,     Series      199           -
(           )     (the      "CERTIFICATES")     will
consist      of       two      Classes       of      Certificates,
the      Class       A      Certificates       and      the
C l a s s  B   C e r t i f i c a t e s .     T h e   C l a s s   A
C e r t i f i c a t e s   w i l l  e v i d e n c e   i n   t h e
aggregate       an       undivided      ownership       interest
of       approximately       ___%      in       a       trust
(the      "TRUST")      to      be     formed      pursuant      to
a     Pooling      and      Servicing      Agreement     to
be       entered      into       among      Salomon       Brothers
Vehicle      Securities       Inc.,      as       Depositor
(the "DEPOSITOR"), _______________________,
as Servicer (the "SERVICER"), and
_____________________, as Trustee (the "TRUSTEE").
The Class B Certificates
will evidence in the aggregate an undivided ownership interest of approximately ___% in the Trust. The Trust property will include a pool of retail installment sale contracts or retail installment loans (the "RECEIVABLES") secured by new or used automobiles, light - duty trucks, recreational vehicles and motorcycles (the "FINANCED VEHICLES"), all monies due thereunder on or after __________, security interests in the Financed Vehicles and certain other property. The rights of the Class B Certificateholders to received is tributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein.

Principal, and interest at the Pass-Through Rate of ___% per annum, will be distributed on the __th day of each month (or the next following business
day)  beginning  ________,  199    (the "DISTRIBUTION  DATE").    The  "FINAL
SCHEDULED DISTRIBUTION DATE" on the Certificates will be __________.

                                          (Cover continued on following page)

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" AT PAGE S-7 HEREOF AND BEGINNING ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN SALOMON BROTHERS VEHICLE SECURITIES INC., THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        ORIGINAL
                                        PRINCIPAL                  PRICE TO         UNDERWRITING         PROCEEDS TO THE
                                         AMOUNT                   PUBLIC(1)         DISCOUNT             DEPOSITOR(1)(2)
Per Class A Certificate . . .          $                                     %                   %                     %
Per Class B Certificate . . .                                                %                   %                     %
     Total                             $                          $                        $



(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .

The Certificates are offered by Salomon Brothers Inc (the "UNDERWRITER") subject to prior sale, when, as and if issued and accepted by the Underwriter, and subject to the Underwriter's right to reject any order in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, soci t anonyme, and the Euroclear System against payment therefor in immediately available funds on or about
          , 199  .

                             SALOMON SMITH BARNEY
          , 199


(Continued from previous page)

Each class of Certificates will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein. The rights of the Class B Certificates to receive payments are subordinate to the rights of the Class A Certificates. The Certificates may differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. (The Certificates may be entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.) The rate of payment in respect of principal of any class of Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein.

(IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM, AND PARTICULARLY THE STRIP CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE RECEIVABLES COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE STRIP CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE RECEIVABLES COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER THEIR INITIAL INVESTMENTS.)


The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to ( )% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

     (This Prospectus Supplement may be used by the Underwriter, an affiliate of the Depositor, in connection with offers and sales related to market making transactions in the Certificates.)

                        REPORTS TO CERTIFICATEHOLDERS

Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Description of the Certificates -- Book-Entry Registration", "-- Reports to Certificateholders" and "Certain Information Regarding the Securities -- Book-Entry Registration" in the accompanying Prospectus (the "PROSPECTUS"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS

     The following summary is qualified by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . . .     _______________ Trust 199 -( ) (the
                                          "TRUST"  or  the "ISSUER"),  to  be
                                          formed  pursuant to  a  Pooling and
                                          Servicing Agreement to  be dated as
                                          of  __________,  199     among  the
                                          Depositor,  the  Servicer  and  the
                                          Trustee (the "POOLING AND SERVICING
                                          AGREEMENT")

  Depositor . . . . . . . . . . . . .     Salomon Brothers Vehicle Securities
                                          Inc. (the "DEPOSITOR").

  Servicer  . . . . . . . . . . . . .     ______________________   (in   such
                                          capacity, the "SERVICER").

  Trustee . . . . . . . . . . . . . .                             ,        as
                                          trustee  under   the  Pooling   and
                                          Servicing       Agreement      (the
                                          "TRUSTEE").

  The Certificates  . . . . . . . . .     The  Certificates  will  consist of
                                          two  classes, entitled  (  )% Asset
                                          Backed Certificates,  Class A  (the
                                          "CLASS  A CERTIFICATES")  and  ( )%
                                          Asset Backed Certificates,  Class B
                                          (the "CLASS B CERTIFICATES").  Each
                                          Certificate   will   represent    a
                                          fractional    undivided   ownership
                                          interest in the Trust.

                                          The  Class   A  Certificates   will
                                          evidence   in   the   aggregate  an
                                          undivided  ownership  interest (the
                                          "CLASS     A    PERCENTAGE")     of
                                          approximately  (  )% of  the  Trust
                                          (initially representing $(   )) and
                                          the  Class   B  Certificates   will
                                          evidence   in   the   aggregate  an
                                          undivided  ownership  interest (the
                                          "CLASS     B    PERCENTAGE")     of
                                          approximately  (   )% of  the Trust
                                          (initially             representing
                                          $(____________)).    The   Class  B
                                          Certificates  are  subordinated  to
                                          the  Class A  Certificates,  to the
                                          extent described herein.

  The Receivables . . . . . . . . . .     The   Receivables   will   have  an
                                          aggregate   principal  balance   of
                                          approximately $                (the
                                          "INITIAL POOL BALANCE") as of
                                                  ,   199      (the  "CUT-OFF
                                          DATE").    "The  RECEIVABLES"  will
                                          consist of retail  installment sale
                                          contracts,    retail    installment
                                          loans,  purchase  money   notes  or
                                          other  notes  between  Obligors and
                                          Dealers  secured  by  new  or  used
                                          automobiles,  light   duty  trucks,
                                          recreational      vehicles      and
                                          motorcycles      (the     "FINANCED
                                          VEHICLES").   The Receivables  were
                                          purchased   by   __________    (the
                                          "SELLER").  The Receivables will be
                                          transferred by the Depositor to the
                                          Trust on              (the "CLOSING
                                          DATE"),  based   on  the   criteria
                                          Servicing  Agreement  and described
                                          herein and  in the Prospectus.   As
                                          of the  Cut-off Date,  the weighted
                                          average annual percentage  interest
                                          rate   of   the   Receivables   was
                                          approximately      %, the  weighted
                                          average remaining  maturity of  the
                                          Receivables was  approximately
                                          months,  and  the  weighted average
                                          original     maturity     of    the
                                          Receivables  was approximately
                                          months.     No  Receivable   has  a
                                          scheduled maturity later than
                                                 , 20__ (the "FINAL SCHEDULED
                                          MATURITY   DATE").       See   "The
                                          Receivables  Pool"  herein.     The
                                          "POOL  BALANCE"  at any  time  will
                                          represent  the aggregate  principal
                                          balance of  the Receivables  at the
                                          end  of  the  preceding  Collection
                                          Period, after giving  effect to all
                                          payments  (other  than   Payaheads)
                                          received  from  Obligors,  Advances
                                          and Purchase Amounts to be remitted
                                          by the  Servicer or  the Depositor,
                                          as the case  may be,  all for  such
                                          Collection Period,  and all  losses
                                          realized on Receivables  liquidated
                                          during such Collection Period.

  Distribution Dates  . . . . . . . .     Distributions with  respect to  the
                                          Certificates will be made on the
                                           day of each month or,  if any such
                                          day is not  a Business Day, on  the
                                          next succeeding Business Day (each,
                                          a "DISTRIBUTION DATE") commencing
                                                  , 199 .  The Servicer shall
                                          determine   the   amount    to   be
                                          distributed  on   the  Distribution
                                          Date on or  before the     Business
                                          Day  preceding   such  Distribution
                                          Date  (the  "DETERMINATION  DATE").
                                          Distributions  will   be  made   to
                                          holders  of  the  Certificates (the
                                          "CERTIFICATEHOLDERS") of  record as
                                          of  the  day  immediately preceding
                                          such  Distribution   Date  or,   if
                                          Definitive Certificates are issued,
                                          as of the      day of the preceding
                                          month (a "RECORD DATE").

  Class A Pass Through Rate . . . . .     ___% per annum.

  Class B Pass Through Rate . . . . .     ___% per annum.

  Interest  . . . . . . . . . . . . .     On  each  Distribution   Date,  the
                                          Trustee  will  distribute   to  the
                                          Class A Certificateholders  30 days
                                          of  interest at  the  Class A  Pass
                                          Through   Rate  on   the   Class  A
                                          Certificate Balance as  of the last
                                          day of the preceding calendar month
                                          (before     giving    effect     to
                                          distributions of  principal on  the
                                          related      Distribution     Date)
                                          available  from  (i)  the  Class  A
                                          Percentage    of    the    Interest
                                          Distribution   Amount;   (ii)   the
                                          Reserve Account and (iii) the Class
                                          B   Percentage    of   the    Total
                                          Distribution Amount.   The "CLASS A
                                          CERTIFICATE  BALANCE"  shall equal,
                                          initially, the  Class A  Percentage
                                          of the Pool Balance as of the  Cut-
                                          off Date and thereafter shall equal
                                          the  initial  Class  A  Certificate
                                          Balance, reduced  by all  principal
                                          distributions   on   the   Class  A
                                          Certificates.    Interest   on  the
                                          Certificates will be  calculated on
                                          the  basis  of  a   360-  day  year
                                          consisting of twelve 30-day months.

  Class A Principal . . . . . . . . .     On  each  Distribution   Date,  the
                                          Trustee will distribute  to Class A
                                          Certificateholders an  amount equal
                                          to the  Class A  Percentage of  the
                                          Principal  Distribution Amount  for
                                          the  Collection   Period  preceding
                                          such  Distribution   Date  to   the
                                          extent of funds available therefor.
                                          The "PRINCIPAL DISTRIBUTION AMOUNT"
                                          is the amount of principal paid or,
                                          in   certain   circumstances,   the
                                          principal   balance  of   defaulted
                                          Receivables, as  calculated by  the
                                          Servicer    as   described    under
                                          "Description of the Certificates --
                                          Distributions."      The   Class  A
                                          Percentage    of   the    Principal
                                          Distribution Amount will  be passed
                                          through on  each Distribution  Date
                                          to the  Class A  Certificateholders
                                          to  the extent  of  funds available
                                          from (i) the Class  A Percentage of
                                          the  Principal Distribution  Amount
                                          (exclusive of  the portion  thereof
                                          attributable  to  Realized Losses),
                                          (ii) the Reserve  Account and (iii)
                                          the Class B Percentage of the Total
                                          Distribution  Amount.     "REALIZED
                                          LOSSES"  means  the excess  of  the
                                          principal balance of any Liquidated
                                          Receivable     over     Liquidation
                                          Proceeds to the extent allocable to
                                          principal    received     in    the
                                          Collection  Period  in   which  the
                                          Receivable   became  a   Liquidated
                                          Receivable.  A  "COLLECTION PERIOD"
                                          with respect to a Distribution Date
                                          will   be   the    calendar   month
                                          preceding the  month in  which such
                                          Distribution Date occurs.

  Class B Interest  . . . . . . . . .     On  each  Distribution   Date,  the
                                          Trustee  will  distribute   to  the
                                          Class B Certificateholders  30 days
                                          of  interest at  the  Class B  Pass
                                          Through   Rate  on   the   Class  B
                                          Certificate Balance as  of the last
                                          day of the preceding calendar month
                                          (before     giving     effect    to
                                          distributions of principal  on such
                                          Distribution Date) generally to the
                                          extent  of  funds  available, after
                                          giving effect  to the  prior rights
                                          of the  Class A  Certificateholders
                                          to  receive  the   distribution  of
                                          principal and interest  due them as
                                          described above, from (i) the Class
                                          B   Percentage   of   the  Interest
                                          Distribution  Amount  and  (ii) the
                                          Reserve  Account.    The  "CLASS  B
                                          CERTIFICATE  BALANCE"  will  equal,
                                          initially, $       and, thereafter,
                                          will  equal  the  initial  Class  B
                                          Certificate Balance reduced  by all
                                          amounts  previously distributed  to
                                          Class   B  Certificateholders   (or
                                          deposited in  the Reserve  Account,
                                          exclusive  of  the  Reserve Account
                                          Initial Deposit)  and allocable  to
                                          principal and by Realized Losses.

  Class B Principal . . . . . . . . .     On  each  Distribution   Date,  the
                                          Trustee will distribute the Class B
                                          Percentage    of   the    Principal
                                          Distribution Amount to  the Class B
                                          Certificateholders to the extent of
                                          funds   available   (after   giving
                                          effect to  the distribution  of the
                                          interest and  principal due  to the
                                          Class A Certificateholders  and the
                                          interest   due  to   the   Class  B
                                          Certificateholders)  from  (i)  the
                                          Class B Percentage of the Principal
                                          Distribution  Amount (exclusive  of
                                          the portion thereof attributable to
                                          Realized  Losses)   and  (ii)   the
                                          Reserve Account.

  Optional Prepayment . . . . . . . .     The Servicer  will have  the option
                                          to purchase all,  but not less than
                                          all,  of  the  Receivables  on  any
                                          Distribution Date  on or  after the
                                          Distribution Date on which the Pool
                                          Balance  has declined  to (   )% or
                                          less of  the Initial  Pool Balance.
                                          The  price  at which  the  Servicer
                                          will  be required  to  purchase the
                                          Receivables  in  order  to exercise
                                          such  option will  be equal  to the
                                          aggregate of  the Purchase  Amounts
                                          of the Receivables as of the end of
                                          the related Collection Period.  The
                                          Servicer will  be required  to give
                                          not  less than (  ) days' notice to
                                          the  Trustee  of its  intention  to
                                          exercise such option.  In addition,
                                          the Servicer will  not be permitted
                                          to exercise such  option unless the
                                          resulting  distribution  would   be
                                          sufficient  to  distribute  to  the
                                          Class   A   Certificateholders   an
                                          amount   equal  to   the   Class  A
                                          Certificate  Balance together  with
                                          accrued  interest  at the  Class  A
                                          Pass Through Rate, and to the Class
                                          B   Certificateholders  an   amount
                                          equal  to the  Class  B Certificate
                                          Balance   together   with   accrued
                                          interest  at   the  Class   B  Pass
                                          Through    Rate.        Upon   such
                                          distribution, the Certificates will
                                          be retired.

  Reserve Account . . . . . . . . . .     The Reserve Account will be created
                                          with  an   initial  deposit   ("the
                                          RESERVE  ACCOUNT INITIAL  DEPOSIT")
                                          by __________  on the  Closing Date
                                          of  cash  or  Eligible  Investments
                                          having a value of at least $      .

                                          Certain  amounts  in   the  Reserve
                                          Account  on  any  Distribution Date
                                          (after   giving   effect   to   all
                                          distributions  to be  made  on such
                                          Distribution Date) in excess of the
                                          Specified  Reserve  Account Balance
                                          for such Distribution  Date will be
                                          released  to   the  ______.     The
                                          "SPECIFIED RESERVE ACCOUNT BALANCE"
                                          with  respect  to  any Distribution
                                          Date  generally  will be  equal  to
                                          (state formula).  The amount in the
                                          Reserve Account  will be  increased
                                          by  the  deposit  thereto  on  each
                                          Distribution Date of the amount, if
                                          any,  of  the   Total  Distribution
                                          Amount remaining after  the payment
                                          of the Servicing Fee  and any prior
                                          unpaid Servicing  Fee, the  Class A
                                          Distributable Amount and  the Class
                                          B  Distributable  Amount  until the
                                          amount  in   the  Reserve   Account
                                          equals   the    Specified   Reserve
                                          Account  Balance.   Amounts  in the
                                          Reserve Account on any Distribution
                                          Date  (after giving  effect  to all
                                          distributions    made    on    such
                                          Distribution Date) in excess of the
                                          Specified  Reserve Account  Balance
                                          for    such    Distribution    Date
                                          generally will  be released  to the
                                          ______  and   will  no   longer  be
                                          a v a i l a b l e     t o     t h e
                                          Certificateholders.    The  Reserve
                                          Account will be maintained with the
                                          Trustee  as   a  segregated   trust
                                          account but will not be part of the
                                          Trust.

  Collection Account  . . . . . . . .     Except  under   certain  conditions
                                          described herein, the Servicer will
                                          be  required  to  remit collections
                                          received   with   respect   to  the
                                          Receivables  within   two  Business
                                          Days after  receipt thereof  to one
                                          or more accounts in the name of the
                                          Trustee (together,  the "COLLECTION
                                          ACCOUNT").  Pursuant to the Pooling
                                          and   Servicing    Agreement,   the
                                          Servicer  will  have  the revocable
                                          power  to instruct  the  Trustee to
                                          withdraw  funds on  deposit  in the
                                          Collection  Account  and  to  apply
                                          such  funds  on  each  Distribution
                                          Date  to  the   following  (in  the
                                          priority   indicated):      (i) the
                                          Servicing   Fee   for   the   prior
                                          Collection Period  and any  overdue
                                          Servicing  Fees  to  the  Servicer,
                                          (ii) the   Class   A  Distributable
                                          Amount    to     the    Class     A
                                          Certificateholders, (iii) the Class
                                          B Distributable Amount to the Class
                                          B Certificateholders,  and (iv) the
                                          remaining balance,  if any,  to the
                                          Reserve Account.

  Tax Status  . . . . . . . . . . . .     In the opinion of Brown & Wood LLP,
                                          counsel   to   the    Trust   ("TAX
                                          COUNSEL"),   the   Trust   will  be
                                          treated  as  a  grantor  trust  for
                                          federal  income  tax  purposes  and
                                          will  not  be  subject  to  federal
                                          income  tax.    Certificate  Owners
                                          will report their pro rata share of
                                          all    income    earned    on   the
                                          Receivables (other than amounts, if
                                          any, treated as "stripped coupons")
                                          and, subject to certain limitations
                                          in the  case of  Certificate Owners
                                          who  are  individuals,  trusts,  or
                                          estates, may deduct  their pro rata
                                          share of  reasonable servicing  and
                                          other fees.   See "Material Federal
                                          Income  Tax  Consequences"  in  the
                                          Prospectus      for      additional
                                          information      concerning     the
                                          application of  federal income  tax
                                          laws   to   the   Trust   and   the
                                          Certificates.

  ERISA Considerations  . . . . . . .     Subject   to   the   considerations
                                          discussed        under       "ERISA
                                          Considerations" herein  and in  the
                                          Prospectus,     the     Class     A
                                          Certificates   are   eligible   for
                                          purchase by employee benefit plans.
                                          The Class B Certificates may not be
                                          acquired  by  any  employee benefit
                                          plan   subject   to   the  Employee
                                          Retirement Income  Security Act  of
                                          1974,  as  amended   ("ERISA"),  or
                                          Section   4975   of   the  Internal
                                          Revenue  Code of  1986,  as amended
                                          (the "CODE"),  or by  an individual
                                          retirement  account.    See  "ERISA
                                          Considerations" herein  and in  the
                                          Prospectus.

  Ratings of the Class A
  Certificates  . . . . . . . . . . .     It is  a condition to  the issuance
                                          of  the Class  A  Certificates that
                                          they be rated at least  "   " by at
                                          least  one   nationally  recognized
                                          rating agency (a  "RATING AGENCY").
                                          The   rating   of   the   Class   A
                                          Certificates  by  a  Rating  Agency
                                          reflects   such   Rating   Agency's
                                          assessment of  the likelihood  that
                                          the   holders   of  the   Class   A
                                          Certificates will receive  payments
                                          of  principal and  interest  but it
                                          does  not  address  the  timing  of
                                          distributions of  principal of  the
                                          Class A  Certificates prior  to the
                                          Final Scheduled  Distribution Date.
                                          A rating is not a recommendation to
                                          buy,  sell or  hold  securities and
                                          may  be  subject   to  revision  or
                                          withdrawal  at  any   time  by  the
                                          assigning  Rating  Agency.     Each
                                          rating    should    be    evaluated
                                          independently of any  other rating.
                                          See "Risk Factors -- Ratings of the
                                          Securities" herein.

  Ratings of the Class B
  Certificates  . . . . . . . . . . .     It is  a condition to  the issuance
                                          of  the Class  B  Certificates that
                                          they be rated at least  "   " by at
                                          least  one   nationally  recognized
                                          rating agency (a  "RATING AGENCY").
                                          The   rating   of   the   Class   B
                                          Certificates  by  a  Rating  Agency
                                          reflects   such   Rating   Agency's
                                          assessment of  the likelihood  that
                                          the   holders   of  the   Class   B
                                          Certificates will receive  payments
                                          of  principal and  interest  but it
                                          does  not  address  the  timing  of
                                          distributions of  principal of  the
                                          Class B  Certificates prior  to the
                                          Final Scheduled  Distribution Date.
                                          A rating is not a recommendation to
                                          buy,  sell or  hold  securities and
                                          may  be  subject   to  revision  or
                                          withdrawal  at  any   time  by  the
                                          assigning  Rating  Agency.     Each
                                          rating    should    be    evaluated
                                          independently of any  other rating.
                                          See "Risk Factors -- Ratings of the
                                          Securities" herein.

                                 RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

     LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

     (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables
were located in (          ) as of  the Cut-off Date.  As a  result, economic
conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool" herein.)

     SUBORDINATION. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account.

     LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

     PAYMENT DELAY. The effective yield on the Certificates will be reduced below the yield otherwise produced because interest accrued through the end of each calendar month will not be distributed until the Distribution Date in the following month, and the amount distributable on such Distribution Date will not bear interest during such delay. As a result, the market value of the Certificates will be lower than would be the case if there was no such delay.

     RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (a "RATING AGENCY"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. The ratings of the
Certificates address the likelihood of the payment of the principal of and interest on the Certificates pursuant to their terms but not the timing of the distributions of principal prior to the Final Scheduled Distribution Date of the Certificates. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if it judges future circumstances to so warrant.


                                  THE TRUST

GENERAL

     The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect such assignments and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected in the Financed Vehicles in some states and will not have a perfected security interest in the Financed Vehicles documented under Federal law. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the Financed Vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cut-off Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cut-off Date with respect to the Simple Interest Receivables. The Trust property also includes
(i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                             THE RECEIVABLES POOL

     The pool of Receivables (the "RECEIVABLES POOL") will include only the Receivables purchased on the Closing Date. The Receivables (will be) (have been) purchased by the Depositor from the Seller, which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cut-off Date,
each Receivable (i) had an  outstanding gross balance of at least $       and
(ii) was not more than 60 days past due (an account is not considered past due if the amount past due is less than % of the scheduled monthly payment). As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

     Set  forth  in  the  following  tables  is  information  concerning  the
composition,  distribution  by   annual  percentage  rate  ("APR")   and  the
geographic distribution of the Receivables Pool as of the Cut-off Date.


                         _____________ TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL


  Weighted                                 Weighted    Weighted
   Average      Aggregate                  Average     Average     Average
   APR of       Principal     Number of   Remaining    Original   Principal
 Receivables     Balance     Receivables    Term         Term      Balance
   _____%       $________     ________     _____        _____       $______
                      __                   months       months

                       _______________ TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                                                                Percent
                                                                                                                   of
                                                                                                               Aggregate
                                                        Number of             Aggregate                        Principal
APR Range                                              Receivables            Principal Balance                Balance(1)
---------                                              -----------            -----------------                ----------
 0.00% -  5.00% . . . . . . . . . . . . . . . . .                            $                                            %
 5.01% -  6.00% . . . . . . . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . . . . . . . .
Greater than 18.00% . . . . . . . . . . . . . . .                              _____________                       ________

_______________
(1) Percentages may not add to 100.0% because of rounding.


                        _______________ TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL


                                                                                       PERCENTAGE AGGREGATE
STATE(2)                                                                               PRINCIPAL BALANCE(1)
--------                                                                               ---------------------
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                           %
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             ______________%

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors as of the Cut-off Date.

     Approximately  % of the aggregate principal balance of the
Receivables, constituting   % of the number  of the Receivables, represent
previously titled vehicles.

     By  aggregate principal balance, approximately     % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.

                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning the experience of the Seller pertaining to new and used automobile, light duty truck and motorcycle receivables, recreational vehicle receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)

                                            AT          ,                                        AT DECEMBER 31,
                                   199                        199                        199                        199
                                   -----                      ----                       ----                       ----



                           NUMBER OF                 NUMBER OF                  NUMBER OF                  NUMBER OF
                           CONTRACTS      AMOUNT     CONTRACTS      AMOUNT      CONTRACTS      AMOUNT      CONTRACTS       AMOUNT
                           ---------      ------     ---------      ------      ---------      ------      ---------       ------
Portfolio . . . . . . .                  $                         $                          $                            $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
Total Delinquencies . .                  $                         $                          $                            $
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .             %          %              %           %              %           %              %            %

                                                                       AT DECEMBER 31,
                                          199                               199                               199
                                          -----                             ----                              ----
                                NUMBER OF                        NUMBER OF                      NUMBER OF
                                CONTRACTS         AMOUNT         CONTRACTS          AMOUNT      CONTRACTS          AMOUNT
                                ---------         ------         ---------          ------      ---------          ------
Portfolio . . . . . . . . . .                     $                                $                              $
Period of Delinquency
 31-60 Days  . . . . . . . .
  61 Days or More . . . . . .                     $                                $                              $

Total Delinquencies . . . . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . . . . .              %              %                 %                %             %              %

_______________
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.

                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                  _____________ ENDED
                                                           ,                                   YEAR ENDED DECEMBER 31,

                                                 199         199           199           199         199        199         199
Average Amount Outstanding
  During the Period . . . . . . . . . . . .   $           $               $            $         $            $          $

Average Number of Contracts
  Outstanding During the Period . . . . . .
Percent of Contracts Acquired During the
  Period with Recourse to the Dealer  . . .             %           %               %           %          %           %           %
Repossessions as a Percent of Average
  Number of Contracts Outstanding . . . . .             %           %               %           %          %           %           %
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . . . . . . .             %           %               %           %          %           %           %
Net Losses as a Percent of Average
  Amount Outstanding(2)(3)  . . . . . . . .             %           %               %           %          %           %           %

   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

     (The net loss figures above reflect the fact that Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate
principal balance, approximately     % of the Receivables represent
contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse to Dealers is higher than that of contracts with recourse to Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Originator repossesses the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.)

                                  THE SELLER

     (Description of Seller and its underwriting and servicing standards.)


                                THE DEPOSITOR

     (Description of Depositor.)


                                 THE SERVICER

     (Description of Servicer and its servicing standards.)

                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Certificates" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments of the Certificates at yields at least equal to the yields on their respective Certificates.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

     In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A
Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

     The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "CLASS A PERCENTAGE") of approximately % of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "CLASS B
PERCENTAGE") of approximately   % of the Trust.

OPTIONAL PREPAYMENT

     The Servicer will have the option to purchase all, but not less than all, of the Receivables when the Pool Balance shall have declined to (__)% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days' notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution to the Class A Certificateholders would be equal to the outstanding Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate and to the Class B Certificateholders an amount equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate. See "Description of the Pooling and Servicing Agreement -- Termination" in the Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The  Servicing  Fee Rate  with  respect  to the  Servicing  Fee for  the
Servicer will be % per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "TOTAL DISTRIBUTION AMOUNT" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "REALIZED LOSSES" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

     The "INTEREST DISTRIBUTION AMOUNT" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads that have been applied as payments on the related Receivables in that Collection Period) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("LIQUIDATED RECEIVABLES"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("LIQUIDATION PROCEEDS"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

     The "PRINCIPAL DISTRIBUTION AMOUNT" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "FINAL SCHEDULED DISTRIBUTION DATE"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii)     all   payments   and  proceeds   (including   Liquidation
     Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

     CALCULATION OF DISTRIBUTABLE AMOUNTS. The "CLASS A DISTRIBUTABLE AMOUNT" with respect to a Distribution Date will be an amount equal to the sum of (i) the "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "CLASS A INTEREST DISTRIBUTABLE AMOUNT", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The  "CLASS A CERTIFICATE BALANCE" will equal, initially, $         and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

     The "CLASS B DISTRIBUTABLE AMOUNT" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "CLASS B INTEREST DISTRIBUTABLE AMOUNT", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     The "CLASS B CERTIFICATE BALANCE" shall equal, initially, $__________ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

     CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

     The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "CLASS A INTEREST CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "CLASS A PRINCIPAL CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

     The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "CLASS B INTEREST CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

     On each Distribution  Date on  which the  sum of the  Class B  Principal
Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "CLASS B PRINCIPAL CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

     The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Seller, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no rights in, or claims to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Seller will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Material Federal Income Tax Consequences" in the Prospectus.


                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

     Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "PLAN") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

     The Class A Certificates may not be purchased with the assets of a Plan if the Seller, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CLASS B CERTIFICATES

     The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Class B Certificates. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
S. Ct.          --------------------------------------------------
517 (1993).  In John Hancock, the Supreme  Court ruled that assets held in an
insurance        ----------
company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class B Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of % per Class A Certificate and % per Class B Certificate. The Underwriter may allow and such dealers may reallow a concession not in
excess of    % per  Class A Certificate and         % per Class B Certificate
to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

     In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and the Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL OPINIONS

     Certain legal matters relating to the Certificates and certain federal income tax matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)

                                INDEX OF TERMS

APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-2,S-15
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . .  S-15
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . .  S-15
Class A Interest Distributable Amount . . . . . . . . . . . . . . .  S-1,S-15
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-16
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . .  S-15
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-3,S-15
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . .  S-15
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . .  S-16
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-15
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-1,S-13
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-16
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . .  S-15
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-2
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Final Scheduled Distribution Date . . . . . . . . . . . . . . .    Cover,S-14
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .   S-2
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . .    S-14
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . .    S-14
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .    S-14
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-18
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . S-1
Principal Distribution Amount . . . . . . . . . . . . . . . . . . .  S-3,S-14
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . .   S-5,S-6,S-7
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . .    S-3,S-14
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-8
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Reserve Account Initial Deposit . . . . . . . . . . . . . . . . . . . .   S-4
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . .   S-4
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . .    S-14
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Cover
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-19

                    (BACK COVER OF PROSPECTUS SUPPLEMENT)

  NO  DEALER,  SALESPERSON  OR  OTHER
  PERSON HAS BEEN  AUTHORIZED TO GIVE
  ANY  INFORMATION  OR  TO  MAKE  ANY
  REPRESENTATIONS,  OTHER THAN  THOSE     $[               ]
  CONTAINED   IN   THIS    PROSPECTUS
  SUPPLEMENT OR THE  PROSPECTUS, AND,
  IF GIVEN OR  MADE, SUCH INFORMATION
  OR  REPRESENTATION   MUST  NOT   BE     __________ TRUST 1999_-[]
  RELIED   UPON   AS    HAVING   BEEN
  AUTHORIZED BY  THE DEPOSITOR  OR BY
  THE UNDERWRITER.   THIS  PROSPECTUS
  SUPPLEMENT  AND  THE  PROSPECTUS DO     $              , ___%
  NOT CONSTITUTE AN OFFER TO SELL, OR
  A SOLICITATION OF AN  OFFER TO BUY,     ASSET BACKED CERTIFICATES, CLASS A
  THE CERTIFICATES OFFERED  HEREBY TO
  ANYONE IN ANY JURISDICTION IN WHICH
  THE  PERSON  MAKING SUCH  OFFER  OR     $              , ___%
  SOLICITATION IS NOT QUALIFIED TO DO
  SO  OR  TO  ANYONE  TO WHOM  IT  IS     ASSET BACKED CERTIFICATES, CLASS B
  UNLAWFUL TO MAKE ANY  SUCH OFFER OR
  SOLICITATION.  NEITHER THE DELIVERY
  OF THIS  PROSPECTUS SUPPLEMENT  AND
  THE  PROSPECTUS NOR  ANY  SALE MADE     SALOMON BROTHERS VEHICLE
  HEREUNDER    SHALL,    UNDER    ANY     SECURITIES INC.
  CIRCUMSTANCES,       CREATE      AN     Depositor
  IMPLICATION THAT INFORMATION HEREIN
  OR  THEREIN IS  CORRECT  AS OF  ANY
  TIME SUBSEQUENT TO THE DATE OF THIS
  PROSPECTUS       SUPPLEMENT      OR
  PROSPECTUS.


           TABLE OF CONTENTS

                                 PAGE
                                 ----


         PROSPECTUS SUPPLEMENT
  Reports to Certificateholders
  . . . . . . . . . . . . Inside Cover
  Summary of Terms  . . . . . . . S-1
  Risk Factors  . . . . . . . . . S-7
  The Trust . . . . . . . . . . . S-8
  The Receivables Pool  . . . . . S-8
  The Seller  . . . . . . . . .  S-12
  The Depositor . . . . . . . .  S-12
  The Servicer  . . . . . . . .  S-12
  Weighted   Average   Life   of  the
  Certificates  . . . . . . . .  S-12
  Description of the Certificates
  . . . . . . . . . . . . . . .  S-13
  Material    Federal   Income    Tax
  Consequences  . . . . . . . .  S-18
  ERISA Considerations  . . . .  S-18
  Underwriting  . . . . . . . .  S-18
  Legal Opinions  . . . . . . .  S-19
  Index of Terms  . . . . . . .  S-20

               PROSPECTUS
  Available Information . . . . .   2
  Incorporation of Certain Documents
   by Reference . . . . . . . . . . 2
  Summary of Terms . . . . . . . . .3
  Risk Factors . . . . . . . . . . 12
  The Trusts . . . . . . . . . . . 17
  The Receivables Pools . . . . . .19
  Weighted Average Life of the
    Securities. . . . . . . . . . .21
  Pool Factors and Trading
    Information . . . . . . . . . .22
  Use of Proceeds . . . . . . . . .22
  The Company . . . . . . . . . . .22
  Description of the Notes . . . . 23
  Description of the Certificates. 27
  Certain Information Regarding
   the Securities . . . . . . . . .28
  Description of the Transfer and
   Servicing Agreements . . . . . .38
  Certain Legal Aspects of the
    Receivables . . . . . . . . . .48
  Material Federal Income Tax
   Consequences . . . . . . . . . .55
  ERISA Considerations . . . . . . 69
  Plan of Distribution . . . . . . 71
  Legal Opinions . . . . . . . . . 72
  Index of Terms . . . . . . . . . 73
  Annex 1 . . . . . . . . . . . . A-1

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN
THE CERTIFICATES OFFERED BY THIS PROSPECTUS
SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS        Prospectus Supplement
DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.  THIS IS                  , 1999
IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN      Salomon Smith Barney
ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus and the accompanying prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Subject to completion, dated __________, 1997
PROSPECTUS

ASSET BACKED NOTES

ASSET BACKED CERTIFICATES
(EACH ISSUABLE IN SERIES)
_____________________

SALOMON BROTHERS VEHICLE SECURITIES INC.
_____________________

The Asset Backed Notes (the "NOTES") and the Asset Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "TRUST"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Salomon Brothers Vehicle Securities Inc. (the "COMPANY") or a limited purpose finance subsidiary of the Company organized and established by the Company (each such limited purpose finance subsidiary, a "Transferor"), as depositor (the "Depositor") and the Trustee specified in the related Prospectus Supplement (the "TRUSTEE"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "SERVICER"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "RECEIVABLES") secured by new or used (i) automobiles, light-duty trucks and motorcycles and/or (ii) recreational vehicles, certain monies due or received thereunder on and after the applicable Cut-off Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "SUBSEQUENT RECEIVABLES") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement. For additional information, please see "Risks Associated with Subsequent Receivables and the Pre-Funding Account" on Page 16 hereof.

Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

PROSPECTIVE INVESTORS SHOULD CONSIDER  THE INFORMATION SET FORTH UNDER  "RISK
FACTORS"  BEGINNING  ON  PAGE  12   HEREOF  AND  IN  THE  RELATED  PROSPECTUS
SUPPLEMENT.

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, SALOMON BROTHERS VEHICLE SECURITIES INC., THE SERVICER, THE SELLER(S) OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES IS GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.
                           ________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                 , 199

                            AVAILABLE INFORMATION

     Salomon Brothers Vehicle Securities Inc. (the "COMPANY") has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Salomon Brothers Vehicle Securities Inc., that file electronically with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Chris Hawke, Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048; telephone 212-783-7000.
                           ________________________

                               SUMMARY OF TERMS

     The following summary is qualified by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

  Issuer  . . . . . . . . . . . . . .     With  respect  to  each  series  of
                                          Securities, the trust  (the "TRUST"
                                          or  the  "ISSUER")   to  be  formed
                                          pursuant   to   either    a   Trust
                                          Agreement    (as    amended     and
                                          supplemented from  time to  time, a
                                          "TRUST   AGREEMENT")    among   the
                                          Depositor and the trustee specified
                                          in    the     related    Prospectus
                                          Supplement (the "TRUSTEE")  and, if
                                          so   specified   in   the   related
                                          Prospectus  Supplement,  a  limited
                                          purpose  affiliate  of  the  Seller
                                          (the  "SELLER   AFFILIATE")  or   a
                                          Pooling and Servicing Agreement (as
                                          amended and supplemented  from time
                                          to time,  a "POOLING  AND SERVICING
                                          AGREEMENT") among the  Trustee, the
                                          Depositor    and    the    servicer
                                          specified in the related Prospectus
                                          Supplement (the "SERVICER").

  Company . . . . . . . . . . . . . .     Salomon Brothers Vehicle Securities
                                          Inc.  (the "Company").    See, "The
                                          Company".

  Depositor . . . . . . . . . . . . .     With  respect  to  each  series  of
                                          Securities, either the Company or a
                                          limited purpose finance  subsidiary
                                          of the  Company (each  such limited
                                          purpose   finance   subsidiary,   a
                                          "Transferor").

  Seller(s) . . . . . . . . . . . . .     With  respect  to  each  series  of
                                          Securities, the  Seller(s) will  be
                                          specified in the related Prospectus
                                          Supplement.

  Servicer  . . . . . . . . . . . . .     With  respect  to  each  series  of
                                          Securities,  the  Servicer  will be
                                          specified in the related Prospectus
                                          Supplement.

  Trustee . . . . . . . . . . . . . .     With  respect  to  each  series  of
                                          Securities,  the  Trustee  will  be
                                          specified in the related Prospectus
                                          Supplement.

  Indenture Trustee . . . . . . . . .     With  respect  to   any  applicable
                                          series of Securities, the Indenture
                                          Trustee  will be  specified  in the
                                          related Prospectus Supplement.

  The Notes . . . . . . . . . . . . .     A series of  Securities may include
                                          one or more classes of Notes, which
                                          will  be  issued   pursuant  to  an
                                          Indenture between the Trust and the
                                          Indenture Trustee  (as amended  and
                                          supplemented from time  to time, an
                                          "INDENTURE").        The    related
                                          Prospectus Supplement  will specify
                                          which class or classes,  if any, of
                                          Notes  of  the related  series  are
                                          being offered thereby.

                                          Unless otherwise  specified in  the
                                          related    Prospectus   Supplement,
                                          Notes   will   be   available   for
                                          purchase  in minimum  denominations
                                          of $1,000 and  will be available in
                                          book-entry  form   only.     Unless
                                          otherwise specified in  the related
                                          Prospectus  Supplement, Noteholders
                                          will be able  to receive Definitive
                                          Notes   only    in   the    limited
                                          circumstances  described herein  or
                                          in    the    related     Prospectus
                                          Supplement.         See    "Certain
                                          Information      Regarding      the
                                          Securities --            Definitive
                                          Securities".

                                          Except  in  the case  of  any Strip
                                          Notes  (as  defined   below),  each
                                          class of  Notes will have  a stated
                                          principal  amount  and   will  bear
                                          interest  at  a specified  rate  or
                                          rates (with  respect to  each class
                                          of  Notes,  the  "INTEREST  RATE").
                                          Each class  of  Notes  may  have  a
                                          different Interest Rate,  which may
                                          be a fixed,  variable or adjustable
                                          Interest Rate,  or any  combination
                                          of  the  foregoing.    The  related
                                          Prospectus Supplement will  specify
                                          the  Interest Rate,  or  the method
                                          for determining the  Interest Rate,
                                          for each class of Notes.

                                          With  respect  to   a  series  that
                                          includes  two  or more  classes  of
                                          Notes, each class may differ as  to
                                          the   timing   and    priority   of
                                          payments, seniority, allocations of
                                          losses, Interest Rate  or amount of
                                          payments of principal  or interest,
                                          or   payments   of   principal   or
                                          interest  in  respect of  any  such
                                          class or classes may  or may not be
                                          made   upon   the   occurrence   of
                                          specified events or on the basis of
                                          collections     from     designated
                                          portions of the Receivables Pool.

                                          In addition,  a series  may include
                                          one  or   more  classes   of  Notes
                                          ("STRIP    NOTES")   entitled    to
                                          (i) principal     payments     with
                                          disproportionate,  nominal  or   no
                                          interest payments  or (ii) interest
                                          payments   with   disproportionate,
                                          nominal or no principal payments.

                                          If  the   Servicer  exercises   its
                                          option to purchase  the Receivables
                                          of  a Trust (or, if not and, if and
                                          to  the  extent   provided  in  the
                                          related    Prospectus   Supplement,
                                          satisfactory bids for  the purchase
                                          of such Receivables  are received),
                                          in the manner and on the respective
                                          terms   and  conditions   described
                                          under "Description of  the Transfer
                                          and     Servicing     Agreements --
                                          Termination", the outstanding Notes
                                          will  be redeemed  as set  forth in
                                          the related Prospectus  Supplement.
                                          In   addition,   if   the   related
                                          Prospectus Supplement provides that
                                          the  property   of  a   Trust  will
                                          include a  Pre-Funding Account  (as
                                          such term is defined in the related
                                          Prospectus      Supplement,     the
                                          "PRE-FUNDING ACCOUNT"), one or more
                                          classes  of  the  outstanding Notes
                                          may   be    subject   to    partial
                                          redemption   on    or   immediately
                                          following  the end  of  the Funding
                                          Period (as such term  is defined in
                                          the related  Prospectus Supplement,
                                          the "FUNDING PERIOD")  in an amount
                                          and manner specified in the related
                                          Prospectus  Supplement.     In  the
                                          event of  such partial  redemption,
                                          the Noteholders may  be entitled to
                                          receive a  prepayment premium  from
                                          the Trust, in the amount and to the
                                          extent  provided  in   the  related
                                          Prospectus Supplement.

  The Certificates  . . . . . . . . .     A series  may include  one or  more
                                          classes of Certificates and may not
                                          include  any  Notes.   The  related
                                          Prospectus Supplement will  specify
                                          which class or classes, if any,  of
                                          the Certificates are  being offered
                                          thereby.

                                          Unless otherwise  specified in  the
                                          related    Prospectus   Supplement,
                                          Certificates will be  available for
                                          purchase in a  minimum denomination
                                          of $1,000 and will  be available in
                                          book-entry  form   only.     Unless
                                          otherwise specified in  the related
                                          Prospectus              Supplement,
                                          Certificateholders will be  able to
                                          receive   Definitive   Certificates
                                          only in  the limited  circumstances
                                          described herein or  in the related
                                          Prospectus    Supplement.       See
                                          "Certain Information Regarding  the
                                          Securities --            Definitive
                                          Securities".

                                          Except  in the  case  of any  Strip
                                          Certificates  (as  defined  below),
                                          each  class  of  Certificates  will
                                          have a  stated Certificate  Balance
                                          specified in the related Prospectus
                                          Supplement     (the    "CERTIFICATE
                                          BALANCE") and will  accrue interest
                                          on  such Certificate  Balance  at a
                                          specified  rate  (with  respect  to
                                          each  class  of  Certificates,  the
                                          "PASS THROUGH  RATE").   Each class
                                          of   Certificates   may    have   a
                                          different Pass Through  Rate, which
                                          may   be  a   fixed,   variable  or
                                          adjustable  Pass  Through  Rate, or
                                          any combination  of the  foregoing.
                                          The  related Prospectus  Supplement
                                          will specify the Pass Through Rate,
                                          or the  method for  determining the
                                          Pass Through  Rate, for  each class
                                          of Certificates.

                                          With  respect  to   a  series  that
                                          includes  two  or more  classes  of
                                          Certificates, each class may differ
                                          as  to   timing  and   priority  of
                                          distributions,           seniority,
                                          allocations of losses, Pass Through
                                          Rate or amount  of distributions in
                                          respect of  principal or  interest,
                                          or  distributions  in   respect  of
                                          principal or interest in respect of
                                          any such  class or  classes may  or
                                          may not be made upon the occurrence
                                          of specified events or on the basis
                                          of   collections   from  designated
                                          portions of  the Receivables  Pool.
                                          In addition,  a series  may include
                                          one or more classes of Certificates
                                          ("STRIP CERTIFICATES")  entitled to
                                          (i) distributions  in   respect  of
                                          principal   with  disproportionate,
                                          nominal     or      no     interest
                                          distributions    or   (ii) interest
                                          d i s t r i b u t i o n s   w i t h
                                          disproportionate,  nominal   or  no
                                          distributions    in   respect    of
                                          principal.

                                          If a series  of securities includes
                                          classes of Notes,  distributions in
                                          respect of the  Certificates may be
                                          subordinated in priority of payment
                                          to  payments  on the  Notes  to the
                                          extent  specified  in  the  related
                                          Prospectus Supplement.

                                          If  the   Servicer  exercises   its
                                          option to purchase  the Receivables
                                          of  a Trust (or, if not, and if and
                                          to  the  extent   provided  in  the
                                          related    Prospectus   Supplement,
                                          satisfactory bids for  the purchase
                                          of such Receivables  are received),
                                          in the manner and on the respective
                                          terms   and   conditions  described
                                          under "Description of  the Transfer
                                          and     Servicing     Agreements --
                                          Termination",    Certificateholders
                                          will  receive  as a  prepayment  an
                                          amount    in    respect    of   the
                                          Certificates  as  specified  in the
                                          related Prospectus Supplement.   In
                                          addition, if the related Prospectus
                                          Supplement   provides   that    the
                                          property of a Trust will include  a
                                          Pre-Funding                Account,
                                          Certificateholders  may  receive  a
                                          partial prepayment of  principal on
                                          or immediately following the end of
                                          the Funding Period in an amount and
                                          manner  specified  in  the  related
                                          Prospectus  Supplement.     In  the
                                          event of  such partial  prepayment,
                                          the   Certificateholders   may   be
                                          entitled  to  receive  a prepayment
                                          premium  from  the  Trust,  in  the
                                          amount and  to the  extent provided
                                          in    the     related    Prospectus
                                          Supplement.

  The Trust Property  . . . . . . . .     The  property  of each  Trust  will
                                          include    a    pool    of   retail
                                          installment sale  contracts, retail
                                          installment  loans, purchase  money
                                          notes   or    other   notes    (the
                                          "RECEIVABLES")  secured  by  new or
                                          used   (i) automobiles,  light-duty
                                          trucks    and    motorcycles   (the
                                          "FINANCED  MOTOR VEHICLES")  and/or
                                          (ii) recreational   vehicles   (the
                                          "FINANCED  RECREATIONAL VEHICLES"),
                                          including rights to receive certain
                                          payments made with  respect to such
                                          Receivables, security interests  in
                                          the  Financed  Motor  Vehicles  and
                                          Financed    Recreational   Vehicles
                                          (collectively,     the    "FINANCED
                                          VEHICLES")     financed    thereby,
                                          certain accounts  and the  proceeds
                                          thereof  and   any  proceeds   from
                                          claims on certain related insurance
                                          policies.    On  or  prior  to  the
                                          Closing  Date   specified  in   the
                                          related Prospectus  Supplement with
                                          respect to  a Trust,  the Seller(s)
                                          will sell  or transfer  Receivables
                                          (the "INITIAL  RECEIVABLES") having
                                          an   aggregate  principal   balance
                                          specified in the related Prospectus
                                          Supplement   as   of    the   dates
                                          specified  therein   (the  "INITIAL
                                          CUT-OFF  DATE")  to  the Depositor,
                                          and the Depositor will transfer the
                                          Initial Receivables  to such  Trust
                                          on  the  Closing Date  pursuant  to
                                          either   a   Sale   and   Servicing
                                          Agreement among the  Depositor, the
                                          Servicer   and   the   Trustee  (as
                                          amended and supplemented  from time
                                          to  time,  a  "SALE  AND  SERVICING
                                          AGREEMENT") or, if the  Trust is to
                                          be treated  as a grantor  trust for
                                          federal  income  tax  purposes, the
                                          related   Pooling   and   Servicing
                                          Agreement among the  Depositor, the
                                          Servicer  and  the  Trustee.    The
                                          property  of each  Trust  will also
                                          include  amounts   on  deposit   in
                                          certain  trust accounts,  including
                                          the related Collection Account, any
                                          Pre-Funding  Account,  any  Reserve
                                          Account  and   any  other   account
                                          identified   in   the    applicable
                                          Prospectus Supplement.

                                          To  the  extent   provided  in  the
                                          related Prospectus  Supplement, the
                                          Seller(s)    will   be    obligated
                                          (subject only  to the  availability
                                          thereof) to  sell to  the Depositor
                                          which will be obligated to purchase
                                          and sell to the  related Trust, and
                                          such Trust  will then  be obligated
                                          to   purchase   (subject   to   the
                                          satisfaction of certain  conditions
                                          described  in  the  applicable Sale
                                          and Servicing Agreement  or Pooling
                                          and      Servicing      Agreement),
                                          additional     Receivables     (the
                                          "SUBSEQUENT RECEIVABLES") from time
                                          to  time (as  frequently  as daily)
                                          during the Funding Period specified
                                          in    the     related    Prospectus
                                          Supplement   having   an  aggregate
                                          principal   balance   approximately
                                          equal to  the amount on  deposit in
                                          the   Pre-Funding   Account    (the
                                          "PRE-FUNDED   AMOUNT")    on   such
                                          Closing Date.   With respect to any
                                          Trust that  is to  be treated  as a
                                          grantor  trust  for  federal income
                                          tax purposes,  the Funding  Period,
                                          if any, will not  exceed the period
                                          of 90 days after the Closing  Date,
                                          and with respect to any other Trust
                                          will not exceed  the period of  one
                                          year after the Closing Date.   With
                                          respect  to  each Trust,  the  Pre-
                                          Funded Amount  on the  Closing Date
                                          will  not  exceed  (    )%  of  the
                                          aggregate initial principal balance
                                          of the Securities.

                                          The Receivables arise or will arise
                                          from  loans  originated   by  motor
                                          vehicle  and  recreational  vehicle
                                          dealers    (the   "DEALERS")    and
                                          purchased, directly or  indirectly,
                                          by a  Seller(s)  and  sold  to  the
                                          Depositor.  The Receivables will be
                                          selected  from  the  contracts  and
                                          loans owned  by a Seller(s)  or the
                                          Depositor  based  on  the  criteria
                                          specified in the Sale and Servicing
                                          Agreement   or   the   Pooling  and
                                          Servicing Agreement, as applicable,
                                          and  described  herein and  in  the
                                          related Prospectus Supplement.

  Credit and Cash Flow Enhancement  .     If and to  the extent specified  in
                                          the related  Prospectus Supplement,
                                          credit  and  cash  flow enhancement
                                          with  respect  to  a  Trust or  any
                                          class or classes  of Securities may
                                          include  any  one  or more  of  the
                                          following:  subordination of one or
                                          more other classes of Securities, a
                                          R e s e r v e       A c c o u n t ,
                                          overcollateralization,  letters  of
                                          credit,    credit   or    liquidity
                                          facilities,      surety      bonds,
                                          guaranteed   investment  contracts,
                                          swaps   or   other   interest  rate
                                          protection  agreements,  repurchase
                                          obligations,    yield    supplement
                                          agreements   or   accounts,   other
                                          agreements  with  respect  to third
                                          party  payments  or  other support,
                                          cash     deposits      or     other
                                          arrangements.     Unless  otherwise
                                          specified in the related Prospectus
                                          Supplement, any  form of  credit or
                                          cash  flow  enhancement  will  have
                                          certain limitations and  exclusions
                                          from  coverage   thereunder,  which
                                          will  be described  in  the related
                                          Prospectus Supplement.

  Transfer and Servicing Agreements .     With  respect  to each  Trust,  the
                                          Seller   will   sell   the  related
                                          Receivables   to   the   Depositor,
                                          which,  in  turn,   will  sell  the
                                          related Receivables  to such  Trust
                                          pursuant  to a  Sale  and Servicing
                                          Agreement   or   a    Pooling   and
                                          Servicing  Agreement.    The rights
                                          and benefits  of any Trust  under a
                                          Sale and  Servicing Agreement  will
                                          be   assigned   to   the  Indenture
                                          Trustee as collateral for the Notes
                                          of the related series. The Servicer
                                          will agree  with such  Trust to  be
                                          responsible      for     servicing,
                                          managing,  maintaining  custody  of
                                          and  making   collections  on   the
                                          Receivables. If so specified in the
                                          related Prospectus  Supplement, the
                                          person    specified    therein   as
                                          Administrator     will    undertake
                                          certain administrative duties under
                                          an  Administration  Agreement  with
                                          respect  to  any   Trust  that  has
                                          issued Notes, which  duties, in the
                                          absence of an  Administrator, would
                                          be performed for such Trust by  the
                                          related Indenture Trustee or by the
                                          Depositor.

                                          Unless otherwise  specified in  the
                                          related Prospectus Supplement,  the
                                          Servicer  will   advance  scheduled
                                          payments  under   each  Precomputed
                                          Receivable  which  shall  not  have
                                          been  timely  made  (a "PRECOMPUTED
                                          ADVANCE"), to  the extent  that the
                                          Servicer, in  its sole  discretion,
                                          expects to  recoup the  Precomputed
                                          Advance from subsequent payments on
                                          or with respect  to such Receivable
                                          or    from     other    Precomputed
                                          Receivables.     With  respect   to
                                          Simple  Interest  Receivables,  the
                                          Servicer shall advance any interest
                                          shortfall   (a   "SIMPLE   INTEREST
                                          ADVANCE"  and,   together  with   a
                                          Precomputed Advance, an "ADVANCE").
                                          The Servicer  shall be  entitled to
                                          reimbursement   of   Advances  from
                                          subsequent  payments  on   or  with
                                          respect to  the Receivables  to the
                                          extent described herein  and in the
                                          related Prospectus Supplement.

                                          Unless  otherwise  provided  in the
                                          related Prospectus  Supplement, the
                                          Depositor  will  be   obligated  to
                                          repurchase any Receivable  from the
                                          Trust, and the  related Seller will
                                          be   obligated  to   simultaneously
                                          repurchase such Receivable from the
                                          Depositor, if  the interest  of the
                                          applicable Trust in such Receivable
                                          is materially adversely affected by
                                          a breach  of any  representation or
                                          warranty made  by such  Seller with
                                          respect to  the Receivable,  if the
                                          breach has not been cured following
                                          the discovery by  or notice to such
                                          Seller  and  the Depositor  of  the
                                          breach.   If  so  specified in  the
                                          related Prospectus  Supplement, the
                                          related  Seller  or  the  Depositor
                                          will    be    permitted,    in    a
                                          circumstance    where   it    would
                                          otherwise be required to repurchase
                                          a  Receivable as  described  in the
                                          preceding   sentence,  to   instead
                                          substitute a comparable  Receivable
                                          for   the    Receivable   otherwise
                                          requiring  repurchase,  subject  to
                                          certain conditions and  eligibility
                                          criteria for  the substitute  to be
                                          summarized    in     the    related
                                          Prospectus Supplement.

                                          Unless  otherwise  provided  in the
                                          related Prospectus Supplement,  the
                                          Servicer  will   be  obligated   to
                                          purchase  or  make   Advances  with
                                          respect to any Receivable if, among
                                          other things,  it extends  the date
                                          for final payment by the Obligor of
                                          such    Receivable    beyond    the
                                          applicable Final Scheduled Maturity
                                          Date  (as  defined in  the  related
                                          Prospectus  Supplement,  the "FINAL
                                          SCHEDULED MATURITY  DATE"), changes
                                          the annual percentage  rate ("APR")
                                          or amount of a scheduled payment of
                                          such   Receivable   or   fails   to
                                          maintain   a   perfected   security
                                          interest  in  the  related Financed
                                          Vehicle.

                                          Unless otherwise  specified in  the
                                          related Prospectus  Supplement, the
                                          Servicer   will   be   entitled  to
                                          receive  a  fee for  servicing  the
                                          Receivables of each  Trust equal to
                                          a  specified   percentage  of   the
                                          aggregate principal balance  of the
                                          related  Receivables  Pool,  as set
                                          forth  in  the  related  Prospectus
                                          Supplement, plus certain late fees,
                                          prepayment   charges    and   other
                                          administrative   fees  or   similar
                                          charges.  See  "Description  of the
                                          Transfer  and Servicing  Agreements
                                          -- Servicing    Compensation    and
                                          Payment of Expenses"  herein and in
                                          the related Prospectus Supplement.

  Certain Legal Aspects of the
    Receivables; Repurchase               In  connection  with  the  sale  of
    Obligations   . . . . . . . . . .     Receivables  to  a  Trust, security
                                          interests in the  Financed Vehicles
                                          securing such  Receivables will  be
                                          assigned,  directly or  indirectly,
                                          by  the   related  Dealer   to  the
                                          Seller(s) and  by the  Seller(s) to
                                          the Depositor and  by the Depositor
                                          to    such   Trust.        Due   to
                                          administrative burden  and expense,
                                          the  certificates of  title  to the
                                          Financed Motor  Vehicles and  those
                                          Financed    Recreational   Vehicles
                                          financed in  states where  security
                                          interests in recreational  vehicles
                                          are subject to certificate of title
                                          statutes  will  not be  amended  to
                                          reflect any  such assignments,  the
                                          Uniform  Commercial   Code  ("UCC")
                                          financing statements in  respect of
                                          those     Financed     Recreational
                                          Vehicles financed  in states  where
                                          security interests  in recreational
                                          vehicles are perfected  by filing a
                                          UCC-1 financing statement  will not
                                          be   amended   to    reflect   such
                                          assignments.    In the  absence  of
                                          such procedures, such Trust may not
                                          have a perfected  security interest
                                          in  the Financed  Vehicles  in some
                                          states.   If  such  Trust does  not
                                          have a perfected  security interest
                                          in a Financed  Vehicle, its ability
                                          to realize on such Financed Vehicle
                                          in the  event of  a default may  be
                                          adversely affected.   To the extent
                                          the security interest is perfected,
                                          such Trust will  have a prior claim
                                          over subsequent purchasers  of such
                                          Financed  Vehicle  and  holders  of
                                          subsequently   perfected   security
                                          interests.    However,  as  against
                                          liens  for  repairs of  a  Financed
                                          Vehicle or  for taxes unpaid  by an
                                          Obligor  under  a   Receivable,  or
                                          because  of  fraud  or  negligence,
                                          such Trust could  lose the priority
                                          of  its  security interest  or  its
                                          security  interest  in  a  Financed
                                          Vehicle.

                                          Federal    and    state    consumer
                                          protection laws impose requirements
                                          upon creditors  in connection  with
                                          extensions     of    credit     and
                                          collections  of retail  installment
                                          loans,  and certain  of  these laws
                                          make  an assignee  of  such a  loan
                                          liable to  the obligor  thereon for
                                          any   violation   by   the  lender.
                                          Unless otherwise  specified in  the
                                          related Prospectus  Supplement, the
                                          Depositor  will  be   obligated  to
                                          repurchase from  the Trust  and the
                                          related Seller will be obligated to
                                          simultaneously repurchase from  the
                                          Depositor   any  Receivable   which
                                          fails   to    comply   with    such
                                          requirements.      The  Depositor's
                                          obligation to make  such repurchase
                                          is  contingent  upon   the  related
                                          Seller performing its obligation to
                                          repurchase such Receivable from the
                                          Depositor   on   account   of  such
                                          failure.

  Tax Status  . . . . . . . . . . . .     Unless  the  Prospectus  Supplement
                                          specifies  that  the  related Trust
                                          will be treated as a grantor trust,
                                          upon  the issuance  of  the related
                                          series  of  Securities, Tax Counsel
                                          to  such  Trust   will  deliver  an
                                          opinion  to  the effect  that,  for
                                          federal   income   tax    purposes:
                                          (i) all   or    certain   specified
                                          classes  of  Notes of  such  series
                                          will be  characterized as  debt and
                                          (ii) such   Trust   will   not   be
                                          characterized as an association (or
                                          a   publicly   traded  partnership)
                                          taxable  as  a   corporation.    In
                                          respect  of any  such  series, each
                                          Noteholder, by the  acceptance of a
                                          Note of such series, will agree  to
                                          treat  such  Note  as indebtedness,
                                          and each Certificateholder,  by the
                                          acceptance of a Certificate of such
                                          series,  will agree  to  treat such
                                          Trust  as  a partnership  in  which
                                          such Certificateholder is a partner
                                          for federal income and state income
                                          tax      purposes.      Alternative
                                          characterizations of such Trust and
                                          such Certificates are possible, but
                                          would  not  result   in  materially
                                          adverse    tax   consequences    to
                                          Certificateholders.

                                          If   the    Prospectus   Supplement
                                          specifies  that  the  related Trust
                                          will be treated as a grantor trust,
                                          upon  the issuance  of  the related
                                          series of Certificates, Tax Counsel
                                          to  such  Trust   will  deliver  an
                                          opinion  to  the effect  that  such
                                          Trust will be  treated as a grantor
                                          trust   for   federal   income  tax
                                          purposes and will not be subject to
                                          federal income tax.

                                          See  "Material  Federal  Income Tax
                                          Consequences"   and    "State   Tax
                                          Considerations"      herein     for
                                          additional  information  concerning
                                          the  application  of   federal  and
                                          state tax laws.

  ERISA Considerations  . . . . . . .     Subject   to   the   considerations
                                          discussed        under       "ERISA
                                          Considerations" herein  and in  the
                                          related Prospectus  Supplement, and
                                          unless otherwise specified therein,
                                          any  Notes  of  a  series  and  any
                                          Certificates that  are issued  by a
                                          Trust that is  a grantor trust  and
                                          are not  subordinated to  any other
                                          class of Certificates  are eligible
                                          for  purchase  by  employee benefit
                                          plans.

                                          Unless otherwise  specified in  the
                                          related Prospectus  Supplement, the
                                          Certificates of any series that are
                                          subordinated to any  other Security
                                          of that series may not be  acquired
                                          by   any   employee   benefit  plan
                                          subject to the  Employee Retirement
                                          Income  Security  Act of  1974,  as
                                          amended   ("ERISA"),   or   by  any
                                          individual retirement account.  See
                                          "ERISA  Considerations" herein  and
                                          in    the     related    Prospectus
                                          Supplement.


                                 RISK FACTORS

     CERTAIN LEGAL ASPECTS -- SECURITY INTERESTS IN FINANCED VEHICLES MAY BE LIMITED.

     Trusts May Not Have a Perfected Security Interest in Certain Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles, are subject to certificate of title statutes will not be amended to reflect such assignments, and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states.

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Vehicle securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected and, as a result, the amount available for distribution to the Securityholders may be adversely affected.

     Certain Liens Will Have Priority over a Perfected Security Interest. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" herein.

     CERTAIN LEGAL ASPECTS -- SECURITY INTEREST IN RECEIVABLES MAY BE LIMITED. The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York and Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed Custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of the interest of each Trust and any related Indenture Trustee in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements.

     CERTAIN LEGAL ASPECTS -- CONSUMER PROTECTION LAWS MAY REDUCE PAYMENTS TO SECURITYHOLDERS. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of a Trust to realize amounts would in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" herein.

     CERTAIN LEGAL ASPECTS -- INSOLVENCY MAY RESULT IN DELAYS OR REDUCTIONS OF PAYMENTS TO SECURITYHOLDERS. Each Seller will represent and warrant that the transfer of Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the transfer of Receivables by it to the Trust will constitute a sale.

     Considerations Relating to the Insolvency of a Nonbank Seller or the Depositor. If either a Seller other than a Bank Seller (a "NONBANK SELLER") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.

     Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or the Seller Affiliate identified therein, the Indenture Trustee or Trustee for such trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

     Octagon Gas Case.  In Octagon Gas Systems, Inc. v. Rimmer, 995  F.2d 948
(10th                      ----------------------       -----
Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally
applicable to chattel paper.                       ------
The circumstances under which the Octagon  holding would apply are not  fully
known and                          ------
the extent to which the Octagon decision will be followed in other courts  or
outside                  ------
of the Tenth Circuit is not certain.   If the holding in Octagon were applied
in a                                                     ------
bankruptcy of the Depositor or a Seller, however, even if the transfer of Receivables to the Depositor and the transfer of the Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's or Seller's bankruptcy estate (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR, THE SELLER(S) AND THE SERVICER WHICH PROVES TO BE INADEQUATE MAY RESULT IN DELAYS OR REDUCTIONS OF PAYMENT TO SECURITYHOLDERS. None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures". If collections on any Receivable should be reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer should fail for any reason to perform in accordance with that obligation, then delays in payments on the Securities and reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     SUBORDINATION OF CERTAIN CERTIFICATES MAY RESULT IN REDUCED PAYMENTS TO THOSE CERTIFICATES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

     LIMITED ASSETS AND RISK THAT SUCH ASSETS WILL NOT BE SUFFICIENT TO PAY SECURITIES IN FULL. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted, the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquencies, loan losses and repossessions with respect to the Receivables.

     RISK THAT PREPAYMENTS WILL ADVERSELY AFFECT AVERAGE LIFE AND YIELDS OF SECURITIES. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under the caption "Certain Legal Aspects -- Insolvency Considerations -- Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trust", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Seller Affiliate occurs.

     RISK OF COMMINGLING BY THE SERVICER MAY LEAD TO FUNDS NOT BEING AVAILABLE FOR DISTRIBUTION. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer should be unable to remit such funds, such funds would not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     RISKS ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT. If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other Trust, will not exceed the period of one year from and after the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

     Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

     Use of Balance in Pre-Funding Account to Prepay Securities may Adversely Affect Average Life and Yields of Securities. A higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

     RIGHTS OF THE NOTEHOLDERS TO DIRECT CERTAIN MATTERS MAY ADVERSELY AFFECT CERTIFICATEHOLDERS. In general, with respect to any Trust issuing Notes, until the Notes have been paid in full the right to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

     For example, with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     BOOK-ENTRY REGISTRATION MAY REDUCE THE LIQUIDITY OF THE SECURITIES. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC'S NOMINEE"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS

     With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "RECEIVABLES POOL") of retail installment sales contracts, purchase money notes or other notes between dealers (the "DEALERS") and purchasers (the "OBLIGORS") of new and used (i) automobiles, light-duty trucks and motorcycles ("FINANCED MOTOR VEHICLES," and the Receivables with respect thereto, "MOTOR VEHICLE RECEIVABLES") and/or (ii) recreational vehicles ("FINANCED RECREATIONAL VEHICLES," and the Receivables with respect thereto, "RECREATIONAL VEHICLE RECEIVABLES") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cut-off Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cut-off Date in the case of Simple Interest Receivables. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. See "Risk Factors -- Certain Legal Aspects -- Security Interest in Financed Vehicles," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" herein.

     If the protection provided to any holders of a series of Notes by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states or, if applicable, under federal law, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" herein.

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

FASIT ELECTION

     If specified in the related Prospectus Supplement, principal collections received on the Receivables may be applied to purchase additional Receivables which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus
Supplement will set forth the characteristics that such additional Receivables will be required to meet. Such characteristics will be specified in terms of the categories described in this section.


THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                            THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool are and will be retail installment sales contracts, retail installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "SELLER") and the Dealer and will be Motor Vehicle Receivables and/or Recreational Vehicle Receivables. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of each of the Motor Vehicle Receivables and/or Recreational Vehicle Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of each of the particular types of assets (i.e., new and used automobiles, light duty trucks and motorcycles, and new and used recreational vehicles) securing the Receivables being sold by such Seller and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, retail installment loans and other receivables secured by each of such asset types. Each Seller with respect to a series of Securities will be identified in the related Prospectus Supplement. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.

     The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable
(i) is secured by a new or used motor vehicle or motorcycle recreational vehicle, (ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and (iv) as of the Cut-off Date
(a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due, (c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the retail installment sales contracts, retail installment loans, purchase money orders or notes constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

     "SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

     "PRECOMPUTED RECEIVABLES" consist of either (i) monthly actuarial receivables ("ACTUARIAL RECEIVABLES") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("RULE OF 78'S RECEIVABLES"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool made up by Motor Vehicle Receivables and/or Recreational Vehicle Receivables and the portion of each category secured by new Financed Vehicles and by used Financed Vehicles.

SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

UNDERWRITING

     The   related  Prospectus  Supplement   will  describe   the  Seller(s)'
underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.

SERVICING AND COLLECTIONS

     The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of motor vehicle loans and/or recreational vehicle loans (including previously sold contracts which a Seller continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rates of prepayment of motor vehicle loans and recreational vehicle loans are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and
(ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning
(i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "POOL BALANCE"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".


                               USE OF PROCEEDS

     Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and to pay for certain expenses incurred in connection with the purchase of Receivables and sale of Securities.


                                 THE COMPANY

     Salomon   Brothers  Vehicle   Securities   Inc.  (the "COMPANY")   was
incorporated in the State of Delaware on October 27, 1997 as a wholly-owned subsidiary of Salomon Brothers Holding Company Inc. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is (212) 783-7000.

     The only obligations, if any, of the Company with respect to a series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle. The Company does not have, is not required to have, and is not expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates and/or Notes may be an affiliate of the Company. The Company anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller or Transferor.

     None of the Company, the Seller(s) or any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL OF AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "PAYMENT DATE"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them;
(v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or
(vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the related Indenture will consist of:
(i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust
(collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL  COMPLIANCE STATEMENT.    Each  Trust will  be  required to  file
annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of, or method of determining, distributions with respect to principal of and interest on each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "DISTRIBUTION DATE") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and the Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities" herein. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of
Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable Interest Rate or Pass Through Rate per annum, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal of and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "INTEREST RESET PERIOD") at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "SPREAD" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR SECURITY"), (ii) the Commercial Paper Rate (a "COMMERCIAL PAPER RATE SECURITY"), (iii) the Treasury Rate (a "TREASURY RATE SECURITY"), (iv) the Federal Funds Rate (a "FEDERAL FUNDS RATE SECURITY"), (v) the CD Rate (a "CD RATE SECURITY") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "INDEX MATURITY" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "COMPOSITE QUOTATIONS" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "INTEREST RESET DATE" will be the first day of the applicable Interest Reset Period or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD RATE" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD RATE DETERMINATION DATE") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "CALCULATION DATE" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES.   Each Commercial Paper  Rate Security
will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "COMMERCIAL PAPER RATE" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "COMMERCIAL PAPER RATE DETERMINATION DATE") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

                         D X 360
     Money Market Yield  =    ------------------- X 100
                         360 - (D X M)

where "D" refers to the applicable rate per annum for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "CALCULATION DATE" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "FEDERAL FUNDS RATE" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "FEDERAL FUNDS RATE DETERMINATION DATE") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The   "CALCULATION  DATE"   pertaining  to   any   Federal  Funds   Rate
Determination Date shall be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR DETERMINATION DATE"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR REUTERS") or (b) the Telerate Page 3750 ("LIBOR TELERATE"). For purposes of calculating LIBOR, "LONDON BANKING DAY" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "TELERATE PAGE 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "TREASURY RATE" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "TREASURY RATE DETERMINATION DATE" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "CALCULATION DATE" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Transfers between DTC's participating organizations (the "PARTICIPANTS") will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "APPLICABLE TRUSTEE"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.
Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, soci t anonyme ("CEDEL"), is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s) for the related Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described under "Definitive Securities" below.

     Except as required by law, neither the Administrator, if any, nor the applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("DEFINITIVE NOTES" and "DEFINITIVE CERTIFICATES", respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agencyspecifiedinthenoticeof finaldistributiontotheapplicableSecurityholders.

     Definitive  Securities  will  be transferable  and  exchangeable  at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

         (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

        (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;

       (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

         (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

         (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

        (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

     In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period for such Trust required by Rule 15d-1 of Regulation D under the Exchange Act.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date (the "CLOSING DATE") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Vehicles pursuant to a receivables purchase agreement (a "RECEIVABLES PURCHASE AGREEMENT"). On or prior to such Closing Date, the Depositor will transfer and assign to the Applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "SCHEDULE OF RECEIVABLES"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "SUBSEQUENT TRANSFER DATE").

     In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects;
(ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the related Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "PURCHASE AMOUNT"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale contracts, retail installment loans, purchase money notes or other notes and any other documents relating to the Receivables. The Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

     With  respect  to  each  Trust  that issues  Notes,  the  Servicer  will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "COLLECTION
ACCOUNT"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of the related Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "PAYAHEAD ACCOUNT"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors with respect to Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement
(collectively, the "TRUST ACCOUNTS") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities (and may include motor vehicle, recreational vehicle retail sale contracts or retail installment loans.) Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to motor vehicle and/or recreational vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the related Receivable at public or private sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

     The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third party subservicers approved by the Rating Agencies. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that, not withstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer serviced the Receivables directly.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "COLLECTION PERIOD") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) the Servicer (or its successor) is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, generally such remaining collections (the "PAYAHEADS") shall be transferred to and kept in the Payahead Account, until such later Collection Period when the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

     Precomputed Receivables. If so provided in the related Prospectus Supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance in the amount of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool or from any other source of funds identified in the related Prospectus Supplement.

     Single Interest Receivables. If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple
Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related
Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "ADVANCES" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee (the "SERVICING FEE")for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") of the Pool Balance as of the first day of the related Collection Period . The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of the available funds for the related collection Period prior to any distribution(s) on the related Payment Date or Distribution Date to the Noteholders or the Certificateholders of the related series.

     With respect to any Trust, the Servicer will generally collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle and/or recreational vehicle as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool.


DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal of and interest (or, where applicable, of principal of or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be describe in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "RESERVE ACCOUNT"), which will be maintained with the related Trustee or Indenture
Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with the Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders" herein.

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and the Applicable Trustee or Trustee statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Applicable Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Applicable Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies   of  such  statements  and  certificates   may  be  obtained  by
Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Applicable Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     "SERVICER DEFAULT" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or
(B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "INSOLVENCY EVENT" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicerundersuch Saleand ServicingAgreementor PoolingandServicing Agreement.

WAIVER OF PAST DEFAULTS

     With  respect to  each Trust  that  has issued  Notes, unless  otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES



     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage not lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "ADMINISTRATOR"), will enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE").


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of its in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.

SECURITY INTEREST IN VEHICLES

     In states in which retail installment sale contracts and installment loans such as the Motor Vehicle and Recreational Vehicle Receivables evidence the credit sale of automobiles, light-duty trucks or recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, except as noted below, a security interest in Financed Vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers, which may constitute the Financed Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC.

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a Dealer, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related recreational vehicles under the UCC. Because the Servicer will continue to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from a Seller to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from a Seller to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     Pursuant to each Receivables Purchase Agreement, each Seller will assign to the Depositor its interests in the Financed Vehicles securing the Motor Vehicle and Recreational Vehicle Receivables assigned by that Seller to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 assignments for those Financed Recreational Vehicles for which perfection is governed by the UCC).

     In most states, an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the assignee succeeds thereby to the assignor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the assignment to the Applicable Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Applicable Trustee is not perfected, such assignment of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the applicable Seller, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of each Seller's security interest in related Financed Vehicles to the Depositor and the transfer to the applicable Trust of the Seller's security interest in such Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     In addition, even in those states where an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and of the related Seller under the Receivables Purchase Agreement and would create an obligation of the Depositor to repurchase the related Receivable from the Trust and of the related Seller to simultaneously repurchase the related Receivable from the Depositor unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle or recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle or recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Receivables Purchase Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the related Seller's repurchase obligation under the applicable Receivables Purchase Agreement.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle or recreational vehicle installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the federal Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("TAX COUNSEL"), regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

               TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     The Taxpayer Relief Act of 1997 revises the maximum rate of tax on net capital gains for individuals on sales of certain assets (including stocks and securities). The holding period for which an asset must be held for the gain from its sale to be eligible for the lowest rate is increased from 12 months to 18 months, with a further rate reduction scheduled to take effect after the year 2000 for the sale of certain assets that have been held at least 5 years. The Treasury Department is to issue regulations coordinating the capital gain provisions with other rules involving the treatment of sales and exchange by pass-through entities such as the Trust.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt
Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     NEW WITHHOLDING REGULATIONS. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sole or exchange of 50% of more of the capital and profits in the Trust would cause a deemed contribution of assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the parties of the old partnership in liquidation thereof and not constitute a sales or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i)  the name, address and taxpayer identification  number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a
Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "GRANTOR TRUST CERTIFICATEHOLDERS") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "GRANTOR TRUST CERTIFICATES".

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "SECTION 1286 TREASURY REGULATIONS"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Person.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

TRUSTS FOR WHICH A FASIT ELECTION IS MADE

     GENERAL. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provide with respect to many aspects of the tax treatment of the holders of regular interests ("Regular Securities") and the ownership interest (the "Ownership Securities," with the Regular Securities, the "Securities") in a FASIT (the "FASIT Securityholders"). Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, of FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     QUALIFICATION AS A FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interest" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain tests  concerning (A) the composition of the  FASIT's assets and
(B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     ASSET COMPOSITION. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interest, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interest. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) it if pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences - FASIT Securities - Tax Treatment of FASIT Regular Securities - Treatment of High-Yield Interests."

     CONSEQUENCES OF DISQUALIFICATION. If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     TAX TREATMENT OF FASIT REGULAR SECURITIES.

     GENERAL. Payments received by holders of FASIT Regular Securities generally should be. corded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner as other debt instruments.
High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold, the Securityholder generally will recognize gain or loss upon the sale. In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Realized Losses on the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained.

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on such Securities will be considered Qualifying REIT Interest in the same proportion that the related FASIT's assets would so qualify. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19). In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     TREATMENT OF HIGH-YIELD INTEREST. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transfer still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences - FASIT Securities - Tax Treatment of FASIT Regular Securities - Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of other debt instruments would be subject. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of other debt instruments.

                                    * * *

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "SENIOR CERTIFICATES") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Ratings Service, Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "RESTRICTED GROUP").

     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to
Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.


                             PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.


     This Prospectus may be used, to the extent required, by the Underwriter in connection with offers and sales related to market making transactions.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Brown & Wood LLP. Material federal income tax will be passed upon for each Trust by Brown & Wood LLP.


                                INDEX OF TERMS


Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  48
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,42
Applicable Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . .  30,31,33
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  29
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Cedel Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .  40
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .  21
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Chattel paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . .  30
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . .  29
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,2,3,22
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,17
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  36
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,3
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .  40
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .    40
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  35
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
FASIT Qualification Test  . . . . . . . . . . . . . . . . . . . . . . . .  66
FASIT Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . .  31
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . .  29
Final Scheduled Maturity Date   . . . . . . . . . . . . . . . . . . . . .   9
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Financed Motor Vehicles . . . . . . . . . . . . . . . . . . . . . . . .  6,17
Financed Recreational Vehicles  . . . . . . . . . . . . . . . . . . . .  6,17
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,7
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . .  28
foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . .  62
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  62
H.15(519) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Initial Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  31
LIBOR Reuters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Telerate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Motor Vehicle Receivables . . . . . . . . . . . . . . . . . . . . . . . .  17
New Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Nonbank Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .  40
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
old partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Ownership Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  60
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .   3
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Preferred Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  20
prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,6
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . .  38
Recreational Vehicle Receivables  . . . . . . . . . . . . . . . . . . . .  17
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . .   2
Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . .  31
Rules of 78's Receivables . . . . . . . . . . . . . . . . . . . . . . . .  20
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .   6
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  63
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,66
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Seller Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,3
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .   8
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . .  19
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . 1,7
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  39
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Transfer and Servicing Agreement  . . . . . . . . . . . . . . . . . . . .  38
Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,3
Treasury bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . .  32
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . .  29
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,3
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,3
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,39
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  71
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65


                                                                      ANNEX I


        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     TRADING BETWEEN CEDEL  AND/OR EUROCLEAR PARTICIPANTS.   Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.


          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8
     (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms)  by  filing  Form  1001 (Ownership,  Exemption  or  Reduced  Rate
     Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

     SEC registration fee . . . . . . . . . . . . . . . . . . . . . . .  $ **
     Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . .    **
     Accounting fees and expenses . . . . . . . . . . . . . . . . . . .    **
     Blue sky fees and expenses . . . . . . . . . . . . . . . . . . . .    **
     Rating agency fees . . . . . . . . . . . . . . . . . . . . . . . .    **
     Trustee's fees and expenses  . . . . . . . . . . . . . . . . . . .    **
     Indenture Trustee's fees and expenses  . . . . . . . . . . . . . .    **
     Printing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    **
     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .        **
                                                                           --
------
          Total . . . . . . . . . . . . . . . . . . . . . . . .    $
___________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $100,000,000 of Securities registered hereby.


** To be filed by Amendment


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Salomon Brothers Vehicle Securities Inc. (the "Registrant") has undertaken in its articles of incorporation and by-laws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.


  * 1.1    Form of Underwriting Agreement for Owner Trusts
  * 1.2    Form of Underwriting Agreement for Grantor Trusts
  * 3.1    Articles of Incorporation of the Registrant
  * 3.2    Bylaws of the Registrant
  * 4.1    Form of Trust Agreement (including form of Certificates)
  * 4.2    Form of Pooling and Servicing Agreement (including form
           of Certificates)
  * 4.3    Form of Indenture (including form of Notes)
  * 5.1    Opinion of Brown & Wood LLP with respect to legality
  * 8.1    Opinion of Brown & Wood LLP with respect to certain tax matters
  *10.1    Form of Sale and Servicing Agreement
  *10.2    Form of Administration Agreement
  *10.3    Form of Receivables Purchase Agreement
  *23.1    Consent of Brown & Wood LLP (included in Exhibit 5.1)
  *23.2    Consent of Brown & Wood LLP (included in Exhibit 8.1)
 **24.1    Power of Attorney (included on Page II-4)
***25.1    Statement of Eligibility and Qualification of Indenture Trustee
__________________

  *            Filed herewith.
 **            Previously filed.
***            To be filed by Amendment.


ITEM 17. UNDERTAKINGS.

(a) As to Rule 415:

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  As to documents subsequently filed that are incorporated by reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  As to qualification of trust indentures:

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe (i) that it meets all of the requirements for filing on Form S-3 and (ii) that the security rating requirement will be met by the time of sale of the securities, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on January 30, 1998.

                              SALOMON BROTHERS VEHICLE SECURITIES INC.


                              By:                  *
                                      -------------------------
                                  Name:  Jeffrey A. Perlowitz
                                  Title:  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




       Signature                                            Title                                        Date
__________*_____________                 President and Director                                       January 30, 1998
Jeffrey A. Perlowitz                     (Principal Executive Officer)
__________*_____________                 Treasurer                                                    January 30, 1998
David C. Fisher                          (Principal Financial Officer and Principal Accounting
                                         Officer)

__________*_____________                 Vice President and Director                                  January 30, 1998
Thomas G. Maheras

__________*_____________                 Vice President and Director                                  January 30, 1998
Mark I. Tsesarsky

*by   /s/ Ted K. Yarbrough
      --------------------

Attorney-in-Fact


                                                   Registration No. 333-41949







==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            _____________________
                               Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                            _____________________


                   SALOMON BROTHERS VEHICLE SECURITIES INC.
     (Exact name of registrant as specified in its governing instrument)

                            _____________________


                                EXHIBIT VOLUME


==============================================================================


                       EXHIBIT INDEX


Exhibit                  Description
------                   -----------

    1.1    Form of Underwriting Agreement for Owner Trusts
    1.2    Form of Underwriting Agreement for Grantor Trusts
    3.1    Articles of Incorporation of the Registrant
    3.2    Bylaws of the Registrant
    4.1    Form of Trust Agreement (including form of Certificates)
    4.2    Form of Pooling and Servicing Agreement (including form of
           Certificates)
    4.3    Form of Indenture (including form of Notes)
    5.1    Opinion of Brown & Wood LLP with respect to legality
    8.1    Opinion of Brown & Wood LLP with respect to certain tax matters
   10.1    Form of Sale and Servicing Agreement
   10.2    Form of Administration Agreement
   10.3    Form of Receivables Purchase Agreement
   23.1    Consent of Brown & Wood LLP (included in Exhibit 5.1)
   23.2    Consent of Brown & Wood LLP (included in Exhibit 8.1)
   24.1    Power of Attorney (included on Page II-4 to original filing)


                                                            Exhibit 1.1

                              $(______________)

                       (____________) TRUST 199(_)-(_)

                (FLOATING RATE) ASSET BACKED NOTES, CLASS (__)
                (FLOATING RATE) ASSET BACKED NOTES, CLASS (__)
                        ___% ASSET BACKED CERTIFICATES

                   SALOMON BROTHERS VEHICLE SECURITIES INC.

                        FORM OF UNDERWRITING AGREEMENT


                                                     (______________), 199(_)

Salomon Brothers Inc.
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     1.   Introduction.  Salomon Brothers Vehicle Securities Inc., a Delaware
          ------------
corporation (the "Depositor") and a wholly owned subsidiary of Salomon Brothers Holding Company Inc., a Delaware corporation, proposes to cause (___________________) Trust 199(_)-(_) (the "Trust") to issue and sell
$(_________) principal amount of its (Floating Rate) Asset Backed Notes, Class (___) (the "Class (___) Notes"), $(____________) principal amount of its (Floating Rate) Asset Backed Notes, Class (___) (the "Class (___) Notes", and with the Class (___) Notes, the "Notes") and $(_______________) principal amount of its (___)% Asset Backed Certificates (the "Certificates") to you (the "Underwriter"). The Certificates will represent fractional undivided interests in the Trust. The Notes and the Certificates are hereinafter referred to collectively as the "Securities."

     The Trust Estate property will include, among other things, a pool of retail installment sale contracts transferred to the Trust on the Closing Date (the "Receivables"), the related security interests in the motor vehicles financed thereby (the "Financed Vehicles"), certain monies received thereon on and after ____________ (the "Cutoff Date"), all insurance proceeds and liquidation proceeds with respect thereto, the related Receivables Files, the Trust Accounts and proceeds of the foregoing. The Receivables and the other Trust Estate property will be sold to the Trust by the Depositor. The Receivables will be serviced for the Trust by (__________) (in such capacity, the "Servicer"). The Notes will be issued pursuant to an Indenture to be dated as of (________), 199(__) (the "Indenture"), between the Trust and (_______________________), as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to an Amended and Restated Trust Agreement to be dated as of (________), 199(__) (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor, as depositor, and (__________________), as owner trustee (the "Owner Trustee").

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement, dated as of (__________) (the "Sale and Servicing Agreement"), among the Trust, the Depositor, (________________) and (_________________________), or, if not
defined therein, in the Trust Agreement or, if not defined therein, in the Indenture.

     2.   Representations and Warranties of the Depositor.  The Depositor
          -----------------------------------------------
represents and warrants to, and agrees with, the Underwriter that:

     (a) The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration
statement (                            )  on such Form,  including a  related
preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Securities. The Depositor may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Depositor will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Securities) or
(ii) after the effectiveness of such registration statement, either (A) a final base prospectus relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final base prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b)(2) or (5).

     In the case of clauses (ii) (A) and (B) above, the Depositor has included in such registration statement, as amended at the Effective Date (as defined herein), all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Securities and the offering thereof and, except to the extent that the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Depositor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the
"Registration Statement." "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Base Prospectus which describes the Securites and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Securites that, together with the Base Prospectus, as amended at the time of such filing, is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Securites, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Securites and the offering of the Securites permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto.

     (c) This Agreement has been duly authorized, executed and delivered by the Depositor.

     (d) Immediately prior to the assignment of the Receivables to the Trust as contemplated by the Sale and Servicing Agreement, the Depositor (i) had good title to, and was the sole owner of, each Receivable and the other property then purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement, free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in the Receivables or property or in the Receivables Purchase Agreement and (iii) will have the power and authority to sell the Receivables and such property to the Trust, and upon the execution and delivery of the Sale and Servicing Agreement by the Owner Trustee on behalf of the Trust, the Trust will have acquired all of the Depositor's right, title and interest in and to the Receivables and such property free and clear of any Lien (except for the Lien of the Indenture).

     (e) Neither the Depositor nor anyone acting on behalf of the Depositor has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act, or require registration of the Depositor or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Depositor act, nor has the Depositor authorized any person to act, nor will the Depositor authorize any person to act, in such manner.

     (f) As of the Closing Date, the Depositor's representations and warranties in the Basic Documents (as defined herein) will be true and correct.

     3.   Representations and Warranties of the Underwriter.  The Underwriter
          -------------------------------------------------
represents and warrants to, and agrees with, the Depositor that:

     (a) It has not offered or sold, and will not offer or sell, any Offered Security to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995.

     (b) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

     (c) It has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     4.   Purchase, Sale, and Delivery of the Securities.  On the basis of
          ----------------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, Securities in the principal amounts and at the purchase prices set forth in Schedule I hereto. Delivery of and payment for the Securities shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, on (________), 199(__) (the "Closing Date"). Delivery of the Securities shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Securities to be so delivered will be initially represented by one or more Notes and one or more Certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

     5.   Offering by the Underwriter.  It is understood that the Underwriter
          ---------------------------
proposes to offer the Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     6.   Covenants of the Depositor.  The Depositor covenants and agrees
          --------------------------
with the Underwriter that:

     (a) The Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Securities, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

     (b) The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be delayed or withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph
(a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

     (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Depositor will cause the Trust to make generally available to holders of the Securities an earning statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

     (e) The Depositor will furnish to the Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests. The Depositor will pay the expenses of printing or other production of all documents relating to the offering.

     (f) The Depositor will arrange for the qualification of the Securities for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

     (g) For a period from the date of this Agreement until the retirement of the Securities, or until such time as the Underwriter shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to you the monthly servicing report, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

     (h) So long as any of the Securities are outstanding, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of the Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

     (i) The Depositor will cooperate with the Underwriter and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

     7.   Payment of Expenses.  The Depositor will pay all expenses incident
          -------------------
to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Securities to the Underwriter,
(iv) the  fees and disbursements of  the Depositor's counsel and accountants,
(v) the qualification of the Securities under the securities laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey,
(vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto,
(vii) the printing and delivery to the Underwriter of copies of any blue sky or legal investment survey prepared in connection with the Securities,
(viii) any fees charged by rating agencies  for the rating of the Securities,
(ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of the Trustee and its Counsel.

     8.   Conditions to the Obligation of the Underwriter.  The obligation
          -----------------------------------------------
of the Underwriter to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement shall have become effective not later than
(i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurs at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurs after 3:00 P.M. New York City time on such date.

     (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Sections 2(a) and 2(b) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been
instituted  or,  to  the  knowledge  of  the  Depositor  or   you,  shall  be
contemplated by the Commission or by any authority administering any state securities or blue sky law.

     (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Depositor which, in the judgment of the Underwriter, materially impairs the investment quality of the Securities or makes it impractical or inadvisable to market the Securities;
(ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of the Depositor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

     (d) The Depositor shall have furnished to the Underwriter the opinion of Brown & Wood LLP, special counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

          (i) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of (__________);

          (ii) each of the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (iii) this Agreement has been duly authorized, executed and delivered by the Depositor;

          (iv) the direction by the Depositor to the Owner Trustee to execute the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement;

          (v) the direction by the Depositor to the Indenture Trustee to authenticate the Notes has been duly authorized by the Depositor and, when the Notes have been duly executed and delivered by the Owner Trustee, authenticated by the Indenture Trustee in accordance with the Indenture, and delivered and paid for pursuant to this Agreement, the Notes will constitute legal, valid and binding obligations of the Trust (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect) and will be entitled to the benefits of the Indenture;

          (vi) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Indenture (collectively, the "Basic Documents"), except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Notes by the Underwriter and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made;

          (vii) the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Receivables Purchase Agreement and the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Depositor or the charter or bylaws of the Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Depositor;

          (viii) other than as disclosed in the Prospectus, there are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof or (3) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document;

          (ix) the Basic Documents conform in all material respects with the descriptions thereof contained in the Prospectus;

          (x) the statements in the final Prospectus Supplement and in the final Base Prospectus under the headings "Summary of Terms--Tax Status" and "Certain Federal Income Tax Consequences", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

          (xi) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no qualification of the Trust Agreement under the Trust Indenture Act is necessary for the offer and sale by the Underwriter of the Securities in the manner contemplated by this Agreement;

          (xii) the Indenture has been duly qualified under the Trust Indenture Act;

          (xiii) the Depositor is not, and will not as a result of the offer and sale of the Securities as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (xiv) to the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Depositor that are required to be disclosed in the Registration Statement, other than those disclosed therein;

          (xv) to the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

          (xvi) the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations; and

          (xvii) such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the date thereof or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of any jurisdiction other than the State of New York, the Delaware General Corporation Law or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel reasonably believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Depositor and public officials.

     All references in this Section 8(d) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (e) You shall have received the opinion of (____________________), special counsel for the (Seller), dated the Closing Date and satisfactory in form and substance to the Underwriter and to counsel for the Underwriter, to the effect that:

          (i) The (Seller) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and which requires such qualification;

          (ii) The (Seller) has no subsidiaries in any form, whether wholly owned or other than wholly owned, direct or indirect, other than (__________________);

          (iii) The (Seller) is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (iv) The (Seller) has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the (Seller) is in all material respects complying therewith; and the (Seller) is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the (Seller); and

          (v) none of the execution and delivery of the Sale and Servicing Agreement or the Receivables Purchase Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the (Seller) or the terms of any indenture or other agreement or instrument known to such counsel and to which the (Seller) is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to the (Seller) of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the (Seller).

     Such counsel shall also state that such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the date thereof or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of (__________________) or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel reasonably believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the (Seller) and certificates of public officials.

     All references in this Section 8(e) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (vi) the (Seller) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of the (Seller), with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (vii) the   Sale  and   Servicing  Agreement   has  been   duly
     authorized, executed and delivered by the (Seller) and constitutes a legal, valid and binding obligation of the (Seller), enforceable against the (Seller) in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (viii) the   Receivables  Purchase   Agreement  has   been  duly
     authorized, executed and delivered by the (Seller) and constitutes a legal, valid and binding obligation of the (Seller), enforceable against the (Seller) in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (ix) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Basic Document to which the (Seller) is a party, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriter, the filing of the UCC-3 partial release statements relating to the release of the existing liens of the (Seller)'s secured lenders on the Receivables and the other Trust Estate property, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables and the other Trust Estate property by the (Seller) to the Depositor pursuant to the Receivables Purchase Agreement and of the Receivables and the other Trust Estate property by the Depositor to the Trust and of the Receivables and the other Trust Estate property by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture, and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made; and

          (x) none of the execution and delivery of this Agreement, the Sale and Servicing Agreement or the Receivables Purchase Agreement, the consummation of any of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of the (Seller).

          (xi) the provisions of the Receivables Purchase Agreement are effective to transfer to the Depositor all right, title and interest of the (Seller) in and to the Receivables, and upon filing of the UCC-3 partial release statements with respect to the interests of the (Seller)'s secured lenders in the Receivables, the Receivables and, to the knowledge of such counsel, the other Trust Estate property will be owned by the Depositor free and clear of any Lien except for the Lien of the Sale and Servicing Agreement and the Indenture;

          (xii) the provisions of the Sale and Servicing Agreement are effective to transfer to the Trust all right, title and interest of the Depositor in and to the Trust Estate property, and upon filing of the UCC-3 partial release statements with respect to the interests of the (Seller)'s secured lenders in the Trust Estate property, the Receivables and, to the knowledge of such counsel, the other Trust Estate property will be owned by the Trust free and clear of any Lien except for the Lien of the Indenture;

          (xiii) the provisions of the Indenture are effective to create, in favor of the Indenture Trustee for the benefit of the Noteholders as security for the Trust's obligations under the Notes, a valid security interest in the Receivables and that portion of the other Trust Estate property that is subject to Article 9 of the (________) Uniform Commercial Code (the "UCC Collateral");

          (xiv) the UCC-1 financing statements naming (A) the (Seller) as seller and the Depositor as purchaser, (B) the Depositor as seller and the Trust as purchaser and (C) the Trust as debtor and the Indenture Trustee, as secured party are in appropriate form for filing with the Secretary of State of the State of the (Seller) and the County the (Seller), the interest of the Indenture Trustee in the Receivables and the proceeds thereof, and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust Estate property under Article 9 of the (Seller) Uniform Commercial Code, the other Trust Estate property, will be perfected upon the filing of such financing statements in such filing offices; and upon the filing of the UCC-3 partial release statements with respect to the interests of (Seller)'s secured lenders in such filing offices, no other interest of any other purchaser from or creditor of the (Seller) or the Trust is of equal or prior to the interest of the Trustee in the Receivables and such other Trust Estate property.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of (__________), the State of (____________), the State of (_____________) or
the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel reasonably believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the (Seller) and certificates of public officials.

     All references in this Section 8(f) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (f) You shall have received an opinion addressed to you of (__________________________), in its capacity as special federal tax counsel to the Trust, to the effect that the statements in the final Prospectus Supplement under the headings "Summary--Tax Status", "--ERISA Considerations" and the first sentence of "Certain Federal and State Income Tax Consequences" and in the final Base Prospectus under the headings "Summary of Terms--Tax Status", "--ERISA Considerations", "Certain Federal Income Tax Consequences" and "ERISA Considerations" (to the extent that such sections (other than such "ERISA Considerations" sections) relate to federal income tax consequences), to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material federal income tax consequences to holders of the Securities.

     (g) The Underwriter shall have received from Brown & Wood LLP, in its capacity as special counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriter may reasonably require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (h) You shall have received an opinion addressed to you of (_______________________), special counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i)  The   Indenture  Trustee   is  a   banking  corporation   duly
     incorporated and validly existing under the laws of the State of (______________).

          (ii) The Indenture Trustee has the full corporate trust power to accept the offices of indenture trustee under the Indenture and backup servicer under the Sale and Servicing Agreement and to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement, and the Administration Agreement.

          (iii) The execution and delivery of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered by the Indenture Trustee.

          (iv) The Indenture, the Sale and Servicing Agreement and the Administration Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of (_________________) and the federal law of the United States.

          (v) The execution and delivery by the Indenture Trustee of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any (________________) or United States federal governmental authority, other than the qualification of the Indenture Trustee under the Trust Indenture Act.

          (vi) Each of the Notes has been duly authenticated by the Indenture Trustee.

          (vii) Neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries.

          (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

          (ix) The execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Indenture Trustee that is unrelated to the transactions contemplated in such Agreements.

     (i) You shall have received an opinion addressed to you of (__________________________), special counsel for the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Owner Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of (_______________).

          (ii) The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

          (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Notes and the Certificates and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

          (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of (_____________), the State of (____________) and the federal law of the United States.

          (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Notes and the Certificates do not require any consent, approval or authorization of, or any registration or filing with, any (______________) or United States federal governmental authority.

          (vi) Each of the Certificates has been duly executed and delivered by the Owner Trustee as owner trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

          (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Owner Trustee or any of its subsidiaries is a party or is bound, or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

          (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Owner Trustee to perform and its obligations under the Trust Agreement.

          (ix) The execution, delivery and performance by the Owner Trustee (as trustee under the Trust Agreement or in its individual capacity, as the case may be) of the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Owner Trustee that is unrelated to the transactions contemplated in such Agreements.

     (j) The Underwriter shall have received such opinions, addressed to the Underwriter and dated the Closing Date, as are delivered to the Rating Agencies.

     (k) The Underwriter shall have received an opinion from (_________________________), special counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter regarding the true-sale of the Receivables by (________________) to the Depositor and by the Depositor to the Trust and the conveyance by the Trust of the Receivables and the other Trust Estate property to the Indenture Trustee for the benefit of the Noteholders.

     (l) The Underwriter shall have received an opinion from (____________________), special counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter regarding substantive consolidation.

     (m) The Underwriter shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Depositor in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of the Depositor contained in this Agreement and the Basic Documents are true and correct; the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

          (ii) since the date of the most recent financial information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor or the Trust has occurred; and

          (iii)  no   stop  order   suspending  the   effectiveness  of   the
     Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (n) The Underwriter shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the (Seller) in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of the (Seller) contained in the Basic Documents are true and correct; the (Seller) has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

          (ii) since the date of the most recent financial information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the (Seller) or the Trust has occurred; and

          (iii)     no  stop  order  suspending  the  effectiveness   of  the
     Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (o) The Underwriter shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of (_______________) and the County of (____________), reflecting the sale of the Receivables and the other Trust Estate property by the (Seller) to the Depositor and of the Receivables and the other Trust Estate property by the Depositor to the Trust and the pledge of the Receivables and the other Trust Estate property by the Trust to the Indenture Trustee for the benefit of the Noteholders.

     (p)  The Notes shall have been rated "(    )" by Standard & Poor's
                                            ----
Ratings   Services  and   "(___)"  by   Moody's   Investors  Service,   Inc.,
respectively.  The Certificates shall have been rated "(    )" by Standard
                                                        ----
& Poor's Ratings Services and "(___)" by Moody's Investors Service, Inc., respectively.

     (q) At the Execution Time and at the Closing Date, (__________________) shall have furnished to the Underwriter letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms of the drafts to which the Underwriter have previously agreed and otherwise in form and substance satisfactory to the Underwriter and to counsel for the Underwriter.

     (r) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of (______________) or the Depositor the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Prospectus.

     (s) Subsequent to the Execution Time, there shall not have been any reduction or withdrawal by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
Act) of the current rating of any securities issued or originated by the Depositor or (____________________) or any notice given of any intended or potential reduction in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     Prior to the Closing Date, the Depositor shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

     If any of the conditions specified in this Section 8 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not reasonably satisfactory in all material respects in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Depositor in writing or by telephone or telegraph confirmed in writing.

     9.   Indemnification and Contribution.  (a)  The Depositor agrees to
          --------------------------------
indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents, in reliance upon and in conformity with written information furnished to the Depositor by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Depositor may otherwise have.

     (b)  The  Underwriter  agrees   to  indemnify  and  hold   harmless  the
Depositor, its directors, its officers and each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Depositor to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Depositor by the Underwriter specifically for inclusion in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Depositor acknowledges that the statements set forth in the first sentence of the last paragraph of the cover page and the first two sentences of the second paragraph, the entire fourth paragraph, that portion of each sentence of the seventh paragraph that relates to the Underwriter and the entire eighth paragraph under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by the Underwriter for inclusion in the Prospectus (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Depositor and the Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Depositor and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Depositor and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Depositor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by the
Underwriter  from  the Depositor  in  connection  with  the purchase  of  the
Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Depositor on the one hand or the Underwriter on the other. The Depositor and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the Securities Act or the
Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to the applicable terms and conditions of this paragraph
(d).

     10.  Defaults of the Underwriter.  If the Underwriter defaults in its
          ---------------------------
obligation to purchase the Securities hereunder on the Closing Date and arrangements satisfactory to the Depositor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Depositor, except as provided in Section 13. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

     11.  No Bankruptcy Petition.  The Underwriter covenants and agrees that,
          ----------------------
prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

     12.  Survival of Representations and Obligations.  The respective
          -------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Depositor or any of its officers, and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by the Underwriter or the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriter is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 7 and the respective obligations of the Depositor and the Underwriter pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Securities by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of
Section 8(c)), the Depositor will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Securities. Nothing contained in this Section 12 shall limit the recourse of the Depositor against the Underwriter.

     13.  Notices.  All communications hereunder will be in writing and, if
          -------
sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at Salomon Brothers Inc.
Seven World Trade Center New York, New York 10048; and if sent to the Depositor, will be mailed, delivered or telecopied to it at Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048. Any such notice will take effect at the time of receipt.

     14.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligations hereunder.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     16.  Applicable Law.  This Agreement will be governed by, and construed
          --------------
in accordance with, the laws of the State of New York.



     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                              Very truly yours,

                              SALOMON BROTHERS VEHICLE
                              SECURITIES INC.



                              By:______________________________
                                  Name:
                                  Title:



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

SALOMON BROTHERS INC


    By:
       ---------------------------------
       Name:
       Title:




                                  SCHEDULE I



Offered Security         Principal Amount         Price (%)
----------------         ----------------         ---------

                                                      Exhibit 1.2
                        $(______________)

                       (____________) TRUST 199(_)-(_)

                   ( %) ASSET BACKED CERTIFICATES, CLASS A
                   ( %) ASSET BACKED CERTIFICATES, CLASS B

                   SALOMON BROTHERS VEHICLE SECURITIES INC.

                        FORM OF UNDERWRITING AGREEMENT


                                                     (______________), 199(_)

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     1.   Introduction.  Salomon Brothers Vehicle Securities Inc., a Delaware
          ------------
corporation (the "Depositor") and a wholly owned subsidiary of Salomon Brothers Holding Company Inc., a Delaware corporation, proposes to cause (___________________) Trust 199(_)-(_) (the "Trust") to issue and sell
$(_________) principal amount of its ( %) Asset Backed Certificates, Class A (the "Class A Certificates") and $(____________) principal amount of its ( %) Asset Backed Certificates, Class B (the "Class B Certificates", and with the Class A Certificates, the "Certificates") to you (the "Underwriter"). The Certificates will represent fractional undivided interests in the Trust.

     The Trust Estate property will include, among other things, a pool of retail installment sale contracts transferred to the Trust on the Closing Date (the "Receivables"), the related security interests in the motor vehicles financed thereby (the "Financed Vehicles"), certain monies received thereon on and after ____________ (the "Cutoff Date"), all insurance proceeds and liquidation proceeds with respect thereto, the related Receivables Files, the Trust Accounts and proceeds of the foregoing. The Receivables and the other Trust Estate property will be sold to the Trust by the Depositor. The Receivables will be serviced for the Trust by (__________) (in such capacity, the "Servicer"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of (________), 199(__) (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"), among the Depositor, as depositor, the Servicer, as servicer, and (__________________), as trustee (the "Trustee").

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     2.   Representations and Warranties of the Depositor.  The Depositor
          -----------------------------------------------
represents and warrants to, and agrees with, the Underwriter that:

     (a) The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration
statement (                             ) on  such Form, including  a related
preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Certificates. The Depositor may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Depositor will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Certificates) or
(ii) after the effectiveness of such registration statement, either (A) a final base prospectus relating to the Certificates in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final base prospectus and a final prospectus supplement relating to the Certificates in accordance with Rules 415 and 424(b)(2) or (5).

     In the case of clauses (ii) (A) and (B) above, the Depositor has included in such registration statement, as amended at the Effective Date (as defined herein), all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Certificates and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Certificates and the offering thereof and, except to the extent that the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Depositor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the
"Registration Statement." "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Base Prospectus which describes the Certificates and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Certificates that, together with the Base Prospectus, as amended at the time of such filing, is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Certificates, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Certificates and the offering of the Certificates permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act, and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto.

     (c) This Agreement has been duly authorized, executed and delivered by the Depositor.

     (d) Immediately prior to the assignment of the Receivables to the Trust as contemplated by the Pooling and Servicing Agreement, the Depositor (i) had good title to, and was the sole owner of, each Receivable and the other property then purported to be transferred by it to the Trust pursuant to the Pooling and Servicing Agreement, free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"),
(ii) had not assigned to any person any of its right, title or interest in the Receivables or property or in the Receivables Purchase Agreement and
(iii) will have the power and authority to sell the Receivables and such property to the Trust, and upon the execution and delivery of the Pooling and Servicing Agreement by the Trustee on behalf of the Trust, the Trust will have acquired all of the Depositor's right, title and interest in and to the Receivables and such property free and clear of any Lien (except for the Lien of the Pooling and Servicing Agreement).

     (e) Neither the Depositor nor anyone acting on behalf of the Depositor has taken any action that would require qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or require registration of the Depositor or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Depositor act, nor has the Depositor authorized any person to act, nor will the Depositor authorize any person to act, in such manner.

     (f) As of the Closing Date, the Depositor's representations and warranties in the Basic Documents (as defined herein) will be true and correct.

     3.   Representations and Warranties of the Underwriter.  The Underwriter
          -------------------------------------------------
represents and warrants to, and agrees with, the Depositor that:

     (a) It has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995.

     (b) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

     (c) It has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     4.   Purchase, Sale, and Delivery of the Certificates.  On the basis of
          ------------------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, Certificates in the principal amounts and at the purchase prices set forth in Schedule I hereto. Delivery of and payment for the Certificates shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, on (________), 199(__) (the "Closing Date"). Delivery of the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

     5.   Offering by the Underwriter.  It is understood that the
          ---------------------------
Underwriter proposes to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     6.   Covenants of the Depositor.  The Depositor covenants and agrees
          --------------------------
with the Underwriter that:

     (a) The Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

     (b) The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be delayed or withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph
(a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

     (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Depositor will cause the Trust to make generally available to holders of the Certificates an earning statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

     (e) The Depositor will furnish to the Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary
Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests. The Depositor will pay the expenses of printing or other production of all documents relating to the offering.

     (f) The Depositor will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

     (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriter shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Depositor will deliver to you the monthly servicing report, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

     (h) So long as any of the Certificates are outstanding, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of the Certificates or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

     (i) The Depositor will cooperate with the Underwriter and use its best efforts to permit the Certificates to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

     7.   Payment of Expenses.  The Depositor will pay all expenses incident
          -------------------
to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriter,
(iv) the fees and  disbursements of the Depositor's  counsel and accountants,
(v) the qualification of the Certificates under the securities laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey,
(vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto,
(vii) the printing and delivery to the Underwriter of copies of any blue sky or legal investment survey prepared in connection with the Certificates,
(viii) any fees charged by rating agencies for the rating of the Certificates, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and
(x) the fees and expenses of the Trustee and its Counsel.

     8.   Conditions to the Obligation of the Underwriter.  The obligation
          -----------------------------------------------
of the Underwriter to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement shall have become effective not later than
(i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurs at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurs after 3:00 P.M. New York City time on such date.

     (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Sections 2(a) and 2(b) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been
instituted  or,  to  the  knowledge  of  the  Depositor  or   you,  shall  be
contemplated by the Commission or by any authority administering any state securities or blue sky law.

     (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Depositor which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of the Depositor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

     (d) The Depositor shall have furnished to the Underwriter the opinion of Brown & Wood LLP, special counsel for the Depositor, dated the Closing
Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

          (i) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of (__________);

          (ii) each of the Receivables Purchase Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (iii) the Master Spread Account Agreement dated as of (__), 199(_), as amended among the Depositor, (__) (the "Security Insurer"), (__) and the Trustee (the "Master Spread Account Agreement"), and the Series 199(_)-(_) Supplement to Master Spread Account Agreement dated as of (__), 199(_) (the "Supplement" and, together with the Master Spread Account Agreement, the "Spread Account Agreement") among the parties to the Master Spread Account Agreement have each been duly authorized, executed and delivered by the Depositor, and the Spread Account Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (iv) the Insurance Agreement has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (v)  this  Agreement   has  been  duly   authorized,  executed  and
     delivered by the Depositor;

          (vi) the direction by the Depositor to the Trustee to execute the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

          (vii) the direction by the Depositor to the Trustee to authenticate the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed and delivered by the Trustee, authenticated by the Trustee in accordance with the Pooling and Servicing Agreement, and delivered and paid for pursuant to this Agreement, the Certificates will constitute legal, valid and binding obligations of the Trust (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect) and will be entitled to the benefits of the Pooling and Servicing Agreement;

          (viii) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Receivables Purchase Agreement, the Master Spread Account Agreement, the Supplement, the Insurance Agreement and the Pooling and Servicing Agreement (collectively, the "Basic Documents"), except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriter, the filing of the UCC-1 financing statements relating to the security interests created pursuant to the Spread Account Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made;

          (ix) the execution and delivery of this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Spread Account Agreement or the Insurance Agreement and the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Depositor or the charter or bylaws of the Depositor or the terms of any pooling and servicing agreement or other agreement or instrument known to such counsel and to which the Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Depositor;

          (x) other than as disclosed in the Prospectus, there are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof or (3) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document;

          (xi) the Basic Documents conform in all material respects with the descriptions thereof contained in the Prospectus;

          (xii) the statements in the final Prospectus Supplement and in the final Base Prospectus under the headings "Summary of Terms--Tax Status" and "Material Federal Income Tax Consequences", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

          (xiii) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no qualification of the Pooling and Servicing Agreement under the Trust Indenture Act is necessary;

          (xiv) the Depositor is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (xv) to the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Depositor that are required to be disclosed in the Registration Statement, other than those disclosed therein;

          (xvi) to the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

          (xvii) the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act and the Rules and Regulations; and

          (xviii) such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the date thereof or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of any jurisdiction other than the State of New York, the Delaware General Corporation Law or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel reasonably believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Depositor and public officials.

     All references in this Section 8(d) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (e) You shall have received the opinion of (____________________), special counsel for the (Seller), dated the Closing Date and satisfactory in form and substance to the Underwriter and to counsel for the Underwriter, to the effect that:

          (i) The (Seller) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and which requires such qualification;

          (ii) The (Seller) has no subsidiaries in any form, whether wholly owned or other than wholly owned, direct or indirect, other than (__________________);

          (iii) The (Seller) is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (iv) The (Seller) has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the (Seller) is in all material respects complying therewith; and the (Seller) is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the (Seller); and

          (v) none of the execution and delivery of the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Insurance Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the (Seller) or the terms of any indenture or other agreement or instrument known to such counsel and to which the (Seller) is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to the (Seller) of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the (Seller).

     Such counsel shall also state that such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the date thereof or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of (__________________) or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel reasonably believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the (Seller) and certificates of public officials.

     All references in this Section 8(e) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (vi) the (Seller) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of the (Seller), with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (vii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the (Seller) and constitutes a legal, valid and binding obligation of the (Seller), enforceable against the (Seller) in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (viii) the Insurance Agreement has been duly authorized, executed and delivered by the (Seller) and constitutes a legal, valid and binding obligation of the (Seller), enforceable against the (Seller) in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect;

          (ix) the Receivables Purchase Agreement has been duly authorized, executed and delivered by the (Seller) and constitutes a legal, valid and binding obligation of the (Seller), enforceable against the (Seller) in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect);

          (x) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Basic Document to which the (Seller) is a party, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriter, the filing of the UCC-3 partial release statements relating to the release of the existing liens of the (Seller)'s secured lenders on the Receivables and the other Trust Estate property, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables and the other Trust Estate property by the (Seller) to the Depositor pursuant to the Receivables Purchase Agreement and of the Receivables and the other Trust Estate property by the Depositor to the Trust and of the Receivables and the other Trust Estate property by the Trust to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement, the filing of the UCC-1 financing statements relating to the security interests created pursuant to the Spread Account Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made; and

          (xi) none of the execution and delivery of this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Insurance Agreement, the consummation of any of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of the (Seller).

          (xii) the provisions of the Receivables Purchase Agreement are effective to transfer to the Depositor all right, title and interest of the (Seller) in and to the Receivables, and upon filing of the UCC-3 partial release statements with respect to the interests of the (Seller)'s secured lenders in the Receivables, the Receivables and, to the knowledge of such counsel, the other Trust Estate property will be owned by the Depositor free and clear of any Lien except for the Lien of the Pooling and Servicing Agreement;

          (xiii) the provisions of the Pooling and Servicing Agreement are effective to transfer to the Trust all right, title and interest of the Depositor in and to the Trust Estate property, and upon filing of the UCC-3 partial release statements with respect to the interests of the (Seller)'s secured lenders in the Trust Estate property, the Receivables and, to the knowledge of such counsel, the other Trust Estate property will be owned by the Trust free and clear of any Lien except for the Lien of the Pooling and Servicing Agreement;

          (xiv) the provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee for the benefit of the Certificateholders as security for the Trust's obligations under the Certificates, a valid security interest in the Receivables and that portion of the other Trust Estate property that is subject to Article 9 of the (________) Uniform Commercial Code (the "UCC Collateral");

          (xv) the UCC-1 financing statements naming (A) the (Seller) as seller and the Depositor as purchaser, (B) the Depositor as seller and the Trust as purchaser and (C) the Trust as debtor and the Trustee, as secured party are in appropriate form for filing with the Secretary of State of the State of the (Seller) and the County the (Seller), the interest of the Trustee in the Receivables and the proceeds thereof, and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust Estate property under Article 9 of the (Seller) Uniform Commercial Code, the other Trust Estate property, will be perfected upon the filing of such financing statements in such filing offices; and upon the filing of the UCC-3 partial release statements with respect to the interests of (Seller)'s secured lenders in such filing offices, no other interest of any other purchaser from or creditor of the (Seller) or the Trust is of equal or prior to the interest of the Trustee in the Receivables and such other Trust Estate property.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of (__________), the State of (____________), the State of (_____________) or
the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel reasonably believes to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the (Seller) and certificates of public officials.

     All references in this Section 8(f) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (f) You shall have received an opinion addressed to you of (__________________________), in its capacity as special federal tax counsel to the Trust, to the effect that the statements in the final Prospectus Supplement under the headings "Summary--Tax Status", "--ERISA Considerations" and the first sentence of "Material Federal and State Income Tax Consequences" and in the final Base Prospectus under the headings "Summary of Terms--Tax Status", "--ERISA Considerations", "Material Federal Income Tax Consequences" and "ERISA Considerations" (to the extent that such sections (other than such "ERISA Considerations" sections) relate to federal income tax consequences), to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material federal income tax consequences to holders of the Certificates.

     (g) The Underwriter shall have received from Brown & Wood LLP, in its capacity as special counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriter may reasonably require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (h) You shall have received an opinion addressed to you of (_______________________), special counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of (______________).

          (ii) The Trustee has the full corporate trust power to accept the offices of trustee and backup servicer under the Pooling and Servicing Agreement and of collateral agent under the Spread Account Agreement and to enter into and perform its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement.

          (iii) The execution and delivery of the Pooling and Servicing Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement have been duly authorized by all necessary corporate action of the Trustee and each has been duly executed and delivered by the Trustee.

          (iv) The Pooling and Servicing Agreement constitutes a valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms under the laws of the State of (_________________) and the federal law of the United States.

          (v) The execution and delivery by the Trustee of the Pooling and Servicing Agreement does not require any consent, approval or authorization of, or any registration or filing with, any (________________) or United States federal governmental authority, other than the qualification of the Trustee under the Trust Indenture Act.

          (vi) Each of the Certificates has been duly authenticated by the Trustee.

          (vii) Neither the consummation by the Trustee of the transactions contemplated in the Pooling and Servicing Agreement nor the fulfillment of the terms thereof by the Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee or any of its subsidiaries.

          (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Trustee (as trustee under the Pooling and Servicing Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially and adversely affect the ability of the Trustee to perform its obligations under the Pooling and Servicing Agreement.

          (ix) The execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Trustee that is unrelated to the transactions contemplated in the Pooling and Servicing Agreement.

     (i) The Underwriter shall have received such opinions, addressed to the Underwriter and dated the Closing Date, as are delivered to the Rating Agencies.

     (j) The Underwriter shall have received an opinion from (_________________________), special counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter regarding the true-sale of the Receivables by (________________) to the Depositor and by the Depositor to the Trust and the conveyance by the Trust of the Receivables and the other Trust Estate property to the Trustee for the benefit of the Certificateholders.

     (k) The Underwriter shall have received an opinion from (____________________), special counsel for the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter regarding substantive consolidation.

     (l) The Underwriter shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Depositor in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of the Depositor contained in this Agreement and the Basic Documents are true and correct; the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

          (ii) since the date of the most recent financial information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor or the Trust has occurred; and

          (iii)     no  stop  order  suspending   the  effectiveness  of  the
     Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (m) The Underwriter shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the (Seller) in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of the (Seller) contained in the Basic Documents are true and correct; the (Seller) has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

          (ii) since the date of the most recent financial information included in the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the (Seller) or the Trust has occurred; and

          (iii)     no  stop  order  suspending  the   effectiveness  of  the
     Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

     (n) The Underwriter shall have received a fully executed Insurance Agreement by and among the Depositor, the (Seller) and the Security Insurer, dated as of (__), 199(_) (the "Insurance Agreement"), and all representations and warranties thereunder or made pursuant thereto shall be true and correct, and the Depositor shall have performed its obligations thereunder.

     (p) The Underwriter shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of (_______________) and the County of (____________), reflecting the sale of the Receivables and the other Trust Estate property by the (Seller) to the Depositor and of the Receivables and the other Trust Estate property by the Depositor to the Trust and the pledge of the Receivables and the other Trust Estate property by the Trust to the Trustee for the benefit of the Certificateholders.

     (q)  The Certificates shall have been rated "(    )" by Standard &
                                                   ----
Poor's Ratings Services and "(___)" by Moody's Investors Service, Inc., respectively.

     (r) At the Execution Time and at the Closing Date, (__________________) shall have furnished to the Underwriter letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms of the drafts to which the Underwriter have previously agreed and otherwise in form and substance satisfactory to the Underwriter and to counsel for the Underwriter.

     (s) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of (______________) or the Depositor the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to market the Certificates as contemplated by the Prospectus.

     (t) Subsequent to the Execution Time, there shall not have been any reduction or withdrawal by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
Act) of the current rating of any securities issued or originated by the Depositor or (____________________) or any notice given of any intended or potential reduction in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     Prior to the Closing Date, the Depositor shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

     If any of the conditions specified in this Section 8 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not reasonably satisfactory in all material respects in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Depositor in writing or by telephone or telegraph confirmed in writing.

     9.   Indemnification and Contribution.  (a)  The Depositor agrees to
          --------------------------------
indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange
Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents, in reliance upon and in conformity with written information furnished to the Depositor by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Depositor may otherwise have.

     (b)  The  Underwriter  agrees   to  indemnify  and  hold   harmless  the
Depositor, its directors, its officers and each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Depositor to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Depositor by the Underwriter specifically for inclusion in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Depositor acknowledges that the statements set forth in the first sentence of the last paragraph of the cover page and the first two sentences of the second paragraph, the entire fourth paragraph, that portion of each sentence of the seventh paragraph that relates to the Underwriter and the entire eighth paragraph under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by the Underwriter for inclusion in the Prospectus (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Depositor and the Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Depositor and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and by the Underwriter on the other from the offering of the Certificates; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Certificates purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Depositor and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Depositor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by the
Underwriter from the Depositor in connection with the purchase of the Certificates hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Depositor on the one hand or the Underwriter on the other. The Depositor and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Depositor within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to the applicable terms and conditions of this paragraph
(d).

     10.  Defaults of the Underwriter.  If the Underwriter defaults in its
          ---------------------------
obligation to  purchase the  Certificates hereunder on  the Closing  Date and
arrangements  satisfactory   to  the  Depositor  for  the  purchase  of  such
Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Depositor, except as provided in Section 13. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

     11.  No Bankruptcy Petition.  The Underwriter covenants and agrees that,
          ----------------------
prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

     12.  Survival of Representations and Obligations.  The respective
          -------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Depositor or any of its officers, and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by the Underwriter or the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriter is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 7 and the respective obligations of the Depositor and the Underwriter pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of Section 8(c)), the Depositor will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates. Nothing contained in this Section 12 shall limit the recourse of the Depositor against the Underwriter.

     13.  Notices.  All communications hereunder will be in writing and, if
          -------
sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048; and if sent to the Depositor, will be mailed, delivered or telecopied to it at Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048. Any such notice will take effect at the time of receipt.

     14.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligations hereunder.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     16.  Applicable Law.  This Agreement will be governed by, and construed
          --------------
in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                              Very truly yours,

                              SALOMON BROTHERS VEHICLE
                              SECURITIES INC.



                              By:______________________________
                                  Name:
                                  Title:



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

SALOMON BROTHERS INC


    By:
       ---------------------------------
       Name:
       Title:



                                  SCHEDULE I


Certificates        Principal Amount         Price (%)
------------------------------------------------------

                                                                 Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                   SALOMON BROTHERS VEHICLE SECURITIES INC.


     The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST:    The  name  of  the corporation  is  Salomon  Brothers  Vehicle
Securities Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

     FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, and the par value of such shares shall be $0.01 per share.

     FIFTH:   The name  and mailing address  of the  sole incorporator  is as follows:

          Name                        Mailing Address
          ----                        ---------------

     Jack M. Costello, Jr.            c/o Brown & Wood
                                      One World Trade Center
                                      New York, New York 10048

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: Election of directors need not be written by ballot unless the By-laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation.

     EIGHTH: The affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the By-laws of the Corporation, with the initial Board of Directors consisting of three members. The names of the directors who are to serve as initial directors of the Corporation until the first annual meeting of stockholders or until their successors are duly chosen and qualified are:

                         Thomas G. Maheras
                         Jeffrey A. Perlowitz
                         Mark I. Tsesarsky

     NINTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

     TENTH: (a) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (b) If the General Corporation Law of the State of Delaware shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the GCL, as so amended.

     ELEVENTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time the By-laws of the Corporation as and to the extent permitted therein.

     TWELFTH: The Board of Directors, by the affirmative vote of a majority of 100% of the members of the Board, and irrespective of any personal interest of its members, shall have authority to provide reasonable compensation to all directors for services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

     THIRTEENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the GCL as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors.

     FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinbefore named, do hereby execute this Certificate of Incorporation this 7th day of November, 1997.




                              -----------------------------------
                              Jack M. Costello, Jr.
                              Sole Incorporator
                                                               Exhibit 3.2

                                   BY-LAWS

                                      of

                   SALOMON BROTHERS VEHICLE SECURITIES INC.

         ____________________________________________________________

                                  ARTICLE I
                                  ---------

                                   OFFICES

     SECTION 1. REGISTERED OFFICE -- The registered office shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.

     SECTION 2. OTHER OFFICES -- The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time select or the business of the Corporation may require. The principal executive offices of the Corporation shall be maintained in New York, New York.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such place, either within or without the State of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting. If the board of directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. SPECIAL MEETINGS -- Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, President or Secretary, or by resolution of the board of directors.

     SECTION 3. VOTING -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

     SECTION 4. QUORUM -- Except as otherwise required by Law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 5. NOTICE OF MEETINGS -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     SECTION 6. ACTION WITHOUT MEETING -- Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                 ARTICLE III
                                 -----------

                                  DIRECTORS

     SECTION 1. NUMBER AND TERM -- Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors shall be as fixed at a number no less than three (3) by an affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify. A director need not be a stockholder.

     SECTION 2. RESIGNATIONS -- Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES -- If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

     SECTION 4. REMOVAL -- Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

     SECTION 5. POWERS -- The board of directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws, conferred upon or reserved to the stockholders.

     SECTION 6. MEETINGS -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

     Except as otherwise provided herein, regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Not less than two days' written notice shall be given for any regular or special meeting of the board relating to the issuance of stock of the Corporation, the removal of any member of the Executive Committee or the alteration or repeal of this provision.

     Special meetings of the board may be called by the Chairman of the Board, if any, President or by the Secretary on the written request of any director on at least two days' notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     Notice of the time and place of any regular meeting which requires the giving of notice or each special meeting shall be sent to each member of the board of directors by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in any meeting of the board of directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 7. QUORUM -- A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

     SECTION 8. COMPENSATION -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 9. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.

                                  ARTICLE IV
                                  ----------

                   EXECUTIVE, FINANCE AND OTHER COMMITTEES

     SECTION 1. DESIGNATION, TERM OF OFFICE AND QUALIFICATIONS -- The board of directors may in its discretion, by a resolution duly adopted by a majority of the whole board, designate an Executive Committee consisting of one or more directors and may in its discretion, by a resolution duly adopted by a majority of the whole board, designate a Finance Committee consisting of one or more directors. Each member of the Executive Committee or Finance Committee shall continue in office until he shall cease to be a director, or until his death, resignation or removal, or until the dissolution of the Executive Committee or Finance Committee, as the case may be, in the manner provided in Section 3 of this Article IV.

     SECTION 2. POWERS -- Except as may be provided by law or by the resolution of designation, the Executive Committee, if designated, shall have and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend or to authorize the issuance of stock, and including without limitation all powers expressly conferred on the board of directors by these By-Laws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Except as may be provided by law or by the resolution of designation, the Finance Committee, if designated, shall have and may exercise all of the powers of the board of directors in the management of the financial affairs of the Corporation, expressly including the power to fix and determine the terms and conditions of any series of bonds issued by the Corporation and to take any other action deemed necessary in connection with the authorization, execution, authentication and delivery of any series of Bonds, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, neither the Executive Committee nor the Finance Committee shall have power to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all, or substantially all of the Corporation's property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

     SECTION 3.     RESIGNATION, REMOVAL OR DISSOLUTION -
Any member of the Executive Committee or Finance Committee may resign at any time by giving written notice to the Chairman of the Board, if any, President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member of the Executive Committee or Finance Committee may be removed at any time, either with or without cause, by a majority vote of the directors then in office, given at any meeting of the board of directors called for that purpose. The board of directors may, by a resolution duly adopted at any meeting, dissolve the Executive Committee or the Finance Committee.

     SECTION 4. VACANCIES -- If any vacancy shall occur in the Executive Committee or the Finance Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the board of directors or may be filled until the next meeting of the board of directors by the remaining members, if any, of the Executive Committee or the Finance Committee, as the case may be, whether or not the or they constitute a quorum.

     SECTION 5.     MEETINGS OF THE EXECUTIVE COMMITTEE --
The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. A special meeting of the Executive Committee may be called at any time by the Chairman of the Board, if any, President or by any two members of the Executive Committee. Except as otherwise provided herein, no notice of any special or regular meeting need be given. Not less than two days' written notice shall be given for any regular or special meeting of the Executive Committee relating to the issuance of stock of the Corporation or the alteration or repeal of this provision. Notice of the time and place of each regular or special meeting which requires the giving of notice shall be sent to each member of the Executive Committee by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 6 of this Article IV, or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the board of directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with the law, the Certificate of Incorporation or the By-Laws.

     SECTION 6. QUORUM -- At all meetings of the Executive Committee or the Finance Committee the presence in person of one-third of the members of the Executive Committee or the Finance Committee, as the case may be, shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee or the Finance Committee, as the case may be. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time, until a quorum shall be present.

     SECTION 7. OTHER COMMITTEES -- The Board of Directors may in its discretion, by a resolution duly adopted by a majority of the whole board, designate such other committees as it may deem advisable. Each such committee shall consist of such number of directors as may be so designated, and shall have and may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the board of directors. The board of directors shall have the power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

     SECTION 8. TEMPORARY COMMITTEE MEMBERS -- In the absence or disqualification of any member of any committee created pursuant to this
Article IV, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member.

                                  ARTICLE V
                                  ---------

                                  OFFICERS

     SECTION 1. OFFICERS -- The officers of the Corporation shall be a Chairman of the Board, if any, a President, one or more Vice Presidents, if any, a Treasurer and a Secretary, all of whom shall be elected by the board of directors and shall hold office until their successors are elected and qualified. In addition, the board of directors may elect such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as they may deem proper. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     SECTION 2. CHAIRMAN OF THE BOARD -- The Chairman of the Board shall preside at all meetings of the stockholders or the board of directors and shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. Except as the board of directors shall authorize execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 3. PRESIDENT -- The President shall be the chief executive officer of the Corporation and, subject to the control of the board of directors, shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of stockholders and the board of directors, the absence or non-election of the Chairman of the Board. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the board of directors may from time to time prescribe.

     SECTION 4.     VICE  PRESIDENTS  --     The  Vice  President,   or  Vice
Presidents, if any, shall have such duties as the Board of Directors, the President, or the By-Laws may from time to time prescribe.

     SECTION 5. TREASURER -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 6. SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the board of directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the board of directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors or the President, and attest the same.

     SECTION 7. ASSISTANT VICE PRESIDENTS, ASSISTANT TREASURERS AND ASSISTANT SECRETARIES -- Assistant Vice Presidents, Assistant Treasurer and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors or the President.

                                  ARTICLE VI
                                  ----------

                                MISCELLANEOUS

     SECTION 1. CERTIFICATES OF STOCK -- A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.

     SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. STOCKHOLDERS RECORD DATE -- In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     SECTION 5. DIVIDENDS -- Subject to the provisions of the Certificate of Incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

     SECTION 6. SEAL -- The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the board of directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 7. FISCAL YEAR -- The fiscal year of the Corporation shall be determined by resolution of the board of directors.

     SECTION 8. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.

     SECTION 9. BORROWING -- No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the board of directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     SECTION 10. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required by these By-Laws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VII
                                 -----------

                               INDEMNIFICATION

     To the full extent permitted by law, the Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer, of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board of directors, at any regular or special meeting of the board of directors, in notice of the proposed alteration or repeal of By-Law or By-Laws to be made is contained in the notice of such regular or special meeting.


                                                        Exhibit 4.1
__________________________________________________________________


                           FORM OF TRUST AGREEMENT


                                    among


                  SALOMON BROTHERS VEHICLE SECURITIES INC.,
                                as Depositor,


                                     and


                         (_________________________),
                               as Owner Trustee



                       Dated as of __________ __, 199__



--------------------------------------------------------------------------


                              TABLE OF CONTENTS
                                                                        Page

                                  ARTICLE I

                                 Definitions

     SECTION  1.01. Capitalized Terms . . . . . . . . . . . . . . . . . .   1
     SECTION  1.02. Other Definitional Provisions . . . . . . . . . . . .   4

                                  ARTICLE II

                                 Organization

     SECTION  2.01. Name  . . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION  2.02. Office  . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION  2.03. Purposes and Powers . . . . . . . . . . . . . . . . .   5
     SECTION  2.04. Appointment of Owner Trustee  . . . . . . . . . . . .   6
     SECTION  2.05. Initial Capital Contribution of Owner Trust Estate  .   6
     SECTION  2.06. Declaration of Trust  . . . . . . . . . . . . . . . .   6
     SECTION  2.07. Liability of Owners . . . . . . . . . . . . . . . . .   6
     SECTION  2.08. Title to Trust Property . . . . . . . . . . . . . . .   7
     SECTION  2.09. Situs of Trust  . . . . . . . . . . . . . . . . . . .   7
     SECTION  2.10. Representations and Warranties of Depositor . . . . .   7
     SECTION  2.11. Maintenance of the Demand Note  . . . . . . . . . . .   8
     SECTION  2.12. Federal Income Tax Allocations  . . . . . . . . . . .   8

                                 ARTICLE III

                 Trust Certificates and Transfer of Interests

     SECTION  3.01. Initial Ownership . . . . . . . . . . . . . . . . . .   9
     SECTION  3.02. The Trust Certificates  . . . . . . . . . . . . . . .  10
     SECTION  3.03. Authentication of Trust Certificates  . . . . . . . .  10
     SECTION  3.04. Registration of Transfer and Exchange of Trust
                    Certificates  . . . . . . . . . . . . . . . . . . . .  10
     SECTION  3.05. Mutilated, Destroyed, Lost or Stolen Trust
                    Certificates  . . . . . . . . . . . . . . . . . . . .  11
     SECTION  3.06. Persons Deemed Owners . . . . . . . . . . . . . . . .  12
     SECTION  3.07. Access to List of Certificateholders' Names and
                    Addresses . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION  3.08. Maintenance of Office or Agency . . . . . . . . . . .  12
     SECTION  3.09. Appointment of Paying Agent . . . . . . . . . . . . .  12
     SECTION  3.10. Ownership by Depositor of Trust Certificates  . . . .  13
     SECTION  3.11. Book-Entry Trust Certificates . . . . . . . . . . . .  13
     SECTION  3.12. Notices to Clearing Agency  . . . . . . . . . . . . .  14
     SECTION  3.13. Definitive Trust Certificates . . . . . . . . . . . .  14

                                  ARTICLE IV

                           Actions by Owner Trustee

     SECTION  4.01. Prior Notice to Owners with Respect to Certain
                    Matters . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION  4.02. Action by Owners with Respect to Certain Matters  . .  16
     SECTION  4.03. Action by Owners with Respect to Bankruptcy . . . . .  16
     SECTION  4.04. Restrictions on Owners' Power . . . . . . . . . . . .  16
     SECTION  4.05. Majority Control  . . . . . . . . . . . . . . . . . .  16

                                  ARTICLE V

                  Application of Trust Funds; Certain Duties

     SECTION  5.01. Establishment of Trust Account  . . . . . . . . . . .  17
     SECTION  5.02. Application of Trust Funds  . . . . . . . . . . . . .  17
     SECTION  5.03. Method of Payment . . . . . . . . . . . . . . . . . .  18
     SECTION  5.04. No Segregation of Moneys; No Interest . . . . . . . .  18
     SECTION  5.05. Accounting and Reports to the Noteholders, Owners,
                    the Internal        Revenue Service and Others  . . .  18
     SECTION  5.06. Signature on Returns; Tax Matters Partner . . . . . .  19

                                  ARTICLE VI

                    Authority and Duties of Owner Trustee

     SECTION  6.01. General Authority . . . . . . . . . . . . . . . . . .  19
     SECTION  6.02. General Duties  . . . . . . . . . . . . . . . . . . .  19
     SECTION  6.03. Action upon Instruction . . . . . . . . . . . . . . .  19
     SECTION  6.04. No Duties Except as Specified in this Agreement or in Instructions . . . . . . . . . . . . . . . . . . .  20
     SECTION  6.05. No Action Except Under Specified Documents or
                    Instructions  . . . . . . . . . . . . . . . . . . . .  21
     SECTION  6.06. Restrictions  . . . . . . . . . . . . . . . . . . . .  21

                                 ARTICLE VII

                           Concerning Owner Trustee

     SECTION  7.01. Acceptance of Trusts and Duties . . . . . . . . . . .  21
     SECTION  7.02. Furnishing of Documents . . . . . . . . . . . . . . .  22
     SECTION  7.03. Representations and Warranties  . . . . . . . . . . .  23
     SECTION  7.04. Reliance; Advice of Counsel . . . . . . . . . . . . .  23
     SECTION  7.05. Not Acting in Individual Capacity . . . . . . . . . .  24
     SECTION  7.06. Owner Trustee Not Liable for Trust Certificates or
                    Receivables . . . . . . . . . . . . . . . . . . . . .  24
     SECTION  7.07. Owner Trustee May Own Trust Certificates and Notes  .  24
     SECTION  7.08. Pennsylvania Motor Vehicle Sales Finance Act
                    Licenses  . . . . . . . . . . . . . . . . . . . . . .  25

                                 ARTICLE VIII

                        Compensation of Owner Trustee

     SECTION  8.01. Owner Trustee's Fees and Expenses . . . . . . . . . .  25
     SECTION  8.02. Indemnification . . . . . . . . . . . . . . . . . . .  25
     SECTION  8.03. Payments to Owner Trustee . . . . . . . . . . . . . .  26

                                  ARTICLE IX

                        Termination of Trust Agreement

     SECTION  9.01. Termination of Trust Agreement  . . . . . . . . . . .  26
     SECTION  9.02. Dissolution upon Bankruptcy of Depositor  . . . . . .  27

                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees

     SECTION  10.01. Eligibility Requirements for Owner
                     Trustee  . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION  10.02. Resignation or Removal of Owner
                     Trustee  . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION  10.03. Successor Owner Trustee  . . . . . . . . . . . . . .  29
     SECTION  10.04. Merger or Consolidation of Owner
                     Trustee  . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION  10.05. Appointment of Co-Trustee or Separate
                     Trustee  . . . . . . . . . . . . . . . . . . . . . .  30

                                   ARTICLE XI

                                Miscellaneous

     SECTION  11.01. Supplements and Amendments . . . . . . . . . . . . .  31
     SECTION  11.02. No Legal Title to Owner Trust Estate
                     in Owners  . . . . . . . . . . . . . . . . . . . . .  32
     SECTION  11.03. Limitations on Rights of Others  . . . . . . . . . .  33
     SECTION  11.04. Notices  . . . . . . . . . . . . . . . . . . . . . .  33
     SECTION  11.05. Severability . . . . . . . . . . . . . . . . . . . .  33
     SECTION  11.06. Separate Counterparts  . . . . . . . . . . . . . . .  33
     SECTION  11.07. Successors and Assigns . . . . . . . . . . . . . . .  34
     SECTION  11.08. Covenants of Depositor . . . . . . . . . . . . . . .  34
     SECTION  11.09. No Petition  . . . . . . . . . . . . . . . . . . . .  34
     SECTION  11.10. No Recourse  . . . . . . . . . . . . . . . . . . . .  34
     SECTION  11.11. Headings . . . . . . . . . . . . . . . . . . . . . .  34
     SECTION  11.12. GOVERNING LAW  . . . . . . . . . . . . . . . . . . .  35
     SECTION  11.13  Trust Certificate Transfer
                     Restrictions   . . . . . . . . . . . . . . . . . . .  35
     SECTION  11.14. Depositor Payment Obligation . . . . . . . . . . . .  35

EXHIBIT A

Form of Trust Certificate

EXHIBIT B

Form of Certificate of Trust of (______________) Trust 199_-___

EXHIBIT C

Form of Certificate Depository Agreement

     TRUST AGREEMENT dated as of ____________, 199__, between SALOMON BROTHERS VEHICLE SECURITIES INC., a Delaware corporation, as depositor (the "Depositor"), and _______________________, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

                                  ARTICLE I

                                 Definitions
                                 -----------

     SECTION  1.01. Capitalized Terms.  For all purposes of this Agreement,
                    -----------------
the following terms shall have the meanings set forth below:

     "Administration Agreement" shall mean the Administration Agreement dated
      ------------------------
as of ____________, 199__, among the Trust, the Indenture Trustee and ______________, as Administrator.

     "Agreement" shall mean this Trust Agreement, as may be amended and
      ---------
 supplemented from time to time.

     "Basic Documents" shall mean the Receivables Purchase Agreement, the
      ---------------
Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement, the Certificate Depository Agreement and the other documents and certificates delivered in connection therewith.

     "Benefit Plan" shall have the meaning assigned to such term in
      ------------
Section 11.13.

     "Book-Entry Trust Certificate" shall mean a beneficial interest in the
      ----------------------------
Trust Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the
      ----------------------
Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended
                  ---  ----
from time to time.

     "Certificate Depository Agreement" shall mean the agreement dated
      --------------------------------
 ___________, 199__, among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, substantially in the form attached hereto as Exhibit C, relating to the Trust Certificates, as the same may be amended and supplemented from time to time.

     "Certificate Distribution Account" shall have the meaning assigned to
      --------------------------------
such term in Section 5.01.

     "Certificate of Trust" shall mean the Certificate of Trust in the form
      --------------------
of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Owner" shall mean, with respect to a Book-Entry Trust
      -----------------
Certificate, a Person who is the beneficial owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificate Register" and "Certificate Registrar" shall mean the
      --------------------       ---------------------
register mentioned in and the registrar appointed pursuant to Section 3.04.

     "Certificateholder" or "Holder" shall mean a Person in whose name a
      -----------------      ------
 Trust Certificate is registered.

     "Clearing Agency" shall mean an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and
      ----
Treasury Regulations promulgated thereunder.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee,
      ----------------------
the principal corporate trust office of the Owner Trustee located at _______________________________, or at such other address as the Owner
Trustee may designate by notice to the Owners and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners and the Depositor.

     "Definitive Trust Certificates" shall have the meaning set forth in
      -----------------------------
Section 3.11.

     "Demand Note" shall mean, in the case of the Depositor, the Demand Note
      -----------
dated ____________, 199__, from _____ to the Depositor.

     "Depositor" shall mean Salomon Brothers Vehicle Securities Inc. and its
      ---------
successor in interest.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
      -----
as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as
      ------------
amended.

     "Expenses" shall have the meaning assigned to such term in Section 8.02.
      --------

     "Indemnified Parties" shall have the meaning assigned to such term in
      -------------------
Section 8.02.

     "Indenture" shall mean the Indenture dated as of ________________, 199__
      ---------
between the Trust and _______________________, as Indenture Trustee.

     "Initial Certificate Balance" shall mean $_________________.
      ---------------------------

     "Note Depository Agreement" shall mean the agreement dated
      -------------------------
______________, 199__, among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes and the Class A-2 Notes, as the same may be amended and supplemented from time to time.

     "Owner" shall mean each Holder of a Trust Certificate.
      -----

     "Owner Trust Estate" shall mean all right, title and interest of the
      ------------------
Trust in and to  the property and  rights assigned to  the Trust pursuant  to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

     "Owner Trustee" shall mean ________________________________, a Delaware
      -------------
banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Paying Agent" shall mean any paying agent or co-paying agent appointed
      ------------
pursuant      to      Section 3.09      and      shall      initially      be
________________________________.

     "Record Date" shall mean, with respect to any Distribution Date, the
      -----------
close of business on the day immediately preceding such Distribution Date or, if Definitive Trust Certificates are issued pursuant to Section 3.13, the _____ day of the month preceding such Distribution Date.

     "Sale and Servicing Agreement" shall mean the Sale and Servicing
      ----------------------------
Agreement dated as of ___________, 199__, between the Trust, as issuer, the Depositor, and _____________________, as servicer as the same may be amended or supplemented from time to time.

     "Secretary of State" shall mean the Secretary of State of the State of
      ------------------
Delaware.

     "Treasury Regulations" shall mean regulations, including proposed or
      --------------------
temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.
      -----

     "Trust Certificate" shall mean a certificate evidencing the beneficial
      -----------------
interest of an Owner in the Trust, substantially in the form attached hereto as Exhibit A.

     SECTION  1.02. Other Definitional Provisions.  (a)  Capitalized terms
                    -----------------------------
used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization

     SECTION  2.01. Name.  The Trust created hereby shall be known as
                    ----
"______________ Trust 199_-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION  2.02. Office.  The office of the Trust shall be in care of the
                    ------
 Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners and the Depositor.

     SECTION  2.03. Purposes and Powers.  (a)  The purpose of the Trust is
                    -------------------
to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates;

          (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Receivables, to fund the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

          (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (v)  to  engage  in  those   activities,  including  entering  into
     agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION  2.04. Appointment of Owner Trustee.  The Depositor hereby
                    ----------------------------
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION  2.05. Initial Capital Contribution of Owner Trust Estate.  The
                    --------------------------------------------------
Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION  2.06. Declaration of Trust.  The Owner Trustee hereby declares
                    --------------------
that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the
Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the _______________________, in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION  2.07. Liability of Owners.  (a)  The Depositor shall be liable
                    -------------------
directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, or by a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph and paragraph (c) below. The obligations of the Depositor under this paragraph and paragraph (c) below shall be evidenced by the Trust Certificates described in Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all Trust Certificates, regardless of class, shall, except as provided in this Section, be identical.

     (b)  No Owner, other than to the extent  set forth in paragraphs (a) and
(c), shall have any personal liability for any liability or obligation of the Trust.

     (c) The Depositor agrees to be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses (other than those incurred by a Certificateholder in the capacity of an investor in the Trust Certificates and a Noteholder in the capacity of an investor in the Notes, as though such arrangements were partnerships under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner.

     SECTION  2.08. Title to Trust Property.  Legal title to all the Owner
                    -----------------------
Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION  2.09. Situs of Trust.  The Trust will be located and
                    --------------
administered in the State  of Delaware.  All bank accounts  maintained by the
Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of ______________. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or _____________, and payments will be made by the Trust only from Delaware or ________________. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION  2.10. Representations and Warranties of Depositor.  (a)  The
                    -------------------------------------------
Depositor hereby represents and warrants to the Owner Trustee that:

          (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION  2.11. Maintenance of the Demand Note.   To the  fullest  extent
                    ------------------------------
permitted by applicable law, the Depositor agrees that it shall not sell, convey, pledge, transfer or otherwise dispose of the Demand Note.

     SECTION  2.12. Federal Income Tax Allocations.  Net income of the Trust
                    ------------------------------
for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

     (a) among the Certificate Owners as of the first day following the end of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, net income in an amount up to the sum of (i) the Certificateholders' Monthly Interest Distributable Amount for such month,
(ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, (iii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price, (iv) any amount expected to be distributed to the Certificateholders pursuant to
Section 5.07(g) of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this clause), and (v) any other amounts of income payable to the Certificateholders for such month; such sum to be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount; and

     (b)  to the Depositor, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the Certificate Owners, or as otherwise required by the Code.

                                 ARTICLE III

                 Trust Certificates and Transfer of Interests
                 --------------------------------------------

     SECTION  3.01. Initial Ownership.  Upon the formation of the Trust by
                    -----------------
the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

     SECTION  3.02. The Trust Certificates.  The Trust Certificates shall be
                    ----------------------
issued in minimum denominations of $___________ and in integral multiples of $_______ in excess thereof; provided, however, that the Trust Certificates issued to the Depositor pursuant to Section 3.10 may be issued in such denomination as required to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

     A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

     SECTION  3.03. Authentication of Trust Certificates.  On the Closing
                    ------------------------------------
Date, the Owner Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or _______________________, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     SECTION  3.04. Registration of Transfer and Exchange of Trust
                    ----------------------------------------------
Certificates.
------------
The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. ___________________________ shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause __________________________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

     SECTION  3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates.
                    -------------------------------------------------------
If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or (_______________________, as the Owner Trustee's authenticating agent), shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust
Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     SECTION  3.06. Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

     SECTION  3.07. Access to List of Certificateholders' Names and
                    -----------------------------------------------
Addresses.  The Owner Trustee shall furnish or cause to be furnished to the
---------
Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION  3.08. Maintenance of Office or Agency.  The Owner Trustee shall
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic
Documents may be served. The Owner Trustee initially designates ______________________________________ as its office for such purposes. The
Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.


     SECTION  3.09. Appointment of Paying Agent.  The Paying Agent shall make
                    ---------------------------
distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be ________________, and any co-paying agent chosen by ___________________ and acceptable to the Owner Trustee. ___________________
shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that __________________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION  3.10. Ownership by Depositor of Trust Certificates.  The
                    --------------------------------------------
Depositor shall on the Closing Date retain Trust Certificates representing at least 1% of the Initial Certificate Balance and shall thereafter retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of the Depositor's Trust Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause any Trust Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 3.10 OF THE TRUST AGREEMENT".

     SECTION  3.11. Book-Entry Trust Certificates.  The Trust Certificates,
                    -----------------------------
upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Trust Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate may be issued to the Depositor pursuant to Section 3.10. Such Trust Certificate or Trust Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Trust Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to
Section 3.13:

     (a)  The provisions of this Section shall be in full force and effect;

     (b) The Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Trust Certificates and shall have no obligation to the Certificate Owners;

     (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

     (d) The rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

     (e) Whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Owner Trustee.

     SECTION  3.12. Notices to Clearing Agency.  Whenever a notice or other
                    --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

     SECTION  3.13. Definitive Trust Certificates.  If (i) the Administrator
                    -----------------------------
advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a
Servicer Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                  ARTICLE IV

                           Actions by Owner Trustee
                           ------------------------

     SECTION  4.01. Prior Notice to Owners with Respect to Certain Matters.
                    ------------------------------------------------------
With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Owners;

     (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

     (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     SECTION  4.02. Action by Owners with Respect to Certain Matters.  The
                    ------------------------------------------------
Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or
(d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

     SECTION  4.03. Action by Owners with Respect to Bankruptcy.  The Owner
                    -------------------------------------------
Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

     SECTION  4.04. Restrictions on Owners' Power.  The Owners shall not
                    -----------------------------
direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION  4.05. Majority Control.  Except as expressly provided herein,
                    ----------------
any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                  ARTICLE V

                  Application of Trust Funds; Certain Duties
                  ------------------------------------------

     SECTION  5.01. Establishment of Trust Account.  The Owner Trustee, for
                    ------------------------------
the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     SECTION  5.02. Application of Trust Funds.  (a)  On each Distribution
                    --------------------------
Date, the Owner Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Sections 5.07 and 5.08 of the Sale and Servicing Agreement with respect to such Distribution Date.

     (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 5.09 of the Sale and Servicing Agreement with respect to such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

     SECTION  5.03. Method of Payment.  Subject to Section 9.01(c),
                    -----------------
distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Trust Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     SECTION  5.04. No Segregation of Moneys; No Interest.  Subject to
                    -------------------------------------
Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION  5.05. Accounting and Reports to the Noteholders, Owners, the
                    ------------------------------------------------------
Internal Revenue Service and Others.  The Owner Trustee shall (a) maintain
-----------------------------------
 (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

     SECTION  5.06. Signature on Returns; Tax Matters Partner.  (a)  The
                    -----------------------------------------
Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Depositor.

     ((b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.)

                                  ARTICLE VI

                    Authority and Duties of Owner Trustee
                    -------------------------------------

     SECTION  6.01. General Authority.  The Owner Trustee is authorized and
                    -----------------
directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

     SECTION  6.02. General Duties.  It shall be the duty of the Owner
                    --------------
Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     SECTION  6.03. Action upon Instruction.  (a)  Subject to Article IV and
                    -----------------------
in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

     SECTION  6.04. No Duties Except as Specified in this Agreement or in
                    -----------------------------------------------------
 Instructions.  The Owner Trustee shall not have any duty or obligation to
 ------------
 manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION  6.05. No Action Except Under Specified Documents or
                    ---------------------------------------------
Instructions.  The Owner Trustee shall not manage, control, use, sell,
------------
dispose of or otherwise  deal with any part of the  Owner Trust Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

     SECTION  6.06. Restrictions.  The Owner Trustee shall not take any
                    ------------
action (a) that is inconsistent  with the purposes of the Trust  set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                 ARTICLE VII

                           Concerning Owner Trustee
                           ------------------------

     SECTION  7.01. Acceptance of Trusts and Duties.  The Owner Trustee
                    -------------------------------
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

     (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

     (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

     (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

     (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Depositor, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or Salomon Brothers Vehicle Securities Inc. under the Sale and Servicing Agreement; and

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION  7.02. Furnishing of Documents.  The Owner Trustee shall furnish
                    -----------------------
to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION  7.03. Representations and Warranties.  The Owner Trustee hereby
                    ------------------------------
represents and warrants to the Depositor, for the benefit of the Owners, that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION  7.04. Reliance; Advice of Counsel.  (a)  The Owner Trustee
                    ---------------------------
shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

     SECTION  7.05. Not Acting in Individual Capacity.  Except as provided
                    ---------------------------------
 in this Article VII, in accepting the trusts hereby created _______________________ acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION  7.06. Owner Trustee Not Liable for Trust Certificates or
                    --------------------------------------------------
 Receivables.  The recitals contained herein and in the Trust Certificates
 -----------
(other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or the perfection and priority of any security interest created by any Receivable in any Financed Asset or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Asset; the existence and enforceability of any insurance  thereon; the  existence  and  contents of  any  Receivable on  any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION  7.07. Owner Trustee May Own Trust Certificates and Notes.  The
                    --------------------------------------------------
Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     (SECTION  7.08.     Pennsylvania Motor Vehicle Sales Finance Act
                         --------------------------------------------
Licenses.  The Owner Trustee, in its individual capacity, shall use its best
--------
efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.)

                                 ARTICLE VIII

                        Compensation of Owner Trustee
                        -----------------------------

     SECTION  8.01. Owner Trustee's Fees and Expenses.  The Owner Trustee
                    ---------------------------------
shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION  8.02. Indemnification.  The Depositor shall be liable as
                    ---------------
primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     SECTION  8.03. Payments to Owner Trustee.  Any amounts paid to the Owner
                    -------------------------
Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE IX

                        Termination of Trust Agreement
                        ------------------------------

     SECTION  9.01. Termination of Trust Agreement.  (a)  This Agreement
                    ------------------------------
(other than Article VIII) and the Trust shall terminate and be of no further force or effect (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and
Article V or (ii) at the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Depositor as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Depositor nor any Owner shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

     In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

     (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

     SECTION  9.02. Dissolution upon Bankruptcy of Depositor.  In the event
                    ----------------------------------------
that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from
(a) Holders of Certificates (other than the Depositor) representing more than 50% of the Certificate Balance (not including the Certificate Balance of the Trust Certificates held by the Depositor), (b) the (i) Holders (as defined in the Indenture) of Class A-1 Notes representing more than 50% of the Outstanding Amount of the Class A-1 Notes, and (ii) Holders (as defined in the Indenture) of Class A-2 Notes representing more than 50% of the Outstanding Amount of the Class A-2 Notes, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders, and the Indenture Trustee, of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement.

                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees
            ------------------------------------------------------

     SECTION  10.01.     Eligibility Requirements for Owner Trustee.  The
                         ------------------------------------------
Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION  10.02.     Resignation or Removal of Owner Trustee.  The Owner
                         ---------------------------------------
Trustee may  at any  time resign  and be  discharged from  the trusts  hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION  10.03.     Successor Owner Trustee.  Any successor Owner
                         -----------------------
Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION  10.04.     Merger or Consolidation of Owner Trustee.  Any
                         ----------------------------------------
corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION  10.05.     Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Asset may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to
Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                  ARTICLE XI

                                Miscellaneous
                                -------------

     SECTION  11.01.     Supplements and Amendments.  This Agreement may be
                         --------------------------
amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

     SECTION  11.02.     No Legal Title to Owner Trust Estate in Owners.  The
                         ----------------------------------------------
Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and
IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION  11.03.     Limitations on Rights of Others.  Except for
                         -------------------------------
 Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07 hereof), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION  11.04.     Notices.  (a)  Unless otherwise expressly specified
                         -------
or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048, Attention:
_____________________; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION  11.05.     Severability.  Any provision of this Agreement that
                         ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION  11.06.     Separate Counterparts.  This Agreement may be
                         ---------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION  11.07.     Successors and Assigns.  All covenants and
                         ----------------------
agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

     SECTION  11.08.     Covenants of Depositor.  In the event that (a) the
                         ----------------------
Certificate Balance shall be reduced by Realized Losses and (b) any litigation with claims in excess of $1,000,000 to which the Depositor is a party which shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not make any distribution on or in respect of its membership interests to any of its members, or repay the principal amount of any indebtedness of the Depositor held by _____________, unless (i) after giving effect to such distribution or repayment, the Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or
(ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     SECTION  11.09.     No Petition.  The Owner Trustee, by entering into
                         -----------
this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

     SECTION  11.10.     No Recourse.  Each Certificateholder by accepting
                         -----------
a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

     SECTION  11.11.     Headings.  The headings of the various Articles and
                         --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION  11.12.     GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED
                         -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION  11.13.     Trust Certificate Transfer Restrictions.  The Trust
                         ---------------------------------------
Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     SECTION  11.14.     Depositor Payment Obligation.  The Depositor shall
                         ----------------------------
be   responsible  for   payment  of   the  Administrator's  fees   under  the
Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain (or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act).

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                              SALOMON BROTHERS VEHICLE SECURITIES INC., as Depositor


                              By:
                                   Name:
                                   Title:



                              (_____________________________),
                              not in its individual capacity but solely as Owner Trustee


                              By:
                                   Name:
                                   Title:


                                                                    EXHIBIT A

                          Form of Trust Certificate
                          -------------------------

(UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

                    (THIS CERTIFICATE IS NON-TRANSFERABLE
                    EXCEPT UNDER THE LIMITED CIRCUMSTANCES
              DESCRIBED IN SECTION 3.10 OF THE TRUST AGREEMENT.)

NUMBER                                                           $___________
R-__                                                    CUSIP NO. ___________


                         (____________) TRUST 199_-_

                       ______% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles, light duty trucks and recreational vehicles.

(This Trust Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates, except to the extent described below.)

     THIS CERTIFIES THAT _________________ is the registered owner of _______ __________________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in ________________ Trust 199_-_ (the "Trust"), formed by Salomon Brothers Vehicle Securities Inc., a Delaware corporation (the "Depositor").

                OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.


(__________________________),(_________________________________),
as Owner Trustee                     or as Owner Trustee

                         by: (_________________________________),
                                   as Authenticating Agent

by: _____________________________________________
     Authorized Signatory
                                        by: _________________________________
                                             Authorized Signatory

     The Trust was created pursuant to a Trust Agreement dated as of ____________, 199__, (as may be amended or supplemented from time to time, the "Trust Agreement"), among the Depositor and ____________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of ___________, 199___, (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust, the Depositor and the Servicer, as applicable.

     This Certificate is one of the duly authorized Certificates designated as "_____% Asset Backed Certificates" (herein called the "Trust Certificates"). Also issued under an Indenture dated as of ___________, 199__ (the "Indenture"), between the Trust and __________________, as indenture trustee, are the two classes of Notes designated as "Class A-1 Floating Rate Asset Backed Notes" and "Class A-2 Floating Rate Asset Backed Notes" (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks and recreational vehicles (collectively, the "Receivables"), all monies due under such Receivables on or after _____________, 199__ (including payments due on or after ___________, 199_ and collected after _____________, 199__, and before
___________, 199__), in the case of Precomputed Receivables, or received on or after _____________, 199__, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing. The rights of the Holders of the Trust Certificates are subordinated to the rights of the Holders of the Notes, as set forth in the Sale and Servicing Agreement.

     Under the Trust Agreement, there will be distributed on the sixth day of each month or, if such sixth day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ______________, 199__, to the Person in whose name this Trust Certificate is registered at the close of business on the day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the fifteenth day of the immediately preceding month (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date. No distributions of principal will be made on any Certificate until all of the Notes have been paid in full.

     The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

     It is the intent of the Depositor, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.


                              (________________________) TRUST 199_-_


                              by:  (_____________________________________),
                                    not  in its  individual capacity  but
                                    solely as Owner Trustee on behalf  of
                                    the Trust


Dated:                        by: _______________________________________
                                        Authorized Signatory


                        (REVERSE OF TRUST CERTIFICATE)

     The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Trust Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Certificate Balance and the outstanding principal balance of the Notes of each such class. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is _____________________________________.

     Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $_______ and in integral multiples of $______ in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

     The Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                  ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



_____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                            _______________________________________________*/
                                       Signature Guaranteed:


                                   ________________________________________*/


_________________

  */ NOTICE:  The signature to this assignment must  correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B

        Form of Certificate of Trust of (______________) Trust 199_-_
        -------------------------------------------------------------


          THIS Certificate of Trust of (______________) Trust 199_-_ (the "Trust"), dated August ___, 1996, is being duly executed and filed by _______________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

          1.  Name.  The name of the business trust formed hereby is
              ----
(           ) TRUST 199_-_.
 -----------

          2.  Delaware Trustee.  The name and business address of the trustee
              ----------------
of the Trust in the State of Delaware is ___________________________________,
Attention:  _______________________.

          3.  Effective Date.  This Certificate of Trust shall be effective
              --------------
upon its filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                              (_________________________________),
                              not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of _________ ___, 199__


                              By:____________________________
                                  Name:
                                  Title:

                                                                    EXHIBIT C

                   Form of Certificate Depository Agreement
                   ----------------------------------------

                          Letter of Representations
                   (To be Completed by Issuer and Trustee)


                   ---------------------------------------
                               (Name of Issuer)


                   ---------------------------------------
                              (Name of Trustee)

                                                         --------------------
                                                                (Date)

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099



     Re:  ----------------------------------------------------------------
          ----------------------------------------------------------------
          ----------------------------------------------------------------
                             [Issue Description]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated __________________, 199___ (the "Document"). _______________________________
(the "Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1. Prior to closing on the Securities on _____________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                    Manager; Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager; Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, NY 10004-2695

     5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                    Manager; Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 22nd Floor
                    New York, NY 10004-2695

     7.   (Note:  Issuer must represent  one of the following, and  cross out
           ----                                                     ---------
the other:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

     8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

    9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square; 22nd Floor
                    New York, NY  10004-2695

     10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

     11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Reorganization Account 066-027608

     12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.


  Notes:                                  Very truly yours,
  -----

  A.  If there is a Trustee (as           _________________________________
  defined in this Letter of                             (Issuer)
  Representations), Trustee as well
  as Issuer must sign this Letter.
  If there is no Trustee, in signing      By: ______________________________
  this Letter Issuer itself                   (Authorized Officer's
  undertakes to perform all of the               Signature
  obligations set forth herein.

  B. Schedule B contains statements       _________________________________
  that DTC believes accurately                     (Trustee)
  describe DTC, the method of
  effecting book-entry transfers of       By: _____________________________
  securities distributed through              (Authorized Officer's
  DTC, and certain related matters.              Signature



  Received and Accepted:

  THE DEPOSITORY TRUST COMPANY

  By: _____________________________


  cc:  Underwriter
       Underwriter's Counsel

                                                                   SCHEDULE A


     ________________________________________________________

     ________________________________________________________
                              (Describe Issue)



CUSIP           Principal Amount          Maturity Date         Interest Rate
-----           ----------------          -------------         -------------

                                                                   SCHEDULE B
                                                                   ----------


                     SAMPLE OFFICIAL STATEMENT LANGUAGE
                     DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                     -----------------------------------

(Prepared by DTC--bracketed material may be applicable only to certain issues)


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered pin the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for (each issue of the Securities, (each) in the aggregate principal amount of such issue, and will be deposited with DTC. (If, however, the aggregate principal amount of (any) issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.)

     2.  DTC is a limited-purpose trust  company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3.  Purchases  of Securities  under the DTC  system must  be made by  or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     (6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.)

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     (9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee (or Tender/Remarketing Agent), and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee (or Tender/Remarketing Agent). The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee (or Tender/Remarketing Agent's) DTC account.)

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

								Exhibit 4.2


_____________________________________________________________________________


                   FORM OF POOLING AND SERVICING AGREEMENT


                   SALOMON BROTHERS VEHICLE SECURITIES INC.
                                 as Depositor


                         (__________________________)
                                  as Trustee


                                     and


                    (____________________________________)
                                 as Servicer


                    Dated as of __________________________


                      __________________ TRUST 199__-__

                   ___% Asset Backed Certificates, Class A
                   ___% Asset Backed Certificates, Class B


_____________________________________________________________________________

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                  ARTICLE I

                                 Definitions

     SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.02.  Other Definitional Provisions . . . . . . . . . . . .  16

                                  ARTICLE II

                            Establishment of Trust

     SECTION 2.01.  Creation of Trust . . . . . . . . . . . . . . . . . .  17
     SECTION 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . . .  17
     SECTION 2.03.  Conveyance of Receivables . . . . . . . . . . . . . .  17

                                 ARTICLE III

                               The Receivables

     SECTION 3.01.  Representations and Warranties of the Seller  . . . .  18
     SECTION 3.02.  Representations and Warranties of the Depositor . . .  19
     SECTION 3.03.  Repurchase Upon Breach  . . . . . . . . . . . . . . .  20
     SECTION 3.04.  Custody of Receivable Files . . . . . . . . . . . . .  20
     SECTION 3.05.  Duties of Servicer as Custodian . . . . . . . . . . .  21
     SECTION 3.06.  Instructions; Authority to Act  . . . . . . . . . . .  21
     SECTION 3.07.  Custodian's Indemnification . . . . . . . . . . . . .  22
     SECTION 3.08.  Effective Period and Termination  . . . . . . . . . .  22

                                  ARTICLE IV

                 Administration and Servicing of Receivables

     SECTION 4.01.  Duties of Servicer  . . . . . . . . . . . . . . . . .  22
     SECTION 4.02.  Collection and Allocation of Receivable Payments  . .  23
     SECTION 4.03.  Realization Upon Receivables  . . . . . . . . . . . .  24
     SECTION 4.04.  Physical Damage Insurance . . . . . . . . . . . . . .  24
     SECTION 4.05.  Maintenance  of   Security  Interests   in  Financed
                    Assets  . . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 4.06.  Covenants of Servicer . . . . . . . . . . . . . . . .  24
     SECTION 4.07.  Purchase of Receivables Upon Breach . . . . . . . . .  24
     SECTION 4.08.  Servicing Fee . . . . . . . . . . . . . . . . . . . .  25
     SECTION 4.09.  Servicer's Certificate  . . . . . . . . . . . . . . .  25
     SECTION 4.10.  Annual  Statement  as   to  Compliance;  Notice   of
                    Default . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 4.11.  Annual  Independent  Certified  Public  Accountant's
                    Report  . . . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 4.12.  Access  to  Certain  Documentation  and  Information
                    Regarding Receivables . . . . . . . . . . . . . . . .  27
     SECTION 4.13.  Servicer Expenses . . . . . . . . . . . . . . . . . .  27
     SECTION 4.14.  Appointment of Subservicer  . . . . . . . . . . . . .  27

                                  ARTICLE V

                       Distributions; Reserve Account;
                       Statements to Certificateholders

     SECTION 5.01.  Establishment of Trust Accounts . . . . . . . . . . .  27
     SECTION 5.02.  Collections . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 5.03.  Application of Collections  . . . . . . . . . . . . .  29
     SECTION 5.04.  Advances  . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 5.05.  Additional Deposits . . . . . . . . . . . . . . . . .  31
     SECTION 5.06.  Distributions . . . . . . . . . . . . . . . . . . . .  31
     SECTION 5.07.  Reserve Account . . . . . . . . . . . . . . . . . . .  34
     SECTION 5.08.  Statements to Certificateholders  . . . . . . . . . .  38
     SECTION 5.09.  Tax Returns . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 5.10.  Net Deposits  . . . . . . . . . . . . . . . . . . . .  40

                                  ARTICLE VI

                               The Certificates

     SECTION 6.01.  The Certificates  . . . . . . . . . . . . . . . . . .  40
     SECTION 6.02.  Authentication of Certificates  . . . . . . . . . . .  40
     SECTION 6.03.  Registration   of    Transfer   and    Exchange   of
                    Certificates  . . . . . . . . . . . . . . . . . . . .  41
     SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen Certificates . .  41
     SECTION 6.05.  Persons Deemed Owners . . . . . . . . . . . . . . . .  42
     SECTION 6.06.  Access  to  List  of Certificateholders'  Names  and
                    Addresses . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 6.07.  Maintenance of Office or Agency . . . . . . . . . . .  42
     SECTION 6.08.  Book-Entry Certificates . . . . . . . . . . . . . . .  43
     SECTION 6.09.  Notices to Clearing Agency  . . . . . . . . . . . . .  44
     SECTION 6.10.  Definitive Certificates . . . . . . . . . . . . . . .  44

                                 ARTICLE VII

                                The Depositor

     SECTION 7.01.  Representations of Depositor  . . . . . . . . . . . .  44
     SECTION 7.02.  Corporate Existence . . . . . . . . . . . . . . . . .  46
     SECTION 7.03.  Liabilities of Depositor; Indemnities . . . . . . . .  46
     SECTION 7.04.  Merger or  Consolidation  of, or  Assumption of  the
                    Obligations of, Depositor . . . . . . . . . . . . . .  47
     SECTION 7.05.  Limitation on Liability of Depositor and Others . . .  48
     SECTION 7.06.  Depositor May Own Certificates  . . . . . . . . . . .  48
     SECTION 7.07.  No Transfer of Excess Amounts . . . . . . . . . . . .  48

                                 ARTICLE VIII

                                 The Servicer

     SECTION 8.01.  Representations of Servicer . . . . . . . . . . . . .  49
     SECTION 8.02.  Indemnities of Servicer . . . . . . . . . . . . . . .  50
     SECTION 8.03.  Merger  or  Consolidation of,  or Assumption  of the
                    Obligations of, Servicer  . . . . . . . . . . . . . .  51
     SECTION 8.04.  Limitation on Liability of Servicer and Others  . . .  52

                                  ARTICLE IX

                                   Default

     SECTION 9.01.  Events of Default . . . . . . . . . . . . . . . . . .  52
     SECTION 9.02.  Appointment of Successor  . . . . . . . . . . . . . .  53
     SECTION 9.03.  Repayment of Advances . . . . . . . . . . . . . . . .  54
     SECTION 9.04.  Notification to Certificateholders  . . . . . . . . .  54
     SECTION 9.05.  Waiver of Past Defaults . . . . . . . . . . . . . . .  54

                                  ARTICLE X

                                 The Trustee

     SECTION 10.01. Duties of Trustee . . . . . . . . . . . . . . . . . .  55
     SECTION 10.02. Certain Matters Affecting Trustee . . . . . . . . . .  56
     SECTION 10.03. Trustee Not Liable for Certificates or Receivables  .  57
     SECTION 10.04. Trustee May Own Certificates  . . . . . . . . . . . .  57
     SECTION 10.05. Trustee's Fees and Expenses . . . . . . . . . . . . .  58
     SECTION 10.06. Eligibility Requirements for Trustee  . . . . . . . .  58
     SECTION 10.07. Resignation or Removal of Trustee . . . . . . . . . .  58
     SECTION 10.08. Successor Trustee . . . . . . . . . . . . . . . . . .  59
     SECTION 10.09. Merger or Consolidation of Trustee  . . . . . . . . .  59
     SECTION 10.10. Appointment of Co-Trustee or Separate Trustee . . . .  60
     SECTION 10.11. Representations and Warranties of Trustee . . . . . .  61
     SECTION 10.12. No Bankruptcy Petition  . . . . . . . . . . . . . . .  62
     SECTION 10.13. Trustee's Certificate . . . . . . . . . . . . . . . .  62
     SECTION 10.14. Trustee's Assignment of Repurchased Receivables . . .  62

                                  ARTICLE XI

                                 Termination

     SECTION 11.01. Termination of the Trust  . . . . . . . . . . . . . .  63
     SECTION 11.02. Optional Purchase of All Receivables  . . . . . . . .  64

                                 ARTICLE XII

                           Miscellaneous Provisions

     SECTION 12.01. Amendment . . . . . . . . . . . . . . . . . . . . . .  64
     SECTION 12.02. Protection of Title to Trust  . . . . . . . . . . . .  65
     SECTION 12.03. Separate Counterparts . . . . . . . . . . . . . . . .  67
     SECTION 12.04. Limitation on Rights of Certificateholders  . . . . .  67
     SECTION 12.05. Governing Law . . . . . . . . . . . . . . . . . . . .  68
     SECTION 12.06. Notices . . . . . . . . . . . . . . . . . . . . . . .  68
     SECTION 12.07. Severability of Provisions  . . . . . . . . . . . . .  68
     SECTION 12.08. Assignment  . . . . . . . . . . . . . . . . . . . . .  68
     SECTION 12.09. Certificates Nonassessable and Fully Paid . . . . . .  69
     SECTION 12.10. Limitations on Rights of Others . . . . . . . . . . .  69
     SECTION 12.11. Headings  . . . . . . . . . . . . . . . . . . . . . .  69
     SECTION 12.12. Nonpetition Covenants . . . . . . . . . . . . . . . .  69


Exhibit A      Form of Class A Certificate
Exhibit B      Form of Class B Certificate
Exhibit C      Form of Depository Agreement
Exhibit D      Form of Servicer's Certificate

SCHEDULE A     Schedule of Receivables
SCHEDULE B     Location of Receivable Files


     POOLING AND SERVICING AGREEMENT dated as of _______________, among SALOMON BROTHERS VEHICLE SECURITIES INC., a Delaware corporation, as depositor (the "Depositor"), ___________________, ______________________, as
servicer (the "Servicer"), and ____________________, a ______________________
banking corporation, as trustee (the "Trustee").

     WHEREAS, the Depositor ________________________ has purchased a portfolio of receivables arising in connection with a pool of (automotive) (recreational vehicle) retail installment sale contracts or installment loans (the "Contracts") originated or acquired by the Seller in the ordinary course of their respective businesses; and

     WHEREAS, the Depositor, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which the Trust (as hereinafter defined) will acquire the Contracts from the Depositor, and the Servicer will service the Contracts on behalf of the Trust;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Depositor, the Servicer and the Trustee agree as follows:

                                  ARTICLE I

                                 Definitions
                                 -----------

     SECTION 1.01.  Definitions.  Whenever used in this Agreement, the
                    -----------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Advance" means either a Precomputed Advance or a Simple Interest
      -------
Advance or both, as applicable.

     "Agreement" means this Pooling and Servicing Agreement.
      ---------

     "Amount Financed" means with respect to a Receivable, the amount
      ---------------
advanced under such Receivable toward the purchase price of the Financed Asset and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Asset.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate
      ----------------------      ---
of finance charges stated in the related Contract.

     "Book-Entry Certificates" means, unless otherwise specified in this
      -----------------------
Agreement, a beneficial interest in the Class A or Class B Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 6.08.


     "Business Day" means any day other than a Saturday, a Sunday or a day
      ------------
on which banking institutions or trust companies in Portland, Oregon or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to be closed.

     "Certificate Balance" means, as of any date, the aggregate outstanding
      -------------------
principal amount of the Certificates at such date.

     "Certificate Owner" means, with respect to a Book-Entry Certificate, the
      -----------------
Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificate Register" and "Certificate Registrar" mean the register
      --------------------       ---------------------
maintained and the registrar appointed pursuant to Section 6.03.

     "Certificateholder" or "Holder" means a Person in whose name a
      -----------------      ------
Certificate is registered in the Certificate Register.

     "Class A Certificate" means a ___% Asset Backed Certificate, Class A,
      -------------------
evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A hereto.

     "Class A Certificate Balance" means, as of any date of determination,
      ---------------------------
the Initial Class A Certificate Balance reduced by all amounts previously distributed to Holders of Class A Certificates and allocable to principal.

     "Class A Distributable Amount" means, with respect to any Distribution
      ----------------------------
Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount for such date.

     "Class A Interest Carryover Shortfall" means, with respect to any
      ------------------------------------
Distribution Date, the excess of the sum of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class A
Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "Class A Interest Distributable Amount" means, with respect to any
      -------------------------------------
Distribution Date, 30 days of interest at the Class A Pass-Through Rate on the Class A Certificate Balance on the last day of the preceding Collection Period.

     "Class A Pass-Through Rate" means _____% per annum.
      -------------------------

     "Class A Percentage" means _____%.
      ------------------

     "Class A Pool Factor" means, as of the close of business on the last day
      -------------------
of any Collection Period, a seven-digit decimal figure equal to the Class A Certificate Balance as of such Record Date divided by the Initial Class A Certificate Balance.

     "Class A Principal Carryover Shortfall" means, as of the close of any
      -------------------------------------
Distribution Date, the excess of the Class A Monthly Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class A Certificates on such current Distribution Date.

     "Class A Principal Distributable Amount" means, with respect to any
      --------------------------------------
Distribution Date, the Class A Percentage of the Principal Distribution Amount. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     "Class B Certificate" means a ___% Asset Backed Certificate, Class B,
      -------------------
evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B hereto.

     "Class B Certificate Balance" means, as of any date of determination,
      ---------------------------
the Initial Class B Certificate Balance reduced by all amounts previously distributed to Holders of Class B Certificates (or deposited in the Reserve Account, exclusive of the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses to the extent of the amount of such Realized Losses paid from the Class B Percentage of the Principal Distribution Amount.

     "Class B Distributable Amount" means, with respect to any Distribution
      ----------------------------
Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

     "Class B Interest Carryover Shortfall" means, with respect to any
      ------------------------------------
Distribution Date, the excess of the sum of the Class B Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class B Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "Class B Interest Distributable Amount" means, with respect to any
      -------------------------------------
Distribution  Date, the  sum of  the Class  B Monthly  Interest Distributable
Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date. Unless otherwise specified in this Agreement, interest with respect to the Class B Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     "Class B Monthly Interest Distributable Amount" means, with respect to
      ---------------------------------------------
any Distribution Date, 30 days of interest at the Class B Pass-Through Rate on the Class B Certificate Balance on the last day of the preceding Collection Period.

     "Class B Pass-Through Rate" means ___% per annum.
      -------------------------

     "Class B Percentage" means ___%.
      ------------------

     "Class B Pool Factor" means, as of the close of business on the last day
      -------------------
of any Collection Period, a seven-digit decimal figure equal to the Class B Certificate Balance as of such Record Date divided by the Initial Class B Certificate Balance.

     "Class B Principal Carryover Shortfall" means, as of the close of any
      -------------------------------------
Distribution Date, the excess of the Class B Monthly Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class B Certificates on such current Distribution Date.

     "Class B Principal Distributable Amount" means, with respect to any
      --------------------------------------
Distribution Date, the Class B Percentage of the Principal Distribution Amount. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     "Clearing Agency" means an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" means a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means ______________________.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collection Account" means the account designated as such, established
      ------------------
and maintained pursuant to Section 5.01(a)(i).

     "Collection Period" means a calendar month (or in the case of the first
      -----------------
Distribution Date, the period from and including the Cutoff Date to and including the last day of the calendar month in which the Closing Date occurs). Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all Advances and reductions of Advances and (5) all distributions to be made on the following Distribution Date.

     "Contract" means a (automotive) (recreational vehicle) retail
      --------
installment sale contract or installment loan.

     "Corporate Trust Office" means the principal corporate trust office of
      ----------------------
the  Trustee,  which  at   the  time  of  execution  of   this  agreement  is
______________________, Attention: ____________.

     "Cutoff Date" means, with respect to any Receivable, the date as of
      -----------
which collections on such Receivable will be included in a Trust or the related Trust Account pursuant to the related Agreement.

     "Dealer" means the dealer who sold a Financed Asset to an Obligor and
      ------
who originated and assigned the related Receivable to an Originator.

     "Definitive Certificates" shall have the meaning specified in Section
      -----------------------
6.10.

     "Delivery" when means:
      --------

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee of either, subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing,  "Physical  Property"),  and,  in  any  event,  any  such Physical
Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

       (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures,
all  in  accordance   with  applicable  law,  including   applicable  federal
regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the securities intermediary's participant's securities account; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as being credited to the Trustee's securities account or custodian's securities account and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

     (c)  with  respect  to any  item of  Trust Account  Property that   is an
uncertificated security under Section 8-102(18) of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

     "Depositor" means Salomon Brothers Vehicle Securities Inc., a Delaware
      ---------
corporation,  and  its   successors  in  interest  to  the  extent  permitted
hereunder.

     "Depository Agreement" means the agreement dated _____________, among
      --------------------
the Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form attached as Exhibit C hereto.

     "Determination Date" means, unless otherwise specified in this
      ------------------
Agreement, the ______ Business Day of each calendar month.

     "Distribution Account" means the account designated as such, established
      --------------------
and maintained pursuant to Section 5.01(a)(iii).

     "Distribution Date" means, with respect to each Collection Period, the
      -----------------
_______ day of the following calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on _________________.

     "Eligible Deposit Account" means either (a) a segregated account with
      ------------------------
an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Colombia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible Institution" means (a) the corporate trust department of the
      --------------------
Trustee or any other entity specified in this Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or
(B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee or any such other entity specified in this Agreement may be considered an Eligible Institution for the purposes of clause (b) of this definition.

     "Eligible Investments" mean book-entry securities, negotiable
      --------------------
instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (of any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

     (c) commercial paper, variable amount notes or other short term debt obligations, having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

     (d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest applicable rating category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

     (g) any other investment with respect to which the Trustee or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" means an event specified in Section 9.01.
      ----------------

     "FDIC" means the Federal Deposit Insurance Corporation.
      ----

     "Final Scheduled Distribution Date" means ______________________.
      ---------------------------------

     "Final Scheduled Maturity Date" means ______________________.
      -----------------------------

     "Financed Asset" means an (automobile, light-duty truck), (recreational
      --------------
vehicle), together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Initial Certificate Balance" means $______________________.
      ---------------------------

     "Initial Class A Balance" means $______________________.
      -----------------------

     "Initial Class B Balance" means $______________________.
      -----------------------

     "Initial Collection Period" means the period beginning on, and
      -------------------------
including, _______________ to and including ________________.

     "Insolvency Event" means, with respect to a specified Person, (a) the
      ----------------
filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest Distribution Amount" means, with respect to any Distribution
      ----------------------------
Date, the sum of the following amounts in respect of the Receivables and the preceding Collection Period: (i) that portion of all collections on Receivables (including Payaheads that have become due during such Collection Period) allocable to interest, (ii) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on Receivables, (iv) the Purchase Amount of each Receivable that became a Purchased Receivable during the related
Collection Period to the extent attributable to accrued interest on such Receivable and (v) Recoveries for such Collection Period; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (v) the sum for all Simple Interest Receivables of collections on each such Simple Interest Receivable received during the preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of the related Contract; (vi) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and
(vii) amounts released from the Pre-Funding Account.

     "Investment Earnings" means, with respect to any Distribution Date, the
      -------------------
investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited to the Distribution Account on such Distribution Date pursuant to Section 5.01(b).

     "Lien" means a security interest, lien, charge, pledge, equity, or
      ----
encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable or Financed Asset, as applicable, by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer
      ---------------------
through sale of a Financed Asset or otherwise.

     "Liquidation Proceeds" means, with respect to a Liquidated Receivable,
      --------------------
the monies collected in respect thereof, from whatever source, during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation, plus any amounts required by law to be remitted to the Obligor.

     "Moody's" means Moody's Investors Service, Inc., or its successor.
      -------

     "Obligor" on a Receivable means the purchaser or co-purchasers of the
      -------
Financed Asset and any other Person who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by the (a) chairman
      ---------------------
of the board, the president, any executive vice president or any vice president and (b) any treasurer, assistant treasurer, secretary or assistant secretary of the Depositor or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of counsel, who
      ------------------
may be an employee of or counsel to the Depositor or the Servicer, which counsel shall be acceptable to the Trustee or Rating Agencies, as applicable.

     "Original Pool Balance" means the sum, as of any date, of the Pool
      ---------------------
Balance as of the Cutoff Date.

     "Originator" means ____________________________ which purchased a
      ----------
Contract from a Dealer and sold such Contract to the Seller.

     "Outstanding Precomputed Advances" on the Precomputed Receivables means
      --------------------------------
the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances, reduced as provided by Section 5.04(a).

     "Outstanding Simple Interest Advances" on the Simple Interest
      ------------------------------------
Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Simple Interest Advances, reduced as provided in
Section 5.04(b).

     "Payahead" on a Receivable that is a Precomputed Receivable means the
      --------
amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.03 with respect to such Receivable.

     "Payahead Account" means the account designated as such, established and
      ----------------
maintained pursuant to Section 5.01(c)(i).

     "Payahead Balance" on a Precomputed Receivable means the sum, as of the
      ----------------
close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 5.03 and 5.04.

     "Person" means any individual, corporation, estate, partnership, joint
      ------
venture,   association,   joint   stock    company,   trust,   unincorporated
organization, or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such term in the
      -----------------
definition of "Delivery" above.

     "Pool Balance" means, as of the close of business on the last day of a
      ------------
Collection Period, the aggregate Principal Balance of the Receivables as of such date (excluding Purchased Receivables and Liquidated Receivables).

     "Precomputed Advance" means the amount, as of the close of business on
      -------------------
the last day of a Collection Period, which the Servicer is required to advance on any Precomputed Receivable pursuant to Section 5.04(a).

     "Precomputed Receivable" means any Receivable under which the portion
      ----------------------
of each payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method, or which is a monthly actuarial receivable.

     "Principal Balance" means the Amount Financed minus the sum, as of the
      -----------------
close of business on the last day of a Collection Period, of (a) with respect to a Precomputed Receivable (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance and (b) with respect to a Simple Interest Receivable (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount allocable to principal.

     "Principal Distribution Amount" means, for any Distribution Date, the
      -----------------------------
sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Principal Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of principal; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period, and (iv) Recoveries.

     "Purchase Amount" means the amount, as of the close of business on the
      ---------------
last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

     "Purchased Receivable" means a Receivable purchased as of the close of
      --------------------
business on the last day  of a Collection Period by the Servicer  pursuant to
Section 4.07 by the Depositor pursuant to Section 3.02 or by the Seller pursuant to Section 3.01.

     "Rating Agency" means Moody's and Standard & Poor's.  If no such
      -------------
organization or successor is any longer in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each
      -----------------------
Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Certificates.

     "Realized Losses" means, with respect to any Receivable that becomes a
      ---------------
Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Receivable" means any Contract transferred to the Trust on the Closing
      ----------
Date that is listed on Schedule A to this Agreement (which schedule may be in the form of microfiche).

     "Receivable Files" means the documents specified in Section 3.04.
      ----------------

     "Receivables Purchase Agreement" means the purchase agreement dated as
      ------------------------------
of ___________________ between the Seller, as seller and the Depositor, as purchaser.

     "Record Date" with respect to each Distribution Date means the first day
      -----------
of the calendar month in which such Distribution Date occurs, unless otherwise specified in this Agreement.

     "Recoveries" means, with respect to any Receivable that becomes a
      ----------
Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

     "Reserve Account" means the account designated as such, established and
      ---------------
maintained pursuant to Section 5.07.

     "Reserve Account Initial Deposit" means, with respect to the Closing
      -------------------------------
Date and taking into account any transfer of Subsequent Receivables on such date, an amount equal to the Specified Reserve Account Balance on the Closing Date (which is equal to $________________) and, with respect to each Subsequent Transfer Date after the Closing Date, an amount equal to ___% of the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date.

     "Reserve Account Property" has the meaning assigned thereto in Section
      ------------------------
5.07(b).

     "Scheduled Payment" on a Precomputed Receivable means that portion of
      -----------------
the payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR.

     "Seller" means _____________________________, an corporation, and its
      ------
successors in interest.

     "Servicer" means _________, as the servicer of the Receivables, and each
      --------
successor Servicer pursuant to Section 8.03 or 9.02.

     "Servicer's Certificate" means an Officers' Certificate of the Servicer
      ----------------------
delivered pursuant to Section 4.09, substantially in the form of Exhibit D.

     "Servicing Fee" means the fee payable to the Servicer for services
      -------------
rendered during each Collection Period, determined pursuant to Section 4.08.

     "Servicing Rate" means ___% per annum.
      --------------

     "Simple Interest Advance" means the amount of interest, as of the close
      -----------------------
of business on the last day of a Collection Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 5.04(b).

     "Simple Interest Method" means the method of allocating a fixed level
      ----------------------
payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the
      --------------------------
portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Reserve Account Balance" means (STATE FORMULA).
      ---------------------------------

     "Standard & Poor's" means Standard & Poor's Ratings Services, a Division
      -----------------
of The McGraw-Hill Companies, Inc. or its successor.

     "Total Distribution Amount" means, for each Distribution Date, the sum
      -------------------------
of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

     "Trust" shall have the meaning set forth in this Agreement.
      -----

     "Trustee" means ______________________, a ___________________ banking
      -------
corporation, its successors in interest and any successor Trustee hereunder.

     "Trustee Officer" means the chairman or vice-chairman of the board of
      ---------------
directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "UCC" means the Uniform Commercial Code as in effect in the relevant
      ---
jurisdiction on the date thereof.

     SECTION 1.02.  Other Definitional Provisions.  (a)  All terms defined
                    -----------------------------
in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein or in any such certificate or other document, and accounting terms partly defined herein or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein, or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and word of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, respectively; and the term "including" and its variations shall mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                            Establishment of Trust
                            ----------------------

     SECTION 2.01.  Creation of Trust.  Upon the execution of this Agreement
                    -----------------
by the parties hereto, there is hereby created a separate trust, which shall be known as (_______________) Trust 199__-__ (the "Trust"). The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

     SECTION 2.02.  Acceptance by Trustee.  The Trustee hereby accepts all
                    ---------------------
consideration conveyed by the Depositor pursuant to Section 2.03 and declares that it will hold such consideration upon the trusts set forth herein for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

     SECTION 2.03.  Conveyance of Receivables.  In consideration of the
                    -------------------------
Trustee's delivery on the Closing Date to or upon the order of the Depositor of Class A Certificates in an initial aggregate principal amount equal to the Initial Class A Balance and Class B Certificates in an initial aggregate principal amount equal to the Initial Class B Balance, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Depositor in and to:

          (1) the Receivables, and all moneys due thereon on or after __________, in the case of Precomputed Receivables, and all moneys received thereon on and after __________, in the case of Simple Interest Receivables;

          (2) the security interests in the Financed Assets granted by Obligors pursuant to the Receivables and any other interest of the Seller or the Depositor in such Financed Assets;

          (3) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Assets or Obligors;

          (4) any proceeds from recourse to Dealers on Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (5) any Financed Asset that shall have secured any such Receivable and shall have been acquired by or on behalf of the Seller, the Depositor, the Servicer or the Trust;

          (6) all right, title and interest of the Depositor under the Receivables Purchase Agreement, including, without limitation, the right of the Depositor to cause the Seller to purchase Receivables under certain circumstances.

          (7)  the proceeds of any and all of the foregoing.

                                 ARTICLE III

                               The Receivables
                               ---------------

     SECTION 3.01.  Representations and Warranties of the Seller.  (a) The
                    --------------------------------------------
Seller has  made each of the  representations and warranties  set forth under
Section 3.02(b) of the Receivables Purchase Agreement and has consented to the assignment by the Depositor to the Trust of the Depositor's rights with respect thereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust. Pursuant to Section 2.02 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Trust, as part of the assets of the Trust, its rights under the Receivables Purchase Agreement, including the representations and warranties of the Seller in Section 3.02(b) therein, upon which the Trustee relies in accepting the Receivables and delivering the Certificates, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the delivery of the Receivable Files to the Trustee or any custodian.

     (b) the Seller hereby agrees that the Trustee shall have the right, on behalf of the Trust and the Certificateholders, to enforce any and all rights under the Receivables Purchase Agreement assigned to the Trust herein, including the right to cause the Sellers to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Section 3.02(b) therein, directly against the Sellers as though the Trustee, as trustee of the Trust, were a party to the Receivables Purchase Agreement, and the Trustee shall not be obligated to exercise any such rights indirectly through the Depositor.

     SECTION 3.02.  Representations and Warranties of the Depositor.  The
                    -----------------------------------------------
Depositor makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables and delivering the Certificates and the Security Insurer relies in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Trust.

     (a)  Title.  It is the intention of the Depositor that (i) the transfer
          -----
and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Trust, conveying good title thereto, free and clear of any Liens or rights of other Persons and (ii) the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

     (b)  All Filings Made.  All filings (including UCC filings) necessary
          ----------------
in any jurisdiction to give the Trust a first perfected ownership interest in the Receivables shall have been made.

     SECTION 3.03.  Repurchase Upon Breach.  The Depositor, the Servicer or
                    ----------------------
the Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Depositor's representations and warranties made pursuant to Section 3.01 of this Agreement or Section ___ of the Receivable Purchase Agreement or of the Depositor's representations and warranties made pursuant to Section 3.02 above. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Trustee or receipt by the Trustee of notice from the Depositor or the Servicer of such breach, the Depositor shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Depositor's option, the last day of the first Collection Period following such discovery or notice). In consideration of the repurchase of any Receivable, the Depositor shall remit the Purchase Amount, in the manner specified in Section 5.05 provided, however, that the obligation of the
                            --------   -------
Depositor to repurchase any receivable arising solely as a result of a breach of the Seller's representations and warranties under Section 3.02 of the Receivables Purchase Agreement is subject to the receipt by the Depositor of the Purchase Amount from the Seller. Subject to the provisions of Section 7.03, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of representations and warranties pursuant to
Section 3.01 and 3.02 and the Agreement contained in this Section shall be to require the Depositor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the Seller's obligation to the Depositor to repurchase such Receivables pursuant to the Receivables Purchase Agreement.

     SECTION 3.04.  Custody of Receivable Files.   To assure uniform quality
                    ---------------------------
in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee as of the Cutoff Date with respect to each Receivable:

            (i)  the original of the Receivable;

           (ii) the original credit application fully executed by the Obligor;

          (iii) the original certificate of title or such documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Depositor in the Financed Asset; and

           (iv)  any  and  all  other  documents  that  the Servicer  or  the
     Depositor  shall  keep  on  file,  in  accordance  with  its   customary
     procedures, relating to a Receivable, an Obligor or a Financed Asset.

     SECTION 3.05.  Duties of Servicer as Custodian.  (a)  Safekeeping.  The
                    -------------------------------        -----------
Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable (automotive) (recreational vehicle) receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

     (b)  Maintenance of and Access to Records.   The Servicer shall maintain
          ------------------------------------
each Receivable File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Trustee by written notice not later than 30 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

     (c)  Release of Documents.   Upon instruction from the Trustee, the
          --------------------
Servicer shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

     SECTION 3.06.  Instructions; Authority to Act.   The Servicer shall be
                    ------------------------------
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

     SECTION 3.07.  Custodian's Indemnification.   The Servicer as custodian
                    ---------------------------
shall indemnify the Trustee and each of its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee or any such officers, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or any such officer, director, employee or agent of the Trustee.

     SECTION 3.08.  Effective Period and Termination.   The Servicer's
                    --------------------------------
appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If _______________ shall resign as Servicer in accordance with the provisions hereof, or if all of the rights and obligations of any Servicer shall have been terminated under Section 9.01, the appointment of such Servicer as custodian shall be terminated by the Trustee or by Holders of the Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.01. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

                                  ARTICLE IV

                 Administration and Servicing of Receivables
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     SECTION 4.01.  Duties of Servicer.   The Servicer, as agent for the
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Trustee (to  the extent provided  herein), shall manage,  service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the
Servicer exercises  with  respect  to  all  comparable  receivables  that  it
services  for  itself  or  others.    The  Servicer's  duties  shall  include
collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and making Advances pursuant to Section 5.04. Subject to the
provisions  of  Section  4.02,  the  Servicer   shall  follow  its  customary
standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such
Receivables or  to the  Financed Assets  securing such  Receivables.   If the
Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of any Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the
purpose  of  collection,  such  Receivable  to  the  Servicer.    If  in  any
enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall, upon written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.02.  Collection and Allocation of Receivable Payments.   The
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Servicer shall  make reasonable  efforts to collect  all payments  called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable (automotive) (recreational vehicle) receivables
that  it  services  for  itself   or  others.  The  Servicer  shall  allocate
collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable (automotive) (recreational vehicle) receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase such Receivable from the Trust in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed
Receivables  or  the   originally  scheduled  payments  on   Simple  Interest
Receivables.

     SECTION 4.03.  Realization Upon Receivables.   On behalf of the Trust,
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the  Servicer shall  use  its  best efforts,  consistent  with its  customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Asset securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of such receivables, which shall include reasonable efforts to realize upon any recourse, if any, to Dealers and selling the Financed Asset at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Asset shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Asset unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 4.04.  Physical Damage Insurance.   The Servicer, in accordance
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with  its  customary servicing  procedures, shall  require that  each Obligor shall have obtained physical damage insurance covering the Financed Asset as of the execution of the Receivable.

     SECTION 4.05.  Maintenance of Security Interests in Financed Assets.
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The Servicer shall,  in accordance with  its customary servicing  procedures, take  such steps  as are  necessary to  maintain perfection  of the  security
interest created  by  each Receivable  in the  related Financed  Asset.   The
Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Asset or for any other reason.

     SECTION 4.06.  Covenants of Servicer.   The Servicer shall not release
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the Financed Asset securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trust or the Certificateholders in such Receivables, nor shall
the  Servicer  increase  the  number   of  scheduled  payments  due  under  a
Receivable.

     SECTION 4.07.  Purchase of Receivables Upon Breach.  The Servicer or the
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Trustee shall inform the other party and  the Depositor promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action in any Collection Period pursuant to Section 4.02 that impairs the right of the Trustee, the Trust or the Certificateholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such
Collection Period.   In consideration of the purchase of  any such Receivable
pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. For purposes of this Section, the Purchase Amount shall consist in part of a release by the
Servicer  of  all  rights  of   reimbursement  with  respect  to  Outstanding
Precomputed  Advances  or   Outstanding  Simple  Interest  Advances   on  the
Receivable.   Subject to Section  8.02, the sole  remedy of the  Trustee, the
Trust or the Certificateholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to repurchase Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 4.08.  Servicing Fee.   The Servicing Fee for a Distribution
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Date shall equal the product of  (a) one twelfth, (b) the Servicing Rate  and
(c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s") and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to
Section 8.02.

     SECTION 4.09.  Servicer's Certificate.  Not later than (11:00 a.m. (New
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York  time)) on each  Determination Date, the  Servicer shall  deliver to the
Trustee, the Rating Agencies and the Depositor, a Servicer's Certificate containing all information necessary to make the distributions on the related
Distribution  Date  pursuant   to  Section  5.06  (including,   if  required,
withdrawals from any Reserve Account, withdrawals from or deposits to the Payahead Account and Precomputed Advances by the Servicer pursuant to Section
5.04) for the related Collection Period.   Receivables to be purchased by the
Servicer or to be repurchased by the Depositor or the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

     SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.
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(a)  The Servicer shall deliver  to the Trustee, on or  before ___________ of each year, an Officers' Certificate, dated as of _____________ of the preceding year, stating that (A) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance hereunder and under this Agreement has been made under such officers' supervision and (B) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status
thereof.   The Trustee shall send  a copy of such  certificate and the report
referred  to in  Section  4.11  to the  Rating  Agencies.    A copy  of  such
certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to the Trustee and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 9.01, clause (a) or (b).

     SECTION 4.11.  Annual Independent Certified Public Accountant's Report.
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The Servicer shall cause a  firm of independent certified public accountants, which may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before __________ of each year beginning ________ , 199__, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of the Servicer and issued its report thereon and that such examination (1) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to (automotive) (recreation vehicle) loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (3) except as described in the report, disclosed no exceptions or errors in the records relating to (automobile and light-duty truck) (recreational vehicle) loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12.  Access to Certain Documentation and Information Regarding
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Receivables.   The Servicer shall provide to the Certificateholders access
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to the Receivable Files  in such cases where  the Certificateholder shall  be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 4.13.  Servicer Expenses.   The Servicer shall be required to
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pay all expenses incurred  by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

     SECTION 4.14.  Appointment of Subservicer.   The Servicer may at any
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time appoint a subservicer to perform  all or any portion of its  obligations as Servicer hereunder; provided that the Rating Agency Condition shall have been satisfied in connection therewith; and, provided, further, that the Servicer shall remain obligated and shall be liable to the Trustee and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer
from  time   to  time,   and  none  of   the  Trust,   the  Trustee   or  the
Certificateholders shall have any responsibility therefor.

                                  ARTICLE V

                       Distributions; Reserve Account;
                       Statements to Certificateholders
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     SECTION 5.01.  Establishment of Trust Accounts.   (a) (i)  The Servicer,
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for the  benefit of the  Certificateholders, shall establish and  maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited
therein  are held  for the  benefit  of the  Certificateholders.   Investment
earnings on funds in the Collection Account shall be paid to the Servicer as additional servicing compensation.

           (ii) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee a non-interest bearing account (the "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     (b) Funds on deposit in the Collection Account shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as they relate to investing such funds; provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Servicer, and on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be paid to the Servicer. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the corporate trust department of the institution with which the Collection Account is then maintained and is invested in a time deposit of (the Trustee) rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the corporate trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (1) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (2) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause
(y)  of  the  preceding  sentence  shall be  subject  to  the  Rating  Agency
Condition.     For  the  purpose   of  the  foregoing,  unless   the  Trustee
affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Collection Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

     (c)  (i)  The Servicer shall establish and  maintain with the Trustee an
Eligible  Deposit  Account (the  "Payahead Account").   The  Payahead Account
shall not be property of the Trust.

          (ii) The Servicer shall on or prior to each Distribution Date (and prior to deposits to the Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in
     Section 5.03 received by the Servicer during the Collection Period. Notwithstanding the foregoing and the first sentence of Section 5.02, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 5.02, Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 5.06(a).

     SECTION 5.02.  Collections.   The Servicer shall remit within two
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Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during
the Collection Period.   Notwithstanding the foregoing,  for so long as  (i)
________ remains the Servicer, (ii) no Event of Default shall have occurred and be continuing and (iii)(x) ______________ maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection
Account  on  the   Determination  Date  immediately  preceding   the  related
Distribution Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Depositor.

     SECTION 5.03.  Application of Collections.   All collections for the
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Collection Period shall be applied by the Servicer as follows:

          With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.04(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 5.04(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

     SECTION 5.04.  Advances.   (a)  As of the close of business on the last
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day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be
reduced  accordingly.    Next,  the  Servicer  shall  advance  any  remaining
shortfall (such amount a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed
Advance  shall  be  recoverable  from   the  Obligor,  the  Purchase  Amount,
Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of Precomputed Receivables, or payments of the Purchase Amount in respect of Precomputed Receivables.

     If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust, and Outstanding Precomputed Advances with respect to such Precomputed Receivable shall be reduced accordingly.

     (b) As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables.

     SECTION 5.05.  Additional Deposits.   The Servicer shall deposit in the
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Collection Account  the aggregate Advances pursuant to  Section 5.04.  To the extent that the Servicer fails to make a Simple Interest Advance  pursuant to
Section 5.04(b) on the date required, the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such
amount  in the  Collection  Account.   The Servicer  and the  Depositor shall
deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables, and the Servicer shall deposit therein all amounts to be paid under Section 11.02. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02.

     SECTION 5.06.  Distributions.   (a)  On each Distribution Date, the
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Trustee shall cause to be transferred:

            (i) From the Payahead Account, or from the Servicer in the event that the second and third sentences of Section 5.01(c)(ii) are applicable, to the Collection Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments for the related Collection Period on, or as prepayments in full of, Precomputed Receivables or prepayments for the related Collection Period, pursuant to Sections 5.03 and 5.04, in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer may be made.

           (ii) From the Collection Account to the Distribution Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that in the event that the
     Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 5.02, the amount of the funds transferred from the Collection Account to the Distribution Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

     (b) On or prior to each Determination Date, the Servicer shall calculate the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Distributable Amount, and the Class B Distributable Amount, and, based on the Total Distribution Amount and the other amounts to be distributed on the related Distribution Date, determine the amount distributable to Holders of each class of Certificates.

     (c) On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 5.09) shall distribute amounts on deposit in the Distribution Account and, if applicable, the Reserve Account, in the manner and priority set forth below:

            (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

           (ii)  to the Class A Certificateholders:

               (A) from the Class A Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the sum of the Class A Interest Distributable Amount and the Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date;

               (B) from the Class A Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses), the sum of the Class A Principal Distributable Amount and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date;

          (iii)  to the Class B Certificateholders:

               (A) from the Class B Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the sum of the Class B Interest Distributable Amount and the Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date; and

               (B) from the Class B Percentage of the Principal Distribution Amount, the sum of the Class B Principal Distributable Amount and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     (d) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables. In addition, the Class A Certificateholders and the Class B Certificateholders shall have the respective rights to receive funds from the Reserve Account in the order of priority set forth below. Such subordination and withdrawals from the Reserve Account shall be effected as follows, and all payments shall be effected by applying funds in the following order:

            (i) If the Class A Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments) is less than the sum of the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

           (ii) If the Class A Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses) is less than the sum of the Class A Principal Distributable Amount and the Class A Principal Carryover Shortfall from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount.

          (iii) If the Class B Percentage of the Interest Distribution Amount, less the portion thereof, if any, distributed to the Class A Certificateholders pursuant to clause (i) above, is less than the Class B Interest Distributable Amount, the Class B Certificateholders shall be entitled to receive such deficiency from amounts on deposit in the Reserve Account (after giving effect to any withdrawals therefrom pursuant to clauses (i) and (ii) above).

           (iv) If the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses), less the portion thereof, if any, distributed to the Class A Certificateholders pursuant to clause (ii) above, is less than the Class B Principal Distributable Amount, the Class B Certificateholders shall be entitled to receive such deficiency from amounts on deposit in the Reserve Account (after giving effect to any withdrawals therefrom pursuant to clauses (i), (ii) and (iii) above).

     (e) On each Distribution Date, the Trustee shall distribute any amounts remaining in the Distribution Account after making the distributions described in Sections 5.06(c) and (d) above in the following amounts and in the following order of priority: (i) into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance and
(ii) to the Depositor.

     (f) Subject to Section 11.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Servicer appropriate instructions prior to such Distribution Date and such Holder's Certificates of either Class in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such Holder's Certificates.

     SECTION 5.07.  Reserve Account.   (a)  In order to effectuate the
                    ---------------
subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the
Certificateholders. The Reserve Account will include the money and other property deposited and held therein pursuant to Section 5.06(e), 5.08(a) and this Section.

     On or prior to the Closing Date, the (Seller) shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. The Reserve Account and the Reserve Account Property shall not be part of the Trust, but instead will be held by the Trustee, as collateral agent, for the benefit of the Holders of the Certificates. The (Seller) hereby acknowledges that the Reserve Account Initial Deposit (and any investment earnings thereon) is owned directly by it, and the (Seller) hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

     (b) In order to give effect to the subordination provided for herein and to assure the availability of the amounts maintained in the Reserve Account, the (Seller) hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Account Initial Deposit and all proceeds thereof and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Account from time to time under this Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting net investment earnings attributable to the Reserve Account Property) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Class A Distributable Amount and the Class B Distributable Amount in accordance with
Section 5.06 and this Section (all the foregoing, subject to the limitations set forth below, the "Reserve Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

     (c) Consistent with the limited purposes for which such trust is granted, the amounts on deposit in the Reserve Account on each Distribution Date shall be available for distribution as provided in Section 5.06, in accordance with and subject to the following: if the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, the Trustee shall release and distribute all such amounts to the (Seller). Upon any such distribution to the (Seller), the Certificateholders will have no further rights in, or claims to, such amounts.

     (d) Funds on deposit in the Reserve Account shall be invested by the Trustee, as collateral agent, in Eligible Investments selected in writing by the (Seller) or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as they relate to investing such funds; provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. Other than as permitted by the Rating Agencies, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the corporate trust department of the institution with which the Reserve Account is then maintained and is invested in a time deposit of (the Trustee) rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the corporate trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (1) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (2) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Reserve Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Trustee as collateral agent (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

     Investment earnings attributable to the Reserve Account Property shall not be available to satisfy the subordination provisions of this Agreement and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. All such investments shall be made in the name of the Trustee or its nominee, as collateral agent, and all net income and gain realized thereon shall be solely for the benefit of the (Seller) and shall be payable by the Trustee to the (Seller) on each Distribution Date. Realized losses, if any, on investments of the Reserve Account Property shall be charged first against undistributed investment earnings attributable to the Reserve Account Property and then against the Reserve Account Property.

     (e) With respect to the Reserve Account Property, the Seller, on behalf of itself, its successors and assigns, and the Trustee agree that:

            (i) Any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Trustee, as collateral agent, at an Eligible Institution. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto.

           (ii) Any Reserve Account Property that constitutes Physical Property shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee, as collateral agent, or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trustee, as collateral agent.

          (iii) Any Reserve Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such Reserve Account Property as described in such paragraph.

           (iv) Any Reserve Account Property that is an "uncertificated security" under Section 8-102(18) of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Trustee's (or its custodian's or its nominee's) ownership of such security, in its capacity as collateral agent.

     Effective upon Delivery of any Reserve Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have purchased such Reserve Account Property for value, in good faith and without notice of any adverse claim thereto.

     (f) Each of the Seller and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments
(including any UCC financing statements or this Agreement) as may be determined to be necessary in an Opinion of Counsel to the Seller delivered to the Trustee in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Seller shall:

            (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates, and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

           (ii) file the necessary financing statements or amendments thereto within five days, and promptly notify the Trustee of any such filing, after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

     (g) The Trustee shall not enter into any subordination or inter-creditor agreement with respect to the Reserve Account Property.

     (h) Following the payment in full of the Certificate Balance and of all other amounts owing or to be distributed under this Agreement to Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller.

     SECTION 5.08.  Statements to Certificateholders.   On each Distribution
                    --------------------------------
Date, the Servicer shall provide to the Trustee for the Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement setting forth at least the following information as to each Class of Certificates to the extent applicable:

            (i) the amount of such distribution allocable to principal of each class of Certificates;

           (ii) the amount of such distribution allocable to interest of each class of Certificates;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

           (iv) the Class A Certificate Balance and Class B Certificate Balance and the Class A Pool Factor and Class B Pool Factor after giving effect to all payments reported under clause (i) above on such date;

            (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

           (vi) the amount of the Class A Principal Carryover Shortfall and Class A Interest Carryover Shortfall and Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, if any, on such Distribution Date and the change in the Class A Principal Carryover Shortfall and Class A Interest Carryover Shortfall and Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, from the preceding Distribution Date;

          (vii) the amount of aggregate Realized Losses, if any, for the second preceding Collection Period;

         (viii) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

           (ix)  the   amount  otherwise   distributable  to   the  Class   B
     Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

            (x) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits and withdrawals made on such Distribution Date;

           (xi) the aggregate Payahead Balance and the change in such balance from the preceding Distribution Date;

          (xii) for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount; and

         (xiii) for the first Distribution Date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as payments of principal of the Certificates.

Each amount set forth pursuant to subclauses (i), (ii), (v) or (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Class A or Class B Certificate, as applicable.

     SECTION 5.09.  Tax Returns.   The Trustee shall deliver to each Holder
                    -----------
of a Certificate, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Holder to prepare its federal and state income tax returns.

     SECTION 5.10.  Net Deposits.   As an administrative convenience, unless
                    ------------
the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

                                  ARTICLE VI

                               The Certificates
                               ----------------

     SECTION 6.01.  The Certificates.   Unless otherwise specified in this
                    ----------------
Agreement, the Certificates shall be issued in fully registered form in minimum denominations of $1,000. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 6.03.

     SECTION 6.02.  Authentication of Certificates.   The Trustee shall cause
                    ------------------------------
the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary, or assistant treasurer, without further corporate action by the Depositor, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its Holder to any benefit under this Agreement or shall be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B, as appropriate, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 6.03.  Registration of Transfer and Exchange of
                    ----------------------------------------
Certificates.   The Certificate Registrar shall keep or cause to be kept, at
------------
the  office or  agency maintained  pursuant  to Section  6.08, a  Certificate
Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Unless otherwise specified in this Agreement, the Trustee shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder,
Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender at the Corporate Trust Office of the Certificates to be exchanged.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                    -------------------------------------------------
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 6.05.  Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.06 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 6.06.  Access to List of Certificateholders' Names and
                    -----------------------------------------------
Addresses.  The Trustee shall furnish or cause to be furnished to the
---------
Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Class A Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt for such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 6.07.  Maintenance of Office or Agency.   The Trustee shall
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 6.08.  Book-Entry Certificates.   The Class A Certificates and,
                    -----------------------
if so specified in this Agreement, the Class B Certificates may be issued in the form of one or more typewritten Certificates representing Book-Entry
Certificates, to be delivered by, or on behalf of, the Depositor to the initial Clearing Agency, which, unless otherwise specified in this Agreement, shall be The Depository Trust Company. In such case, the Certificates delivered to the Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 6.10. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to such Certificate Owners pursuant to Section 6.10:

            (i) the provisions of this Section shall be in full force and effect;

           (ii) the Depositor, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on such Certificates) as the sole Holder of such Certificates and shall have no obligation to the related Certificate Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

           (iv) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on such Certificates to such Clearing Agency Participants; and

            (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Certificates and has delivered such instructions to the Trustee.

     SECTION 6.09.  Notices to Clearing Agency.  Whenever notice or other
                    --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Certificate Owners to the Clearing Agency.

     SECTION 6.10.  Definitive Certificates.  If (i) the Servicer advises the
                    -----------------------
Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding principal amount of the Book-Entry Certificates advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Trustee of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.

                                 ARTICLE VII

                                The Depositor
                                -------------

     SECTION 7.01.  Representations of Depositor.  The Depositor makes the
                    ----------------------------
following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

            (i)  Organization and Good Standing.  The Depositor is duly
                 ------------------------------
organized and validly existing as a corporation in good standing under the laws of the State of Oregon, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Receivables.

           (ii)  Due Qualification.  The Depositor is duly qualified to do
                 -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (iii)  Power and Authority.  The Depositor has the corporate power
                 -------------------
and authority to execute and deliver this Agreement and to carry out its respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust, and the Depositor shall have duly authorized such sale and assignment to the Trustee, as applicable, by all necessary corporate action; and the execution, delivery and performance of this Agreement and of each Subsequent Transfer Assignment or Eligible Investment Transfer Assignment, as applicable, shall have been duly authorized by the Depositor by all necessary corporate action.

           (iv)  Binding Obligation.  This Agreement, each Subsequent
                 ------------------
Transfer Assignment and Eligible Investment Transfer Assignment, when executed and delivered by the Depositor, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with their respective terms.

            (v)  No Violation.  The consummation of the transactions
                 ------------
contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

           (vi)  No Proceedings.  To the Depositor's best knowledge, there
                 --------------
are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:
(i) asserting the invalidity of this Agreement or the Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (iv) that might adversely affect the federal income tax attributes of the Certificates.

     SECTION 7.02.  Corporate Existence.  During the term of this Agreement,
                    -------------------
the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby and thereby.

     SECTION 7.03.  Liabilities of Depositor; Indemnities.  The Depositor
                    -------------------------------------
shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

            (i) The Depositor shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of the distributions on the Certificates) and costs and expenses in defending against the same.

           (ii) The Depositor shall indemnify, defend and hold harmless the Trustee and the Certificateholders from and against any loss, liability or expense incurred by reason of (a) the Depositor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, and (b) the Depositor's or Trust's violation of federal or state securities laws in connection with the offering and sale of the Certificates.

          (iii) The Depositor shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties in this Agreement contained, except to the extent that such cost, expense, loss, claim, damage or liabilities shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee.

     Indemnification under this Section shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall promptly repay such amounts to the Depositor, without interest.

     SECTION 7.04.  Merger or Consolidation of, or Assumption of the
                    ------------------------------------------------
Obligations of, Depositor.   Any Person (a) into which the Depositor may be
-------------------------
merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agency Requirement shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such Counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 7.05.  Limitation on Liability of Depositor and Others.  The
                    -----------------------------------------------
Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

     SECTION 7.06.  Depositor May Own Certificates.  The Depositor and any
                    ------------------------------
Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as otherwise provided herein.

     SECTION 7.07.  No Transfer of Excess Amounts.   The Depositor hereby
                    -----------------------------
covenants that, except as otherwise provided in this Agreement, it will not transfer, pledge or assign to any Person any part of its right to receive any amounts in excess of the Reserve Account Specified Amount pursuant to Section 5.07(c) and (h) unless it has first delivered to the Trustee and each Rating Agency an Opinion of Counsel in form and substance satisfactory to the Trustee stating that such transfer will not (i) adversely affect the status of the Trust as a grantor trust pursuant to subpart E, part I of subchapter J of the Code or (ii) cause the Reserve Account to be taxable as a corporation under the Code. The Depositor shall give written notice to each Rating Agency of any proposed transfer, pledge or assignment to any Person of all or any part of its right to receive such excess amounts.

                                 ARTICLE VIII

                                 The Servicer
                                 ------------

     SECTION 8.01.  Representations of Servicer.  The Servicer makes the
                    ---------------------------
following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

     (a)  Organization and Good Standing.  The Servicer is duly organized and
          ------------------------------
validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

     (b)  Due Qualification.   The Servicer is duly qualified to do business
          -----------------
as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

     (c)  Power and Authority.   The Servicer has the power and authority to
          -------------------
execute and deliver this Agreement and to carry out their respective terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

     (d)  Binding Obligation.   This Agreement constitutes the legal, valid
          ------------------
and binding obligations of the Servicer enforceable in accordance with their respective terms.

     (e)  No Violation.   The consummation of the transactions contemplated
          ------------
by this Agreement and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (f)  No Proceedings.  To the Servicer's best knowledge, there are no
          --------------
proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

     (g)  No Insolvent Obligors.  As of the related Cutoff Date, no Obligor
          ---------------------
on a Receivable shall be shown on the Receivable Files as the subject of a bankruptcy proceeding.

     SECTION 8.02.  Indemnities of Servicer.  The Servicer shall be liable
                    -----------------------
in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     (a) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders and the Depositor from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Asset.

     (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Depositor, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     For purposes of this Section, in the event of the termination of the rights and obligations of U.S. Bank (or any successor thereto pursuant to Section 8.03) as Servicer pursuant to Section 9.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 9.02.

     Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 8.03.  Merger or Consolidation of, or Assumption of the
                    ------------------------------------------------
Obligations of, Servicer.  Any Person (a) into which the Servicer may be
------------------------
merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by ____________, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or
(c) above.

     SECTION 8.04.  Limitation on Liability of Servicer and Others.  Neither
                    ----------------------------------------------
the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

                                  ARTICLE IX

                                   Default
                                   -------

     SECTION 9.01.  Events of Default.  If any one of the following events
                    -----------------
("Events of Default") shall occur and be continuing:

     (a) Any failure by the Servicer to deliver to the Trustee for deposit to the Collection Account or the Distribution Account any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer; or

     (b) Failure by the Servicer or the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Depositor (as the case may be) set forth in the Certificates or in this Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Depositor (as the case may be) by the Trustee or (2) to the Servicer or the Depositor (as the case may be) and to the Trustee by the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; or

     (c) The occurrence of an Insolvency Event with respect to the Servicer or the Depositor;

then, and in each and every case, so long as the Event of Default shall not have been remedied, either the Trustee or the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by Certificateholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 8.02) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 9.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Event of Default, the Trustee shall give notice thereof to the Rating Agencies.

     SECTION 9.02.  Appointment of Successor.   (a)  Upon the Servicer's
                    ------------------------
receipt of notice of termination pursuant to Section 9.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of (automotive) (recreational vehicle) receivables as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

     (c) The Servicer may not resign unless it is prohibited from serving as such by law.

     SECTION 9.03.  Repayment of Advances.  If the Servicer shall change, the
                    ---------------------
predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances made by the predecessor Servicer.

     SECTION 9.04.  Notification to Certificateholders.  Upon any termination
                    ----------------------------------
of, or appointment of a successor to, the Servicer pursuant to this Article XVIII, the Trustee shall give prompt written notice thereof to Certificateholders and to the Rating Agencies.

     SECTION 9.05.  Waiver of Past Defaults.  The Holders of Class A
                    -----------------------
Certificates evidencing not less than a majority of the Class A Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE X

                                 The Trustee
                                 -----------

     SECTION 10.01. Duties of Trustee.   (a)  If an Event of Default has
                    -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to
Section 9.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

     (b)  Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

     (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to this Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables and Liquidated Receivables.

     (d) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

     (e) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of clause (d) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement.

     (f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 10.02. Certain Matters Affecting Trustee.   Except as otherwise
                    ---------------------------------
provided in Section 10.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters or relating to this Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of such counsel.

          (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

          (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

          (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence of any such agent, attorney or custodian appointed with due care by it hereunder.

     SECTION 10.03. Trustee Not Liable for Certificates or Receivables.  The
                    --------------------------------------------------
recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Asset or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Financed Asset; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation or any action of the Servicer taken in the name of the Trustee.

     SECTION 10.04. Trustee May Own Certificates.  The Trustee in its
                    ----------------------------
individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Depositor and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

     SECTION 10.05. Trustee's Fees and Expenses.  The Servicer shall pay to
                    ---------------------------
the Trustee, and the Trustee shall be entitled to receive, reasonable compensation as shall have been separately agreed upon before the date of this Agreement between the Seller and the Trustee (which shall not be limited by any provision of law regarding the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Trustee's powers and duties under this Agreement. The Trustee shall be entitled to be reimbursed by the Seller for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement.

     SECTION 10.06. Eligibility Requirements for Trustee.  The Trustee shall
                    ------------------------------------
at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

     SECTION 10.07. Resignation or Removal of Trustee.  The Trustee may at
                    ---------------------------------
any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Servicer shall remove the
Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.08 and payment of all fees and expenses owed to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

     SECTION 10.08. Successor Trustee.  Any successor Trustee appointed
                    -----------------
pursuant  to Section  10.07 shall  execute,  acknowledge and  deliver to  the
Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.06.

     Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 10.09. Merger or Consolidation of Trustee.  Any corporation into
                    ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies

     SECTION 10.10. Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Asset may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.08.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co- trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

           (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

     SECTION 10.11. Representations and Warranties of Trustee.  The Trustee
                    -----------------------------------------
shall make the following representations and warranties on which the Depositor and Certificateholders shall be deemed to rely:

            (i)  The Trustee is a banking corporation duly organized, validly
     existing  and  in   good  standing  under  the  laws  of  its  place  of
     incorporation.

           (ii) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement, and shall have taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

          (iii) This Agreement shall have been duly executed and delivered by the Trustee.

     SECTION 10.12. No Bankruptcy Petition.  The Trustee, by entering into
                    ----------------------
this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against, or join any other Person in instituting against, the Depositor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law in connection with the Certificates or this Agreement.

     SECTION 10.13. Trustee's Certificate.   On or as soon as practicable
                    ---------------------
after each Record Date as of which Receivables shall be assigned to the Depositor or the Servicer pursuant to Section 10.14, the Trustee shall execute a Trustee's Certificate, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Collection Account and notices received pursuant to this Agreement, identifying the Receivables repurchased by the Depositor pursuant to Section
3.02 or purchased by the Servicer pursuant to Section 4.07 or Section 11.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to the Depositor or the Servicer, as applicable. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Depositor or the Servicer, as applicable, of all the Trustee's right, title and interest in and to any such Repurchased Receivable and to the other property conveyed to the Trust with respect thereto, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

     SECTION 10.14. Trustee's Assignment of Repurchased Receivables.  With
                    -----------------------------------------------
respect to all  Receivables repurchased by the Depositor  pursuant to Section
3.02 or purchased by the Servicer pursuant to Section 4.07 or Section 11.02, the Trustee shall by a Trustee's Certificate assign, without recourse, representation or warranty, to the Depositor or the Servicer, as applicable, all the Trustee's right, title and interest in and to any such Receivable and the other property conveyed to the Trust with respect thereto, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

                                  ARTICLE XI

                                 Termination
                                 -----------

     SECTION 11.01. Termination of the Trust.   (a)  The respective
                    ------------------------
obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate (i) upon the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust and (ii) at the time provided in Section 11.02; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section.

     (b) Except as provided in Section 11.01(a), neither the Depositor nor any Owner shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.06.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor.

     SECTION 11.02. Optional Purchase of All Receivables.  On the last day
                    ------------------------------------
of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust; provided, however, that the Servicer may not effect any such purchase if at such time the rating of ____________'s long-term debt obligations is less than Baa3 by Moody's, unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit an amount into the Collection Account pursuant to
Section 5.05 equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee. The Servicer thereafter shall succeed to all interests in and to the Trust.

                                 ARTICLE XII

                           Miscellaneous Provisions
                           ------------------------

     SECTION 12.01. Amendment.  This Agreement may be amended by the
                    ---------
Depositor, the Servicer and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any provision in this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates (which consent shall be conclusive and binding on such Holders and on all future Holders of such Certificates and of any Certificates issued upon the transfer therefor or in exchange thereof or in lieu thereof, whether or not notation of such consent is made upon the Certificates), each voting as a class, evidencing not less than a majority of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or (b) reduce the aforesaid percentage of the Class A Certificate Balance and Class B Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

     Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in this Section 12.01. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 12.02. Protection of Title to Trust.   (a)  The Depositor shall
                    ----------------------------
execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) Each of the Depositor and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Distribution Account and Payahead Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Trust, in such Receivable, and that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

     (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

     (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     SECTION 12.03. Separate Counterparts.  This Agreement may be executed
                    ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.04. Limitation on Rights of Certificateholders.   (a)  The
                    ------------------------------------------
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

     (b) No Certificateholder shall have any right to vote (except as provided in Section 12.01 or 9.05) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to this Agreement; nor shall any provision in this Agreement or contained in the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

     (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless: (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default; (ii) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and (iv) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement.

     SECTION 12.05. Governing Law.  This Agreement SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER This Agreement SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12.06. Notices.  All demands, notices and communications upon
                    -------
or to the Depositor, the Servicer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048, Attention of ___________________, ((212) - ); (b) in the case of the
Servicer, _______________________________________________, __________________
__________________ ___________, Attention of  Secretary ((  )    -     ); (c)
in the case of the Trustee, at the Corporate Trust Office; (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, 25 Broadway - - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     SECTION 12.07. Severability of Provisions.  Any provision of this
                    --------------------------
Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.08. Assignment.  Notwithstanding anything to the contrary
                    ----------
contained herein, except as provided in Sections 7.04 and 8.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 66% of the Certificate Balance.

     SECTION 12.09. Certificates Nonassessable and Fully Paid.
                    -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

     SECTION 12.10. Limitations on Rights of Others.  The provisions of this
                    -------------------------------
Agreement are solely for the benefit of the Depositor, the Servicer, the Trustee and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 12.11. Headings.  The headings of the various Articles and
                    --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 12.12. Nonpetition Covenants.   (a)  Notwithstanding any prior
                    ---------------------
termination of this Agreement, the Servicer and the Depositor shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce to, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

     (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce to, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

                             *         *         *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                              (________________________________) TRUST 199_-_


                                   By: ______________________________________
                                   Name:
                                   Title:


                              SALOMON BROTHERS VEHICLE SECURITIES INC., as Depositor


                                   By: ______________________________________
                                   Name:
                                   Title:


                              (____________________________________________),
                              as Servicer


                                   By: ______________________________________
                                   Name:
                                   Title:

                                                                    EXHIBIT A

                         FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS A CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                            $
R-                                                        CUSIP NO.

                        (_______________) TRUST 199_-_

                   ____%  ASSET BACKED CERTIFICATE, CLASS A

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of (automotive) (recreational vehicle) retail installment sale contracts or installment loans (as defined herein) secured by new and used (automobiles and light duty trucks) (recreational vehicles).

(This Class A Certificate does not represent an interest in or obligation of Salomon Brothers Vehicle Securities Inc., except to the extent described below.)

     THIS CERTIFIES  THAT    _______________________________________  is  the
registered    owner    of    ______________________________________   DOLLARS
nonassessable, fully-paid, fractional undivided interest in (_______________) Trust 199_-_ (the "Trust") formed pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of _________________, among Salomon Brothers Vehicle Securities Inc., a Delaware corporation, as depositor (the "Depositor"), __________________________, as servicer (the "Servicer") and
______________________,     a    ________________________________     banking
association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of a duly authorized series of Certificates, designated as the _____% Asset Backed Certificates, Class A (herein called the "Class A Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Trustee and Holders of the Certificates. The Class A Certificates are subject to all terms of the Agreement.

     The property of the Trust includes a pool of (automotive) (recreational vehicle) retail installment sale contracts and installment loans for new and used (automobiles and light duty trucks) (recreational vehicles) (the "Receivables"), all monies due under such Receivables on or after the related Cutoff Date, in the case of Precomputed Receivables, or received on or after the related Cutoff Date, in the case of Simple Interest Receivables, security interests in the assets financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing.

     Under the Agreement, there will be distributed on the ______ day of each month or, if such ______ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ______________________, to the Person in whose name this Class A Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class A Certificateholders on such Distribution Date.

     It is the intent of the Depositor, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

      Distributions on this Class A Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Class A Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Date:                    (__________________________________) TRUST 199 __-__

                         By:  ______________________________________________,
                              not in  its individual  capacity but  solely as
                              Trustee

                         By:  _______________________________________________
                                   Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within-mentioned Agreement.

Date:
                              _______________________________________________
                                             as Trustee

                              By:  __________________________________________
                                          Authorized Signatory


                       (REVERSE OF CLASS A CERTIFICATE)

     The Class A Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class A Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is ________________________________.

     Except as provided in the Agreement, the Class A Certificates are issuable only as registered certificates without coupons in a minimum denomination of $________. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the
Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to __% of the Original Pool Balance.

                                  ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


_____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_____________________________________________________________________________
the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _________________________ to transfer said Class A Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                 __________________________________________*/
                                            Signature Guaranteed:

                                 __________________________________________*/

_______________________

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                    EXHIBIT B

                         FORM OF CLASS B CERTIFICATE

THIS CLASS B CERTIFICATE IS SUBORDINATE TO THE PRIOR RIGHTS OF THE CLASS A CERTIFICATES IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS  CERTIFICATE  MAY NOT  BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT
IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1074, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1086, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS B CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                          $
R-                                                        CUSIP NO.

                        (_______________) TRUST 199_-_

                   ____% ASSET BACKED CERTIFICATE, CLASS B

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of (automotive) (recreational vehicle) retail installment sale contracts (as defined herein) secured by new and used (automobiles and light duty trucks) (recreational vehicles).

(This Class B Certificate does not represent an interest in or obligation of Salomon Brothers Vehicle Securities Inc., except to the extent described below.)

     THIS   CERTIFIES   THAT  ____________________________________   is   the
registered owner of ____________________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in (____________) Trust 199_-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Agreement") dated as of _________________, among Salomon Brothers Vehicle Securities Inc., a Delaware corporation, as depositor (the "Depositor"), ____ ____________________________, as servicer (the "Servicer") and _____________, a ______________________ banking association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement .

     This Certificate is one of a duly authorized series of Certificates, designated as the ____% Asset Backed Certificates, Class B (herein called the "Class B Certificates") all, issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Trustee and HolderS of the Certificates. The Class B Certificates are subject to all terms of the Agreement.

     The property of the Trust includes a pool of (automotive) (recreational vehicle) retail installment sale contracts for new and used (automobiles and light duty trucks) (the "Receivables"), all monies due under such Receivables on or after ___________________, in the case of Precomputed Receivables, or received on or after __________________, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing.

     Under the Agreement, there will be distributed on the ________ day of each month or, if such _______ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ______________________, to the Person in whose name this Class B Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), subject to the prior rights of the Class A Certificateholders, such Certificateholder's fractional undivided interest in the amount to be distributed to Class B Certificateholders on such Distribution Date.

     It is the intent of the Depositor, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

     Distributions on this Class B Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Class B Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.


                         (_____________________________________) TRUST 199_-_

                         by:  ______________________________________________,
                              not in  its individual capacity  but solely  as
                              Trustee

Date:                    by:  _______________________________________________
                                         Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the within-mentioned Trust Agreement.


Date:                    ___________________________________________________,
                                              as Trustee


                         by:  _______________________________________________
                                          Authorized Signatory

                       (REVERSE OF CLASS B CERTIFICATE)

     The Class B Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class B Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     Except as provided in the Agreement, the Class B Certificates are issuable only as registered certificates without coupons in a minimum denominations of $________. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                  ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


_____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_____________________________________________________________________________
the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ________________________ to transfer said Class B Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                 __________________________________________*/
                                           Signature Guaranteed:

                                       ___________________________*/


_______________________
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.


                                                                    EXHIBIT C

                        (FORM OF DEPOSITORY AGREEMENT)

                          Letter of Representations
                   (To be Completed by Issuer and Trustee)


_____________________________________________________________________________
                               (Name of Issuer)

_____________________________________________________________________________
                              (Name of Trustee)

                                             ________________________________
                                                             (Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099


          Re:  ______________________________________________________________
               ______________________________________________________________
               ______________________________________________________________
                                    (Issue Description)

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated __, 199_ (the "Document"). _________________________________ (the
"Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1. Prior to closing on the Securities on ________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $200 million certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                         Manager; Call Notification Department
                         The Depository Trust Company
                         711 Stewart Avenue
                         Garden City, NY 11530-4719

     4. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                         Manager; Reorganization Department
                         Reorganization Window
                         The Depository Trust Company
                         7 Hanover Square; 23rd Floor
                         New York, NY 10004-2695

     5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                         Manager; Announcements
                         Dividend Department
                         The Depository Trust Company
                         7 Hanover Square; 22nd Floor
                         New York, NY 10004-2695

     7. (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

     8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                         Manager; Cash Receipts
                         Dividend Department
                         The Depository Trust Company
                         7 Hanover Square; 24th Floor
                         New York, NY 10004-2695

     9. (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:)

     Securities Eligible for DTC's Same-Day Funds Settlement ("SDFS") System. Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

     Securities Eligible for DTC's Next-Day Funds Settlement ("NDFS") System. Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                         NDFS Redemptions Manager
                         Reorganization/Redemptions Department
                         The Depository Trust Company
                         7 Hanover Square; 23rd Floor
                         New York, NY 10004-2695

     10. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     12. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     13. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                          Very truly yours,

A.  If there is a            (Authorized Officer's Signature)
Trustee (as defined
in this Letter of
Representations),            ____________________________________
Trustee as well as
Issuer must sign
this Letter.  If
there is no Trustee,
in signing this              By: ________________________________
Letter Issuer itself             (Authorized Officer's Signature)
undertakes to
perform all of the
obligations set
forth herein.

B.  Schedule B
contains statements
that DTC believes            ____________________________________
accurately describe                       (Trustee)
DTC, the method of
effecting book-entry
transfers of
securities
distributed through          By: ________________________________
DTC, and certain                 (Authorized Officer's Signature)
related matters.



                             (__________________________________)
                             (Administrator)


                             By: ________________________________
                                 (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: ___________________________

cc:  Underwriter
     Underwriter's Counsel

                                                                   SCHEDULE A

                               (Describe Issue)

CUSIP         Principal Amount          Maturity Date           Interest Rate
-----         ----------------          -------------           -------------



                                  EXHIBIT D

                        FORM OF SERVICER'S CERTIFICATE

                 (__________________________) TRUST 199__-__
                   ___% Asset Backed Certificates, Class A
                   ___% Asset Backed Certificates, Class B

Distribution Date:

Collection Period:

  Under the Pooling and Servicing Agreement dated as of ______________ by and among Salomon Brothers Vehicle Securities Inc., as Depositor, _______________ ______________________________, as Servicer, and ________________________, as
Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as appropriate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.   Information Regarding the Current Monthly Distribution.

     1.   Class A Certificates.

          (a)  The aggregate amount of the distribution
               to Class A Certificateholders  . . . . . . . . . .  $_________

          (b) The amount of the distribution set forth in paragraph A.1.(a) above in respect of interest . . $_________

          (c) The amount of the distribution set forth in paragraph A.1.(a) above in respect of principal. . $_________

          (d) The amount of the distribution set forth in paragraph A.1.(a) above per $1,000 interest . . . $_________

          (e) The amount of the distribution set forth in paragraph A.1.(b) above per $1,000 interest . . . $_________

          (f) The amount of the distribution set forth in paragraph A.1.(c) above per $1,000 interest . . . $_________

     2.   Class B Certificates.

          (a)  The aggregate amount of the distribution
               to Class B Certificateholders  . . . . . . . . . .  $_________

          (b) The amount of the distribution set forth in paragraph A.2(a) above in respect of interest . . $_________

          (c) The amount of the distribution set forth in paragraph A.2(a) above in respect of principal . . $_________

          (d)  The amount of the distribution set forth in
               paragraph A.2(a) above per $1,000 interest . . . .  $_________

          (e)  The amount of the distribution set forth in
               paragraph A.2(b) above per $1,000 interest . . . .  $_________


          (f)  The amount of the distribution set forth in
               paragraph A.2(c) above per $1,000 interest . . . .  $_________

B.   Information Regarding the Performance of the Trust.

     1.   Pool Balance and Certificate Balances.

          (a)  The Pool Balance close of business on the last
               day of the preceding Collection Period . . . . . .  $_________

          (b)  The Class A Certificate Balance as of the
               close of business on the last day of the
               preceding Collection Period, after giving
               effect to payments allocated to principal
               set forth in Paragraph A.1(c) above  . . . . . . .  $_________

          (c)  The Class B Certificate Balance as of the
               close of business of the last day of the
               preceding Collection Period, after giving
               effect to payments allocated to principal
               set forth in paragraph A.2(c) above  . . . . . . .  $_________

          (d)  The Class A Pool Factor and the
               Class B Pool Factor as of the close
               of business on the last day of the
               preceding Collection Period  . . . . . . . . . . .  $_________

     2.   Servicing Fee and Advances.

          (a)  The aggregate amount of the Servicing
               Fee paid to the Servicer with respect
               to the preceding Collection Period . . . . . . . .  $_________

          (b)  The amount of such Servicing Fee per
               $1,000 interest  . . . . . . . . . . . . . . . . .  $_________

          (c)  The amount of any unpaid Servicing Fee . . . . . .  $_________

          (d)  The change in the amount of any unpaid
               Servicing Fee from the previous
               Distribution Date  . . . . . . . . . . . . . . . .  $_________

          (e)  Aggregate Advances on such
               Distribution Date  . . . . . . . . . . . . . . . .  $_________

     3.   Payment Shortfalls.

          (a)  The amount of the Class A Interest Carryover
               Shortfall after giving effect to the payments
               set forth in paragraph A.1(b) above  . . . . . . .  $_________

          (b)  The amount of the Class A Principal Carryover
               Shortfall after giving effect to the payment
               set forth in paragraph A.1(c) above  . . . . . . .  $_________

          (c)  The amount of the Class B Interest Carryover
               Shortfall after giving effect to the payments
               set forth in paragraph A.2(b) above  . . . . . . .  $_________

          (d)  The amount of the Class B Principal Carryover
               Shortfall after giving effect to the payments
               set forth in paragraph A.2(c) above  . . . . . . .  $_________

          (e)  The amount otherwise distributable to
               Class B Certificateholders that is distributed
               to Class A Certificateholders  . . . . . . . . . .  $_________

     4.   Payahead Account.

          (a)  The aggregate Payahead Balance . . . . . . . . . .  $_________

          (b)  The change in the Payahead Balance from
               the previous Distribution Date . . . . . . . . . .  $_________

     5.   Reserve Account.

          (a)  The Reserve Account balance after
               giving effect to distributions made on
               such Distribution Date . . . . . . . . . . . . . .  $_________

          (b)  The change in the Reserve Account
               on such Distribution Date  . . . . . . . . . . . .  $_________


                                                                   SCHEDULE A


                           SCHEDULE OF RECEIVABLES


                                                                   SCHEDULE B


                         LOCATION OF RECEIVABLE FILES

								 Exhibit 4.3


___________________________________________________________________________



                              FORM OF INDENTURE


                                   between


                     (____________________) TRUST 199_-_,
                                  as Issuer


                                     and


                      (______________________________),
                             as Indenture Trustee


                        Dated as of ____________ ____, 199__


_____________________________________________________________________________


                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                  ARTICLE I

                  Definitions and Incorporation by Reference

SECTION 1.01.  (a)   Definitions  . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.02.  Incorporation by Reference of Trust Indenture
               Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 1.03.  Rules of Construction  . . . . . . . . . . . . . . . . . .  10

                                  ARTICLE II

                                  The Notes

SECTION 2.01.  Form . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.02.  Execution, Authentication and Delivery . . . . . . . . . .  11
SECTION 2.03.  Temporary Notes  . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.04.  Registration; Registration of Transfer and
               Exchange . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.05.  Mutilated, Destroyed, Lost or Stolen Notes . . . . . . . .  14
SECTION 2.06.  Persons Deemed Owner . . . . . . . . . . . . . . . . . . .  15
SECTION 2.07.  Payment of Principal and Interest; Defaulted
               Interest . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.08.  Cancellation . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 2.09.  Release of Collateral  . . . . . . . . . . . . . . . . . .  17
SECTION 2.10.  Book-Entry Notes . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.11.  Notices to Clearing Agency . . . . . . . . . . . . . . . .  18
SECTION 2.12.  Definitive Notes . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.13.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.14.  Determination of LIBOR . . . . . . . . . . . . . . . . . .  19
SECTION 2.15.  Initial Calculation Agent; Replacement of
               Calculation Agent  . . . . . . . . . . . . . . . . . . . .  19

                                 ARTICLE III

                                  Covenants

SECTION 3.01.  Payment of Principal and Interest  . . . . . . . . . . . .  19
SECTION 3.02.  Maintenance of Office or Agency  . . . . . . . . . . . . .  20
SECTION 3.03.  Money for Payments To Be Held in Trust . . . . . . . . . .  20
SECTION 3.04.  Existence  . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.05.  Protection of Trust Estate . . . . . . . . . . . . . . . .  22
SECTION 3.06.  Opinions as to Trust Estate  . . . . . . . . . . . . . . .  22
SECTION 3.07.  Performance of Obligations; Servicing of
               Receivables  . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.08.  Negative Covenants . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.09.  Annual Statement as to Compliance  . . . . . . . . . . . .  26
SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain
               Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.11.  Successor or Transferee  . . . . . . . . . . . . . . . . .  28
SECTION 3.12.  No Other Business  . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.13.  No Borrowing . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 3.14.  Servicer's Obligations . . . . . . . . . . . . . . . . . .  29
SECTION 3.15.  Guarantees, Loans, Advances and Other
               Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 3.16.  Capital Expenditures . . . . . . . . . . . . . . . . . . .  29
SECTION 3.17.  Removal of Administrator . . . . . . . . . . . . . . . . .  29
SECTION 3.18.  Restricted Payments  . . . . . . . . . . . . . . . . . . .  29
SECTION 3.19.  Notice of Events of Default  . . . . . . . . . . . . . . .  30
SECTION 3.20.  Further Instruments and Acts . . . . . . . . . . . . . . .  30

                                  ARTICLE IV

                          Satisfaction and Discharge

SECTION 4.01.  Satisfaction and Discharge of Indenture  . . . . . . . . .  30
SECTION 4.02.  Application of Trust Money . . . . . . . . . . . . . . . .  31
SECTION 4.03.  Repayment of Moneys Held by Paying Agent . . . . . . . . .  31

                                  ARTICLE V

                                   Remedies

SECTION 5.01.  Events of Default  . . . . . . . . . . . . . . . . . . . .  32
SECTION 5.02.  Acceleration of Maturity; Rescission and
               Annulment  . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 5.03.  Collection of Indebtedness and Suits for
               Enforcement by Indenture Trustee . .   . . . . . . . . . .  34
SECTION 5.04.  Remedies; Priorities . . . . . . . . . . . . . . . . . . .  36
SECTION 5.05.  Optional Preservation of the Receivables . . . . . . . . .  38
SECTION 5.06.  Limitation of Suits  . . . . . . . . . . . . . . . . . . .  38
SECTION 5.07.  Unconditional Rights of Noteholders To Receive
               Principal and Interest . .   . . . . . . . . . . . . . . .  39
SECTION 5.08.  Restoration of Rights and Remedies . . . . . . . . . . . .  39
SECTION 5.09.  Rights and Remedies Cumulative . . . . . . . . . . . . . .  39
SECTION 5.10.  Delay or Omission Not a Waiver . . . . . . . . . . . . . .  39
SECTION 5.11.  Control by Noteholders . . . . . . . . . . . . . . . . . .  40
SECTION 5.12.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . .  40
SECTION 5.13.  Undertaking for Costs  . . . . . . . . . . . . . . . . . .  41
SECTION 5.14.  Waiver of Stay or Extension Laws . . . . . . . . . . . . .  41
SECTION 5.15.  Action on Notes  . . . . . . . . . . . . . . . . . . . . .  41
SECTION 5.16.  Performance and Enforcement of Certain
               Obligations . .  . . . . . . . . . . . . . . . . . . . . .  41

                                  ARTICLE VI

                            The Indenture Trustee

SECTION 6.01.  Duties of Indenture Trustee  . . . . . . . . . . . . . . .  42
SECTION 6.02.  Rights of Indenture Trustee  . . . . . . . . . . . . . . .  43
SECTION 6.03.  Individual Rights of Indenture Trustee . . . . . . . . . .  44
SECTION 6.04.  Indenture Trustee's Disclaimer . . . . . . . . . . . . . .  44
SECTION 6.05.  Notice of Defaults . . . . . . . . . . . . . . . . . . . .  44
SECTION 6.06.  Reports by Indenture Trustee to Holders  . . . . . . . . .  45
SECTION 6.07.  Compensation and Indemnity . . . . . . . . . . . . . . . .  45
SECTION 6.08.  Replacement of Indenture Trustee . . . . . . . . . . . . .  45
SECTION 6.09.  Successor Indenture Trustee by Merger  . . . . . . . . . .  47
SECTION 6.10.  Appointment of Co-Indenture Trustee or Separate
               Indenture Trustee . .  . . . . . . . . . . . . . . . . . .  47
SECTION 6.11.  Eligibility; Disqualification  . . . . . . . . . . . . . .  48
SECTION 6.12.  Preferential Collection of Claims
               Against Issuer . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 6.13.  Pennsylvania Motor Vehicle Sales Finance Act
               Licenses . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                 ARTICLE VII

                        Noteholders' Lists and Reports

SECTION 7.01.  Issuer To Furnish Indenture Trustee Names and
               Addresses of Noteholders . . . . . . . . . . . . . . . . .  49
SECTION 7.02.  Preservation of Information; Communications to
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 7.03.  Reports by Issuer  . . . . . . . . . . . . . . . . . . . .  50
SECTION 7.04.  Reports by Indenture Trustee . . . . . . . . . . . . . . .  50

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

SECTION 8.01.  Collection of Money  . . . . . . . . . . . . . . . . . . .  51
SECTION 8.02.  Trust Accounts . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 8.03.  General Provisions Regarding Accounts  . . . . . . . . . .  52
SECTION 8.04.  Release of Trust Estate  . . . . . . . . . . . . . . . . .  52
SECTION 8.05.  Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  53

                                  ARTICLE IX

                           Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 9.02.  Supplemental Indentures with Consent of
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 9.03.  Execution of Supplemental Indentures . . . . . . . . . . .  56
SECTION 9.04.  Effect of Supplemental Indenture . . . . . . . . . . . . .  57
SECTION 9.05.  Conformity with Trust Indenture Act  . . . . . . . . . . .  57
SECTION 9.06.  Reference in Notes to Supplemental
               Indentures . . . . . . . . . . . . . . . . . . . . . . . .  57

                                  ARTICLE X

                             Redemption of Notes

SECTION 10.01. Redemption . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 10.02. Form of Redemption Notice  . . . . . . . . . . . . . . . .  58
SECTION 10.03. Notes Payable on Redemption Date . . . . . . . . . . . . .  59

                                  ARTICLE XI

                                Miscellaneous

SECTION 11.01. Compliance Certificates and Opinions, etc. . . . . . . . .  59
SECTION 11.02. Form of Documents Delivered to Indenture
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 11.03. Acts of Noteholders  . . . . . . . . . . . . . . . . . . .  62
SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and
               Rating Agencies  . . . . . . . . . . . . . . . . . . . . .  62
SECTION 11.05. Notices to Noteholders; Waiver . . . . . . . . . . . . . .  63
SECTION 11.06. Alternate Payment and Notice Provisions  . . . . . . . . .  64
SECTION 11.07. Conflict with Trust Indenture Act  . . . . . . . . . . . .  64
SECTION 11.08. Effect of Headings and Table of Contents . . . . . . . . .  64
SECTION 11.09. Successors and Assigns . . . . . . . . . . . . . . . . . .  64
SECTION 11.10. Separability . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.11. Benefits of Indenture  . . . . . . . . . . . . . . . . . .  65
SECTION 11.12. Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.13. GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.14. Counterparts . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.15. Recording of Indenture . . . . . . . . . . . . . . . . . .  65
SECTION 11.16. Trust Obligation . . . . . . . . . . . . . . . . . . . . .  65
SECTION 11.17. No Petition  . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 11.18. Inspection . . . . . . . . . . . . . . . . . . . . . . . .  66


SCHEDULE A     -    Schedule of Receivables

EXHIBIT A-1    -    Form of Class (A-1) Note
EXHIBIT A-2    -    Form of Class (A-2) Note
EXHIBIT B      -    Form of Note Depository Agreement

     INDENTURE dated as  of ____________, 199_,  between ____________________
TRUST 199_-_, a Delaware business trust (the "Issuer"), and ___________________, a ______________ banking corporation, as trustee and not in its individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class (A-1)
(Floating Rate) Asset Backed Notes and Class (A-2) (Floating Rate) Asset Backed Notes (together, the "Notes"):

                               GRANTING CLAUSE

     The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Receivables and all moneys due thereon on or after _________ __, 199_ (including payments due on or after _________ __, 199_ and collected after _________ __, 199_ and before _________ __, 199_), in the case of Precomputed Receivables, and all moneys received thereon on and after _________ __, 199_, in the case of Simple Interest Receivables; (b) the security interests in the Financed Assets granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Assets; (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Assets or Obligors; (d) any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (e) any Financed Asset that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller, the Depositor, the Servicer or the Issuer; (f) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (g) the Sale and Servicing Agreement; and (h) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                  ARTICLE I

                  Definitions and Incorporation by Reference
                  ------------------------------------------

     SECTION 1.01.  (a)    Definitions.  Except as otherwise specified herein
                           -----------
or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     "Act" has the meaning specified in Section 11.03(a).
      ---

     "Administration  Agreement" means the  Administration Agreement dated as
      -------------------------
of ____________, 199( ) among the Administrator, the Issuer and the Indenture Trustee.

     "Administrator"    means    ______________________,    a   _____________
      -------------
corporation,  or  any   successor  Administrator  under  the   Administration
Agreement.

     "Affiliate"  means,  with respect  to  any specified  Person,  any other
      ---------
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer" means,  with respect to the Issuer,  any officer of
      ------------------
the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Basic  Documents" means the Certificate  of Trust, the Trust Agreement,
      ----------------
the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Administration Agreement, the Note Depository Agreement, the Certificate Depository Agreement and other documents and certificates delivered in connection therewith.

     "Book-Entry Notes"  means a beneficial  interest in the Class  (A-1) and
      ----------------
Class (A-2) Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

     "Calculation  Agent"  means the  Indenture Trustee  or any  other Person
      ------------------
authorized by the Issuer to make the calculations described in Section 2.15 on behalf of the Trust and the Noteholders. The Indenture Trustee shall be the initial Calculation Agent.

     "Certificate  Depository  Agreement"   has  the  meaning   specified  in
      ----------------------------------
Section 1.01 of the Trust Agreement.

     "Certificate  of Trust"  means the  certificate of  trust of  the Issuer
      ---------------------
substantially in the form of Exhibit B to the Trust Agreement.

     "Class (A-1) Notes"  means the Class (A-1) (Floating  Rate) Asset Backed
      -----------------
Notes, substantially in the form of Exhibit A-1.

     "Class (A-2) Notes"  means the Class (A-2) (Floating  Rate) Asset Backed
      -----------------
Notes, substantially in the form of Exhibit A-2.

     "Class (A-1)  Interest Rate" means a per annum  rate equal to LIBOR plus
      --------------------------
____%, subject to a maximum rate with respect to any Floating Rate Interest Accrual Period of __% per annum (computed on the basis of the actual number of days in each Floating Rate Interest Accrual Period divided by 360).

     "Class (A-2) Interest Rate" means a per  annum rate equal to LIBOR  plus
      -------------------------
____%, subject to a maximum rate with respect to any Floating Rate Interest Accrual Period of __% per annum (computed on the basis of the actual number of days in each Floating Rate Interest Accrual Period divided by 360).

     "Clearing  Agency" means  an  organization  registered  as  a  "clearing
      ----------------
agency" pursuant to Section 17A of the Exchange Act.

     "Clearing  Agency Participant"  means  a  broker,  dealer,  bank,  other
      ----------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means ____________, 199_.
      ------------

     "Code" means the  Internal Revenue Code of 1986, as amended from time to
      ----
time, and Treasury Regulations promulgated thereunder.

     "Collateral" has  the meaning specified  in the Granting Clause  of this
      ----------
Indenture.

     "Corporate Trust  Office" means  the principal  office of  the Indenture
      -----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at _________________________ __________________; Attention:
____________________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

     "Default" means  any occurrence that is, or with  notice or the lapse of
      -------
time or both would become, an Event of Default.

     "Definitive Notes" has the meaning specified in Section 2.12.
      ----------------

     "Depositor"  means  Salomon  Brothers Vehicle  Securities  Inc.,  in its
      ---------
capacity as depositor under the Sale and Servicing Agreement, and its successor in interest.

     "Event of Default" has the meaning specified in Section 5.01.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Executive Officer" means,  with respect to  any corporation, the  Chief
      -----------------
Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "Floating  Rate Interest  Accrual  Period"  means  the period  from  and
      ----------------------------------------
including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, the Closing Date) to but excluding the following Distribution Date.

     "Grant"  means  mortgage,  pledge,  bargain,  sell,  warrant,  alienate,
      -----
remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder"  or "Noteholder"  means  the Person  in  whose name  a Note  is
      ------       ----------
registered on the Note Register.

     "Indenture     Trustee"     means      __________________________,     a
      ---------------------
_____________________ corporation, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

     "Independent" means,  when used  with respect to  any specified  Person,
      -----------
that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered
      -----------------------
to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Interest Rate" means  the Class (A-1) Interest Rate or  the Class (A-2)
      -------------
Interest Rate.

     "Interest Reset  Date" means  the first day  of the  applicable Interest
      --------------------
Reset Period.

     "Interest Reset Period" means with respect to any Distribution Date, the
      ---------------------
related Floating Rate Interest Accrual Period.

     "Issuer" means  _______________________ Trust 199_-_  until a  successor
      ------
replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer  Order" or  "Issuer Request"  means a  written order  or request
      -------------       --------------
signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "LIBOR" means, with respect to the applicable Interest Reset Period, the
      -----
London interbank offered rate for U.S. dollar deposits for one month determined by the Calculation Agent on the related LIBOR Determination Date pursuant to Section 2.14.

     "LIBOR Business Day" means any day that is both a Business Day and a day
      ------------------
on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" means (i)  with respect to the first Interest
      ------------------------
Reset  Period, the second  LIBOR Business Day  prior to the  Closing Date and
(ii) with respect to each Interest Reset Period thereafter, the second LIBOR Business Day prior to the Interest Reset Date for such Interest Reset Period for so long as the Class (A-2) Notes are outstanding.

     "Note" means a Class (A-1) Note or a Class (A-2) Note.
      ----

     "Note  Depository  Agreement"  means the  agreement  dated ____________,
      ---------------------------
199_,  among the  Issuer, the  Administrator, the  Indenture Trustee  and The
Depository Trust Company, as the initial Clearing Agency, relating to the Class (A-1) Notes and Class (A-2) Notes, substantially in the form of Exhibit B.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is
      ----------
the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note  Register" and  "Note  Registrar"  have  the  respective  meanings
      --------------        ---------------
specified in Section 2.04.

     "Officer's Certificate"  means a  certificate signed  by any  Authorized
      ---------------------
Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel"  means one or more written opinions  of counsel who
      ------------------
may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

     "Outstanding"  means,  as  of  the  date  of  determination,  all  Notes
      -----------
theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided,  that   in  determining  whether  the  Holders   of  the  requisite
Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means  the aggregate principal amount of all Notes,
      ------------------
or Class of Notes, as applicable, Outstanding at the date of determination.

     "Owner Trustee" means __________________________, not in its  individual
      -------------
capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

     "Paying  Agent" means  the Indenture  Trustee or  any other  Person that
      -------------
meets  the  eligibility standards  for  the  Indenture  Trustee specified  in
Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

     "Payment Date" means a Distribution Date.
      ------------

     "Person" means any  individual, corporation, estate, partnership,  joint
      ------
venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note"  means, with  respect to  any particular Note,  every
      ----------------
previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Proceeding" means any suit in  equity, action at law or  other judicial
      ----------
or administrative proceeding.

     "Rating Agency Condition"  means, with respect to any  action, that each
      -----------------------
Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     "Rating  Agency"   means  a  nationally  recognized  statistical  rating
      --------------
organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to _________________________ and ___________________________, although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

     "Receivables  Purchase   Agreement"  means   the  Receivables   Purchase
      ---------------------------------
Agreement dated as of ____________, 199_, between the Seller, as seller and the Depositor, as purchaser.

     "Record Date" means,  with respect to a Distribution  Date or Redemption
      -----------
Date, the close of business on the day immediately preceding such Distribution Date or Redemption Date or, if Definitive Notes have been issued pursuant to Section 2.12, the 15th day of the preceding month.

     "Redemption  Date" means,  in  the case  of  a redemption  of  the Notes
      ----------------
pursuant  to  Section 10.01(a)  or  a  payment  to  Noteholders  pursuant  to
Section 10.01(b), the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.01(a) or (b), as applicable.

     "Redemption Price" means (a) in  the case of  a redemption of the  Notes
      ----------------
pursuant to Section 10.01(a), an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.01(b), the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

     "Registered Holder" means the Person in whose  name a Note is registered
      -----------------
on the Note Register on the applicable Record Date.

     "Responsible Officer" means, with respect to  the Indenture Trustee, any
      -------------------
officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale and Servicing  Agreement" means the  Sale and Servicing  Agreement
      -----------------------------
dated as of ____________, 199_, among the Issuer, the Depositor and __________________, as Servicer.

     "Schedule of Receivables" means the list of the Receivables set forth in
      -----------------------
Schedule A (which Schedule may be in the form of microfiche).

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller" means ______________________,  in its capacity as  seller under
      ------
the Receivables Servicing Agreement, and its successor in interest.

     "Servicer" means ____________________, in its capacity as servicer under
      --------
the Sale and Servicing Agreement, and any Successor Servicer thereunder.

     "State" means any one  of the 50 States of the United  States of America
      -----
or the District of Columbia.

     "Successor Servicer" has the meaning specified in Section 3.07(e).
      ------------------

     "Telerate  Page 3750"  means the  page so  designated on  the Dow  Jones
      -------------------
Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks.

     "Trust Estate" means  all money, instruments, rights  and other property
      ------------
that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Trust Indenture Act"  or "TIA" means the Trust Indenture Act of 1939 as
      -------------------       ---
in force on the date hereof, unless otherwise specifically provided.

     "UCC"   means,  unless  the  context  otherwise  requires,  the  Uniform
      ---
Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

     SECTION 1.02.  Incorporation   by  Reference  of   Trust Indenture  Act.
                    --------------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.
      ----------

     "indenture securities" means the Notes.
      --------------------

     "indenture security holder" means a Noteholder.
      -------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture trustee"  or  "institutional  trustee"  means  the  Indenture
      -----------------        ----------------------
Trustee.

     "obligor" on  the indenture  securities means the  Issuer and  any other
      -------
obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     SECTION 1.03.  Rules of  Construction.    Unless  the context  otherwise
                    ----------------------
requires:

          (i)  a term has the meaning assigned to it;

          (ii) an  accounting  term  not otherwise  defined  has  the meaning
     assigned   to  it  in  accordance  with  generally  accepted  accounting principles as in effect from time to time;

          (iii)     "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular; and

          (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                  The Notes
                                  ---------

     SECTION 2.01.  Form.   The Class (A-1)  Notes and the Class (A-2) Notes,
                    ----
in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1 and Exhibit A-2, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1 and Exhibit A-2 are part of the terms of this Indenture.

     SECTION 2.02.  Execution, Authentication and Delivery.   The Notes shall
                    --------------------------------------
be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Order authenticate and deliver Class (A-1) Notes for original issue in an aggregate principal amount of $_________ and Class (A-2) Notes for original issue in an aggregate principal amount of $___________. The aggregate principal amount of Class (A-1) Notes and Class (A-2) Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

     Each Note shall  be dated  the date  of its authentication.   The  Notes
shall be issuable as registered Notes in the minimum denomination of $________ and in integral multiples thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.03.  Temporary  Notes.   Pending the preparation of definitive
                    ----------------
Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.04.  Registration;  Registration  of Transfer  and  Exchange.
                    -------------------------------------------------------
The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of
Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

     SECTION 2.05.  Mutilated, Destroyed, Lost or Stolen Notes.   If  (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.06.  Persons  Deemed Owner.     Prior to  due presentment  for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.07.  Payment of  Principal and Interest;  Defaulted Interest.
                    -------------------------------------------------------
(a) The Class (A-1) Notes and the Class (A-2) Notes shall accrue interest at the Class (A-1) Interest Rate and the Class (A-1) Interest Rate, respectively, as set forth in Exhibits A-1 and A-2, respectively, and such interest shall be payable on each Distribution Date as specified therein, subject to Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable class final scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01(a)) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of the Notes set forth in Exhibit A-1 and Exhibit A-2. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

     (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.08.  Cancellation.      All  Notes  surrendered  for  payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     SECTION 2.09.  Release of Collateral.   Subject to Section 11.01 and the
                    ---------------------
terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA SectionSection 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

     SECTION 2.10.  Book-Entry  Notes.    The Notes, upon  original issuance,
                    -----------------
will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     SECTION 2.11.  Notices to Clearing Agency.    Whenever a notice or other
                    --------------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

     SECTION 2.12.  Definitive  Notes.   If (i) the Administrator advises the
                    -----------------
Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor,
(ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     SECTION 2.13.  Tax  Treatment.     The  Issuer  has  entered  into  this
                    --------------
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     SECTION 2.14.  Determination  of   LIBOR.       (a)     On   each  LIBOR
                    -------------------------
Determination Date, the Calculation Agent shall calculate LIBOR for the related Interest Reset Period using the following method. If the offered rate for United States dollar deposits for one month appears on Telerate Page 3750 as of 11:00 A.M., London Time, on such LIBOR Determination Date, LIBOR for the related Interest Reset Period shall be such rate as it appears on Telerate Page 3750. If such rate does not appear on Telerate Page 3750 on any LIBOR Determination Date, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1%, with five one-millionths of a percentage point rounded upwards, of all such quotations. If on such date fewer than two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1%, with five one-millionths of a percentage point rounded upwards, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month. If such banks in The City of New York are not quoting as provided above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period.

     SECTION 2.15.  Initial  Calculation  Agent; Replacement  of  Calculation
                    ---------------------------------------------------------
Agent.  The Indenture Trustee shall be the initial Calculation Agent.  If the
-----
Calculation Agent is unable to perform its obligations under Section 2.14, the Owner Trustee shall appoint a successor Calculation Agent, which successor Calculation Agent shall be acceptable to the Indenture Trustee and shall meet the eligibility requirements hereunder for the Indenture Trustee.

                                 ARTICLE III

                                  Covenants
                                  ---------

     SECTION 3.01.  Payment of Principal and Interest.   The Issuer will duly
                    ---------------------------------
and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class (A-1) Notes, to the Class (A-1) Noteholders, and (ii) for the benefit of the Class (A-2) Notes, to the Class (A-2) Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     SECTION 3.02.  Maintenance  of  Office or  Agency.     The  Issuer  will
                    ----------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 3.03.  Money for Payments To Be Held in  Trust.   As provided in
                    ---------------------------------------
Section 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     On or before the Business Day preceding each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     SECTION 3.04.  Existence.     The Issuer  will keep  in full  effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

     SECTION 3.05.  Protection of Trust  Estate.   The Issuer  will from time
                    ---------------------------
to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)     enforce any of the Collateral; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

     SECTION 3.06.  Opinions as to Trust Estate.   (a)   On the Closing Date,
                    ---------------------------
the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before ____________, in each calendar year, beginning in 199_, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until ____________ in the following calendar year.

     SECTION 3.07.  Performance of  Obligations; Servicing  of Receivables.
                    ------------------------------------------------------
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.

     (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

     (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor Servicer.

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

     (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Depositor under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

     SECTION 3.08.  Negative  Covenants.      So   long  as  any  Notes   are
                    -------------------
Outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture, the Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Assets and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

     SECTION 3.09.  Annual Statement  as to  Compliance.     The Issuer  will
                    -----------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     SECTION 3.10.  Issuer May  Consolidate, etc.,  Only on  Certain Terms.
                    ------------------------------------------------------
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
     (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     SECTION 3.11.  Successor or Transferee.   (a)  Upon any consolidation or
                    -----------------------
merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), ____________________ Trust 199_-_
will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that ____________________ Trust 199_-_ is to be so released.

     SECTION 3.12.  No  Other Business.   The  Issuer shall not engage in any
                    ------------------
business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto. The Issuer shall not fund the purchase of any new Contracts purchased with funds in the Reserve Account.

     SECTION 3.13.  No  Borrowing.     The  Issuer  shall  not issue,  incur,
                    -------------
assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness.

     SECTION 3.14.  Servicer's  Obligations.    The  Issuer  shall cause  the
                    -----------------------
Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article IX of the Sale and Servicing Agreement.

     SECTION 3.15.  Guarantees,  Loans,   Advances  and   Other  Liabilities.
                    --------------------------------------------------------
Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     SECTION 3.16.  Capital Expenditures.     The Issuer  shall not make  any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     SECTION 3.17.  Removal  of Administrator.     So long  as any  Notes are
                    -------------------------
Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

     SECTION 3.18.  Restricted Payments.    The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to
Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     SECTION 3.19.  Notice  of Events of Default.   The Issuer shall give the
                    ----------------------------
Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Depositor of its obligations under the Sale and Servicing Agreement and each default on the part of the Depositor or the Seller of its obligations under the Receivables Purchase Agreement.

     SECTION 3.20.  Further  Instruments and  Acts.     Upon  request of  the
                    ------------------------------
Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE IV

                          Satisfaction and Discharge
                          --------------------------

     SECTION 4.01.  Satisfaction and Discharge of Indenture.   This Indenture
                    ---------------------------------------
shall cease to  be of further effect with  respect to the Notes  except as to
(i) rights of  registration of  transfer and  exchange, (ii) substitution  of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon,
(iv) Sections 3.03,  3.04, 3.05, 3.08,  3.10, 3.12 and  3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               a.   have become due and payable,

               b. will become due and payable at the Class (A-2) Final Scheduled Distribution Date within one year, or

               c. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to
     Section 10.01(a)), as the case may be;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
     Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 4.02.  Application  of Trust Money.    All moneys deposited with
                    ---------------------------
the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     SECTION 4.03.  Repayment of Moneys Held by Paying Agent.   In connection
                    ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                   Remedies
                                   --------

     SECTION 5.01.  Events  of Default.    "Event of  Default", wherever used
                    ------------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

          (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

          (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding
     Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

          (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 5.02.  Acceleration  of Maturity; Rescission and Annulment.   If
                    ---------------------------------------------------
an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 5.03.  Collection of  Indebtedness and Suits for  Enforcement by
                    ---------------------------------------------------------
Indenture Trustee.    (a)   The Issuer covenants that  if (i) default is made
-----------------
in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or
(ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture
Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     SECTION 5.04.  Remedies;  Priorities.    (a)    If an  Event of  Default
                    ---------------------
shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 662/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST:       to  the  Indenture  Trustee  for   amounts  due  under
     Section 6.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest (including any premium);

          THIRD: to Holders of the Class (A-1) Notes for amounts due and unpaid on the Class (A-1) Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class (A-1) Notes for principal, until the Outstanding Amount of the Class (A-1) Notes is reduced to zero;

          FOURTH: to Holders of the Class (A-2) Notes for amounts due and unpaid on the Class (A-2) Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class (A-2) Notes for principal, until the Outstanding Amount of the Class (A-2) Notes is reduced to zero;

          FIFTH:     to the  Issuer for  amounts required  to be  distributed
     pursuant to the Trust Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     SECTION 5.05.  Optional Preservation of the Receivables.    If the Notes
                    ----------------------------------------
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     SECTION 5.06.  Limitation of  Suits.   No Holder  of any Note shall have
                    --------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 5.07.  Unconditional Rights of  Noteholders To Receive Principal
                    ---------------------------------------------------------
and Interest.    Notwithstanding any other provisions in  this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.08.  Restoration  of Rights and  Remedies.    If the Indenture
                    ------------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.09.  Rights  and Remedies  Cumulative.    No  right or  remedy
                    --------------------------------
herein  conferred  upon  or  reserved to  the  Indenture  Trustee  or to  the
Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.10.  Delay or Omission Not a Waiver.   No delay or omission of
                    ------------------------------
the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this
Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     SECTION 5.11.  Control by  Noteholders.    The Holders of a  majority of
                    -----------------------
the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     SECTION 5.12.  Waiver of  Past Defaults.    Prior to the  declaration of
                    ------------------------
the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 5.13.  Undertaking  for Costs.    All parties  to this Indenture
                    ----------------------
agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     SECTION 5.14.  Waiver of Stay or Extension  Laws.   The Issuer covenants
                    ---------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.15.  Action on Notes.    The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     SECTION 5.16.  Performance and Enforcement of Certain Obligations.   (a)
                    --------------------------------------------------
Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller or the Depositor, as applicable, of each of their obligations under or in connection with the Receivables Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Sale and Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 662/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Seller or the Depositor under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer or the Depositor, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Receivables Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                            The Indenture Trustee
                            ---------------------

     SECTION 6.01.  Duties  of Indenture  Trustee.     (a)   If  an Event  of
                    -----------------------------
Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 6.02.  Rights  of Indenture  Trustee.      (a)    The  Indenture
                    -----------------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     SECTION 6.03.  Individual Rights of  Indenture Trustee.    The Indenture
                    ---------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections
6.11 and 6.12.

     SECTION 6.04.  Indenture Trustee's  Disclaimer.   The  Indenture Trustee
                    -------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     SECTION 6.05.  Notice  of  Defaults.      If a  Default  occurs  and  is
                    --------------------
continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 6.06.  Reports by Indenture Trustee to Holders.    The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

     SECTION 6.07.  Compensation and Indemnity.   The Issuer  shall, or shall
                    --------------------------
cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     SECTION 6.08.  Replacement of  Indenture Trustee.     No resignation  or
                    ---------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

          (i)  the Indenture Trustee fails to comply with Section 6.11;

          (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under
Section 6.07  shall  continue  for  the benefit  of  the  retiring  Indenture
Trustee.

     SECTION 6.09.  Successor Indenture Trustee by Merger.   If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     SECTION 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.   (a)    Notwithstanding any other provisions of this Indenture,  at
-------
any  time,  for   the  purpose  of  meeting  any  legal  requirement  of  any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b)  Every   separate  trustee  and  co-trustee  shall,  to  the  extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii)     the   Indenture  Trustee  may  at  any  time  accept  the
     resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 6.11.  Eligibility;  Disqualification.    The  Indenture Trustee
                    ------------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and P-1 by Moody's. The Indenture Trustee
shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

     SECTION 6.12.  Preferential Collection of  Claims Against Issuer.    The
                    -------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 6.13. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Indenture Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.

                                 ARTICLE VII

                        Noteholders' Lists and Reports
                        ------------------------------

     SECTION 7.01.  Issuer To  Furnish Indenture Trustee  Names and Addresses
                    ---------------------------------------------------------
of Noteholders.    The Issuer  will furnish or  cause to be furnished  to the
--------------
Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     SECTION 7.02.  Preservation    of    Information;    Communications   to
                    ---------------------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form
-----------
as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     SECTION 7.03.  Reports by Issuer.   (a)   The Issuer shall:
                    -----------------

          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     SECTION 7.04.  Reports  by  Indenture  Trustee.     If  required by  TIA
                    -------------------------------
Section 313(a), within 60 days after each ____________ beginning with ____________, 199_, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                     ------------------------------------

     SECTION 8.01.  Collection  of Money.     Except  as otherwise  expressly
                    --------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     SECTION 8.02.  Trust Accounts.    (a)   On or prior to the Closing Date,
                    --------------
the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 5.01 of the Sale and Servicing Agreement.

     (b) On or before each Distribution Date, the Total Distribution Amount with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 5.02 of the Sale and Servicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding Collection Period pursuant to Sections 5.06 and 5.07 of the Sale and Servicing Agreement will be transferred from the Collection Account and/or the Reserve Account to the Note Distribution Account.

     (c) On each Distribution Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b)):

          (i) accrued and unpaid interest on the Notes; provided, that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Notes pro rata on the basis of the total such interest due on the Notes;

          (ii) to the Holders of the Class (A-1) Notes on account of principal until the Outstanding Amount of the Class (A-1) Notes is reduced to zero; and

          (iii) to the Holders of the Class (A-2) Notes on account of principal until the Outstanding Amount of the Class (A-2) Notes is reduced to zero.

     SECTION 8.03.  General Provisions Regarding Accounts.   (a)   So long as
                    -------------------------------------
no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee (or the investment manager referred to in clause (2) of Section 5.01(b) of the Sale and Servicing Agreement) upon Issuer Order, subject to the provisions of
Section 5.01(b) of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

     (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Issuer (or the Servicer or any investment manager pursuant to Section 5.01(b) of the Sale and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

     SECTION 8.04.  Release of Trust  Estate.   (a)   Subject  to the payment
                    ------------------------
of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the
Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA SectionSection 314(c) and 314(d)(1) meeting the applicable requirements of
Section 11.01.

     SECTION 8.05.  Opinion of Counsel.   The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.
Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     SECTION 9.01.   Supplemental Indentures Without  Consent of Noteholders.
                     -------------------------------------------------------
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii)     to modify,  eliminate or  add to  the provisions  of this
     Indenture  to  such   extent  as  shall  be  necessary   to  effect  the
     qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     SECTION 9.02.   Supplemental  Indentures with  Consent  of Noteholders.
                     ------------------------------------------------------
The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

          (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03.  Execution  of Supplemental Indentures.   In executing, or
                    -------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.04.  Effect of Supplemental Indenture.   Upon the execution of
                    --------------------------------
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.05.  Conformity with Trust Indenture Act.   Every amendment of
                    -----------------------------------
this Indenture and  every supplemental  indenture executed  pursuant to  this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     SECTION 9.06.  Reference  in Notes to  Supplemental Indentures.    Notes
                    -----------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X

                             Redemption of Notes
                             -------------------

     SECTION 10.01. Redemption.   (a)   The  Class (A-2) Notes are subject to
                    ----------
redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.01(a), for a purchase price equal to the Redemption Price; provided, that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Class (A-2) Notes are to be redeemed pursuant to this Section 10.01(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Class (A-2) Notes to be redeemed, whereupon all such Class (A-2) Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     (b)  In the event  that the  assets of  the Trust are  sold pursuant  to
Section 9.02 of the Trust Agreement, all amounts on deposit in the Note Distribution Account shall be paid to the Noteholders up to the Outstanding Amount of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.01(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee not later than 20 days prior to the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

     SECTION 10.02. Form of Redemption Notice.    (a)   Notice  of redemption
                    -------------------------
under Section 10.01(a) shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

          (i)  the Redemption Date;

          (ii) the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     (b) Prior notice of redemption under Section 10.01(b) is not required to be given to Noteholders.

     SECTION 10.03. Notes Payable on Redemption Date.   The Notes or portions
                    --------------------------------
thereof to be redeemed  shall, following notice of redemption  as required by
Section 10.02 (in the case of redemption pursuant to Section 10.01(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                  ARTICLE XI

                                Miscellaneous
                                -------------

     SECTION 11.01. Compliance Certificates and  Opinions, etc.    (a)   Upon
                    ------------------------------------------
any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2)  a  brief  statement  as  to   the  nature  and  scope  of  the
     examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
     (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding Section 2.10 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables or Financed Assets as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing ______________, 199__, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     SECTION 11.02. Form  of Documents Delivered  to Indenture Trustee.    In
                    --------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 11.03.  Acts  of  Noteholders.     (a)   Any   request,  demand,
                     ----------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 11.04. Notices, etc., to  Indenture Trustee,  Issuer and  Rating
                    ---------------------------------------------------------
Agencies.   Any request,  demand, authorization, direction,  notice, consent,
--------
waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

          (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to:
     ____________________ Trust  199_-_, in care  of _______________________,
     ___________________________________________________,     Attention    of
     ___________________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required  to be given to the Rating  Agencies by the Issuer, the
Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,
(ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (iii) in the case of Fitch ICBA, Inc., at the following address: One State Street Plaza, New York, New York 10004, and
(iv) in the case of Duff & Phelps Credit Rating Co., at the following address: 17 State Street, 12th Floor, New York, New York 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 11.05. Notices  to Noteholders; Waiver.    Where  this Indenture
                    -------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     SECTION 11.06. Alternate Payment and Notice Provisions.  Notwithstanding
                    ----------------------------------------
any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     SECTION 11.07. Conflict with  Trust Indenture  Act.    If any  provision
                    -----------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA SectionSection 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 11.08. Effect of Headings  and Table of Contents.    The Article
                    -----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.09. Successors and Assigns.   All covenants and agreements in
                    ----------------------
this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     SECTION 11.10. Separability.    In case  any provision in this Indenture
                    ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.11. Benefits of Indenture.    Nothing in this Indenture or in
                    ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.12. Legal Holidays.   In any case where the date on which any
                    --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 11.13. GOVERNING LAW.     THIS INDENTURE  SHALL BE  CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.14. Counterparts.    This Indenture  may be  executed in  any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.15. Recording of Indenture.   If this Indenture is subject to
                    ----------------------
recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     SECTION 11.16. Trust Obligation.   No recourse may be taken, directly or
                    ----------------
indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
Article VI, VII and VIII of the Trust Agreement.

     SECTION 11.17. No  Petition.    The Indenture Trustee,  by entering into
                    ------------
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     SECTION 11.18. Inspection.   The Issuer agrees that, on reasonable prior
                    ----------
notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                         (____________________________________) TRUST 199_-_,

                         by:  (____________________________________________),
                              not in its individual capacity but solely as Owner Trustee,


                              by:  __________________________________________
                                   Name:
                                   Title:


                         (_________________________________________________),
                         not  in  its  individual  capacity  but   solely  as
                         Indenture Trustee,


                              by:  __________________________________________
                                   Name:
                                   Title:

STATE OF NEW YORK   }
                    }  ss.:
COUNTY OF NEW YORK  }


     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ___________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of _____________________ TRUST 199_-_, a Delaware business trust, and that he executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

     GIVEN UNDER MY  HAND AND SEAL  OF OFFICE, this  ____th day of  ________,
199_.


_____________________________________________________________________________
                   Notary Public in and for the State of New York.


My commission expires:


___________________________________


STATE OF NEW YORK   }
                    }  ss.:
COUNTY OF NEW YORK  }


     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _________________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of ___________________ ___________, a
________________ banking corporation, and that she executed the same as the act of said corporation for the purpose and consideration therein stated.

     GIVEN   UNDER  MY  HAND  AND   SEAL  OF  OFFICE,   this  ____th  day  of
_____________, 199_.



_____________________________________________________________________________
                  Notary Public in and for the State of New York.


My commission expires:


______________________________


                                  SCHEDULE A


                   Provided to the Owner Trustee at Closing


                                             EXHIBIT A-1

                           (FORM OF CLASS A-1 NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                      $____________

No. R-__                                               CUSIP NO. ____________

                         (_____________) TRUST 199_-_

                  CLASS A-1 FLOATING RATE ASSET BACKED NOTES

     (____________) Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is $_________________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of ____________, 199__ (the "Indenture"), between the Issuer and ______________________, a ___________ banking corporation, as Indenture
Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ______________ ______ Distribution Date (the "Class A-1 Final Scheduled Distribution Date") and the Redemption Date, if any, pursuant to
Section 10.01(a) of the Indenture. No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at a rate per annum equal to LIBOR plus 0.____%, subject to a maximum rate of ___% per annum, on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. LIBOR for each Interest Reset Period and related Distribution Date will be determined on the related LIBOR Determination Date by the Calculation Agent as set forth in Section 2.14 of the Indenture. All determinations of LIBOR by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes, and each Holder of this Note, by accepting a Class A-1 Note, agrees to be bound by such determination. Interest on this Note will accrue for each Distribution Date from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date. Interest will be computed on the basis of the actual number of days in each Floating Rate Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                         _____________________________________ 199( - ),

                              by:  (_______________________________________),
                                   not in its individual capacity but  solely
                                   as   Owner   Trustee   under   the   Trust
                                   Agreement,


                              by:  __________________________________________
                                   Authorized Signatory

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                         _____________________________________ 199( - ),

                              (____________________________________________),
                              not in its individual capacity but solely as Indenture Trustee,


                              by:  __________________________________________
                                   Authorized Signatory


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 Floating Rate Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

     The Class A-1 Notes and the Class A-2 Notes (together, the "Notes"), are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the ____ day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ______________ __, 199__.

     As  described above,  the entire  unpaid principal  amount of  this Note shall be due and payable on the earlier of the Class A-1 Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to
Section 10.01(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _________________ in its individual capacity, _________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                        (name and address of assignee)
the  within  Note  and  all   rights  thereunder,    and  hereby  irrevocably
constitutes  and appoints

_____________________________________________________________________________

___________________________________, attorney, to transfer  said Note on  the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________

                                 __________________________________________*/
                                       Signature Guaranteed:

                                 __________________________________________*/


________________________

  */ NOTICE:  The signature to this assignment must  correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                           EXHIBIT A-2

                           (FORM OF CLASS A-2 NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                      $____________

No. R-__                                               CUSIP NO. ____________

                         (_____________) TRUST 199_-_

                  CLASS A-2 FLOATING RATE ASSET BACKED NOTES

     (____________) Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is $_________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 of the Indenture dated as of ___________, 199__ (the "Indenture"), between the Issuer and _____________, a
___________ banking corporation, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ___________ ____ Distribution Date (the "Class A-2 Final Scheduled Distribution Date") and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture. No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at a rate per annum equal to LIBOR plus ____%, subject to a maximum rate of ____% per annum, on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. LIBOR for each Interest Reset Period and related Distribution Date will be determined on the related LIBOR Determination Date by the Calculation Agent as set forth in Section 2.14 of the Indenture. All determinations of LIBOR by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes, and each Holder of this Note, by accepting a Class A-2 Note, agrees to be bound by such determination. Interest on this Note will accrue for each Distribution Date from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date. Interest will be computed on the basis of the actual number of days in each Floating Rate Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                             (___________________________) TRUST 199_-_,

                                  by:  (___________________________________),
                                       not  in  its  individual  capacity but
                                       solely  as  Owner  Trustee  under  the
                                       Trust Agreement,


                                  by:  ______________________________________
                                       Authorized Signatory


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                             (________________________________________),
                                  not in its individual capacity but solely as Indenture Trustee,


                                  by:  ______________________________________
                                       Authorized Signatory


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 Floating Rate Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2 Notes are subject to all terms of the Indenture.

     The Class A-1 Notes and the Class A-2 Notes, (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the sixth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing __________________, 199_.

     As  described above,  the entire  unpaid principal  amount of  this Note shall be due and payable on the earlier of the Class A-2 Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to
Section 10.01(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of __________________________ in its individual capacity, The _______________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                        (name and address of assignee)

the  within  Note  and  all   rights  thereunder,    and  hereby  irrevocably
constitutes  and appoints

---------------------------------------------------------------------------
______________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________________

                                    _______________________________________*/
                                    Signature Guaranteed:

                                     ______________________________________*/


________________________

  */ NOTICE:  The  signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                                    EXHIBIT B

                     (Form of Note Depository Agreement)

                          Letter of Representations
                   (To be Completed by Issuer and Trustee)

     __________________________________________________________________
                               (Name of Issuer)

     __________________________________________________________________
                              (Name of Trustee)

                                                 ____________________________
                                                             (Date)


Attention: General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099

     Re:  __________________________________________________
          __________________________________________________
          __________________________________________________
                             (Issue Description)


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated ____________________ ______, 199__ (the "Document"). __________________
_________________________________________ (the "Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1. Prior to closing on the Securities on _____________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                    Manager; Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager; Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, NY 10004-2695

     5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                    Manager; Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 22nd Floor
                    New York, NY 10004-2695

     7. (Note: Issuer must represent one of the following, and cross out the other:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

     8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

     9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square; 22nd Floor
                    New York, NY  10004-2695

     10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

     11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Reorganization Account 066-027608

     12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                              Very truly yours,

A.  If there is a
Trustee (as defined in              _________________________________________
this Letter of                                       (Issuer)
Representations),
Trustee as well as
Issuer must sign
this Letter.  If
there is no Trustee,                By: _____________________________________
in signing this Letter                    (Authorized Officer's Signature)
Issuer itself undertakes
to perform all of the
obligations set forth
herein.                             _________________________________________
                                                    (Trustee)
B.  Schedule B contains
statements that DTC
believes accurately                 By: _____________________________________
describe DTC, the method                  (Authorized Officer's Signature)
of effecting book-entry
transfers of securities
distributed through DTC,
and certain related matters.


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: ______________________________


cc:  Underwriter
     Underwriter's Counsel

                                                                   SCHEDULE A
                                                                   ----------

_____________________________________________________________________________

_____________________________________________________________________________

                               (Describe Issue)


CUSIP          Principal Amount          Maturity Date          Interest Rate
-----          ----------------          -------------          -------------

                                                                   SCHEDULE B
                                                                   ----------

                     SAMPLE OFFICIAL STATEMENT LANGUAGE
                     DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                     -----------------------------------
   (Prepared by DTC--bracketed material may be applicable only to certain issues)


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered pin the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for (each issue of the Securities, (each) in the aggregate principal amount of such issue, and will be deposited with DTC. (If, however, the aggregate principal amount of (any) issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.)

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in  the  name of  Cede  & Co.  effect  no change  in  beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     (6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.)

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     (9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee (or Tender/Remarketing Agent), and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee (or Tender/Remarketing Agent). The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee (or Tender/Remarketing Agent's) DTC account.)

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.


                                                                  Exhibit 5.1

                        (Brown & Wood LLP Letterhead)

                                             January 30, 1998




Salomon Brothers Vehicle Securities Inc.
Seven World Trade Center
New York, New York 10048


     Re:  Salomon Brothers Vehicle Securities Inc.
          Registration Statement on Form S-3
          ----------------------------------------


Ladies and Gentlemen:

     We have acted as counsel for Salomon Brothers Vehicle Securities Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series of asset-backed securities to be registered pursuant to the Registration Statement (the "Securities"). As set forth in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") to be formed by the Depositor pursuant to a Trust Agreement (each, a "Trust Agreement") between the Depositor and an Owner Trustee or a Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee (each a "Pooling and Servicing Agreement"). With respect to each series, the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement, the Notes will be issued pursuant to an Indenture (each an "Indenture") between the related Trust and an Indenture Trustee. The Certificates and Notes will be sold from time to time pursuant to certain underwriting Agreements (the "Underwriting Agreements") between the Depositor and various Underwriters named therein.

     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Sale and Servicing Agreement among a Trust, the Depositor and the Servicer, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement or Pooling and Servicing Agreement (including the forms of Certificates included as an exhibit thereto and, with respect to the Trust Agreement, the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act) and the form of the Underwriting Agreement relating to the Notes and the Certificates (collectively, the "Operative Documents"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies of such certificates, instruments, documents and other corporate records of the Registrant and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes and/or Certificates of any series, when (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Notes and/or Certificates have been duly approved by the Board of Directors of the Depositor, (iii) the applicable Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iv) with respect to each Trust formed pursuant to a Trust Agreement, the Certificate of Trust for the related trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) with respect to each series that includes Notes, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and/or Certificates have been duly executed and issued by the related Trust and authenticated by the Owner Trustee, the Indenture Trustee or Trustee, as applicable, and sold by the Depositor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and/or Certificates will have been duly authorized by all necessary action of the Trust and will have been legally issued, fully paid and nonassessable.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the prospectus and the accompanying prospectus supplements forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                   Very truly yours,


                                   Brown & Wood LLP


                                                                  Exhibit 8.1

                        (Brown & Wood LLP Letterhead)





                                                             January 30, 1998


Salomon Brothers Vehicle Securities Inc.
Seven World Trade Center
New York, New York  10048

          Re:  Salomon Brothers Vehicle Securities Inc.
               Registration Statement on Form S-3
               ----------------------------------------

Ladies and Gentlemen:

     We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by Salomon Brothers Vehicle Securities Inc., a Delaware corporation (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") to be registered pursuant to the Registration Statement and issued from time to time in one or more series. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") between the Registrant specified in the related prospectus supplement and a trustee, or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Registrant, a servicer and a trustee. Each series may include one or more classes of Notes, which will be issued pursuant to an Indenture between the related Trust and an indenture trustee. Each series may also include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Notes and Certificates.
This advice is summarized under the headings "Summary of Terms -- Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal consequences that are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to the Trust) under the heading "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        Brown & Wood LLP

                              					  Exhibit 10.1


                     FORM OF SALE AND SERVICING AGREEMENT


                                   between


                         (____________) TRUST 199_-_,
                                   Issuer,


                                     and


                  SALOMON BROTHERS VEHICLE SECURITIES INC.,
                                  Depositor


                                     and


                            (___________________)
                                   Servicer


                        Dated as of ________ __, 199_


                              TABLE OF CONTENTS
                              -----------------
                                                                         Page
                                                                         ----

                                  ARTICLE I

                                 Definitions

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.  Other Definitional Provisions  . . . . . . . . . . . . . .  19

                                  ARTICLE II

                          Conveyance of Receivables

SECTION 2.01.  Conveyance of Receivables  . . . . . . . . . . . . . . . .  19

                                 ARTICLE III

                               The Receivables

SECTION 3.01.  Representations and Warranties of the Depositor
               with Respect to the Receivables  . . . . . . . . . . . . .  20
SECTION 3.02.  Repurchase upon Breach . . . . . . . . . . . . . . . . . .  21
SECTION 3.03.  Custody of Receivable Files  . . . . . . . . . . . . . . .  21
SECTION 3.04.  Duties of Servicer as Custodian  . . . . . . . . . . . . .  22
SECTION 3.05.  Instructions; Authority To Act . . . . . . . . . . . . . .  23
SECTION 3.06.  Custodian's Indemnification  . . . . . . . . . . . . . . .  23
SECTION 3.07.  Effective Period and Termination . . . . . . . . . . . . .  23

                                  ARTICLE IV

                 Administration and Servicing of Receivables

SECTION 4.01.  Duties of Servicer . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.02.  Collection and Allocation of Receivable Payments . . . . .  24
SECTION 4.03.  Realization upon Receivables . . . . . . . . . . . . . . .  25
SECTION 4.04.  Physical Damage Insurance  . . . . . . . . . . . . . . . .  25
SECTION 4.05.  Maintenance of Security Interests in Financed
               Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 4.06.  Covenants of Servicer  . . . . . . . . . . . . . . . . . .  25
SECTION 4.07.  Purchase of Receivables upon Breach  . . . . . . . . . . .  26
SECTION 4.08.  Servicing Fee  . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.09.  Servicer's Certificate . . . . . . . . . . . . . . . . . .  26
SECTION 4.10.  Annual Statement as to Compliance; Notice of
               Default  . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.11.  Annual Independent Certified Public Accountants'
               Report . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.12.  Access to Certain Documentation and Information
               Regarding Receivables  . . . . . . . . . . . . . . . . . .  28
SECTION 4.13.  Servicer Expenses  . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.14.  Appointment of Subservicer . . . . . . . . . . . . . . . .  28

                                  ARTICLE V

                       Distributions; Reserve Account;
               Statements to Certificateholders and Noteholders

SECTION 5.01.  Establishment of Trust Accounts  . . . . . . . . . . . . .  29
SECTION 5.02.  Collections  . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.03.  Application of Collections . . . . . . . . . . . . . . . .  32
SECTION 5.04.  Application of Payaheads . . . . . . . . . . . . . . . . .  32
SECTION 5.05.  Advances . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 5.06.  Additional Deposits  . . . . . . . . . . . . . . . . . . .  33
SECTION 5.07.  Distributions  . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.08.  Reserve Account  . . . . . . . . . . . . . . . . . . . . .  35
SECTION 5.09.  Statements to Certificateholders and Noteholders . . . . .  37
SECTION 5.10.  Net Deposits . . . . . . . . . . . . . . . . . . . . . . .  38

                                  ARTICLE VI

                                The Depositor

SECTION 6.01.  Representations of Depositor . . . . . . . . . . . . . . .  39
SECTION 6.02.  Corporate Existence  . . . . . . . . . . . . . . . . . . .  40
SECTION 6.03.  Liability of the Depositor; Indemnities  . . . . . . . . .  40
SECTION 6.04.  Merger or Consolidation of, or Assumption of the
               Obligations of, Depositor  . . . . . . . . . . . . . . . .  41
SECTION 6.05.  Limitation on Liability of Depositor and Others  . . . . .  42
SECTION 6.06.  Depositor May Own Certificates or Notes  . . . . . . . . .  42

                                 ARTICLE VII

                                 The Servicer

SECTION 7.01.  Representations of Servicer  . . . . . . . . . . . . . . .  43
SECTION 7.02.  Indemnities of Servicer  . . . . . . . . . . . . . . . . .  44
SECTION 7.03.  Merger or Consolidation of, or Assumption of the
               Obligations of, Servicer . . . . . . . . . . . . . . . . .  45
SECTION 7.04.  Limitation on Liability of Servicer and Others . . . . . .  46
SECTION 7.05.  ________  Not To Resign as Servicer  . . . . . . . . . . .  46

                                 ARTICLE VIII

                                   Default

SECTION 8.01.  Servicer Default . . . . . . . . . . . . . . . . . . . . .  46
SECTION 8.02.  Appointment of Successor . . . . . . . . . . . . . . . . .  48
SECTION 8.03.  Repayment of Advances  . . . . . . . . . . . . . . . . . .  49
SECTION 8.04.  Notification to Noteholders and
               Certificateholders . . . . . . . . . . . . . . . . . . . .  49
SECTION 8.05.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . .  49

                                  ARTICLE IX

                                 Termination
SECTION 9.01.  Optional Purchase of All Receivables . . . . . . . . . . .  49

                                  ARTICLE X

                                Miscellaneous
SECTION 10.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.02.  Protection of Title to Trust  . . . . . . . . . . . . . .  52
SECTION 10.03.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.04.  Assignment by the Depositor or the Servicer . . . . . . .  55
SECTION 10.05.  Limitations on Rights of Others . . . . . . . . . . . . .  55
SECTION 10.06.  Severability  . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.07.  Separate Counterparts . . . . . . . . . . . . . . . . . .  55
SECTION 10.08.  Headings  . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.10.  Assignment by Issuer  . . . . . . . . . . . . . . . . . .  55
SECTION 10.11.  Nonpetition Covenants . . . . . . . . . . . . . . . . . .  55
SECTION 10.12.  Limitation of Liability of Owner Trustee and
                Indenture Trustee . . . . . . . . . . . . . . . . . . . .  56

SCHEDULE A     Schedule of Receivables
SCHEDULE B     Location of the Receivable Files
EXHIBIT A      Form of Distribution Statement to
               Certificateholders . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B      Form of Distribution Statement to Noteholders  . . . . . . B-1
EXHIBIT C      Form of Servicer's Certificate . . . . . . . . . . . . . . C-1


     SALE AND SERVICING AGREEMENT dated as of ______ __, 199_, between __________ TRUST 199_-_, a Delaware business trust (the "Issuer"), and SALOMON BROTHERS VEHICLE SECURITIES INC., a Delaware corporation, as Depositor and _____________, a ______ corporation, as servicer.


     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with (automotive) (recreational vehicle) retail installment sale contracts and loan installments generated by _________________________ in the ordinary course of business;

     WHEREAS Salomon Brothers Vehicle Securities Inc. is willing to sell such receivables to the Issuer; and

     WHEREAS ___________ is willing to service such receivables;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                 Definitions
                                 -----------

     SECTION 1.01.  Definitions.  Whenever used in this Agreement, the
                    -----------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

     ("Accelerated Principal Distribution Amount" means, with respect to any
       -----------------------------------------
Distribution Date, an amount equal to that portion of the Total Distribution Amount for such Distribution Date that remains after the payment of (i) the Servicing Fee, (ii) the Noteholders' Interest Distributable Amount, (iii) the Regular Principal Distribution Amount, (iv) the Certificateholders' Interest Distributable Amount, and (v) the amount, if any, required to be deposited into the Reserve Account on such Distribution Date pursuant to Section 5.07(b)(ii)(F).)

     "Advance" means either a Precomputed Advance or Simple Interest Advance
      -------
or both, as applicable.

     "Amount Financed" means with respect to a Receivable, the amount
      ---------------
advanced toward the purchase price of the Financed Assets and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Assets.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate
      ----------------------      ---
of finance charges stated in the related Contract.

     "Available Amount" means, with respect to any Distribution Date, the
      ----------------
amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings on Eligible Investments) (less the Certificate Interest Reserve Amount with respect to such Distribution Date before giving effect to any reduction thereto on such date).

     "Certificate Balance" equals, initially, $_____________ and, thereafter,
      -------------------
equals the Initial Certificate Balance reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificate Distribution Account" has the meaning assigned to such term
      --------------------------------
in the Trust Agreement.

     "Certificate Interest Reserve Amount" means, at the time of reference,
      -----------------------------------
the lesser of (i) $__________ less the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribution Date and (ii) ______% of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency of its rating of any Class of Notes to less than "A-" or its equivalent, or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored.

     "Certificate Pool Factor" means, as of the close of business on the last
      -----------------------
day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

     "Certificateholders" has the meaning assigned to such term in the Trust
      ------------------
Agreement.

     "Certificateholders' Distributable Amount" means, with respect to any
      ----------------------------------------
Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount for such date.

     "Certificateholders' Interest Carryover Shortfall" means, with respect
      ------------------------------------------------
to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Pass-Through Rate.

     "Certificateholders' Interest Distributable Amount" means, with respect
      -------------------------------------------------
to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the Basic Documents.

     "Certificateholders' Monthly Interest Distributable Amount" means, with
      ---------------------------------------------------------
respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding ________ __, 199_) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Monthly Principal Distributable Amount" means, with
      ----------------------------------------------------------
respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date on or after the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

     "Certificateholders' Principal Carryover Shortfall" means, as of the
      -------------------------------------------------
close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, with respect
      --------------------------------------------------
to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Certificateholders' Principal Distributable Amount will include the lesser of (a) (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

     "Certificates" means the Trust Certificates (as defined in the Trust
      ------------
Agreement).

     "Class" means any one of the classes of Notes.
      -----

     "Class (A-1) Final Scheduled Distribution Date" means the
      ---------------------------------------------
_________ 199_ Distribution Date.

     "Class (A-1) Noteholder" means the Person in whose name a Class (A-1)
      ----------------------
Note is registered in the Note Register.

     "Class (A-2) Final Scheduled Distribution Date" means the _________ ____
      ---------------------------------------------
Distribution Date.

     "Class (A-2) Noteholder" means the Person in whose name a Class (A-2)
      ----------------------
Note is registered in the Note Register.

     "Collection Account" means the account designated as such, established
      ------------------
and maintained pursuant to Section 5.01(a)(i).

     "Collection Period" means a calendar month.  Any amount stated as of the
      -----------------
last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances,
(4) all Advances and reductions of Outstanding Precomputed Advances or Outstanding Simple Interest Advances and (4) all distributions to be made on the following Distribution Date.

     "Contract" means a (automotive) (recreational vehicle) retail
      --------
installment sale contract or installment loan.

     "Corporate Trust Office" means the principal office of the Indenture
      ----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at _______________________, ________, ________ _____; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Depositor).

     "Cutoff Date" means _________ __, 199__
      -----------

     "Dealer" means the dealer who sold a Financed Asset to an Obligor and
      ------
who originated and assigned the related Receivable to an Originator.

     "Delivery" when used with respect to Trust Account Property means:
      --------

          (a)  with  respect  to  bankers'  acceptances,  commercial   paper,
     negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including
     applicable Federal regulations and  Articles 8 and 9 of the UCC:   book-
     entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account
     Property  to  the  Indenture  Trustee  or   its  nominee  or  custodian,
     consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Depositor" means Salomon Brothers Vehicle Securities Inc., or its
      ---------
successor in interest.

     "Distribution Date" means, with respect to each Collection Period, the
      -----------------
_____ day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on ________ __, 199__.

     "Eligible Deposit Account" means either (a) a segregated account with
      ------------------------
an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible Institution" means (a) the corporate trust department of the
      --------------------
Indenture Trustee, the Owner Trustee or __________________________ so long as it shall be Paying Agent under the Trust Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or
(B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee or _____________________ may be considered an Eligible Institution for the purposes of clause (b) of this definition.

     "Eligible Investments" means book-entry securities, negotiable
      --------------------
instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

          (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"),
     (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

               (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed ___% of the sum of the then outstanding principal balance of the Notes and the Certificate Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

               (B) in the case of the Reserve Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

               (C) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

               (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

               (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

               (F)  the   repurchase  obligation   shall  require   that  the
          collateral subject thereto shall be marked to market daily;

               (G) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                    (i) the Indenture Trustee or the Issuer, as applicable, shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                    (ii) the Indenture Trustee or the Issuer, as  applicable,
               shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                    (iii) the only conditions to the obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                    (iv) the  guarantee of the Rated Holding Company shall be
               irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                    (v) each of Standard & Poor's and Moody's has confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes or the Certificates.

               (H) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

          (h) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes or Certificates.

     "FDIC" means the Federal Deposit Insurance Corporation.
      ----

     "Final Scheduled Distribution Date" means the Distribution Date
      ---------------------------------
immediately following the Final Scheduled Maturity Date.

     "Final Scheduled Maturity Date" means ______ __, ____.
      -----------------------------

     "Financed Asset" means a new or used (automobile, light-duty truck),
      --------------
(recreational vehicle), together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Indenture" means the Indenture dated as of ______ __, 199__, between
      ---------
the Issuer and the Indenture Trustee.

     "Indenture Trustee" means the Person acting as Indenture Trustee under
      -----------------
the Indenture, its successors in interest and any successor trustee under the Indenture.

     "Initial Certificate Balance" shall have the meaning set forth in the
      ---------------------------
Trust Agreement.

     "Insolvency Event" means, with respect to a specified Person, (a) the
      ----------------
filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest Distribution Amount" means, with respect to any Distribution
      ----------------------------
Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such
Distribution Date: (a) that portion of all collections on Receivables (including Payaheads) allocable to interest plus that portion of Payaheads allocable to principal, (b) Liquidation Proceeds with respect to the
Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) all Advances made by the Servicer of interest due on Receivables, (d) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable,
(e) Recoveries for such Collection Period, and (f) Investment Earnings for the related Distribution Date; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent of any unreimbursed Precomputed Advances of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (iv) the sum for all the Simple Interest Receivables of collections on each such Simple Interest Receivable received during such preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of such Simple Interest Receivable;
and (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

     "Investment Earnings" means, with respect to any Distribution Date, the
      -------------------
investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.01(b).

     "Issuer" means (__________) Trust 199_-_.
      ------

     "Lien" means a security interest, lien, charge, pledge, equity or
      ----
encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable, liquidated by the Servicer
      ---------------------
through the sale of a Financed Asset or otherwise.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable,
      --------------------
the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable, became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

     "Moody's" means Moody's Investors Service, Inc., or its successor.
      -------

     "Note Distribution Account" means the account designated as such,
      -------------------------
established and maintained pursuant to Section 5.01.

     "Note Pool Factor" means, with respect to each Class of Notes as of the
      ----------------
close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

     "Noteholders' Distributable Amount" means, with respect to any
      ---------------------------------
Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any
      -----------------------------------------
Distribution Date, the excess of the sum of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each Class of the Notes for the related Interest Period.

     "Noteholders' Interest Distributable Amount" means, with respect to any
      ------------------------------------------
Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to the Class (A-1) and Class (A-2) Notes shall be computed on the basis of the actual number of days in each applicable Floating Rate Interest Accrual Period divided by 360.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect
      --------------------------------------------------
to any Distribution Date, interest accrued for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable, on each Class of Notes at the respective Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all distributions of principal to the Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Noteholders' Monthly Principal Distributable Amount" means, with
      ---------------------------------------------------
respect to any Distribution Date, the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount plus (iii) any accelerated payments of principal required to be made from amounts on deposit in the Reserve Account pursuant to Section 5.08(b)(ii).

     "Noteholders' Principal Carryover Shortfall" means, as of the close of
      ------------------------------------------
any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any
      -------------------------------------------
Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class (A-1) Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class (A-1) Notes to zero; and on the Class (A-2) Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the
      -------
Financed Asset and any other Person who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by (a) the chairman
      ---------------------
of the board, any vice president, the controller or any assistant controller and (b) the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Depositor or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of counsel, who
      ------------------
may be an employee of or counsel to the Depositor, the Seller or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Original Pool Balance" means $________________.
      ---------------------

     "Originator" means ____________________________ who originated or
      ----------
purchased a Contract from a Dealer and sold such Contract to the Seller.

     "Outstanding Precomputed Advances" on the Precomputed Receivables means
      --------------------------------
the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances as reduced as provided in Section 5.05(a).

     "Outstanding Simple Interest Advances" on the Simple Interest
      ------------------------------------
Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Simple Interest Advances as reduced as provided in
Section 5.05(b).

     "Owner Trust Estate" has the meaning assigned to such term in the Trust
      ------------------
Agreement.

     "Owner Trustee" means the Person acting as Owner Trustee under the Trust
      -------------
Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "Pass-Through Rate" means ____% per annum.
      -----------------

     "Payahead" on a Receivable that is a Precomputed Receivable means the
      --------
amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.03 with respect to such Receivable.

     "Payahead Account" means the account designated as such, established and
      ----------------
maintained pursuant to Section 5.02(d).

     "Payahead Balance" on a Receivable that is a Precomputed Receivable
      ----------------
means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable pursuant to Sections 5.03 and 5.05.

     "Payment Determination Date" means, with respect to any Distribution
      --------------------------
Date, the Business Day immediately preceding such Distribution Date.

     "Physical Property" has the meaning assigned to such term in the
      -----------------
definition of "Delivery" above.

     "Pool Balance" means, as of the close of business on the last day of a
      ------------
Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

     "Precomputed Advance" means the amount, as of the close of business on
      -------------------
the last day of a Collection Period, which the Servicer is required to advance on the related Precomputed Receivables pursuant to Section 5.05(a).

     "Precomputed Receivable" means any Receivable under which the portion
      ----------------------
of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or which is a monthly actuarial receivable.

     "Principal Balance" of (a) a Precomputed Receivable, as of the close of
      -----------------
business on the last day of a Collection Period, means the Amount Financed minus the sum of (i) that portion of all Scheduled Payments (excluding Payaheads retained in the Payahead Account, but including Payaheads that have been applied to Scheduled Payments) due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed,
(iii) any payment of the Purchase Amount with respect to the Precomputed Receivable allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of the Precomputed Receivable and (b) a Simple Interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount with respect to the Simple Interest Receivable allocable to principal.

     "Purchase Amount" means the amount, as of the close of business on the
      ---------------
last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

     "Purchased Receivable" means a Receivable purchased as of the close of
      --------------------
business on the last  day of a Collection Period by  the Servicer pursuant to
Section 4.07 or by the Depositor pursuant to Section 3.02.

     "Rating Agency" means Moody's and Standard & Poor's or, if no such
      -------------
organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch Investors Service, L.P. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

     "Rating Agency Condition" means, with respect to any action, that each
      -----------------------
Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

     "Realized Losses" means, with respect to any Receivable that becomes a
      ---------------
Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Receivable Files" means the documents specified in Section 3.03.
      ----------------

     "Receivables Purchase Agreement" means the Receivables Purchase
      ------------------------------
Agreement dated as of ____________, 199__, between the Seller, as seller and the Depositor, as purchaser.

     "Recoveries" means, with respect to any Receivable that becomes a
      ----------
Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

     "Regular Principal Distribution Amount" means, with respect to any
      -------------------------------------
Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution Date: (a) that portion of all collections on Receivables allocable to principal (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period), (b) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables,
(c) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables, (d) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, (e) partial prepayments on Precomputed Receivables relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligors thereon as of the date of the original contract and only to the extent not included under clause (a) above, and (f) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Regular Principal Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of principal, (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal, (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period, and
(iv) Recoveries.

     "Reserve Account" means the account designated as such, established and
      ---------------
maintained pursuant to Section 5.01.

     "Reserve Account Initial Deposit" means an amount equal to the Specified
      -------------------------------
Reserve   Account  Balance   on  the   Closing  Date   (which  is   equal  to
$__________________).

     "Scheduled Payment" on a Precomputed Receivable means that portion of
      -----------------
the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

     "Seller" means ______________ and its successors in interest.
      ------

     "Servicer" means _______________, as the servicer of the Receivables,
      --------
and each successor to _____ (in the same capacity) pursuant to Section 7.03 or 8.02.

     "Servicer Default" means an event specified in Section 8.01.
      ----------------

     "Servicer's Certificate" means an Officers' Certificate of the Servicer
      ----------------------
delivered pursuant to Section 4.09, substantially in the form of Exhibit C.

     "Servicing Fee" means the fee payable to the Servicer for services
      -------------
rendered during each Collection Period, determined pursuant to Section 4.08.

     "Servicing Fee Rate" means ____% per annum.
      ------------------

     "Simple Interest Advance" means the amount of interest, as of the close
      -----------------------
of business on  the last day  of a Collection  Period, which the  Servicer is
required   to  advance  on  the  Simple   Interest  Receivables  pursuant  to
Section 5.05(b).

     "Simple Interest Method" means the method of allocating a fixed
      ----------------------
level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the
      --------------------------
portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Reserve Account Balance" means (STATE FORMULA).
      ---------------------------------

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division
      -----------------
of The McGraw-Hill Companies, Inc., or its successor.

     "Receivable" means any Contract listed on Schedule A (which Schedule may
      ----------
be in the form of microfiche).

     "Total Distribution Amount" means, for each Distribution Date, the sum
      -------------------------
of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

     "Trust" means the Issuer.
      -----

     "Trust Account Property" means the Trust Accounts, all amounts and
      ----------------------
investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 5.01.
      --------------

     "Trust Agreement" means the Trust Agreement dated as of ______ __, 199_,
      ---------------
between the Depositor and the Owner Trustee.

     "Trust Officer" means, in the case of the Indenture Trustee, any Officer
      -------------
within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

     SECTION 1.02.  Other Definitional Provisions.  (a)  Capitalized
                    -----------------------------
terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                          Conveyance of Receivables
                          -------------------------

     SECTION 2.01.  Conveyance of Receivables.  In consideration of the
                    -------------------------
Issuer's delivery to or upon the order of the Depositor of $_____________ less the amount to be deposited to the Reserve Account on the Closing Date, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), all right, title and interest of the Depositor in and to:

          (a) the Receivables and all moneys due thereon on or after ____________, 199__, in the case of Precomputed Receivables (including such payments due on or after _______________, 199_ and collected after ___________, 199_ and before ______________, 199_), and all moneys received thereon on and after ____________, 199_, in the case of Simple Interest Receivables;

          (b) the security interests in the Financed Assets granted by Obligors pursuant to the Receivables and any other interest of the Depositor in the Financed Assets;

          (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Assets or Obligors;

          (d)  any   proceeds  from  recourse  to  Dealers  with  respect  to
     Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (e) any Financed Asset that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Depositor or the Trust;

          (f) all right, title and interest of the Depositor under the Receivables Purchase Agreement, including, without limitation, the right of the Depositor to cause the Seller to purchase receivables under certain circumstances;

          (g) all right, title and interest in all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit and the Certificate Distribution Account, and in all investments and proceeds thereof (including all income thereon); and

          (h)  the proceeds of any and all of the foregoing.

                                 ARTICLE III

                               The Receivables
                               ---------------

     SECTION 3.01.  Representations and Warranties of the Depositor with
                    ----------------------------------------------------
Respect to the Receivables.  The Depositor makes the following
--------------------------
representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a)  Title.  It is the intention of the Depositor that the transfer
               -----
and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

          (b)  All Filings Made.  All filings (including UCC filings)
               ----------------
necessary in any jurisdiction to give (i) the Issuer a first perfected ownership interest in the Receivables and (ii) the Indenture Trustee a first perfected security interest in the Receivables shall have been made.

     SECTION 3.02.  Repurchase upon Breach.  The Depositor, the Servicer or
                    ----------------------
the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Depositor's representations and warranties made pursuant to Section 3.01 or the Seller's representations and warranties made pursuant to Section 3.02 of the Receivables Purchase Agreement. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Trustee or receipt by the Trustee of notice from the Depositor or the Servicer of such breach, the Depositor shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Depositor's option, the last day of the first Collection Period following such discovery or notice). In consideration of the repurchase of any Receivable, the Depositor shall remit the Purchase Amount, in the manner specified in Section 5.06 provided,
                                                                    --------
however, that the  obligation of the  Depositor to  repurchase any receivable
-------
arising solely as a result of a breach of the Seller's representations and warranties under Section 3.02 of the Receivables Purchase Agreement is subject to the receipt by the Depositor of the Purchase Amount from the Seller. Subject to the provisions of Section 6.03, the sole remedy of the Trustee, the Trust, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to the agreement contained in this Section shall be to require the Depositor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the Seller's obligation to the Depositor to repurchase such Receivables pursuant to the Receivables Purchase Agreement.

     SECTION 3.03.  Custody of Receivable Files.  To assure uniform quality
                    ---------------------------
in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

          (a)  the fully executed original Receivable;

          (b)  the original credit application fully executed by the Obligor;

          (c) the original certificate of title or such documents that the Servicer, or the Depositor shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Depositor in the Financed Asset; and

          (d) any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Asset.

     SECTION 3.04.  Duties of Servicer as Custodian.  (a)  Safekeeping.  The
                    -------------------------------        -----------
Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable (automotive) (recreational vehicle) receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

     (b)  Maintenance of and Access to Records.  The Servicer shall maintain
          ------------------------------------
each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

     (c)  Release of Documents.  Upon instruction from the Indenture Trustee,
          --------------------
the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

     SECTION 3.05.  Instructions; Authority To Act.  The Servicer shall be
                    ------------------------------
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

     SECTION 3.06.  Custodian's Indemnification.  The Servicer as custodian
                    ---------------------------
shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

     SECTION 3.07.  Effective Period and Termination.  The Servicer's
                    --------------------------------
appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If _______ shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and, without cause, upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

                                  ARTICLE IV

                 Administration and Servicing of Receivables
                 -------------------------------------------

     SECTION 4.01.  Duties of Servicer.  The Servicer, for the benefit of the
                    ------------------
Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable (automotive) (recreational vehicle) receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances pursuant to Section 5.05. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Assets securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.02.  Collection and Allocation of Receivable Payments.  The
                    ------------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable (automotive) (recreational vehicle) receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable (automotive) (recreational vehicle) receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

     SECTION 4.03.  Realization upon Receivables.  On behalf of the Issuer,
                    ----------------------------
the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Assets securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Asset at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Asset shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Asset unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 4.04.  Physical Damage Insurance.  The Servicer shall, in
                    -------------------------
accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Asset as of the execution of the Receivable.

     SECTION 4.05.  Maintenance of Security Interests in Financed Assets.
                    ----------------------------------------------------
The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Asset. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Asset or for any other reason.

     SECTION 4.06.  Covenants of Servicer.  The Servicer shall not release
                    ---------------------
the Financed Asset securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Receivable.

     SECTION 4.07.  Purchase of Receivables upon Breach.  The Servicer or the
                    -----------------------------------
Owner Trustee shall inform the other party and the Indenture Trustee and the Depositor promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.06. For purposes of this Section, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances and Outstanding Simple Interest Advances on the Receivable. Subject to
Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 4.08.  Servicing Fee.  The Servicing Fee for a Distribution Date
                    -------------
shall equal  the product of  (a) one-twelfth, (b) the Servicing Fee  Rate and
(c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 7.02.

     SECTION 4.09.  Servicer's Certificate.  Not later than (11:00 A.M. (New
                    ----------------------
York time)) on each Payment Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Depositor, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Sections 5.07 and 5.08 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Depositor or the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

     SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.
                    ----------------------------------------------------
(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before _________ of each year beginning ________, 199__, an Officers' Certificate, dated as of ____________ 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such longer period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

     (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under
Section 8.01(a) or (b).

     SECTION 4.11.  Annual Independent Certified Public Accountants' Report.
                    -------------------------------------------------------
The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before __________ of each year beginning ________ , 199__, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of the Servicer and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to (automotive) (recreation vehicle) loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to (automobile and light-duty truck) (recreational vehicle) loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12.  Access to Certain Documentation and Information Regarding
                    ---------------------------------------------------------
Receivables.  The Servicer shall provide to the Certificateholders and
-----------
Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 4.13.  Servicer Expenses.  The Servicer shall be required to pay
                    -----------------
all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

     SECTION 4.14.  Appointment of Subservicer.  The Servicer may at any time
                    --------------------------
appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

                                  ARTICLE V

                       Distributions; Reserve Account;
                       -------------------------------
               Statements to Certificateholders and Noteholders
               ------------------------------------------------

     SECTION 5.01.  Establishment of Trust Accounts.  (a)  (i)  The Servicer,
                    -------------------------------
for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

          (ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

          (iii) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

     (b) Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested (1) by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Servicer, (B) such investment manager shall have agreed to comply with the terms of this
Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a Delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the Indenture Trustee shall affirm that such investment is an Eligible Investment. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest
Distribution Amount for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next
Distribution Date if either (x) such investment is held in the trust department of the institution with which the Collection Account, the Reserve Account, the Note Distribution Account or the Certificate Distribution Account, as applicable, is then maintained and is invested in a time deposit of the Indenture Trustee rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of the Indenture Trustee) or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (i) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Note Distribution Account and the Certificate Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause
(y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in a Trust Account on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

          (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

          (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

               (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

               (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;

               (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (D) any Trust Account Property that is an "uncertificated security" under Section 8-102(18) of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending
          maturity or disposition,  through  continued  registration   of  the
          Indenture Trustee's (or its nominee's) ownership of such security.

          (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     (d) The Servicer shall establish and maintain with the Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Trust. The Servicer shall, or shall cause the Trustee to, transfer all Payaheads from the Collection Account to the Payahead Account on or prior to the date on which Payaheads are transferred to the Collection Account pursuant to Section 5.05.

     SECTION 5.02.  Collections.  The Servicer shall remit within two
                    -----------
Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as
(i) _________ remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii)(x) _________ maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Distribution Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Depositor.

     SECTION 5.03.  Application of Collections.  (a)  All collections for the
                    --------------------------
Collection Period shall be applied by the Servicer as follows:

          With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.05(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 5.05(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.


     SECTION 5.04.  Application of Payaheads.  Within two Business Days
                    ------------------------
following each Determination Date, the Trustee shall cause to be transferred from the Payahead Account to the Collection Account, in immediately available funds, the aggregate Payaheads from previous Collection Periods applicable as all or part of any Scheduled Payment on a Precomputed Receivable due during the related Collection Period, in the amounts set forth in the Servicer's Certificate for such Distribution Date.

     SECTION 5.05.  Advances.  (a)  As of the close of business on the last
                    --------
day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount, a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of such Precomputed
Receivables or payments of the Purchase Amount with respect to such Precomputed Receivables.

     If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust and Outstanding Precomputed Advances with respect to such Precomputed Receivables shall be reduced accordingly.

     (b) As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance in respect of principal of Simple Interest Receivables.

     SECTION 5.06.  Additional Deposits.  The Servicer shall deposit in the
                    -------------------
Collection Account on the Payment Determination Date for the related Collection Period the aggregate Advances pursuant to Section 5.05. To the extent that the Servicer fails to make a Simple Interest Advance pursuant to
Section 5.05(b) on the date required, the Servicer shall notify the Indenture Trustee to withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to
Section 5.02. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

     SECTION 5.07.  Distributions.
                    -------------

          (a)   (i)   On each Payment Determination  Date, the Servicer shall
     calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account.

          (ii) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 11:00 A.M. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

               (A) to the extent the Servicer has not received the payment of the Servicing Fee at the beginning of the related Collection Period pursuant to clause (a) above, to the Servicer, from the Interest Distribution Amount, the Servicing Fee (and all unpaid Servicing Fees from prior Collection Periods);

               (B)  to  the  Note  Distribution   Account,  from  the   Total
          Distribution Amount remaining after the application of clause (A), the Noteholders' Interest Distributable Amount;

               (C)  to  the   Note  Distribution  Account,  from   the  Total
          Distribution Amount remaining after the application of clauses (A) and (B), the Noteholders' Principal Distributable Amount;

               (D) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (A) through (C), the Certificateholders' Interest Distributable Amount;

               (E) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (A) through (D), the Certificateholders' Principal Distributable Amount;

               (F) to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (A) through (E) (it being understood that the Accelerated Principal Distribution Amount is a function of and subject to the amount required to be deposited in the Reserve Account pursuant to this clause (F)), the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Account Balance; and

               (G) to the Reserve Account, the portion, if any, of the Total Distribution Amount remaining after the application of clauses (A) through (F).

Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Certificate Balance is reduced to zero.

     SECTION 5.08.  Reserve Account.  (a)  On the Closing Date, the Owner
                    ---------------
ITrustee will deposit, on behalf of the Depositor, the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the Certificates.

          (b) (i) After giving effect to clause (ii) below, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Depositor.

          (ii) On each Distribution Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored, if the amount on deposit in the Reserve Account (after taking into account any deposits thereto pursuant to Section 5.07(a) and withdrawals therefrom pursuant to
     Section 5.08(c), (d) or (e) on such date) is greater than the Specified Reserve Account Balance for such Distribution Date, then the Servicer shall instruct the Indenture Trustee to include the amount of such excess in the Noteholders' Monthly Principal Distribution Amount and to deposit the amount of such excess (up to the amount of cash or cash equivalents in the Reserve Account) to the Collection Account for deposit to the Note Distribution Account for distribution to Noteholders as an accelerated payment of principal on such Distribution Date; provided, that the amount of such deposit shall not exceed the outstanding principal balance of the Notes after giving effect to all other payments of principal to be made on such date.

     (c) If the Servicer determines pursuant to Section 5.05 that it is required to make an Advance on a Payment Determination Date and does not do so from its own funds, the Servicer shall instruct the Indenture Trustee to withdraw funds from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 5.05 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

     (d) (i) In the event that the Noteholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Section 5.07(a)(ii)(B) and (C) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

          (ii) In the event that the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date or the Class (A-2) Final Scheduled Distribution Date exceeds the amount deposited into the Note Distribution Account pursuant to Section 5.07(a)(ii)(C) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

          (e) (i) In the event that the Certificateholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Certificate Distribution Account pursuant to Section 5.07(a)(ii)(D) and (E) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount after giving effect to paragraphs (c) and (d) above, and deposit such amount into the Certificate Distribution Account on such Distribution Date.

          (ii) In the event that the Certificateholders' Monthly Interest Distributable Amount for a Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to
     Section 5.07(b)(ii)(D), the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (d)(i) and (e)(i) above, up to the Certificate Interest Reserve Amount with respect to such Distribution Date, and deposit such amount into the Certificate Distribution Account.

          (iii) In the event that the Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to
     Section 5.07(b)(ii)(E), the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (d) and (e)(i) above, and deposit such amount into the Certificate Distribution Account.

     (f) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.07 following payment in full of the Outstanding Amount of the Notes and the Certificate Balance until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Depositor.

     (g) On the Final Scheduled Distribution Date, if the amount of funds remaining in the Reserve Account (after all other distributions to be made from the Reserve Account pursuant to this Section have been made, other than paragraphs (b)(i) and (f)) is in excess of the amounts described below, a portion of such excess according to the following schedule shall be deposited in the Certificate Distribution Account for distribution to Certificateholders:

          (iii) with respect to all such funds in the Reserve Account in excess of $_________________ but which do not exceed $_____________, __%
     of such amount;

          (iv) with respect to all such funds in the Reserve Account in excess of $____________ but which do not exceed $__________, __% of such amount;

          (v) with respect to all such funds in the Reserve Account in excess of $____________ but which do not exceed $_____________, __% of such amount;

          (vi) with respect to all such funds in the Reserve Account in excess of $_____________ but which do not exceed $____________, __% of such amount; and

          (vii)with respect to all such funds in the Reserve Account in excess of $_______________, ___% of such amount.

The amounts to be deposited in the Certificate Distribution Account pursuant to the preceding sentence are in excess of all amounts otherwise required to be deposited in the Certificate Distribution Account pursuant to this Agreement, notwithstanding anything to the contrary contained herein.

     SECTION 5.09.  Statements to Certificateholders and Noteholders.  On
                    ------------------------------------------------
each Distribution Date, the Servicer shall provide to the Owner Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date and to the Indenture Trustee (with a copy to each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

          (i)  the  amount  of  such  distribution   allocable  to  principal
     allocable to each Class of Notes and to the Certificates;

          (ii) the  amount   of  such  distribution  allocable   to  interest
     allocable to each Class of Notes and to the Certificates;

          (iii) the outstanding principal balance of each Class of Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (v) the amount of Realized Losses, if any, with respect to the related Collection Period;

          (vi) the  balance   of  the   Reserve  Account   on  such   Payment
     Determination Date after giving effect to deposits and withdrawals to be made on the next following Distribution Date, if any;

          (vii)     the aggregate Payahead Balance; and

          (viii) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above.

     Each amount set  forth on the Distribution Date  statement under clauses
(i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

     SECTION 5.10.  Net Deposits.  As an administrative convenience, unless
                    ------------
the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. Similarly, the Servicer may cause a single net transfer to be made from the Collection Account to the Payahead Account, or vice versa. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

                                  ARTICLE VI

                                The Depositor
                                -------------

     SECTION 6.01.  Representations of Depositor.  The Depositor makes the
                    ----------------------------
following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a)  Organization and Good Standing.  The Depositor is duly
               ------------------------------
organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Receivables.

          (b)  Due Qualification.  The Depositor is duly qualified to do
               -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c)  Power and Authority.  The Depositor has the corporate power
               -------------------
and authority to execute and deliver this Agreement and to carry out its respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been, duly authorized by the Depositor by all necessary corporate action.

          (d)  Binding Obligation.  This Agreement constitutes, a legal,
               ------------------
valid and binding obligation of the Depositor enforceable in accordance with its terms.

          (e)  No Violation.  The consummation of the transactions
               ------------
contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (f)  No Proceedings.  To the Depositor's best knowledge, there are
               --------------
no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic
Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or
(iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

          (g)  Chief Executive Office.  The chief executive office of the
               ----------------------
Depositor is located at 1585 Broadway, New York, New York 10036.

     SECTION 6.02.  Corporate Existence.  During the term of this Agreement,
                    -------------------
the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm's-length basis.

     SECTION 6.03.  Liability of the Depositor; Indemnities.  The Depositor
                    ---------------------------------------
shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement:

          (a) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

          (b) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Depositor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and
     (ii) the Depositor's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

          (c) The Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or
     (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

          (d) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

     SECTION 6.04.  Merger or Consolidation of, or Assumption of the
                    -------------------------------------------------
Obligations of, Depositor.  Any Person into which the Depositor may be merged
-------------------------
or consolidated, (a) which may result from any merger or consolidation to which the Depositor shall be a party or (b) which may succeed to the properties and assets of the Depositor substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 6.05.  Limitation on Liability of Depositor and Others.  The
                    -----------------------------------------------
Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.06.  Depositor May Own Certificates or Notes.  The Depositor
                     ---------------------------------------
and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

                                 ARTICLE VII

                                 The Servicer
                                 ------------

     SECTION 7.01.  Representations of Servicer.  The Servicer makes the
                    ---------------------------
following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a)  Organization and Good Standing.  The Servicer is duly
               ------------------------------
organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

          (b)  Due Qualification.  The Servicer is duly qualified to do
               -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

          (c)  Power and Authority.  The Servicer has the corporate power and
               -------------------
authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d)  Binding Obligation.  This Agreement constitutes a legal, valid
               ------------------
and binding obligation of the Servicer enforceable in accordance with its terms.

          (e)  No Violation.  The consummation of the transactions
               ------------
contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f)  No Proceedings.  To the Servicer's best knowledge, there are
               --------------
no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic
Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or
(iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

          (g)  No Insolvent Obligors.  As of the Cutoff Date, no Obligor on
               ---------------------
a Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

     SECTION 7.02.  Indemnities of Servicer.  The Servicer shall be liable
                    -----------------------
in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

          (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Asset.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     For purposes of this Section, in the event of the termination of the rights and obligations of __________ (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.03.  Merger or Consolidation of, or Assumption of the
                    ------------------------------------------------
Obligations of, Servicer.  Any Person (a) into which the Servicer
------------------------
may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or
(d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by ________________________, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that
(i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and
(v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

     SECTION 7.04.  Limitation on Liability of Servicer and Others.  Neither
                    ----------------------------------------------
the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

     SECTION 7.05.  __________________ Not To Resign as Servicer.  Subject
                    --------------------------------------------
to the provisions of Section 7.03, _________ shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of __________ shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall (i) have assumed the responsibilities and obligations of _________ in accordance with Section 8.02 and (ii) have become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

                                 ARTICLE VIII

                                   Default
                                   -------

     SECTION 8.01.  Servicer Default.  If any one of the following events (a
                    ----------------
"Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

          (b) failure by the Service, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or 25% of the outstanding Certificate Balance; or

          (c) the occurrence of an Insolvency Event with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor  Servicer  shall  cooperate  with  the  successor  Servicer,  the
Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

     SECTION 8.02.  Appointment of Successor. (a)  Upon the Servicer's
                    ------------------------
receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of (automotive) (recreational vehicle) receivables, as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

     (c) The Servicer may not resign unless it is prohibited from serving as such by law.

     SECTION 8.03.  Repayment of Advances.  If the Servicer shall change, the
                    ---------------------
predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.05 with respect to all Advances made by the predecessor Servicer.

     SECTION 8.04.  Notification to Noteholders and Certificateholders.  Upon
                    --------------------------------------------------
any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

     SECTION 8.05.  Waiver of Past Defaults.  The Holders of Notes evidencing
                    -----------------------
not less than a majority of the Outstanding Amount of the Notes or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance (in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE IX

                                 Termination
                                 -----------

     SECTION 9.01.  Optional Purchase of All Receivables.  (a)  As of the
                    ------------------------------------
last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is ____% or less of the Original Pool Balance and the Class (A-1) Notes, have been paid in full, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of ___________'s long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to Section 5.06 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Trust Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance and all accrued but unpaid interest (including any overdue interest and premium) thereon.

     (b) Upon any sale of the assets of the Trust pursuant to Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution Date of the Total Distribution Amount and funds on deposit in the Reserve Account pursuant to Sections 5.07 and 5.08) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

          (i)  to  the  Note   Distribution  Account,  any  portion   of  the
     Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

          (ii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date and on prior Distribution Dates);

          (iii) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date;

          (iv) to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution Date); and

          (v)  any remaining amount to the Reserve Account.

Any investments on deposit in the Reserve Account or Note Distribution Account which will not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Payment Determination Date preceding such Distribution Date. Any Insolvency Proceeds remaining in the Reserve Account after the deposits described in clauses (i) through (v) above shall be paid to the Depositor.

     (c) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

     (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.08(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                  ARTICLE X

                                Miscellaneous
                                -------------

     SECTION 10.01.  Amendment.  This Agreement may be amended by the
                     ---------
Depositor, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of outstanding Certificates evidencing not less than a majority of the outstanding Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.02.  Protection of Title to Trust.  (a)  The Depositor shall
                     ----------------------------
execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) Each of the Depositor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and the Payahead Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

     (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in (automotive) (recreational vehicle) receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

     (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i)  The Servicer shall  deliver to the Owner Trustee  and the Indenture
Trustee:

          (1) promptly after the execution and delivery of this Agreement and of each amendment hereto and on certain Distribution Dates as required by Section 2.05(b)(x)(B), an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

          (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either
     (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (j) The Depositor shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 10.03.  Notices.  All demands, notices, communications and
                     -------
instructions upon or to the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048 , Attention of General Counsel (212-___-____) or the Servicer, to ___________________________, Attention of
___________________, (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (f) in the case of Fitch Investors Service, L.P., to One State Street Plaza, New York, New York 10004, and (g) in the case of Duff & Phelps Credit Rating Co., to 17 State Street, 12th Floor, New York, New York 10004; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 10.04.  Assignment by the Depositor or the Servicer.
                     -------------------------------------------
Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

     SECTION 10.05.  Limitations on Rights of Others.  The provisions of
                     -------------------------------
this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 10.06.  Severability.  Any provision of this Agreement that is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.07.  Separate Counterparts.  This Agreement may be executed
                     ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 10.08.  Headings.  The headings of the various Articles and
                     --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 10.09.  Governing Law.  This Agreement shall be construed in
                     -------------
accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 10.10.  Assignment by Issuer.  The Depositor hereby acknowledges
                     --------------------
and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 10.11.  Nonpetition Covenants.  Notwithstanding any prior
                     ---------------------
termination of this Agreement, the Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or, acquiesce, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

     SECTION 10.12.  Limitation of Liability of Owner Trustee and Indenture
                     ------------------------------------------------------
Trustee.  (a)  Notwithstanding anything contained herein to the contrary,
-------
this Agreement has been countersigned by _________________________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ____________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by ________________________, not in its individual capacity but solely as Indenture Trustee and in no event shall ______________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                   (___________________________) TRUST 199_-_

                                   By:  (                                  ),
                                        not in  its individual  capacity  but
                                        solely as Owner  Trustee on behalf of
                                        the Trust


                                   By: ______________________________________
                                   Name:
                                   Title:


                                   SALOMON BROTHERS VEHICLE SECURITIES INC.
                                   Depositor


                                   By: ______________________________________
                                   Name:
                                   Title:


                                   (_______________________________________),
                                    Servicer



                                   By: ______________________________________
                                   Name:
                                   Title:


Acknowledged and accepted
as of the day and year


first above written:

(_______________________________),
not in its individual capacity
but solely as Indenture Trustee



By: _______________________________
Name:
Title:


                                                                   SCHEDULE A

                           Schedule of Receivables
                           -----------------------


                  Delivered to the Owner Trustee at Closing



                                                                   SCHEDULE B

                         Location of Receivable Files
                         ----------------------------


                                                                    EXHIBIT A

             Form of Distribution Statement to Certificateholders
             ----------------------------------------------------


(_____________________________)
(______________) Trust 199_-_ Distribution Date Statement to
Certificateholders
_________________________________________________________________________

Principal Distribution Amount
Principal Per $1,000 Certificate

Interest Distribution Amount
Interest Per $1,000 Certificate

Note Balance:
  Class A-1 Notes:
  Class A-2 Notes:

Note Pool Factor:
  Class A-1 Notes:
  Class A-2 Notes:

Certificate Balance

Certificate Pool Factor

Servicing Fee
Servicing Fee Per $1,000 Certificate

Pool Balance

Realized Losses

Reserve Account Balance


Payahead Balance
_________________________________________________________________________



                                                                    EXHIBIT B

                Form of Distribution Statement to Noteholders
                ---------------------------------------------

(________________) Trust 199_-_ Distribution Date Statement to Noteholders

__________________________________________________________________________

Principal Distribution Amount
  Class A-1 Notes:       ($    per $1,000 original principal amount)
  Class A-2 Notes:       ($    per $1,000 original principal amount)

Interest Distribution Amount
  Class A-1 Notes:       ($    per $1,000 original principal amount)
  Class A-2 Notes:       ($    per $1,000 original principal amount)

Note Balance
  Class A-1 Notes
  Class A-2 Notes


Note Pool Factor
  Class A-1 Notes
  Class A-2 Notes

Certificate Balance

Servicing Fee
Servicing Fee Per $1,000 Note

Realized Losses

Reserve Account Balance

Payahead Balance


                                                                    EXHIBIT C

                        Form of Servicer's Certificate
                        ------------------------------

(_________________) Trust 199_-_ Monthly Servicer's Certificate

Period
Distribution Date
Dates Covered                  From & Incl.               To & Incl.
Collections
Accrual
     30/360 Days
     Actual/360 Days

Receivables Balances           Beginning                   Ending
Pool Balance
Simple Interest
Original Pool Balance

Principal Distribution Amount
     Principal Collections
     +    Repurchases
     +    Liquidation Proceeds
     +    Realized Losses

Interest Distribution Amount
     Collections - Precomputed Contracts
     +    Collections - Simple Interest Contracts
     +    Simple Interest Advances
     +    Investment Earnings

Total Distribution Amount
     Principal Distribution Amount
     +    Interest Distribution Amount
     --   Realized Losses

Total Distribution Amount:

Loss & Delinquency


                                   Account Activity
                             Beginning    Ending
                                                            Interest/Interest
                             Balance     Balance   Change   Factor
Servicing       Shortfall

Initial Pool
Principal Paydown
Payaheads
Advance
Reserve
Available Amount
Certificate Interest Reserve
Certificate Interest Reserve Draw
Notes
  Class (A-1)
  Class (A-2)
Certificates
Over Collateralization

                                                Principal Allocation
                                        Mandatory
          Regular      Accelerated    Redemption/    Total       Principal
          Principal    Principal      Repayment      Principal   Shortfall
Notes
   Class (A-1)
   Class (A-2)
Certificates

Total


                                Miscellaneous

Noteholders' Percentage
Certificateholders' Percentage
Maximum Excess Principal
Available Excess Principal
Specified Reserve Account Balance
Certificate Interest Reserve Draw
Distribution Account to Depositor
Servicing Fee to Servicer

                             Allocation of Funds

Sources

Principal Distribution Amount
Interest Distribution Amount
Available Amount
Certificate Interest Reserve
Reserve Deposit from PFA
Redemption/Prepay Amt.

Total Sources

                                                           Exhibit 10.2

                       FORM OF ADMINISTRATION AGREEMENT


          This ADMINISTRATION AGREEMENT dated as of _______________, 199_, among (______________) TRUST 199_-_, a Delaware business
     trust   (the  "Issuer"),   ________________________,  a   _________
     corporation, as administrator (the "Administrator"), and ________________, a __________ banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee"),

                            W I T N E S S E T H :

     WHEREAS, the Issuer is issuing the Class (A-1) (Floating Rate) Asset Backed Notes and Class (A-2) (Floating Rate) Asset Backed Notes, (together, the "Notes") pursuant to the Indenture dated as of ___________, 199_ (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Inden-
ture);

     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests in the Issuer, including (i) a Sale and Servicing Agreement dated as of ___________, 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Issuer, Salomon Brothers Vehicle Securities Inc., as depositor (the "Depositor") and ___________________, as servicer (the "Servicer"), (ii) a Letter of Representations dated ____________, 199_ (as amended and supplemented from time to time, the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company ("DTC") relating to the Notes,
(iii) a Letter of Representations dated ______________, 199_ (as amended and supplemented from time to time, the "Certificate Depository Agreement", and together with the Note Depository Agreement, the "Depository Agreements"), among the Issuer, the Administrator, the Owner Trustee and DTC relating to the Certificates and (iv) the Indenture (the Sale and Servicing Agreement, the Depository Agreements and the Indenture being referred to hereinafter collectively as the "Related Agreements");

     WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

     WHEREAS,  the  Issuer   and  the  Owner  Trustee  desire   to  have  the
Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.   Duties of the Administrator.   (a)   Duties with Respect to the
          ---------------------------
Depository Agreements and the Indenture. (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Depository Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

          (A) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

          (B) the notification of Noteholders of the final principal payment on their Notes (Section 2.07(b));

          (C) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));

          (D) the preparation of or obtaining of the documents and instru-ments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

          (E) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.09);

          (F) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.02);

          (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Inden-ture regarding funds held in trust (Section 3.03);

          (H) the direction to the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

          (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

          (J) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.05);

          (K) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

          (L) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

          (M) the notification of the Indenture Trustee and the Rating Agencies of a Servicer Default under the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

          (N) the duty to cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09 and Article XI of the Sale and Servicing Agreement (Section 3.14);

          (O) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

          (P) the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer or the Depositor under the Sale and Servicing Agreement (Section 3.19);

          (Q) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

          (R) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

          (S) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

          (T) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

          (U) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

          (V) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

          (W) the opening of one or more accounts in the Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

          (X) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.04 and 8.05);

          (Y) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

          (Z) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.06);

          (AA) the duty to notify Noteholders of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Sec-tion 10.02);

          (BB) the preparation and delivery of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

          (CC) the preparation and delivery of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

          (DD) the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

          (EE) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

          (FF) the recording of the Indenture, if applicable (Section 11.15);

          (GG) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.12); and

          (HH) the appointment  of any  successor Calculation Agent  (Section
     2.15).

          (ii) The Administrator will:

          (A) pay the Indenture Trustee (and any separate trustee or co-trustee appointed pursuant to Section 6.10 of the Indenture (a "Separate Trustee")) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

          (C) indemnify the Indenture Trustee and any Separate Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their
     part,  arising  out   of  or  in  connection  with   the  acceptance  or
     administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

          (D) indemnify the Owner Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

     (b)  Additional   Duties.   (i)   In  addition  to  the  duties  of  the
          -------------------
Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements or Section 5.05(a), (b), (c) or (d) of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include the obtainment and maintenance of any licenses required to be obtained or maintained by the Trust under the Pennsylvania Motor Vehicle Sales Finance Act. In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to the Pennsylvania Motor Vehicle Sales Finance Act that would affect the duties or obligations of the Indenture Trustee or the Owner Trustee under any Basic Document and shall assist the Indenture Trustee or the Owner Trustee in its obtainment and maintenance of any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder. In connection therewith, the Administrator shall cause the Depositor to pay all fees and expenses under such Act.

          (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

          (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05(a),
(b), (c) and (d), the penultimate sentence of Section 5.05 and Section 5.06(a) of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Owner to prepare its federal and state income tax returns.

          (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee, which shall perform the obligations of the Administrator thereunder. In connection with paragraph
(ii) above, the Accountants will provide prior to September 6, 1996, a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

          (v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

          (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

     (c)  Non-Ministerial Matters.   (i)   With respect to matters that in
          -----------------------
the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

          (A)  the amendment of or any supplement to the Indenture;

          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Eligible Investment Receivables);

          (C)  the  amendment,  change   or  modification   of  the   Related
     Agreements;

          (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

          (E)  the removal of the Indenture Trustee.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

     2.   Records.   The Administrator shall maintain appropriate books of
          -------
account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

     3.   Compensation.   As compensation for the performance of the
          ------------
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $_______ per month which shall be solely an obligation of the Depositor.

     4.   Additional Information To Be Furnished to Issuer.   The
          ------------------------------------------------
Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

     5.   Independence of Administrator.  For all purposes of this Agreement,
          -----------------------------
the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     6.   No Joint Venture.  Nothing contained in this Agreement (i) shall
          ----------------
constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     7.   Other Activities of Administrator.  Nothing herein shall prevent
          ---------------------------------
the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

     8.   Term of Agreement;  Resignation and  Removal of Administrator.  (a)
          -------------------------------------------------------------
This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

     (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

     (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any sub-stantial part of its property or order the winding-up or liquidation of its affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

     (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

     9.   Action upon Termination, Resignation or Removal.   Promptly upon
          -----------------------------------------------
the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the
Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

     10.  Notices.   Any notice, report or other communication given
          -------
hereunder shall be in writing and addressed as follows:

     (a)  if to the Issuer or the Owner Trustee, to:

          (___________________) Trust 199_-_
          c/o __________________________
          ______________________________
          ______________________________
          Attention:  ________________________

     (b)  if to the Administrator, to:

          ______________________________
          ______________________________
          ______________________________
          Attention:  ________________________

     (c)  if to the Indenture Trustee, to:

          ______________________________
          ______________________________
          ______________________________
          Attention:  ________________________

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

     11.  Amendments.  This Agreement may be amended from time to time by a
          ----------
written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the
Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, in the Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes and the holders of Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

     12.  Successors and Assigns.  This Agreement may not be assigned by the
          ----------------------
Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     13.  GOVERNING LAW.   THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
          -------------
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     14.  Headings.   The section headings hereof have been inserted for
          --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     15.  Counterparts.   This Agreement may be executed in counterparts,
          ------------
each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

     16.  Severability.  Any provision of this Agreement that is prohibited
          ------------
or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17.  Not Applicable to the Administrator in Other Capacities.  Nothing
          -------------------------------------------------------
in this Agreement shall affect any obligation ________________ may have in any other capacity.

     18.  Limitation of Liability of Owner Trustee and Indenture Trustee.
          --------------------------------------------------------------
(a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by ___________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _____________________ in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by __________________ not in its individual capacity but solely as Indenture Trustee and in no event shall ______________________ have any liability for the representations, warran-ties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     19.  Third-Party Beneficiary.   The Owner Trustee is a third-party
          -----------------------
beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                * * * * * * *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                          (____________________) TRUST 199_-_

                                          By:  _____________________________,
                                               not in its individual capacity
                                               but solely as Owner Trustee on
                                               behalf of the Trust

                                          By:  ______________________________
                                          Name:
                                          Title:



                                          (________________________________),
                                           not in its individual capacity
                                           but solely as Indenture Trustee


                                          By: _______________________________
                                          Name:
                                          Title:



                                          (_________________________________)
                                               as Administrator


                                          By: _______________________________
                                          Name:
                                          Title:


                                                                    EXHIBIT A

                              POWER OF ATTORNEY


STATE OF ______________   }
                          }
COUNTY OF _____________   }


     KNOW ALL MEN BY THESE PRESENTS, that __________________________________, a __________________ banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for (___________) Trust 199_-__ (the "Trust"), does hereby make, constitute and appoint ____________________, as administrator under the Administration Agreement dated ______________ (the "Administration Agreement"), among the Trust, the Administrator and _________ __________________________________, as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents, or pursuant to Section 5.05(a), (b),
(c) or (d) of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

     All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

     Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

     EXECUTED this ___ of _____________, 199_.

                                          (________________________________),
                                           not in its individual capacity but
                                           solely as Owner Trustee

                                           __________________________________
                                           Name:
                                           Title:


STATE OF _______________   }
                           }
COUNTY OF ______________   }


     Before me, the undersigned authority, on this day personally appeared _________________________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this ___
day of _______, 199__.


______________________________________________________
Notary Public - State of ___________________

                                                            Exhibit 10.3
___________________________________________________________________________


                    FORM OF RECEIVABLES PURCHASE AGREEMENT


                                   between


                 (________________________________________),

                                  as Seller,


                                     and


                  SALOMON BROTHERS VEHICLE SECURITIES INC.,

                                 as Purchaser


                         Dated as of __________, 199_


---------------------------------------------------------------------------

                              TABLE OF CONTENTS

ARTICLE I

     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

     SECTION 2.01.  Conveyance of Receivables . . . . . . . . . . . . . .   2
     SECTION 2.02.  The Closing . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III

     SECTION 3.01.  Representations and Warranties of the
                    Purchaser . . . . . . . . . . . . . . . . . . . . . .   3
     SECTION 3.02.  Representations and Warranties of
                    Seller  . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV

     SECTION 4.01.  Conditions to Obligation of the
                    Purchaser . . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 4.02.  Conditions to Obligation of the Seller  . . . . . . .  10

ARTICLE V

     SECTION 5.01.  Protection of Right, Title and Interest . . . . . . .  11
     SECTION 5.02.  Other Liens or Interests  . . . . . . . . . . . . . .  11
     SECTION 5.03.  Costs and Expenses  . . . . . . . . . . . . . . . . .  11
     SECTION 5.04.  Indemnification . . . . . . . . . . . . . . . . . . .  11

ARTICLE VI

     SECTION 6.01.  Obligations of Seller . . . . . . . . . . . . . . . .  12
     SECTION 6.02.  Repurchase Events . . . . . . . . . . . . . . . . . .  12
     SECTION 6.03.  Purchaser Assignment of Repurchased
                    Receivables . . . . . . . . . . . . . . . . . . . . .  12
     (SECTION 6.04. Transfer to the Issuer  . . . . . . . . . . . . . .   12)
     (SECTION 6.04. Transfer to the Trust . . . . . . . . . . . . . . .   12)
     SECTION 6.05.  Amendment . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 6.06.  Waivers . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 6.07.  Notices . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 6.08.  Costs and Expenses  . . . . . . . . . . . . . . . . .  14
     SECTION 6.09.  Representations of the Seller and the
                    Purchaser . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 6.10.  Confidential Information  . . . . . . . . . . . . . .  14
     SECTION 6.11.  Headings and Cross-References . . . . . . . . . . . .  14
     SECTION 6.12.  Governing Law . . . . . . . . . . . . . . . . . . . .  14
     SECTION 6.13.  Counterparts  . . . . . . . . . . . . . . . . . . . .  14

EXHIBIT A      Form of Assignment . . . . . . . . . . . . . . . . . . . . A-1

SCHEDULE I     Schedule of Receivables  . . . . . . . . . . . . . . . . . I-1

SCHEDULE II    Location of Receivable Files . . . . . . . . . . . . . .  II-1


     RECEIVABLES PURCHASE AGREEMENT dated as of ______________, 199_, between _____________________, a _________ corporation, as seller (the "Seller"), and
SALOMON BROTHERS VEHICLE SECURITIES INC., a Delaware corporation, as purchaser (the "Purchaser").

                                   RECITALS

     WHEREAS in the regular course of its business, the Seller has purchased certain (motor vehicle) (recreational vehicle) retail installment sale contracts secured by new and used (automobiles, light-duty trucks) (recreational vehicle) from (automotive) (recreational vehicle) dealers;

     WHEREAS the Seller and the Purchaser wish to set forth the terms pursuant to which such contracts are to be sold by the Seller to the Purchaser; and

     WHEREAS the Purchaser intends, concurrently with its purchases from time to time hereunder, to convey all of its right, title and interest in and to $______________ of such contracts to (______________) Trust 199_-_ (the
"Issuer") pursuant to a (Sale and Servicing Agreement dated as of _____________, 199_ (the "Sale and Servicing Agreement"), by and among
(_________________) Trust 199_-_, as Issuer, Salomon Brothers Vehicle Securities Inc., as Depositor, ___________________, as Servicer and _______________, as Indenture Trustee) (Pooling and Servicing Agreement dated as of ___________, 199_ (the "Pooling and Servicing Agreement") by and among Salomon Brothers Vehicle Securities Inc., as Depositor, ___________________, as Servicer, and ____________________, as Trustee).

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                             Certain Definitions
                             -------------------

     Terms not defined in this Agreement shall have the meanings assigned thereto in the (Sale and Servicing Agreement) (Pooling and Servicing Agreement). As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Agreement" shall mean this Receivables Purchase Agreement, as the same
      ---------
may be amended and supplemented from time to time.

     "Assignment" shall mean the document of assignment substantially in the
      ----------
form attached to this Agreement as Exhibit A.

     "Conveyance Date" shall mean the Cutoff Date.
      ---------------

     ("Pooling and Servicing Agreement" shall have the meaning set forth in
       -------------------------------
the recitals.)

     "Purchaser" shall mean Salomon Brothers Vehicle Securities Inc., a
      ---------
Delaware corporation, its successors and assigns.

     "Receivables" shall mean any Contract listed on Schedule I hereto (which
      -----------
Schedule may be in the form of microfiche).

     "Repurchase Event" shall have the meaning specified in Section 6.02.
      ----------------

     ("Sale and Servicing Agreement" shall have the meaning set forth in the
       ----------------------------
recitals.)

     "Schedule of Receivables" shall mean the list of Receivables annexed
      -----------------------
hereto as Schedule I.

     "Seller" shall mean ________________________, a _____________
      ------
corporation, its successors and assigns.

     "Transfer Date" shall mean the Closing Date.
      -------------

                                  ARTICLE II

                          Conveyance of Receivables
                          -------------------------

     SECTION 2.01.  Conveyance of Receivables.  (a)  In consideration of the
                    -------------------------
Purchaser's delivery to or upon the order of the Seller on the Closing Date of $______________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein) all right, title, and interest of the Seller in and to:

     (i) the Receivables and all moneys received thereon on or after ________________, 199_;

     (ii) the security interests in the Financed Assets and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Assets;

     (iii) any Liquidation Proceeds and any other proceeds with respect to the Receivables claims on any physical damage, credit life or disability insurance policies covering Financed Assets or Obligors, including any vendor's single interest or other collateral protection insurance policy;

     (iv) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller;

     (v)  all  documents and other  items contained in  the Receivable Files;
and

     (vi) the proceeds of any and all of the foregoing.

     (b) The Seller and the Purchaser intend that the transfer of assets by the Seller to the Purchaser pursuant to this Agreement be a sale of the ownership interest in such assets to the Purchaser, rather than the mere granting of a security interest to secure a borrowing. In the event, however, that such transfer is deemed not to be a sale but to be of a mere security interest to secure a borrowing, the Seller shall be deemed to have hereby granted to the Purchaser a perfected first priority security interest in all such assets, and this Agreement shall constitute a security agreement under applicable law. Pursuant to the (Sale and Servicing Agreement) (Pooling and Servicing Agreement) and Section 6.04 hereof, the Purchaser may sell, transfer and reassign to the Issuer (i) all or any portion of the assets assigned to the Purchaser hereunder, (ii) all or any portion of the Purchaser's rights against the Seller under this Agreement and (iii) all proceeds thereof. Such reassignment may be made by the Purchaser with or without a reassignment by the Purchaser of its rights under this Agreement, and without further notice to or acknowledgement from the Seller. The Seller waives, to the extent permitted under applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Purchaser or any assignee of the Purchaser relating to such action by the Purchaser in connection with the transactions contemplated by the (Sale and Servicing Agreement) (Pooling and Servicing Agreement).

     SECTION 2.02.  The Closing.  The sale and purchase of the Receivables
                    -----------
shall take place at a closing at the offices of ___________________________, ____________________________ on the Closing Date, simultaneously with the closing under ((a) the Sale and Servicing Agreement and (b) the Indenture) (the Pooling and Servicing Agreement).

                                 ARTICLE III

                        Representations and Warranties
                        ------------------------------

     SECTION 3.01.  Representations and Warranties of the Purchaser.  The
                    -----------------------------------------------
Purchaser hereby represents and warrants as follows to the Seller as of the date hereof and the Transfer Date:

     (a)  Organization and Good Standing.  The Purchaser has been duly
          ------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b)  Due Qualification.  The Purchaser is duly qualified to do business
          -----------------
as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c)  Power and Authority.  The Purchaser has the power and authority to
          -------------------
execute and deliver this Agreement and to carry out its terms; the Purchaser had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables; and the execution, delivery and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action.

     (d)  No Violation.  The consummation of the transactions contemplated
          ------------
by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

     (e)  No Proceedings.   There are no proceedings or investigations
          --------------
pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.02.  Representations and Warranties of Seller.  (a)  The
                    ----------------------------------------
Seller hereby represents and warrants as follows to the Purchaser as of the date hereof and as of the Transfer Date:

          (1)  Organization and Good Standing.  The Seller has been duly
               ------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (2)  Due Qualification.  The Seller is duly qualified to do
               -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (3)  Power and Authority.  The Seller has the power and authority
               -------------------
to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller had at all relevant times, and has, full power, authority and legal right to sell, transfer and assign the property sold, transferred and assigned to the Purchaser hereby and has duly authorized such sale, transfer and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

          (4)  No Violation.  Upon giving effect to the consent described in
               ------------
Section 3.02(b)(14), the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of their respective terms do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (5)  No Proceedings.   There are no proceedings or investigations
               --------------
pending or, to the Seller's knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Seller is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Seller is a party.

          (6)  Valid Sale, Binding Obligations.  This Agreement and the other
               -------------------------------
Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

          (7)  Chief Executive Office.  The chief executive office of the
               ----------------------
Seller is located at ___________________________ ________________.

          (8)  No Consents.  The Seller is not required to obtain the consent
               -----------
of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

     (b) The Seller makes the following representations and warranties with respect to the Receivables, on which the Purchaser relies in accepting the Receivables and in transferring the Receivables to the (Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee) (Trustee under the Pooling and Servicing Agreement). Such representations and warranties speak as of the execution and delivery of this Agreement as of the Closing Date.

          (1)  Characteristics of Receivables.  Each Receivable (A) was
               ------------------------------
originated in the United States by a Dealer for the retail sale of a Financed Asset in the ordinary course of such Dealer's business in accordance with the Seller's credit policies, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing Dealer Agreement and was validly assigned by such Dealer to the Seller, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Asset, which security interest is assignable by the Seller to the Purchaser, and by the Purchaser to the Issuer, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (D) provides for level monthly payments (provided that the payment in the last month of the term of the Receivable may be different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the APR.

          (2)  Compliance with Law.  Each Receivable and the sale of the
               -------------------
related Financed Asset complied at the time it was originated or made, and at the time of execution of this Agreement complies, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal
Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (3)  Binding Obligation.  Each Receivable represents the genuine,
               ------------------
legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Transfer Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          (4)  No Government Obligor.  No Receivable is due from the United
               ---------------------
States of America or any State or any agency, department, subdivision or instrumentality thereof.

          (5)  Obligor Bankruptcy.  No Obligor had been identified on the
               ------------------
records of the Seller as being the subject of a current bankruptcy proceeding.

          (6)  Schedule of Receivables .  The information set forth in
               ------------------------
Schedule I to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date.

          (7)  Marking Records.  By the Transfer Date, the Seller will have
               ---------------
caused its records relating to each Receivable, including any computer records, to be clearly and unambiguously marked to show that the Receivables have been sold to the Purchaser by the Seller and transferred and assigned by the Purchaser to the Issuer in accordance with the terms of the (Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the terms of the Indenture) (Pooling and Servicing Agreement).

          (8)  Computer Tape.  The computer tape regarding the Receivables
               -------------
made available by the Seller to the Purchaser is complete and accurate in all respects as of the Conveyance Date.

          (9)  No Adverse Selection.  No selection procedures believed by the
               --------------------
Seller to be adverse to the (Noteholders) (or Certificateholders) were utilized in selecting the Receivables.

          (10) Chattel Paper.  The Receivables constitute chattel paper
               -------------
within the meaning of the UCC as in effect in the State of ______________.

          (11) One Original.  There is only one original executed copy of
               ------------
each Receivable.

          (12) Receivables in Force.  No Receivable has been satisfied,
               --------------------
subordinated or rescinded, nor has any Financed Asset been released from the lien of the related Receivable in whole or in part. None of the terms of any Receivable has been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the related Receivable File. No Receivable has been modified as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          (13) Lawful Assignment.  No Receivable has been originated in, or
               -----------------
is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or (the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture) (the Pooling and Servicing Agreement).

          (14) Title.  It is the intention of the Seller that the transfers
               -----
and assignments herein contemplated constitute sales of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than to the Purchaser or pursuant to this Agreement ((or by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement)) ((or by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement)). Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens.

          (15) Security Interest in Financed Asset. Immediately prior to its
               -----------------------------------
sale, assignment and transfer to the Purchaser pursuant to this Agreement, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Asset in favor of the Seller as secured party, or all necessary and appropriate actions have been commenced that will result in the valid perfection of a first priority security interest in such Financed Asset in favor of the Seller as secured party.

          (16) All Filings Made.  All filings (including UCC filings)
               ----------------
required to be made in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made.

          (17) No Defenses.  No Receivable is subject to any right of
               -----------
rescission, setoff, counterclaim or defense, and no such right has been asserted or threatened with respect to any Receivable.

          (18) No Default.  There has been no default, breach, violation or
               ----------
event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than __ days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Asset has been repossessed.

          (19) Insurance.  The Seller, in accordance with its customary
               ---------
procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Asset and, under the terms of the related Contract, the Obligor is required to maintain such insurance.

          (20) Final Scheduled Maturity Date.  No Receivable has a final
               -----------------------------
scheduled payment date after ___________________.

          (21) Certain Characteristics of the Receivables.  As of the
               ------------------------------------------
Conveyance Date, (A) each Receivable had an original maturity of not more than __ months; (B) no Receivable was more than __ days past due; and (C) no funds have been advanced by the Seller, any Dealer or anyone acting on behalf of either of them in order to cause any Receivable to qualify under clause
(B) above.

                                  ARTICLE IV

                                  Conditions
                                  ----------

     SECTION 4.01.  Conditions to Obligation of the Purchaser.  The
                    -----------------------------------------
obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

     (a)  Representations and Warranties True.  The representations and
          -----------------------------------
warranties of the Seller hereunder shall be true and correct on the Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Transfer Date.

     (b)  Computer Files Marked.  The Seller shall, at its own expense, on
          ---------------------
or prior to the Transfer Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables, certified by the Seller's President, a Vice President or the Treasurer to be true, correct and complete.

     (c)  Documents To Be Delivered by the Seller on the Transfer Date.
          ------------------------------------------------------------

          (1)  The Assignment.  On the Transfer Date, the Seller will execute
               --------------
and deliver an Assignment with respect to the Receivables, substantially in the form of Exhibit A hereto.

          (2)  Evidence of UCC Filing.  On or prior to the Transfer Date, the
               ----------------------
Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Receivables and the other assets assigned to the Purchaser pursuant to Section 2.01 hereof, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and such other assets to the Purchaser. The Seller shall deliver to the Purchaser a file-stamped copy or other evidence satisfactory to the Purchaser of such filing on or prior to the Transfer Date.

          (3)  Other Documents.  Such other documents as the Purchaser may
               ---------------
reasonably request.

     (d)  Other Transactions.  The transactions contemplated by the (Sale and
          ------------------
Servicing Agreement, the Indenture and the Trust Agreement( (Pooling and Servicing Agreement) to be consummated on the Transfer Date shall be consummated on such date.

     SECTION 4.02.  Conditions to Obligation of the Seller.  The obligation
                    --------------------------------------
of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

     (a)  Representations and Warranties True.  The representations and
          -----------------------------------
warranties of the Purchaser hereunder shall be true and correct on the Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Transfer Date.

     (b)  Receivables Purchase Price.  On the Transfer Date, the Purchaser
          --------------------------
shall have  delivered to the Seller  the purchase price specified  in Section
2.01.

                                  ARTICLE V

                           Covenants of the Seller
                           -----------------------

     The Seller agrees with the Purchaser as follows:

     SECTION 5.01.  Protection of Right, Title and Interest.  (a) Filings.
                    ---------------------------------------       -------
The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Seller and the Purchaser, respectively, in and to the Receivables and the other property included in the Owner Trust Estate to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder in and to the Receivables and the other property included in the Owner Trust Estate. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

     (b)  Name Change.  If the Seller makes any change in its name, identity
          -----------
or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser, the Indenture Trustee and the Owner Trustee written notice thereof at least 5 days prior to such change and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Owner Trust Estate.

     SECTION 5.02.  Other Liens or Interests.  Except for the conveyances
                    ------------------------
hereunder and pursuant to the Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Receivables, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Issuer pursuant to the Trust Agreement.

     SECTION 5.03.  Costs and Expenses.  The Seller agrees to pay all
                    ------------------
reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's and the Issuer's right, title and interest in and to the Receivables.

     SECTION 5.04.  Indemnification.  The Seller shall indemnify the
                    ---------------
Purchaser and the Issuer for any liability resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                                  ARTICLE VI

                           Miscellaneous Provisions
                           ------------------------

     SECTION 6.01.  Obligations of Seller.  The obligations of the Seller
                    ---------------------
under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     SECTION 6.02.  Repurchase Events.  The Seller hereby covenants and
                    -----------------
agrees with the Purchaser for the benefit of the Purchaser, the (Indenture Trustee, the Owner Trustee, (the Certificateholders) and the Noteholders) (the Trustee and the Certificateholders) that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) shall constitute an event obligating the Seller to repurchase the Receivables to which the breach is applicable ("Repurchase Events"), at the Purchase Amount, from the Purchaser or from the Issuer, as applicable, unless any such breach shall have been cured by the last day of the first Collection Period following the discovery or notice thereof by or to the Seller or the Servicer. The repurchase obligation of the Seller shall constitute the sole remedy available to the Purchaser, (the Indenture Trustee, the Owner Trustee, the Issuer and the Noteholders (or the Certificateholders) (the Trustee or the Certificateholders) against the Seller with respect to any Repurchase Event.

     SECTION 6.03.  Purchaser Assignment of Repurchased Receivables.  With
                    -----------------------------------------------
respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all of the Purchaser's right, title and interest in and to such Receivables and all security and documents relating thereto.

     (SECTION 6.04. Transfer to the Issuer.  The Seller acknowledges and
                    ----------------------
agrees that (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, transfer and assign the Receivables and assign its rights under this Agreement with respect thereto to the Issuer and the Issuer will pledge the Receivables to the Indenture Trustee and (b) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.02, are intended to benefit the Issuer, the Noteholders (and the Certificateholders). The Seller hereby consents to such transfers and assignments.)

     (SECTION 6.04. Transfer to the Trust.  The Seller acknowledges and
                    ---------------------
agrees that (a) the Purchaser will, pursuant to the Pooling and Servicing Agreement transfer and assign the Receivables and assign its rights under this Agreement with respect thereto to the Trustee and (b) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.02, are intended to benefit the Certificateholders. The Seller hereby consents to such transfers and assignments.)

     SECTION 6.05.  Amendment.  This Agreement may be amended from time to
                    ---------
time, with prior written notice to the Rating Agencies and by a written amendment duly executed and delivered by the Seller and the Purchaser, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of (Noteholders) (or Certificateholders); provided that such amendment shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interest of any (Noteholder) (or Certificateholder). This Agreement may also be amended by the Seller and the Purchaser, with prior written notice to the Rating Agencies and the prior written consent of (Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes) and (Holders of Certificates) evidencing at least a majority of the Certificate Balance (excluding, for purposes of this Section 6.05, Certificates held by the Seller or any of its affiliates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the (Noteholders) (or Certificateholders); provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of (Noteholders) (or Certificateholders) or (ii) reduce the aforesaid percentage of the (Notes) or the (Certificates) that is required to consent to any such amendment, without the consent of the Holders of all the outstanding (Notes) and (Certificates).

     SECTION 6.06.  Waivers.  No failure or delay on the part of the
                    -------
Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.07.  Notices.  All demands, notices and communications under
                    -------
this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to: (a) in the case of the Seller, __________________________, ________________________________________________,
Attention:_____________________; (b) in the case of the Purchaser, Salomon Brothers Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048 Attention: ______________; (c) in the case of Moody's, Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (d) in the case of Standard & Poor's, Standard & Poor's Ratings Service, 26 Broadway (20th Floor), New York, New York 10004,
Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 6.08.  Costs and Expenses.  The Seller shall pay all expenses
                    ------------------
incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

     SECTION 6.09.  Representations of the Seller and the Purchaser.  The
                    -----------------------------------------------
respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under
Section 2.02 and the transfers and assignments referred to in Section 6.04.

     SECTION 6.10.  Confidential Information.  The Purchaser agrees that it
                    ------------------------
will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the (Sale and Servicing Agreement) (Pooling and Servicing Agreement) (Pooling and Servicing Agreement) or any other Basic Document, or as required by any of the foregoing or by law.

     SECTION 6.11.  Headings and Cross-References.  The various headings in
                    -----------------------------
this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers are to such Sections of this Agreement.

     SECTION 6.12.  Governing Law.  This Agreement and the Assignment shall
                    -------------
be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

     SECTION 6.13.  Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

                                   (________________________________________)


                                   By: ______________________________________
                                       Name:
                                       Title:


                                   SALOMON BROTHERS VEHICLE SECURITIES INC.


                                   By:  _____________________________________
                                        Name:
                                        Title:


                                                                    EXHIBIT A
                                                           Form of Assignment

                                  ASSIGNMENT

     For   value  received,  in  accordance  with  the  Receivables  Purchase
Agreement dated as of ____________, 199_ (the "Receivables Purchase Agreement"), between the undersigned and Salomon Brothers Vehicle Securities Inc. (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to (i) the Receivables and all moneys received thereon on or after ______________, 199_; (ii) the security interests in the Financed Assets and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Assets; (iii) any Liquidation Proceeds and any other proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Assets or Obligors, including any vendor's single interest or other collateral protection insurance policy; (iv) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller; (v) all documents and other items contained in the Receivable Files; and (vi) proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Receivables Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ________________, 199_.

                                       (___________________________________),


                                       By: __________________________________
                                           Name:
                                           Title:


                                                                   SCHEDULE I

                           Schedule of Receivables
                           -----------------------


                                                                  SCHEDULE II

                         Location of Receivable Files
                         ----------------------------